Filed Pursuant to Rule 424(b)(3)

Registration No. 333-297885

SHARONAI HOLDINGS INC.

$691,700,000 Principal Amount of 4.75% Convertible Senior Notes due 2032

and

Up to 26,017,577 Shares of Class A Ordinary Common Stock

This prospectus relates to the offer and resale, from time to time, of up to 26,017,577 shares (the “Shares”) of Class A Ordinary Common Stock, $0.0001 par value per share (“Class A Ordinary Common Stock”), of SharonAI Holdings Inc., a Delaware corporation (the “Company”), by the selling securityholders named in this prospectus, including their permitted transferees, donees, pledgees and other successors-in-interest (each, a “Selling Securityholder,” and collectively, the “Selling Securityholders”), consisting of (A) 10,419,896 shares (the “Common Shares”) of Class A Ordinary Common Stock; (B) 2,674,823 shares of Class A Ordinary Common Stock issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrant Shares”) and (C) 12,922,858 shares of Class A Ordinary Common Stock (the “Conversion Shares”) issuable upon conversion of those certain $691,700,000 4.75% Convertible Senior Notes due 2032 (the “Notes”). The number of Conversion Shares registered under this prospectus represent the maximum number of Conversion Shares issuable pursuant to the terms of the Notes, including payment of interest on the Notes through June 15, 2032 (the “Maturity Date”), determined as if the outstanding Notes were converted in full at the maximum Conversion Rate of 14.5496 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes. Of the 12,922,858 Shares being registered that are issuable upon conversion of the Notes, 10,005,760 Shares may be issued pursuant to the conversion of the principal amount of the Notes, and 2,917,098 Shares may be issued pursuant to the conversion of accrued interest over the term of the Notes.

This prospectus also relates to the offer and sale from time to time by the Selling Securityholders of the Notes themselves. The Notes bear interest at a rate of 4.75%. We will pay interest on the Notes on January 1, April 1, July 1 and October 1 of each year, beginning October 1, 2026. Each Note (or any portion of a Note) is convertible at a holder’s option into an amount of Shares equal to the initial Conversion Rate of 10.0343 shares of Class A Ordinary Common Stock per $1,000 of the sum of the aggregate principal amount of Notes, plus all accrued and unpaid interest on such Notes, which is equivalent to a conversion price of approximately $99.66 per share of Class A Ordinary Common Stock, subject to adjustment and a maximum Conversion Rate of 14.5496 and a Conversion Price floor of $68.73. The conversion price is subject to customary adjustments for certain corporate events as provided in the Notes. If any such event occurs, the number of Shares issuable upon conversion may be higher than implied by the initial conversion price. Subject to certain conditions, the Notes are also subject to conversion at the option of the Company following December 22, 2027, but only if, during a specified period following December 22, 2027, the Class A Ordinary Common Stock trades at a price that exceeds 200% of the Conversion Price or over approximately $137.46 per share. See the section titled “Description of Notes” for further description of the Notes.

We are registering the Common Shares, the Pre-Funded Warrant Shares, Conversion Shares issuable upon the conversion of the Notes and the Notes themselves (together, the “Registrable Securities”) for resale pursuant to the Registration Rights Agreements between us and the purchasers of the Common Shares, Pre-Funded Warrants and the Notes. Our registration of the Registrable Securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the Registrable Securities registered hereby. The Selling Securityholders may offer, sell or distribute all or a portion of their Registrable Securities publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the Registrable Securities in the section entitled “Plan of Distribution.” We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholders. See the section titled “Selling Securityholders” for additional information regarding the Selling Securityholders.

The Notes are evidenced by one or more global Notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company. Except as described in this prospectus, beneficial interests in the global note will be shown on, and transfers of the Notes will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants.

We do not intend to apply for a listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.

Our Class A Ordinary Common Stock is traded on the Nasdaq Capital Market under the symbol “SHAZ.” On August 10, 2026, the last reported sale price of the Company’s Class A Ordinary Common Stock Nasdaq Capital Market was $52.70.

This offering will terminate on the earlier of (i) the date when all of the securities registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act, and (ii) the date on which all of such securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Investing in the Common Shares, the Pre-Funded Warrants Shares, the Conversion Shares or the Notes involves a high degree of risk. Before buying any Notes or shares, you should read the discussion of material risks of investing in the Notes and our common stock under the heading “Risk Factors” beginning on page 12 of this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2026.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus.

This prospectus relates to the offer and resale, from time to time, of up to 26,017,577 Shares by the Selling Securityholders that include Common Shares, Pre-Funded Warrant Shares and Conversion Shares. This prospectus also relates to the offer and sale from time to time by the Selling Securityholders of the Notes themselves. We will not receive any proceeds from the sale of the Shares or the Notes pursuant to this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Neither we nor the Selling Securityholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any distribution of shares of our common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “SHAZ,” “we,” “us,” “our” and similar terms refer to SharonAI Holdings Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any amendment contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	Service and product offerings;

●	Receipt and use of proceeds;

●	The deployment of assets and expansion of network procurement;

●	The Company’s ability to engage with additional potential customers;

●	Expansion of the Company’s data center footprint and capacity;

●	The strengthening of the Company’s partner network;

●	The future financial performance of the Company; and

●	Changes in the market for the Company’s products and services.

These forward-looking statements are based on information available as of the date of this prospectus, the Company management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and their directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set out in this prospectus. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	the Company’s public securities’ liquidity and trading;

●	the Company’s ability to obtain sufficient additional financing, on acceptable terms or at all, and ability to continue as a going concern;

●	the impact of the Company’s indebtedness outstanding;

●	changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations;

●	the impact of macroeconomic events, such as inflation, recessions or depressions, and war or fears of war;

●	changes in the vertical markets that the Company targets;

●	the impact of current or future government regulation and oversight, including the U.S. federal, state and local authorities;

●	the Company’s ability to launch new services and products or to profitably expand into new markets;

●	the ability to execute the Company’s growth strategies, including identifying and executing acquisitions;

●	the ability to develop and maintain effective internal controls and procedures, correct or remediate the previously identified material weakness, or correct or remediate any future identified material weaknesses;

●	the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” of this prospectus.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in the Notes or shares of the Company’s Class A Ordinary Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in the Notes or Company’s Class A Ordinary Common Stock, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of the Company and related notes thereto included elsewhere in this prospectus.

On December 24, 2025, we effected a 1-for-50 reverse split of our outstanding shares of common stock. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, conversion of our outstanding convertible notes and conversions of preferred stock have been adjusted accordingly. All information presented in this prospectus relating to the Company on a post-merger basis has been retrospectively restated to give effect to our 1-for-50 reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to such reverse stock split.

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” “our Company,” or the “Company” refers to SharonAI Holdings Inc.

Introduction

SharonAI Holdings Inc. is an Australian neocloud operator, purpose-built to power the next generation of artificial intelligence (“AI”) and high-performance computing (“HPC”). The Company’s infrastructure is architected from the ground up to meet the specific, intensive and complex demands of modern AI training and inference workloads, machine learning, and Generative AI.

The Company provides enterprise, government and research organizations with sovereign, low-latency access to advanced accelerated computing hardware, including NVIDIA Corporation’s (“NVIDIA”) B200, B300 and anticipated GB300 GPUs. Through strategic partnerships with global technology leaders NVIDIA, NEXTDC Limited (“NEXTDC”), Cisco Systems Inc. (“Cisco”), World Wide Technology (“WWT”), Lenovo Group Limited (“Lenovo”), VAST Data Inc. (“VAST”) and Megaport Limited (“Megaport”), the Company delivers an integrated AI ecosystem of solutions to customers without the complexity of them needing to manage their own physical infrastructure.

We believe that we are well positioned to capture this demand for AI and HPC services for the following reasons:

Access to advanced GPUs: We are a member of the NVIDIA Partner Network (“NPN”) as a NVIDIA Cloud Partner (“NCP”). This designation reflects our proven ability to support NVIDIA software frameworks and full-stack accelerated-computing solutions. We are one of three NCPs currently operating in Australia, part of a global network of cloud partners;

Access to Data Center Capacity in a Capital Efficient and Speed to Market Approach: Rather than incurring large capital expenditure and multi-year investment in building our own data centers, we generally deploy our infrastructure directly into the facilities of data center partners such as NEXTDC, under long-term contractual arrangements. This enables us to scale capacity at speed, through rapid provisioning of resilient, high-density compute capacity and surrounding infrastructure essential for AI workloads;

The Sovereign AI Advantage: As governments and regulated industries increasingly mandate data sovereignty, we serve as a trusted domestic partner. We provide a secure solution for organizations that must adhere to strict Australian privacy laws; and

Purpose-built AI Infrastructure that drives Cost Efficiency for Customers: Our platform is engineered specifically for modern AI and HPC workloads, integrating high-bandwidth networking, low-latency fabrics and storage optimized for large-scale model training and inference. We have demonstrated an ability to deliver higher efficiency and performance from our advanced GPU infrastructure.

The demand for our specialized model has been evidenced by our engagement with global industry leaders. Recent commercial wins with high-growth AI native Canva and industry participant GMI Cloud US Inc. demonstrates our ability to serve customers that have large, sophisticated AI and HPC requirements.

Company history

SharonAI, Inc. (“SharonAI”), the Company’s current operating and wholly-owned subsidiary, is a corporation formed in Delaware on February 15, 2024, with the intent to act as a holding company to acquire various assets focused on or in the HPC industry and the AI field of technology. It is currently one of Australia’s leading neoclouds, a cloud infrastructure provider that focuses on specialized, high-performance compute-especially GPU-heavy workloads for AI, machine learning, and HPC. HPC is a computing technology that uses clusters of processors or processor cores working in parallel to solve advanced computational problems across a wide range of scientific, engineering, finance, business and other fields. SharonAI is specifically focused on infrastructure and technology associated with the development and delivery of these HPC/AI services to users and applications which require both large amounts of Graphic Processing Units (“GPU”) and Central Processing Units (“CPU”), combined with data storage. CPUs are general purpose processors while GPUs are optimized for parallel processing and were originally used for computer graphics. Data storage is used to store the large data sets common in HPC/AI and to back up information. SharonAI’s two main business lines are an AI/HPC cloud platform as described below, which is based in Australia, and the development and subsequent sale of data center assets in both Australia and the U.S.

Key milestones

In March of 2024, we formed two new wholly owned subsidiaries in Delaware, SharonAI Operations LLC, which is intended to be used for U.S. based operational activities as our operations expand to the U.S., and SharonAI Hosting LLC, which is intended to be used to hold assets that are acquired in the future and based in the U.S.

In April of 2024, we acquired 100% of the issued capital of Alternative Asset Management Pty Ltd ACN 645 215 194, an Australian company that was renamed SharonAI Pty Ltd (“SAIPL”) and which has a business operating distributed data storage, a type of cloud storage that utilizes Web 3 technology to provide decentralized networks of independent nodes to securely store and retrieve data, ensuring redundancy, fault tolerance, and resistance to censorship while incentivizing storage providers with blockchain-based rewards. This acquisition was part of a transaction in which SAIPL also obtained certain assets from Digital Income Fund Pty Ltd ACN 643 155 328 as trustee for the Digital Income Fund ABN 12 771 427 247 (“DIF”), an Australian company which had storage servers and ancillary equipment for the operation of the distributed storage operations. In addition to these assets, SAIPL had acquired a Tier 3 designed modular data center, although it had not fully paid for the equipment at the time of acquisition.

In June 2024, we acquired a controlling interest in Distributed Storage Solutions Limited (“DSS”), an Australian company established in 2021 that specialized in distributed cloud data storage and HPC and AI infrastructure. This was a critical step in delivering storage infrastructure, technical expertise and accelerating deep industry relationships. DSS had been providing decentralized, enterprise-grade storage systems for customers for multiple years and brought us an operational team and strategic partnerships with NVIDIA and Lenovo.

Between June and December 2024, we acquired 192 NVIDIA L40S GPUs, materially expanding the company’s GPU fleet size. Over this time, we observed and confirmed positive unit economics for the GPU fleet which led to a decision to further expand into GPU compute. This involved planning for the next GPU form factor acquisition, which was a group of 160 NVIDIA H100s.

In December 2024, we completed testing using older models of NVIDIA GPUs to demonstrate that it could successfully deliver HPC use cases under NVIDIA reference architecture. This milestone led to us being certified as an NCP partner. We are one of three NCPs currently operating in Australia, part of a global network of cloud partners.

We continued to build proprietary technology beyond the provision of hardware and storage. In February 2025, we launched the SharonAI Cloud, an orchestration and automation platform, enabling self-provisions GPU compute for AI training, inference, Visual Effects (“VFX”) rendering and complex HPC workloads. This marked our transition from a purely supply hardware capacity to an AI infrastructure provider that allows customers to deploy GPU compute autonomously and at scale.

On January 28, 2025, Roth CH Acquisition Co., a publicly traded Cayman Islands company trading on the OTC Market (“Roth CH”), entered into a business combination agreement, with Roth CH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Roth CH (“Merger Sub”), SharonAI Inc. and Roth CH Holdings, Inc. (“Roth CH Holdings”) (such business combination agreement, the “BCA”). On December 16, 2025, Roth CH merged with and into Roth CH Holdings and was renamed “SharonAI Holdings Inc.” and became domesticated in the State of Delaware, and on December 17, 2025, the BCA was consummated and Merger Sub merged with and into SharonAI Inc. becoming the wholly owned subsidiary of the Company.

As a result of the BCA transaction described above, equity holders of SharonAI Inc. received the Company’s securities. Shares of SharonAI Holdings Inc. Class A Ordinary Common Stock began trading on the OTC Markets under the ticker symbol “SHAZ” on December 18, 2025.

In March 2025, we announced the development of a supercluster (“Supercluster”), which is an interconnected network of a material number of specialized processors and high-speed memory constructed on NVIDIA reference architecture, built to function as a single and powerful computer. Designed as a system of more than 1,000 GPUs hosted inside NEXTDC’s M3 data center, the Supercluster is dedicated to large-scale AI and HPC workloads.

In September 2025, SharonAI, through its subsidiary Distributed Storage Solutions Pty Ltd, entered into an indirect channel partner agreement with Cisco. Under the terms of the agreement, SharonAI can provide its customers with integration into Cisco’s hardware, software and cloud services. This allowed SharonAI to evolve from a pure infrastructure provider to a turnkey enterprise AI solution partner with direct channel access to Australia’s largest corporate and government customers through Cisco’s sales network.

In December 2025, we successfully completed a US$103 million pre-initial public offering (“Pre-IPO”) capital raising in the form of unsecured convertible notes, introducing new institutional and strategic investors. As part of this transaction, Digital Alpha Advisors LLC, which has a strategic collaboration agreement with Cisco, invested in us via the unsecured convertible note and remains a strategic investor in the Company.

We had previously formed a 50:50 joint venture, Texas Critical Data Center LLC (“TCDC”), with New Era Energy & Digital Inc (‘New Era’) in January 2025, to fund and develop a data center site with a natural gas fired power plant in the Permian Basin of western Texas. SharonAI sold its 50% interest in TCDC to its joint venture partner, New Era, for a consideration of US$70 million, paid via a combination of cash, a secured convertible promissory note and equity in New Era. The transaction was completed in January 2026.

In December 2025, through our Australian subsidiary SharonAI Pty Ltd, we entered into an agreement with strategic partner NEXTDC to materially expand upon our existing data center footprint, including the Supercluster, with up to 50MW of additional capacity in NEXTDC’s data center facility, providing us with access to data center availability that will enable us to expand and deploy more than 20,000 NVIDIA B200, B300, or GB300 GPUs.

Over the course of 2025, we deployed the Supercluster network and Spine at the NEXTDC M3 Data Center, and also acquired 16 NVIDIA H200s, which were primarily used for customer latency testing and proof of concepts. We also broadened our strategic partner ecosystem through further partnerships with VAST and Megaport to position us as one of Australia’s leading Neoclouds.

On January 19, 2026, we announced a potential investment from Digital Alpha of up to $200 million and a strategic technology partnership with Cisco, subject to execution of definitive documentation, which is expected to enable the Company to further accelerate customer deployments and expand our cloud infrastructure for enterprise AI and high-performance compute in Australia and Asia Pacific.

On January 22, 2026, Mr. Wolfgang Schubert, resigned as our Chief Executive Officer and from our board of directors (the “Board”). In connection with Mr. Schubert’s resignation as Chief Executive Officer of the Company, on January 22, 2026, the Board appointed Mr. James Manning, Non-Executive Chairman, director and greater than 10% stockholder of the Company, as our Chief Executive Officer.

On January 22, 2026, we announced that USD.AI had approved a debt facility of up to US$500 million for SharonAI, a subsidiary of the Company, subject to execution of definitive documentation. The facility is expected to enable us to access asset-backed, non-recourse financing through USD. AI’s on-chain credit system, which is expected to allow approved GPU deployments to be financed with stablecoin liquidity. The structure is designed to support capital-efficient expansion of AI infrastructure while reducing reliance on traditional bank and private credit markets.

In February 2026, we signed our first major customer contract with lighthouse customer, Canva and industry participant GMI Cloud US Inc. We are continuing the strong momentum and are aiming to convert our pipeline of customers into signed agreements to materially scale the business.

We believe that we are well positioned to win new customers and achieve significant scale in the Asia-Pacific region, supported by our product and service offering and sector tailwinds driven by anticipated structural demand for accelerated computing. This growth is underpinned by the strategic engagements which we have in place.

In February 2026, we listed on the NASDAQ Capital Markets, raising US$125 million in a concurrent underwritten public offering before costs. This transaction was a key strategic step that is expected to enable us to access the largest public capital market in the world, providing us with capital raising alternatives which could lower our weighted average cost of capital while minimizing near-term equity dilution.

On April 1, 2026, we announced a significant expansion of our AI Cloud services business, with the signing of an initial five-year, US$1.25 billion TCV AI infrastructure agreement with ESDS Software Solutions Ltd. The customer has an option to extend for an additional 2 years. Under the terms of the contract, we will deploy an 8K B300 cluster within one of our existing data center providers in Australia, with revenue expected to commence in the third quarter of 2026.

On April 13, 2026, we announced the accelerated receipt of the remaining outstanding US$50 million Senior Secured Convertible Promissory Note, and receipt of a true-up share issuance from New Era Energy & Digital, Inc. (NASDAQ: NUAI). This accelerated receipt results in total proceeds of sale of SharonAI’s 50% ownership interest in TCDC to NUAI of US$74 million, US$4 million higher than the originally anticipated US$70 million.

On April 26, 2026, the Company entered into a Securities Purchase Agreement with certain qualified institutional buyers for the private placement of $350 million aggregate principal amount of 6.00% Convertible Senior Notes due 2031. The offering closed on May 20, 2026.

In May 2026, the Company entered into multiple long-term agreements with third-party data center infrastructure providers for approximately 29.6 megawatt (MW) of additional capacity to support future operations. The arrangements are expected to commence beginning in late 2026.

On May 13, 2026, the Company entered into an additional customer contract with a global technology company with major Asia-pacific presence with an aggregate total contract value of approximately $950 million.

On June 8, 2026, we entered into an agreement with Nvidia to deploy 72MW AI factory and up to 40,000 Grace Blackwell GB300 GPUs in Australia. Under the terms of the agreement, NVIDIA and SharonAI are collaborating to enable 72 megawatts (MW) of new data center capacity in Australia. The companies will deploy NVIDIA’s DSX AI factory design, scaling up to 40,000 Grace Blackwell GB300 GPUs to serve growing demand from AI startups, enterprises, and university researchers. The collaboration is structured so that SharonAI can commit to large-scale NVIDIA infrastructure while aligning economics through a revenue-sharing and credit-support model. SharonAI will sell NVIDIA-powered cloud services, and NVIDIA will earn both standard product revenue and a share of the cloud revenue on the supported capacity. This structure accelerates adoption of NVIDIA platforms among customers that historically lacked access to capital-intensive AI infrastructure, while giving SharonAI a capital-efficient path to scale and providing NVIDIA with a recurring, usage-linked earnings stream.

On June 16, 2026, we expanded our partnership with VAST Data to Power AI Factories Across Australia and Asia-Pacific, where we will deploy 600PB of the VAST AI Operating System across its AI cloud infrastructure. This deployment represents one of the largest and most advanced sovereign AI data foundations in the Asia-Pacific region. It positions SharonAI at the forefront of Australia’s push to build independent, high-performance AI capability – keeping the nation’s most sensitive workloads, intellectual property, and strategic data firmly onshore while delivering the raw power needed for next-generation training, inference, and agentic AI systems. Using a proven benchmark of approximately 6PB of optimized AI storage per 1,000 GPUs for demanding large-scale workloads, the new 600PB VAST deployment provides the scalable data backbone equivalent to supporting the data needs of ~100,000 GPUs. This is a transformative leap that cements SharonAI’s AI Cloud platform as one of the most substantial sovereign AI clouds in Australia and Asia-Pacific.

Recent Developments

On June 17, 2026, we entered into securities purchase agreements with certain qualified institutional and accredited buyers relating to the private offering of approximately 6,719,896 shares of the Company’s Class A Ordinary Common Stock at a purchase price of $68.73 per share and pre-funded warrants at a price per pre-funded warrant of $68.7299 to purchase up to an aggregate of 6,374,823 shares of Class A Ordinary Common Stock for aggregate gross proceeds of approximately $900 million. The offering closed on June 22, 2026, and the net proceeds are expected to be used to support our previously announced six-year strategic compute collaboration with NVIDIA, where we intend to deploy one of Australia’s largest AI Factories including up to 40,000 Grace Blackwell GB300 GPUs as well as broader expansion plans.

On June 17, 2026, we entered into a securities purchase agreement with certain qualified institutional buyers relating to a private offering of $700 million aggregate principal amount of the Convertible Notes. The Convertible Notes are senior, unsecured obligations that mature on June 15, 2032, bear interest at a rate of 4.75% per year payable quarterly in arrears, and are convertible into shares of Class A Ordinary Common Stock at an initial conversion price of approximately $99.66 per share. The notes were issued on June 22, 2026, under an Indenture with U.S. Bank Trust Company, National Association, as trustee (in such capacity), and the offering closed on June 26, 2026, and the net proceeds are expected to be used to support the Company’s previously announced six-year strategic compute collaboration with NVIDIA, where the Company intends to deploy one of Australia’s largest AI Factories including up to 40,000 Grace Blackwell GB300 GPUs as well as broader expansion plans.

On July 16, 2026, we announced the signing of a cloud computing service agreement with a global Artificial Intelligence (“AI”) Lab valued at US$1.32 billion over five years. Under the terms of the contract, we expect to deploy cloud computing solutions across data center infrastructure in New Zealand with revenue from the contract expected to commence across the first and second quarter of 2027.

Summary Risk Factors

The Company believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that Company is not able to predict accurately or over which it does not have control. The section in this prospectus entitled “Risk Factors” and the other cautionary language discussed in this prospectus provide examples of certain risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements. Set forth below is only a summary of certain principal risks associated with an investment in the Company’s Class A Ordinary Common Stock. You should carefully consider the following discussion of risks, as well as the discussion of risks included elsewhere in this prospectus, including those described under “Risk Factors.”

●	We have a limited operating history and have incurred operating losses since our inception and anticipate that we will continue to incur losses in the foreseeable future, which could adversely impact our operations, strategy and financial performance.

●	We may be unable to raise additional capital needed to grow our business.

●	The cost of obtaining new and replacement compute and storage servers and ancillary equipment, parts and other data center related equipment has historically been capital-intensive and is likely to continue being capital-intensive, which could materially and adversely affect our business, financial condition, and results of operations.

●	Our business has and is expected to continue to have significant customer concentration.

●	Our industry has significant competition and technological change.

●	We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

●	The Company or our suppliers may not be able to procure or repair hardware that is required in our operations.

●	We are substantially dependent on NVIDIA Corporation as a supplier of GPUs, and any disruption in our ability to obtain NVIDIA GPUs could materially and adversely affect our business, financial condition, and results of operations.

●	Our dependence on NEXTDC as our primary data center provider, creates significant operational and financial risk.

●

The declining GPU per-hour rate structure in our agreement with a significant customer may result in materially lower revenues over the term of the agreement, and our ability to generate sufficient revenue from third party sales to offset this decline is uncertain.

●

We face significant execution and delivery risk in deploying large-scale, multi-phase GPU clusters on a compressed timeline, and failure to meet agreed delivery milestones may result in automatic reductions to the applicable service period and may give a customer the right to terminate.

●	Our revenue model is dependent on uncertain third party customer demand, and the complex revenue-sharing mechanics in certain customer contracts may result in revenues materially lower than expected.

●	Supply chain and logistics issues for us, our contractors or our suppliers may delay our expansion plans or increase the cost of constructing our infrastructure.

●	Any long-term outage or limitation of the internet and network connections at our sites could materially impact our operations and financial performance.

●	Access to reliable electricity sources at reasonable prices, developed land and co-location arrangements are critical to our growth and profitability.

●	Serial defects in our GPUs and other equipment may result in failure or underperformance relative to expectations and impact our operations and financial performance.

●	Cyberattacks and security breaches of cloud services, or those impacting our third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

●	Global climate change and related environmental regulations may have an adverse effect on our business operations and financial position.

●	Our operations could be negatively impacted by import tariffs and/or other government mandates.

●	We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.

●	Our results of operations may suffer if the Company is not able to successfully manage our exposure to foreign exchange rate risks.

●	Our international operations subject us to international operational, financial, legal, political and public health risks which could harm our operating results.

●	We use certain open-source technology in our business. We may face claims from open-source licensors claiming ownership of, or demanding the release of, the technology and any other intellectual property that the Company developed using or derived from such open-source technology.

●	Impact of advancements in artificial intelligence on demand for AI and HPC data centers may reduce the need for HPC and AI-specific data center infrastructure, which could have an adverse effect on our business, results of operations, and financial condition.

●	Our business depends upon the demand for data centers.

●	If we incorrectly estimate our hosting capacity requirements and related capital expenditures, our results of operations could be adversely affected.

●	HPC/AI and data center activities are energy-intensive, which may restrict the geographic locations of our activities to locations with renewable sources of power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to HPC and data center operators, including us.

●	Regulatory restrictions that target AI, including, but not limited to, export restrictions may have a material adverse impact on our intended operations.

●	The holders of shares of Class B Super Common Stock own a significant voting percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

●	Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could cause our financial reports to be inaccurate.

●

We may be unable to raise the funds necessary to repurchase the Notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the Notes, and our other indebtedness may limit our ability to repurchase the Notes or to pay any cash amounts due upon their maturity or conversion.

●	Not all events that may adversely affect the trading price of the Notes and our Class A Ordinary Common Stock will result in an adjustment to the conversion rate.

●	The Selling Securityholders may choose to sell the Shares at prices below the current market price.

●

A large number of shares of Class A Ordinary Common Stock may be sold in the market following this offering, which may significantly depress the market price of the Company’s Class A Ordinary Common Stock.

THE OFFERING

Issuer	SharonAI Holdings Inc.

Resale of the Shares:

Shares of Common Stock offered by the Selling Securityholders:

Up to 26,017,577 shares of Class A Ordinary Common Stock consisting of (A) 10,419,896 Common Shares; (B) 2,674,823 Pre-Funded Warrant Shares issuable upon exercise of presently exercisable pre-funded warrants and (C) 12,922,858 Conversion Shares issuable upon conversion of Notes based upon the maximum Conversion Rate of 14.5496 shares of Class A Ordinary Common Stock per $1,000 of Notes of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes.

Use of proceeds:	We will not receive any proceeds from any sale of the Shares by the Selling Securityholders. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq Stock Market symbol:	SHAZ

Resale of the Notes:

Notes offered by the Selling Securityholders	4.75% Senior Convertible Notes due 2032 in the aggregate principal amount of $691,700,000.

Maturity Date	June 15, 2032

Interest Payment	The Notes bear interest at the rate of 4.75%. Interest is payable on each of January 1, April 1, July 1 and October 1, beginning on October 1, 2026.

Security	The Notes are unsecured obligations of the Company. However, the Notes were fully and unconditionally guaranteed on a senior unsecured basis by the “Subsidiary Guarantors” (as defined in this prospectus) named in the Indenture, subject to the terms of the Indenture (as defined below).

Conversion:

The Notes are convertible at a holder’s option into an amount of Shares equal to the initial Conversion Rate of 10.0343 per $1,000 of the sum of the aggregate principal amount of Notes, plus all accrued and unpaid interest on such Notes, which is equivalent to a Conversion Price of approximately $99.66, subject to adjustment and a maximum Conversion Rate of 14.5496 and a Conversion Price floor of $68.73. The conversion price is subject to customary adjustments for certain corporate events as provided in the Notes. If any such event occurs, the number of Shares issuable upon conversion may be higher than implied by the initial conversion price. Subject to certain conditions, the Notes are also subject to conversion at the option of the Company following December 22, 2027, but only if during a specified period following December 22, 2027, the Class A Ordinary Common Stock trades at a price that exceeds 200% of the Conversion Price or over approximately $137.46 per share. See the section titled “Description of Notes” for further description of the Notes.

Fundamental Transaction	If the Company undergoes a Fundamental Change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Use of Proceeds	We will not receive any proceeds from the sale of the Notes by the Selling Securityholders pursuant to this prospectus. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Any investment in the Company’s Notes or Class A Ordinary Common Stock involves a high degree of risk. Before deciding whether to purchase the Company’s Notes or Class A Ordinary Common Stock, investors should carefully consider the risks described below. Our business, financial condition, operating results and prospects are subject to the following material risks. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of the Company’s Class A Ordinary Common Stock could decline, and our stockholders may lose all or part of their investment in the shares of the Company’s Class A Ordinary Common Stock. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely affected. This could cause the trading price of the Company’s Class A Ordinary Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.” References to “we,” “us,” or “our” in this section refer to the Company.

Risks Related to Our Business in General

We have a limited operating history and have incurred operating losses since our inception and anticipate that we will continue to incur losses in the foreseeable future, which could adversely impact our operations, strategy and financial performance.

During the short time we have operated we have incurred net losses. We expect to continue to incur losses for the near future, and these losses may increase as we pursue our growth strategy. With the expansion of our two main businesses, our HPC/AI cloud platform and the development of data center assets, no certainty exists that we will become profitable and, even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. The future expansion of our business likely requires substantial capital costs and expenses and there can be no assurance that subsequent operational objectives will be achieved. If we do not achieve our operational objectives, and if we do not generate cash flow and income, our financial performance and long-term viability may be materially and adversely affected. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows.

We have an evolving business model and strategy.

We expect our business model and strategy to continue to evolve in the future. As artificial intelligence and high-performance computing become more widely available, and as the needs of data centers increase, we expect related services and products to evolve. In order to stay current with our industry, our business model will also need to evolve. Our ability to retain, increase, and engage our user base and to increase our revenue depends heavily on our ability to continue to evolve our existing services and to create successful new services, both independently and in conjunction with developers or other third parties. As a result, from time to time, we may modify aspects of our business model relating to our strategy. Our growth strategy includes exploring the expansion and diversification of our revenue sources into new markets. We cannot offer any assurance that these or any other modifications to our business model and strategy will be successful or will not result in harm to our business. Such modifications may increase the complexity of our business and place significant strain on our management, personnel, operations, systems, technical performance, financial resources and internal financial control and reporting functions. Moreover, we may not be able to manage growth effectively, which could damage our reputation, limit our growth and adversely affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities within our industry or other markets we seek to expand into, and we may lose out on such opportunities. These efforts, including the introduction of new services or changes to existing services, may also result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. If our new or changed services fail to engage users or developers, or if our business plans are unsuccessful, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected.

Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations, including the levels of our net revenues, expenses, net loss and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history.

The results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the market price of the Company’s Class A Ordinary Common Stock. Factors that may cause fluctuations in our annual financial results include:

●	the amount and timing of operating expenses related to our new business operations and infrastructure; and

●	general economic, industry and market conditions.

We may be unable to raise additional capital needed to grow our business.

At least until our business strategy is implemented there may be a need to raise additional capital to expand our operations and pursue our growth strategies, including potential acquisitions of complementary businesses, and to respond to competitive pressures or unanticipated working capital requirements. We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations. If we raise additional funds through one or more equity financings, our stockholders may experience significant dilution of their ownership interests, and the per share value of the Company’s Class A Ordinary Common Stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions including terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders.

The cost of obtaining new and replacement compute and storage servers and ancillary equipment, parts and other data center related equipment has historically been capital-intensive and is likely to continue being capital-intensive, which could materially and adversely affect our business, financial condition, and results of operations.

Our operations require significant capital investment to purchase and maintain the property and equipment required to provide our services. Our operations can only be profitable if the costs, inclusive of hardware and electricity costs, associated with high-performance computing and data center operations are lower than the reward or fee for service received. Our business, financial condition, and results of operations are dependent on our ability to operate with greater revenue than costs. As the cost of obtaining new equipment increases, the cost of operating also increases. This requires a corresponding increase in the price of services for us to maintain profitability. We experience ordinary wear and tear from operation and may also face more significant malfunctions caused by factors which may be beyond our control. Additionally, as technology evolves, we may acquire newer models of equipment to remain competitive in the market. Consequently, we will rely on capital markets, as sources of liquidity for capital requirements for growth. If we are unable to access capital at competitive rates, the ability to implement business plans, make capital expenditures or pursue acquisitions we would otherwise rely on for future growth may be adversely affected. Market disruptions may increase the cost of borrowing or adversely affect our ability to access one or more financial markets. Such market disruptions could include:

●	A significant economic downturn;

●	The financial distress of unrelated industry leaders in the same line of business;

●	Deterioration in capital market conditions;

●	Turmoil in the financial services industry;

●	Volatility in GPU prices;

●	Terrorist attacks;

●	Trade tariff or restrictions;

●	War; and/or

●	Cyberattacks.

Our business has and is expected to continue to have significant customer concentration.

We generate a large portion of our revenue (around 82% in 2025) from a small number of customers (3 customers in 2025). There are inherent risks whenever a large percentage of total revenue is concentrated with a limited number of customers. If we were to lose one or more of our customers, our operating results could be materially adversely affected.

We expect that the limited number of customers will continue to account for a high percentage of our revenue for the foreseeable future. In addition, demand for our services generated by these customers may fluctuate significantly from quarter to quarter. The concentration of our customer base increases risks related to the financial condition of our customers, and the deterioration in the financial condition of a single customer or the failure of a single customer to perform its obligations could have a material adverse effect on our results of operations and cash flow. In the event that any of our customers experience a decline in their equipment usage for any reason, or decide to discontinue the use of our services, we may be compelled to lower our prices or risk losing a significant customer. Such developments could adversely affect our profit margins and financial position, leading to a negative impact on our revenue and operational results.

We are substantially dependent on NEXTDC as our primary data center provider, and any delay, disruption or failure by NEXTDC could materially impair our ability to deliver services and generate revenue.

We have secured up to 87MW of capacity through NEXTDC and rely on NEXTDC to host the majority of our GPU infrastructure. If NEXTDC experiences construction delays, financial difficulties, power supply issues, or fails to deliver contracted capacity on schedule, we may be unable to deploy our GPU fleet, fulfill customer contracts, or generate anticipated revenue. Our revenue projections and growth strategy are materially dependent on NEXTDC delivering capacity on time and as contracted. Any failure or delay by NEXTDC could cause us to miss revenue guidance, breach customer agreements, and suffer reputational harm, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We may fail to retain existing customers and attract new customers the results of which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business and implementation of our growth strategy relies on our ability to retain existing customers and attract new customers. There is no guarantee that we will be able to enter into contracts with new customers on similar terms to our existing customers (including as to initial contract term and renewal mechanisms) or at all. An inability to attract new customers may have a materially adverse impact on our financial performance and cash flows. Additionally, we cannot guarantee that any existing or future customers will not terminate their arrangements with us during or at the end of their initial contract term or any subsequent term. There is a risk that customers may reduce or cease usage of our offerings or that they may not increase their usage, which would result in a reduction (or limited growth) in the revenue.

We cannot predict how or to what extent the demand for our products in the digital infrastructure market will develop going forward. If we fail to obtain the necessary equipment or fail to effectively utilize this equipment, or if the digital infrastructure market does not develop as we currently anticipate based on the expected growth of HPC/AI, our revenues, growth prospects, and financial condition could be materially and adversely affected.

Our future growth strategy may also include the acquisition of patented technologies or businesses with complementary capabilities. Such acquisitions involve numerous risks, including: the inability to enter into or complete acquisition agreements; difficulties integrating operations, technology and personnel; failure to achieve anticipated synergies or financial benefits; challenges in maintaining effective controls, procedures and policies during integration; diversion of management attention; and limitations in due diligence that may result in unidentified legal, financial, tax or intellectual property risks. If we are unable to effectively manage these risks, our business, financial condition and results of operations could be materially adversely affected.

The lack of back-to-back contractual provisions with key suppliers could cause operational issues which could have a material adverse effect on our business, financial condition and results of operations.

Our customer and partner agreements do not consistently provide “back-to-back” protections aligned with our key supplier contracts, including arrangements with Lenovo and NEXTDC. Certain Lenovo Statements of Work permit Lenovo to terminate services if, in its sole opinion, a material adverse change occurs in our business, operations or financial condition. However, our customer agreements do not clearly provide corresponding termination or suspension rights in these circumstances.

As a result, we (or our subsidiaries as the contracting party under certain customer service agreements) may remain contractually liable to customers even if a key supplier terminates or suspends services. Any such circumstances could expose us to operational disruption, contractual liability or financial loss, which may have a material adverse effect on our business, financial condition and results of operations.

Our ability to meet customer demand for GPU compute services is dependent on the timely deployment of infrastructure, and we may be unable to fulfill customer commitments if deployment is delayed.

We have entered into, or are seeking to enter into, take-or-pay customer contracts that assume timely availability of GPU infrastructure. If hardware delivery is delayed, data center capacity is not available as scheduled, or technical commissioning takes longer than anticipated, we may be unable to meet our contractual obligations to customers. In such circumstances, we could face contractual liability, reputational damage, and loss of customers. Investors should not place undue reliance on our stated pipeline or contracted revenue as an indicator of near-term financial performance, as the conversion of pipeline to revenue is contingent on successful and timely infrastructure deployment.

Our public statements regarding our capacity to meet AI compute demand may not reflect the full extent of operational and infrastructure risks, which could expose us to securities litigation.

Companies in the AI infrastructure sector, including our competitors, have faced securities fraud class action lawsuits alleging that public statements overstated the ability to meet customer demand while concealing known infrastructure constraints. We make forward-looking statements regarding our capacity expansion, customer pipeline, and revenue potential. If actual results differ materially from these statements due to data center delays, hardware procurement issues, or customer contract failures, investors who purchased our securities in reliance on such statements may bring claims against us. Such litigation, even if ultimately unsuccessful, could be costly, divert management attention, and harm our reputation and stock price.

Revenue guidance and financial projections may be materially impacted by factors outside our control, including third-party data center construction timelines and GPU delivery schedules.

Our revenue projections assume that GPU hardware will be delivered, installed, and operational within anticipated timeframes, and that contracted data center capacity will be available as planned. These assumptions are subject to risks including supply chain disruptions, construction delays by third-party data center operators, and commissioning delays. As demonstrated by recent industry experience, even a single data center provider experiencing delays can cause a material reduction in revenue guidance. Our financial forecasts may prove inaccurate if any of these dependencies are not met on schedule, and any downward revision to guidance could cause a significant decline in the price of our securities.

Our concentration of data center infrastructure with a single primary provider creates significant operational and financial risk that may not be fully reflected in our current disclosures.

Unlike larger cloud infrastructure providers that operate across dozens of data center facilities, we currently operate substantially all of our GPU infrastructure within NEXTDC facilities. This concentration means that any adverse event affecting NEXTDC - including regulatory action, power supply constraints, natural disasters, or financial distress - could simultaneously affect all or substantially all of our operational capacity. Our insurance may not adequately cover losses arising from such events. Investors should be aware that this concentration risk is materially greater than that of more diversified infrastructure operators, and that our ability to generate revenue is therefore more sensitive to the performance of a single counterparty than may be apparent from a review of our business description alone.

The presence of a minority shareholder may increase administrative complexity and reduce structural flexibility in relation to DSS. Any such constraints could, in certain circumstances, affect the Company’s ability to implement corporate or operational initiatives involving DSS as efficiently as if DSS were wholly owned, which may have an adverse effect on the Company’s business, financial condition and results of operations.

Certain key supplier agreements and assets are held through DSS, a subsidiary of the Company that is not wholly owned. A minority shareholder holds approximately 0.5% of the issued capital of DSS.

As DSS is not wholly owned, the Company must manage certain matters relating to DSS in accordance with applicable corporate governance requirements and shareholder rights under law and DSS’s constituent documents. This may affect the manner and timing in which certain corporate actions, restructurings or transactions involving DSS are implemented.

The presence of a minority shareholder may increase administrative complexity and reduce structural flexibility in relation to DSS. Any such constraints could, in certain circumstances, affect the Company’s ability to implement corporate or operational initiatives involving DSS as efficiently as if DSS were wholly owned, which may have an adverse effect on the Company’s business, financial condition and results of operations.

The financing and economics of the ESDS Contract and the Global Technology Customer Contract are subject to significant risks, including the risk that required debt financing may not be achieved.

The Company has entered into material customer contracts with ESDS Software Solutions and a Global Technology Customer with an aggregate anticipated total contract value of approximately US$2.21 billion. To fund the capital expenditure required to perform its obligations under these contracts — estimated at approximately US$733 million for the ESDS Contract and approximately US$468 million for the Global Technology Customer Contract — the Company intends to seek asset-level debt financing targeting a loan-to-value ratio of 70–80% of the relevant capital expenditure. As of the date of this prospectus, the Company is engaging with potential debt financiers, but no binding financing arrangements have been finalized or confirmed.

There is no assurance that the Company will be able to secure such debt financing on acceptable terms, within required timeframes, or at all. If debt financing is not achieved, the Company would be required to source alternative financing arrangements — which may include alternative debt structures, equipment financing, new equity capital, or other funding sources — in order to fund the purchase of GPUs and associated hardware necessary to meet its contractual obligations. There can be no assurance that such alternative financing would be available on acceptable terms, or at all, which may adversely impact the timing, economics, or delivery of the ESDS Contract and the Global Technology Customer Contract.

In addition, the interest and other costs associated with any financing ultimately secured will be influenced by the amount, structure and timing of funding drawdowns, prevailing interest rate conditions, lender credit risk assessment, and the final terms agreed with financing counterparties. The Company is also exposed to the credit quality of ESDS Software Solutions and the Global Technology Customer. If either counterparty were to fail to meet its payment obligations or terminate its contract, the Company may be unable to recover the substantial upfront capital expenditure incurred to procure and deploy the underlying GPU infrastructure, which could have a material adverse effect on the Company’s financial condition and results of operations.

We are highly dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive digital infrastructure industry, including HPC/AI cloud services and data center development, depends upon our ability to attract and retain highly qualified personnel. The responsibility of the direction and operation of our business relies heavily on a small number of key people, including CEO James Manning. If any of our key employees or service providers cease their involvement in our business or, in the unfortunate situation one or more of them are seriously injured or dies, this loss would have a significant and likely adverse impact on us.

To induce valuable employees to remain at our company, in addition to salary and cash incentives, we have provided equity awards that vest over time. The value to employees of equity awards that vest over time may be significantly affected by movements in our stock price that are beyond our control and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management team may terminate their employment with us on short notice. Although we have employment agreements with some of our key employees, these employment agreements provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice. We do not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees.

We may not have, or be able to obtain or maintain, relevant business insurance.

Due to the industry in which we operate, we may not be able to obtain or maintain some types of insurance that operators of similar businesses would usually obtain, on commercially viable premiums, or at all. Currently, we do not have any business liability or disruption insurance to cover our operations, other than director’s and officer’s liability insurance. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Failure to effectively manage our growth could place strains on our managerial, operational, and financial resources and could adversely affect our business and operating results.

As our infrastructure operations grow, the administrative demands upon us will grow, and our success will depend upon our ability to meet those demands. We are organized as a holding company, with numerous subsidiaries. Both the parent company and each of our subsidiaries require certain financial, managerial, and other resources, which could create challenges to our ability to successfully manage our subsidiaries and operations and impact our ability to assure compliance with our policies, practices, and procedures. These demands include, but are not limited to, increased executive, accounting, management, legal services, staff support, and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of our control. Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business and operating results.

We have potential risks in connection with growth and acquisitions.

Our future growth may depend in part on our ability to acquire patented technologies or potential target companies that have synergies with our business activities. Such acquisitions are subject to numerous risks, including, but not limited to the following:

●	our inability to enter into a definitive agreement with respect to any potential acquisition, or if we are able to enter into such agreement, our inability to consummate the potential acquisition;

●	difficulty integrating the operations, technology, and personnel of the acquired entity including achieving anticipated synergies;

●	our inability to achieve the anticipated financial and other benefits of the specific acquisition;

●	difficulty in maintaining controls, procedures, and policies during the transition and monetization process;

●	diversion of our management’s attention from other business concerns; and

●	failure of our due diligence process to identify significant issues, including issues with respect to patented technologies and other legal, tax, and financial contingencies.

If we are unable to manage these risks effectively as part of any acquisition, our business could be adversely affected.

We may acquire other businesses, form joint ventures or acquire other companies or businesses that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense; notwithstanding the foregoing, our growth may depend on our success in uncovering and completing such transactions.

We cannot offer any assurance that acquisitions of businesses, assets, and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing infrastructure. In addition, in the event we acquire any existing businesses we could assume unknown or contingent liabilities.

Any future acquisitions also could result in the issuance of shares, the incurrence of debt, contingent liabilities, or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition, and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing business. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance, or joint venture if such investments do not materialize.

To finance any acquisitions or joint ventures, we may choose to issue common shares, preferred shares, or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing stockholders or provide rights to such preferred stockholders in priority over our common shareholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using shares as consideration.

We rely on certain strategic partnerships with NVIDIA, Cisco and Lenovo. If any of these strategic partnerships were terminated, not renewed, materially amended, or became less effective, the Company’s ability to generate customer referrals, access enterprise sales channels, or support large-scale deployments may be adversely affected which could have material adverse effect on the Company’s business, financial condition, operating results and growth prospects.

The Company’s customer acquisition strategy is materially supported by strategic partnerships, including arrangements with NVIDIA, Cisco and Lenovo. In particular, we benefit from referral activity through NVIDIA’s consumption desk, channel integration opportunities via Cisco’s enterprise sales team (including access to government and enterprise customers), and technical and sales collaboration with Lenovo.

If any of these partnership arrangements were terminated, not renewed, materially amended, or became less effective, the Company’s ability to generate customer referrals, access enterprise sales channels, or support large-scale deployments may be adversely affected. In particular, reduced referral flow from the Company’s referral partners could materially impact pipeline conversion, customer acquisition rates and revenue growth.

There is no assurance that these partnerships will continue on current terms, or at all. Changes in the commercial priorities, financial condition, competitive positioning or strategic direction of these partners, or a deterioration in the Company’s relationship with them, could result in reduced collaboration, fewer customer introductions or loss of strategic support. Any such outcome may have a material adverse effect on the Company’s business, financial condition, operating results and growth prospects.

Our future results will suffer if we do not effectively manage our expanded operations.

The size of our business is forecast to increase significantly beyond the size of our historical businesses on a stand-alone basis. Our future success depends, in part, upon our ability to manage this expanded business, which may pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurance that we will be successful or that we will realize the expected operating efficiencies, cost savings, revenue enhancements, and other benefits anticipated from the growth.

Our industry has significant competition and technological change

The markets in which we operate are highly competitive, we expect that competition will continue to be intense due to rapid technological changes, frequent product introductions and improvements used by our competitors, or new competitors of our services that may provide. Our competition through these changes may offer better performance that may include additional features that render our products comparatively less competitive. We may also face aggressive pricing by competitors, especially during challenging economic times. In addition, our competitors may have significant marketing and sales resources which could increase the competitive environment in a declining market or during challenging economic times, leading to lower prices and margins. Some competitors may have greater access or rights to complementary technologies or supplies for improved equipment.

The market for high-performance computing and cloud services is driven in large part by demand for server clusters, specialized or high-performance applications, and hosted software solutions which require fast and efficient data processing and is characterized by rapid advances in technologies. It is difficult to predict the development of demand for high-performance computing and cloud services, the size and growth rate for this market, the entry of competitive products, or the success of any existing or future products that may compete with any high-performance computing and cloud services we may develop. There has been an increasing number of competitors providing high-performance computing and cloud services, which has resulted in increasing competition and pricing pressure that may cause us to reduce our pricing in order to remain competitive. Meanwhile, if there is a reduction in demand for any high-performance computing and cloud services, whether caused by a lack of customer acceptance, a slowdown in demand for computational power, an overabundance of unused computational power, advancements in technology, technological challenges, competing technologies, and solutions, decreases in corporate and customer spending, weakening economic conditions or otherwise, it could result in reduced customer orders, early order cancellations, the loss of customers, or decreased sales, any of which would adversely affect our business, results of operations and financial condition.

The market for large-scale data center developments is driven by large enterprise customers. Access to sufficient and reliable power is a key factor for the success of such a development project. Developing data center projects is a complex process with many stakeholders and considerations, including permitting and fiber connectivity, and we are competing with more established competitors.

Our existing and potential competitors may have various competitive advantages over us, such as:

●	greater name recognition, longer operating histories, and larger market shares;

●	more established marketing, banking, and compliance relationships;

●	more efficient hardware;

●	greater data center capabilities (for example, through adoption of proprietary technology);

●	more developed sales and customer management capabilities;

●	more developed technical capabilities;

●	more timely introduction of new technologies;

●	preferred relationships with suppliers, including of compute servers and other equipment;

●	better access to more competitively priced power;

●	greater reliability in electricity supply, whether as a result of a greater number of backup sources of power or otherwise;

●	greater financial resources and access to capital to acquire new hardware, businesses, and capabilities to enable growth;

●	more reliable network connections as a result of the location of their data centers to key interconnect points and internet connections;

●	lower labor, compliance, risk mitigation, and research and development costs;

●	larger and more mature intellectual property portfolios;

●	greater number of applicable licenses or similar authorizations;

●	fewer regulatory restrictions, including with respect to energy supply;

●	established core business models outside of high-performance computing, allowing them to operate on lesser margins or at a loss;

●	operations in certain jurisdictions with lower compliance costs and greater flexibility to explore new product offerings; and

●	substantially greater financial, technical, and other resources.

If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, operating results, and financial condition could be adversely affected.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within our industry require that we use sophisticated technology in the operation of our business. The digital infrastructure industry, including HPC/AI computing and the development of data center assets, is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. New technologies, techniques, or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the implementation of any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the value of our Class A Ordinary Common Stock.

We or our suppliers may not be able to procure or repair hardware that is required in our operations.

Geo-political events in recent times have caused multiple supply chain disruptions for companies globally. Our business relies on certain hardware such as the compute and storage and ancillary equipment, equipment related to data center and power infrastructure, and other digital infrastructure technologies. If we are unable to procure such equipment, or replacement parts (at commercial prices or at all), or they are delayed, our operations may be adversely affected which would likely have a material adverse effect on our business, financial condition, results of operations and prospects. If the manufacturers of such hardware are unable to obtain materials or components themselves, they may experience manufacturing delays or have to cease manufacturing altogether. Supply chain disruptions may also occur from time to time due to a range of factors beyond our control, including, but not limited to, increased costs of labor, freight costs and raw material prices along with a shortage of qualified workers.

There are a small number of major suppliers of GPUs and the equipment we require globally, and manufacturing related to our business is concentrated in a limited number of countries. If we were unable to source compute, storage, and ancillary equipment from those suppliers (for example due to overwhelming global demand for servers with appropriate GPUs) at a commercial price, or at all, this would have a materially adverse impact on our business, financial condition, results of operations and prospects. Even if the suppliers have agreed to supply us with equipment, they may fail to supply the equipment due to their inability to manufacture a sufficient amount of the required equipment due to a shortage of components or resources such as semiconductors, a default, insolvency, a change in control, or change of laws (including export/import restrictions, quotas or tariffs).

The trade policies of the U.S., on one hand, and foreign countries on the other hand, are dynamic at the moment, and trade policies such as export/import restrictions, quotas, or tariffs, changing with either of these countries, or others, may reduce the ability of our suppliers to supply us with the equipment we need, or create a shortage or lack of components necessary for their manufacture.

Uncertainties due to evolving laws and regulations could also impede the ability of a foreign-based company, to obtain or maintain permits or licenses required to conduct business in various markets. Changes in any of these policies, laws and regulations, or the interpretations thereof, as they relate to the digital infrastructure hardware suppliers, could have a negative impact on our business.

Additionally, if our electricity suppliers are negatively affected by the international supply chain issues they may not be able to maintain or grow their facilities, and may breach their commitments to supply us or our colocation data center providers with the contracted power, or we may be unable to source extra power in the future to enable our growth. This would likely have a material adverse effect on our business, financial condition, results of operations and prospects.

Such supply chain disruptions have the potential to cause material impacts to our operating performance and financial position if the delivery of equipment for our facilities is delayed.

We are substantially dependent on NVIDIA Corporation as a supplier of graphics processing units (“GPUs”), and any disruption in our ability to obtain NVIDIA GPUs could materially and adversely affect our business, financial condition, and results of operations.

Our artificial intelligence products and services rely extensively on high-performance GPUs to train, fine-tune, and deploy machine learning models. We currently source a significant portion - and in certain configurations, substantially all - of our GPU computing capacity from NVIDIA Corporation (“NVIDIA”), whose products, including the H100, H200, and related data center GPU architectures, are integral to our infrastructure and technology stack. This dependency exposes us to a number of significant risks, including the following:

Supply Constraints and Allocation Risk. NVIDIA GPUs, particularly those used in data center and AI workloads, have experienced and may continue to experience significant supply constraints due to high global demand from cloud service providers, hyperscalers, governments, and other AI companies competing for the same limited supply. NVIDIA allocates its GPU supply among customers based on a variety of factors, including purchase history, strategic relationships, and contract commitments, over which we may have limited or no control. There can be no assurance that we will be able to obtain GPUs in the quantities, timeframes, or at the prices necessary to execute our business strategy. Failure to secure adequate GPU supply could delay product development, limit our ability to scale our services, and cause us to lose customers or market share to better-capitalized competitors with preferential access to GPU supply.

Sole- or Limited-Source Supplier Risk. We do not have long-term supply agreements with NVIDIA that guarantee pricing, volume, or delivery schedules. To the extent NVIDIA reduces allocations to us, prioritizes other customers, discontinues products on which we rely, or materially modifies its product roadmap, we may be unable to obtain equivalent alternatives in a timely or cost-effective manner. While alternative GPU suppliers exist, including Advanced Micro Devices, Inc. (“AMD”) and certain proprietary silicon providers, we may encounter significant technical, operational, and financial challenges in transitioning to alternative hardware, including costs associated with software re-engineering, system integration, and performance optimization.

Pricing and Cost Risk. NVIDIA has significant pricing power with respect to its data center GPU products, and prices for such products have increased substantially in recent periods. NVIDIA may further increase prices, impose unfavorable purchase terms, or require minimum purchase commitments that strain our liquidity and capital resources. Significant increases in GPU acquisition or leasing costs could adversely affect our gross margins and overall profitability, and we may not be able to pass such cost increases on to our customers.

Export Controls and Geopolitical Risk. NVIDIA’s ability to sell and deliver certain GPU products is subject to U.S. export control laws and regulations administered by the U.S. Department of Commerce, including the Export Administration Regulations (“EAR”). The U.S. government has imposed, and may in the future impose additional, restrictions on the export of advanced semiconductor products, including NVIDIA GPUs, to certain countries and end users. Changes in U.S. export control policy, trade restrictions, or geopolitical conditions could limit NVIDIA’s ability to manufacture, distribute, or deliver its GPU products, which could in turn constrain our access to the hardware we require to operate our business.

Manufacturing and Supply Chain Concentration Risk. NVIDIA relies on a highly concentrated manufacturing supply chain, including Taiwan Semiconductor Manufacturing Company Limited as its primary chip fabrication partner, as well as a limited number of advanced packaging and assembly suppliers. This concentration creates risks related to geopolitical instability (particularly with respect to cross-strait relations between Taiwan and the People’s Republic of China), natural disasters, pandemics, labor disruptions, and other events beyond our or NVIDIA’s control that could interrupt GPU production and delivery worldwide.

Technological Dependency and Compatibility Risk. Our software architecture, model training pipelines, and inference infrastructure are optimized for NVIDIA’s CUDA parallel computing platform and associated software libraries. This deep technical dependency may make it difficult, time-consuming, and expensive to migrate our workloads to alternative hardware platforms, even if such alternatives become commercially available. Should NVIDIA alter its software ecosystem, licensing terms, or hardware interface standards, we may incur significant engineering costs and experience service disruptions.

The Declining GPU Per-Hour Rate Structure in our Agreement with a Significant Customer Will Result in Materially Lower Revenues Over the Term of the Agreement, and Our Ability to Generate Sufficient Revenue From Third Party Sales to Offset This Decline Is Uncertain.

The customer price for GPU services in our agreement with a significant customer declines predictably over the six-year contract term — The business model contemplates that we will sell all or part of this compute to Third Parties, generating a revenue share with such customer on the spread. However, the Third Party market for GPU compute is highly competitive and subject to rapid price changes driven by evolving AI hardware generations, competing hyperscaler offerings, and fluctuating AI workload demand. There is no assurance that we can sustain Third Party revenues, and failure to do so will result in a material decline in revenues and profitability during the contract term.

We Face Significant Execution and Delivery Risk in Deploying Large-Scale, Multi-Phase GPU Clusters on a Compressed Timeline, and Failure to Meet Agreed Delivery Milestones May Result in Automatic Reductions to the Applicable Service Period and May Give our Customer the Right to Terminate.

We have committed to delivering a specified numbers of GPUs as of specific dates pursuant to our various customer contracts. For each day of delay beyond the handover date, the total service period may be reduced, directly reducing lifetime revenue for that customer contract. If cluster acceptance testing cannot be completed by specified deadlines, the customer may have the right to terminate the contract. Clusters of this scale involve complex hardware procurement and multi-phase acceptance testing. Supply chain disruptions, construction delays, hardware shortages, or technical failures during testing are all realistic risks. Investors should understand that execution risk is extremely high in the critical 2026–2027 period, and that any delay directly reduces the aggregate revenue that can be generated over the life of the various customer contracts.

Our Revenue Model with Regards to our Agreement with A Significant Customer Is Dependent on Uncertain Third Party Customer Demand, and the Revenue-Sharing Mechanics May Result in Revenues Materially Lower Than Expected.

Our customer contract with a significant customer contemplates that such customer will have little to no access to or use of the services unless they are not fully utilized Third Parties. Our ability to earn revenue above the price such customer has agreed to pay — which is the basis for a Shareable Revenue split — is entirely dependent on our ability to attract Third Party customers at pricing above the price such customer has agreed to pay. Revenue share is only earned on the spread between what a Third Party pays and what such customer would have paid, and all revenue is reduced by any service credits provided to customers. At the same time, the varying contract price over the contract term means that the contract price that we are entitled to also varies. We must simultaneously manage Third Party relationships, negotiate pricing, maintain SLAs for those customers, and comply with all notice obligations to our customer in respect of sold services. The net revenue profile of the business is therefore highly sensitive to Third Party market conditions that we do not control, and investors should not rely on the revenue share as a predictable or stable revenue stream.

Supply chain and logistics issues for us, our contractors or our suppliers may delay our expansion plans or increase the cost of constructing our infrastructure.

The equipment used in our operations is generally manufactured by third parties using a large amount of commodity inputs (for example, steel, copper, aluminum). Many manufacturing businesses globally are currently experiencing supply chain issues and increased costs with respect to such commodities and other materials and labor used in their production processes, which is due to a complex array of factors including increased demand which can occur from time to time. Procurement from suppliers which manufacture equipment outside of North America is also exposed to additional risks such as regulatory changes (for example, a tariff or ban on equipment imported or exported from certain jurisdictions) and global freight disruptions. Additionally, shortages in global semiconductor chip supply may impact procurement timelines for equipment. Such issues may cause delays in the delivery of, or increases in the cost of, the equipment used in our operations, which could materially impact our operating results and may delay our expansion plans.

In addition, public health crises, including an outbreak of an infectious disease (such as COVID-19), terrorist acts, and political or military conflict, such as the conflict in Ukraine, have increased the risks and costs of doing business abroad. Many of the manufacturers of our equipment are located outside of the jurisdictions in which we have facilities and sites, necessitating international shipping to enable us to incorporate the equipment into our facilities. Political and economic instability have caused many businesses to experience logistics issues in the past resulting in delayed deliveries of equipment, which could occur again in the future. Supply chain disruptions may also occur from time to time due to a range of factors beyond our control, including, but not limited to, climate change, seasonal and unseasonal weather events, shipping constraints (for example, blocked shipping canals or closure of shipyards), increased costs of labor, inflationary pressure, freight costs, industrial disputes, political or military blockades and raw material prices along with a shortage of qualified workers. Such supply chain disruptions can potentially cause material impacts to our operating performance and financial position if delivery of equipment for our facilities is delayed.

We rely on third-party providers for services essential to our business.

We rely on our relationships with third-party providers and other partners for certain essential financial and operational services, and a failure or disruption in these services could materially and adversely affect our ability to manage our business effectively. We rely on third-party providers and other partners for many essential financial and operational services to support our business, including, without limitation, encryption and authentication technology, infrastructure operations, certain database services, employee email, content delivery to customers, back-office support, credit card processing and other functions. Any failure by these vendors to do so, or any disruption in our ability receive these services, would materially and adversely affect our ability to manage our operations. In addition, although we have developed systems and processes that are designed to protect customer and user data and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third-party service provider, such measures cannot provide absolute security. Furthermore, if these services become unavailable or are no longer available to us on commercially reasonable terms due to circumstances beyond our control, such as an acquisition of our third-party provider, our expenses could increase, our ability to access certain data could be interrupted, and our processes for providing certain services to our customers could be impaired until equivalent services, if available, are identified, obtained and implemented, all of which could adversely affect our business.

Any long-term outage or limitation of the internet and network connections at our sites could materially impact our operations and financial performance.

A secure, reliable and fast internet connection is required for our customers to effectively interact with our compute and storage servers. Any extended downtime, bandwidth limitations or other constraints may reduce our ability to generate income, including reputational risk for our business. We may not have backup network connections at our operations, and any backup connections may not be sufficient to support all of our, or our customers, needs in an affected location for the duration of the outage, limitations or constraints to the primary network connection. The effects of any such events could have a material adverse effect on our operating results and financial condition.

Moreover, network outages or disruptions can lead to loss of connectivity to critical network services and applications necessary for our operations. This includes potential impacts on remote monitoring and management tools, which are essential for maintaining optimal performance and responding to issues in real-time. Any delay in identifying and resolving problems can lead to prolonged downtime and further financial losses.

Furthermore, the reliability of our network connections is crucial for maintaining the security of our operations. Interruptions or limitations in connectivity can expose us to increased risk of cyberattacks or unauthorized access, as certain security measures may be compromised during periods of reduced connectivity. In the event of a network outage or limitations in connectivity, our ability to maintain regular business operations could be severely impacted, potentially leading to decreased revenue, increased operational costs, and damage to our reputation. The reliability of our internet connections could also negatively affect our customers who rely on our high performance computing and cloud services and the reliability of such solutions, leading to potential loss of business and long-term financial repercussions. Moreover, network outages, or the perception that our cloud platform may be exposed to the risk of network outages where we have limited or no backup connections at all, could adversely impact our ability to compete in the market for high performance computing and cloud services.

Access to reliable electricity sources at reasonable prices, developed land and co-location arrangements are critical to our growth and profitability.

Data centers consume electricity primarily to power compute and storage servers and cooling equipment, therefore electricity costs are an important factor affecting our profitability and viability. If we are unable to source and enter into agreements for the supply and purchase of electricity, or if we are unable to continue to receive the electricity supplies we have already secured (for example we are unable to re-contract an expiring arrangement), this will reduce our capacity to conduct and grow the number of compute and storage servers we can operate, and therefore the amount of revenue we can generate.

Certain economic, environmental, and regulatory events or changes beyond our control, including acts of God such as natural disasters, climate change, wars, sabotage, epidemics, riots, loss or malfunctions of utilities, labor disputes, which may be transitory or chronic, could occur to restrict our access to electricity, or drive up the costs of electricity to a point that some or all of our planned, future or existing operations are uncommercial, which may lead to us being unable to grow our operations, or reducing, suspending or ceasing our data processing operations. The price of electricity available in the market more generally is dependent on numerous factors such as the types of generation, regulatory environment, electricity market structure, and supply/demand balances.

Our data centers development business requires land suitable to the construction of power generation, or close to reasonably priced electricity sources. If we are unable to acquire rights to use such land, or lose the rights to land we currently occupy, this would likely mean that we would lose access to the relevant supply of electricity. A lack of access to the electricity or ability to generate electricity would significantly impact the profitability and viability of this business.

Our co-located operations, including our AI/HPC cloud platform business, require sophisticated infrastructure, land and reasonably priced electricity. If we are unable to obtain additional contracts on acceptable terms or renew current agreements for these services on acceptable rates, this would significantly impact the profitability of our business.

We face risks related to system interruption and lack of redundancy.

We experience occasional system interruptions and delays that make our services unavailable or slow to respond and prevent us from efficiently accepting or fulfilling orders or providing services to customers and third parties, which may reduce our net sales and the attractiveness of our products and services. Steps we take to add software and hardware, upgrade our systems and network infrastructure, and improve the stability and efficiency of our systems may not be sufficient to avoid system interruptions or delays that could adversely affect our operating results.

Our computer and communications systems and operations in the past have been, or in the future could be, damaged or interrupted due to events such as natural or human-caused disasters (including public health crises) or extreme weather (including as a result of climate change), geopolitical events and security issues (including terrorist attacks and armed hostilities), computer viruses, physical or electronic break-ins, operational failures (including from energy shortages), and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders and providing services, which could make our product and service offerings less attractive and subject us to liability. Our systems are not fully redundant and our disaster recovery planning may not be sufficient. In addition, our insurance may not provide sufficient coverage to compensate for related losses. Any of these events could damage our reputation and be expensive to remedy.

Any critical failure of key electrical or data center equipment may result in material impacts to our operations and financial performance.

Certain key pieces of electrical or data center equipment may represent single points of failure for some or all of the power capacity at our operating sites. Any failure or imminent risk of failure of such equipment may result in our inability to utilize some or all of our equipment in an affected location for the duration of time it takes to repair or remediate equipment, or procure and install replacement parts.

Due to the long-lead times required to acquire some of the equipment used in our operations, the failure of certain parts could result in lengthy outages at an affected location, and could materially impact our operations, financial results and financial condition.

Serial defects in our GPUs and other equipment may result in failure or underperformance relative to expectations and impact our operations and financial performance.

Our operations contain certain items of equipment that have a high concentration from one manufacturer (for example, our high performance computing hardware). Additionally, the equipment we rely on may experience defects in workmanship or performance on arrival or throughout its operational life. If such defects are widespread across equipment we use, we could suffer material outages or underperformance compared to expectations. Such circumstances could adversely affect our business, prospects, financial condition and operating results and could result in a substantial decrease in our customers choosing to use another provider and may adversely impact the competitiveness of our services.

A loss of confidence in our security system, or a breach of our security system, may adversely affect our business.

We will take measures to protect our self and our digital and physical assets from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our assets. A security breach could harm our reputation or result in the loss of some or all of our assets. A resulting perception that our measures do not adequately protect our assets could adversely affect our business, financial condition, results of operations and prospects.

Cyber-security threats pose a challenge to our business and a risk of reputational damage.

Any breach of our digital infrastructure, or potentially the digital infrastructure of trusted third parties, could result in damage to our reputation which could adversely affect our business, financial condition, results of operations and prospects.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee, or otherwise, and, as a result, an unauthorized party may obtain access to our private keys and/or data. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect our business, financial condition, results of operations and prospects. In the event of a security breach, we may also be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect us.

Cyberattacks and security breaches of cloud services, or those impacting our third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

Our cloud services involve the collection, storage, processing, and transmission of confidential information, employee, service provider, and other personal data. We have built our cloud services on the premise that we maintain a secure way to secure, store, and transact in cloud services. As a result, any actual or perceived security breach of us or our third-party partners may:

●	harm our reputation and brand;

●	result in our cloud services being unavailable and interrupt our operations;

●	result in improper disclosure of data and violations of applicable privacy and other laws;

●	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, and financial exposure;

●	cause us to incur significant remediation costs;

●	divert the attention of management from the operation of our business; and

●	adversely affect our business and operating results.

Further, any actual or perceived breach or cybersecurity attack, whether or not we are directly impacted, could lead to a general loss of customer confidence in the digital infrastructure industry or in the use of technology used in our industry, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including large merchants, businesses, technology companies, and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure.

Attacks upon systems across a variety of industries, including cloud services, are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers and partners’ personal data, AI algorithms, disable or degrade services, or sabotage systems) are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our cloud services or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our cloud services with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We have experienced from time to time, and may experience in the future, breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our customers, partners, and third-party service providers, through various means, including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and our customers) into disclosing usernames, passwords, payment card information, or other sensitive information, which may, in turn, be used to access our cloud services. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources we devote to protecting against these advanced threats and their consequences may continue to increase over time.

There are a number of climate-related factors that may affect the operations and proposed activities of the Company, the occurrence of which could have a material adverse effect on the Company’s business, financial condition and operating results.

There are a number of climate-related factors that may affect the operations and proposed activities of the Company, including the emergence of new or expanded regulations associated with transitioning to a lower-carbon economy and market changes related to climate change mitigation.

As the Company develops data center assets, the Company may become subject to environmental laws and regulations affecting many aspects of the Company’s operations, including those affecting the development of data center assets. These laws and regulations can increase capital, operating and other costs; cause delays as a result of litigation and administrative proceedings; and create environmental compliance, remediation, containment, monitoring and reporting obligations for construction materials facilities. In addition, the Company operates in a variety of environments, and the potential physical effects of climate change on the Company’s operations, if any, are highly uncertain.

Extreme weather events may:

●	cause damage to one or more of the Company’s co-location facilities and therefore reduce the Company’s ability to maximize the performance of the compute and storage servers;

●	affect the delivery times of equipment ordered from the Company’s manufacturers and therefore impact the Company’s financial forecasts; and/or

●	cause power disruptions or cuts to the Company’s facilities, reducing operating times and the performance of the compute and storage servers.

We may be subject to material litigation, investigations or enforcement actions by regulators and governmental authorities.

We may become subject to certain claims, legal proceedings (including individual and class actions) and government investigations or enforcement actions, including in the ordinary course of business. Agreements we enter sometimes include indemnification provisions which can subject us to costs and damages in the event of a claim against an indemnified third party. Regardless of the merit of particular claims, defending against litigation or responding to government investigations can be expensive, time-consuming, disruptive to operations and distracting to management. If we are unable to successfully defend against such claims then we may become liable to make substantial payments to satisfy judgments, fines or penalties, or alter, delay, limit or cease some or all its business practices. We also may suffer damage to our brand and reputation.

Global climate change and related environmental regulations may have an adverse effect on our business operations and financial position.

Changes in climate and its effect on the environment such as changes in rainfall, weather patterns, water supplies and shortages, sea level and changing temperatures could have an adverse effect on our operations and financial performance. We operate in a variety of environments, and the potential physical effects of climate change on our operations, if any, are highly uncertain.

Extreme weather events may:

●	cause damage to one or more of our co-location facilities and therefore reduce our ability to maximize the performance of the compute and storage servers;

●	affect the delivery times of equipment ordered from our manufacturers and therefore impact our financial forecasts; and/or

●	cause power disruptions or cuts to our facilities, reducing operating times and the performance of the compute and storage servers.

Changes in tax law may negatively affect our business.

Changes to federal, state, local and foreign tax laws have the ability to benefit or adversely affect our earnings and our customer costs. Significant changes to corporate tax rates could result in the impairment of deferred tax assets that are established based on existing law at the time of deferral. A number of factors may increase our future effective income tax rate, including:

●	Governmental authorities increasing taxes or eliminating deductions;

●	The jurisdictions in which earnings are taxed;

●	The resolution of issues arising from tax audits with various tax authorities;

●	Changes in the valuation of our deferred tax assets and liabilities;

●	Adjustments to estimated taxes upon finalization of various tax returns;

●	Changes in available tax credits;

●	Changes in stock-based compensation;

●	Other changes in tax laws; and/or

●	The interpretation of tax laws and/or administrative practices.

Our operations could be negatively impacted by import tariffs and/or other government mandates.

We operate in or provide services to capital-intensive industries in which federal trade policies could significantly impact the availability and cost of materials. Imposed and proposed tariffs by the Trump administration could significantly increase the prices and delivery lead times on equipment that is critical to us and our customers. We face competition from source providers both in the U.S. and around the world. Prolonged lead times on the delivery of equipment and further tariff increases could adversely affect our business, financial condition and results of operations.

We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.

We regularly maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks that exceed the FDIC insurance limits. Bank failures, events involving limited liquidity, defaults, non-performance, or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints. For example, on March 10, 2023, Silicon Valley Bank failed and was taken into receivership by the FDIC. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S., or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.

Our cash balances are held at a number of financial institutions that expose us to their credit risk

We maintain our cash and cash equivalents at financial or other intermediary institutions. The combined account balances at each institution located in the United States typically exceed FDIC insurance coverage of $250,000 per depositor. The combined account balances at each institution located in Australia typically exceed the deposit guarantee schemes of the equivalent of A$250,000 per depositor. As a result, there is a concentration of credit risk related to amounts on deposit in excess of the deposit insurance coverage amounts. At September 30, 2025, substantially all of our cash and cash equivalent balances held at financial institutions exceeded deposit insured limits. While we did not have any direct exposure to Silicon Valley Bank, Signature Bank, or First Republic, which suffered severe liquidity losses during 2023, if other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability, and the ability of our customers, clients and vendors, to access existing cash, cash equivalents and investments, or to access existing or enter into new banking arrangements or facilities, may be threatened and could have a material adverse effect on our business and financial condition.

Our results of operations may suffer if we are not able to successfully manage our exposure to foreign exchange rate risks.

A substantial majority of our sales and cost of components are denominated in U.S. dollars. As our business grows, more of our sales and production costs may be denominated in other currencies. Where such sales or production costs are denominated in other currencies, they are converted to U.S. dollars for the purpose of calculating any sales or costs to us. Our sales may decrease as a result of any appreciation of the U.S. dollar against these other currencies.

Most of our current expenditures are incurred in U.S. dollars and many of our components come from countries that currently base their currency against the U.S. dollar. If the exchange rates change adversely or are allowed to increase, then additional U.S. dollars will be required to fund our purchases of these components.

Although we do not currently enter into currency option contracts or engage in other hedging activities, we may do so in the future. There is no assurance that we will undertake any such hedging activities or that, if we do so, they will be successful in reducing the risks associated with our exposure to foreign currency fluctuations.

Our international operations subjects us to international operational, financial, legal, political and public health risks which could harm our operating results.

A substantial part of our operations, including all of our colocation sites, are outside of the United States and many of our customers and suppliers have some or all of their operations in countries other than the United States. Risks associated with conducting business outside of the United States include:

●	compliance burdens and costs associated with a wide variety of foreign laws and regulations, particularly labor and environmental, that govern our operations in those countries;

●	legal uncertainties regarding foreign taxes, tariffs, border taxes, quotas, and export controls,

●	export licenses, import controls and other trade barriers;

●	economic instability and high levels of inflation in certain countries where our suppliers are located and

●	customers, particularly in the Asia-Pacific region, causing delays or reductions in orders for their products and therefore our sales;

●	political or public health instability, including global pandemics, in the countries in which our suppliers operate;

●	changes or volatility in currency exchange rates;

●	difficulties in collecting accounts receivable and longer accounts receivable payment cycles; and

●	Any of these factors could harm our own, our suppliers’ and our customers’ international operations and businesses and impair our and/or their ability to continue expanding into international markets.

We rely on third parties and subcontractors for critical aspects of delivery and operations, and failures by these parties may be attributed to us.

The agreements permit subcontracting (subject to approval and flow-down obligations) and require us to be responsible for subcontractors’ acts and omissions. Vendor underperformance—such as delayed hardware delivery, failed OEM testing, inadequate on-site services, or security deficiencies—could impair our ability to meet contractual requirements, increase costs, and expose us to liability.

Cybersecurity incidents or failure to comply with the Security Standards and Data Processing Requirements of our customer contracts could expose us to significant liability, remediation costs, and reputational damage.

Many of our customer contracts impose detailed security requirements (including logging, incident response, vulnerability remediation timelines, and audit obligations). Despite these controls, threats such as unauthorized access, malware, insider risk, or supply-chain vulnerabilities could occur. Any incident affecting customer confidential information or processed customer data could lead to contractual claims, regulatory scrutiny, operational disruption, and substantial remediation and notification costs.

Compliance with export controls, sanctions, and other trade restrictions is complex and failure could lead to service disruption, contractual liability, and severe regulatory penalties.

Certain of our contracts with customers contain extensive trade compliance obligations, and the commencement of services may be linked to permits/licensing under Australian export control laws. Evolving restrictions could limit who may access the services, what workloads may be supported, or whether services can be provided at all. Any compliance failure—by us, our subcontractors, or counterparties—could result in investigations, penalties, loss of authorizations, service suspension, and reputational harm.

Risks Related to our AI/HPC Cloud Platform Business

If we fail to succeed in the high performance computing and cloud services market, our revenues, growth prospects, and financial condition could be materially and adversely affected.

The future revenue growth of our digital infrastructure business, including HPC/AI cloud services, will depend largely on our ability to successfully expand our business to more customers who are requiring HPC/AI cloud services. We cannot predict how or to what extent the demand for our products in the digital infrastructure market will develop going forward. If we fail to obtain the necessary equipment or fail to effectively utilize this equipment, or if the digital infrastructure market does not develop as we currently anticipate based on the expected growth of HPC/AI, our revenues, growth prospects, and financial condition could be materially and adversely affected.

Our high performance computing and cloud services technology and infrastructure may not operate properly or as we expect them to, which could cause us to incur fines and monetary penalties, adversely affecting our business, results of operations, and financial condition.

The continuous development, maintenance, and operation of our high performance computing and cloud services technology and infrastructure is expensive and complex and may involve unforeseen difficulties, including material performance problems, undetected defects, or errors, particularly with new capabilities and system integrations. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our technology and systems from operating properly. If our high performance computing and cloud services do not function reliably, we may incur fines and monetary penalties, as well as regulatory orders requiring remedial, injunctive, or other corrective actions.

Regulators may limit our ability to develop or implement our high performance computing and cloud services technology and infrastructure and/or may eliminate or restrict the confidentiality of our technology, which could have a material adverse effect on our business, financial condition and results of operations.

Our future success depends on our ability to continue to develop and implement our high performance computing and cloud services technology and to maintain the confidentiality of this technology. Changes to existing regulations, their interpretation or implementation, or new regulations could impede our use of this technology or require that we disclose our technology to our competitors, which could impair our competitive position and result in a material adverse effect on our business, results of operations, and financial condition.

We use certain open source technology in our business. We may face claims from open source licensors claiming ownership of, or demanding the release of, the technology and any other intellectual property that we developed using or derived from such open-source technology.

We utilize a combination of open-source and licensed third-party technologies in the development and operation of our high performance computing and cloud services. While open-source technologies enable rapid development and cost efficiencies, they also pose potential risks, such as security vulnerabilities, lack of long-term support, and legal risks related to licensing terms. Similarly, reliance on licensed third-party technologies may expose us to risks associated with changes in licensing terms, costs, or discontinuation of the licensed products.

We will continue to use open-source technology in the future. There is a risk that open-source technology licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to offer our products. Open source licensors may also decide to change the conditions on which they make their open-source technology available for our use. Additionally, we may face claims from open-source licensors claiming ownership of, or demanding the public release or free license of, the technology and any other intellectual property that it developed using or derived from such open source technology. The terms of many open source licenses have not been interpreted by United States courts. There is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our services. These claims could result in litigation and could require that we make our technology freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant technology and product development resources, and we may not be able to complete the process successfully. Failure to adequately manage these risks could result in operational disruptions, legal liabilities, and adverse impacts on our business, results of operations, and financial condition.

Impact of advancements in artificial intelligence on demand for AI and HPC data centers may reduce the need for HPC and AI-specific data center infrastructure, which could have an adverse effect on our business, results of operations, and financial condition.

The AI industry is rapidly evolving, with continuous improvements in algorithms, software efficiencies, and hardware capabilities. Emerging AI technologies, such as demonstrated by open source models may allow for complex AI operations to be executed with significantly less computing power than is currently required. This reduction in computational intensity could decrease the demand for specialized compute and HPC data center services. If AI developers are able to achieve the same or better performance outcomes with more energy-efficient, cost-effective, or less resource-intensive technologies, they may adjust their need for large-scale, high capacity data center solutions. This shift could have an adverse effect on our business, results of operations, and financial condition. We continuously monitor industry trends and invest in innovation to mitigate these risks. However, there is no assurance that we will be able to anticipate or respond effectively to such changes, which could have an adverse effect on our business, results of operations, and financial condition.

AI technologies are constantly evolving, and any flaws in or misuse of AI, even if committed by other third parties, could have a negative impact on our business, reputation, brands, and the general acceptance of AI solutions by society.

AI technologies are still in a preliminary stage of development and are constantly evolving. As with many disruptive innovations, AI presents risks and challenges that could affect user perception and its adoption. Any flaws in or insufficiencies of AI, and any inappropriate or premature usage thereof, whether actual or perceived, and whether by us or by other third parties, may dissuade prospective customers from adopting AI solutions, and may impair the general acceptance of AI by broader society. Moreover, AI is covered extensively, and in many instances critically, by various news media across the world. There is no assurance that any of the products or services we may develop for use with AI will not be misused or applied in a way that is inconsistent with public expectations. Any misuse of our products or services, whether actual or perceived, and whether by us or by other third parties, could negatively impact our brands and reputation, and in turn our business, financial condition, and results of operation.

Our cloud services business is subject to complex and evolving U.S. and foreign laws and regulations regarding AI, machine learning, and automated decision making.

In recent years the use of machine learning, AI and automated decision making, has come under increased regulatory scrutiny, and governments and regulators in the United States, European Union, and other places have announced the need for greater regulation regarding the use of machine learning and AI generally. New laws, guidance, and decisions in this area may limit our high performance computing and cloud services business, or require us to make changes to our high performance computing and cloud services technology and infrastructure and our operations that may decrease our operational efficiency, result in an increase to operating costs and/or hinder our ability to improve our cloud services.

For example, certain global privacy laws regulate the use of automated decision making and may require that the existence of automated decision making be disclosed to the data subject with a meaningful explanation of the logic used in such decision making in certain circumstances, and that safeguards must be implemented to safeguard individual rights, including the right to obtain human intervention and to contest any decision. Other global privacy laws allow individuals the right to opt out of certain automated processing of personal data and create other requirements that impact automated decision-making. At the federal level, the President of the United States recently issued an Executive Order on the Safe, Secure, and Trustworthy Development and Use of Artificial Intelligence, which charges multiple agencies, including The National Institute of Standards and Technology, with producing guidelines in connection with the development and use of AI. In the European Union, there was political agreement on the EU AI Act, which establishes a comprehensive, risk-based governance framework for AI in the EU market. The EU AI Act entered in force on August 1, 2024, and the majority of the substantive requirements will apply two years later (beginning 2026). The EU AI Act will apply to companies that develop, use and/or provide AI in the European Union and includes requirements around transparency, conformity assessments and monitoring, risk assessments, human oversight, security, accuracy, general purpose AI and foundation models, and proposes fines for breach of up to 7% of worldwide annual turnover (revenue). Additionally, in September of 2022, the European Commission proposed two Directives seeking to establish a harmonized civil liability regime for AI in the European Union, in order to facilitate civil claims in respect of harm caused by AI and to include AI-enabled products within the scope of the European Union’s existing strict liability regime. Once fully applicable, the EU AI Act will have a material impact on the way AI is regulated in the European Union, and together with developing guidance and/or decisions in this area, may affect our use of AI and our ability to provide, improve, or commercialize our cloud services, and could require additional compliance measures and changes to our operations and processes.

Moreover, the intellectual property ownership and license rights, including copyright, surrounding AI technologies has not been fully addressed by courts or laws or regulations, and the use or adoption of AI technologies into our offerings may result in exposure to claims of copyright infringement or other intellectual property misappropriation. As the legal and regulatory framework for AI and automated decision making evolves, we may not always be able to anticipate how to respond to these laws or regulations, and compliance may adversely impact our operations and involve significant expenditure and resources. Any failure by us to comply may result in significant liability, potential increases in civil claims against us, negative publicity, an erosion of trust, and/or increased regulation and could materially adversely affect our business, results of operations, and financial condition.

Issues in the development and use of AI may result in reputational or competitive harm or liability.

We continue to incorporate AI into our cloud services and infrastructure, and we are also providing computing power for our customers to use in solutions that they build. We are providing supporting/computing power to clients, including our strategic partners who develop AI systems. We expect this integration of AI into our offerings and our business in general to grow. AI presents risks and challenges that could affect its adoption, and therefore our business. AI algorithms or training methodologies may be flawed. Datasets may be overbroad, insufficient, or contain biased information. Content generated by AI systems may be offensive, illegal, or otherwise harmful. Ineffective or inadequate AI development or deployment practices by others could result in incidents that impair the acceptance of AI solutions or cause harm to individuals, customers, or society, or result in our services not working as intended. Human review of certain outputs may be required. As a result of these and other challenges associated with innovative technologies, our implementation of cloud services could subject us to competitive harm, regulatory action, legal liability, including under new proposed legislation regulating AI in jurisdictions, new applications of existing data protection, privacy, intellectual property, and other laws, and brand or reputational harm. Some AI scenarios present ethical issues or may have broad impacts on society. If we provide supporting/cloud services that have unintended consequences, unintended usage or customization by our customers and partners, or are controversial because of their impact on human rights, privacy, employment, or other social, economic, or political issues, we may experience brand or reputational harm, adversely affecting our business and consolidated financial statements.

Risks Related to our Development of Data Center Assets

We are at an early stage of development of our business, currently have limited sources of revenue, and may not become profitable in the future.

We are subject to the risks and uncertainties of a new business and have not generated any revenues from this business segment to date.

As we grow and develop as a business, we will attempt to reduce the impact of variability on our revenue and colocation costs by entering into long-term contracts at each site. Given that we have only a limited history of developing data center assets, the long-term profitability of these contracts cannot be presently determined. If we are unable to successfully implement our development plan or to increase our generation of revenue, we will not remain profitable in the future.

We intend to continue scaling our company to increase our customer base and implement initiatives, including new business lines and global expansion. These efforts may prove more expensive than we currently anticipate and may not result in increased revenue or profitability in the short term or at all. We will also incur increased compliance costs associated with growth, expanding our customer base, and being a public company. Our efforts to grow our business may be costlier than we expect, or the revenue growth rate may be slower than we expect. There can be no assurance that we will operate profitably in the future.

We may be unable to access sufficient additional capital needed to grow our business.

We expect to need to raise substantial additional capital to expand our data center operations, pursue our growth strategies and to respond to competitive pressures or unanticipated working capital requirements. However, market conditions may limit our ability to raise funds in a timely manner, in sufficient quantities, or on terms acceptable to us, if at all, which could impair our growth and adversely affect our existing operations. If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests, and the per share value of our ordinary shares could decline. Furthermore, if we engage in debt financing, the holders of debt would have priority over the holders of our ordinary shares on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, pay dividends to our shareholders, or take other actions. We may also be required to maintain specified liquidity or other ratios that could otherwise not be in the interests of our stockholders. If we are unable to raise the additional capital needed to execute our future strategic growth initiatives, we may be less competitive in our industry and the results of these provisions could make investing in the Company’s Class A Ordinary Common Stock less attractive to investors and could limit our ability to obtain adequate financing on a timely basis or on acceptable terms in the future, which could have significant harmful effects on our financial condition and business and could include substantial limitations on our ability to continue to conduct operations.

We are subject to a highly evolving regulatory landscape and any adverse changes to or our failure to comply with any laws or regulations could adversely affect our business, prospects or operations.

Our customers’ businesses are subject to extensive laws, rules, regulations, policies and legal and regulatory guidance, including those governing securities, commodities, exchange and transfer, data governance, data protection, cybersecurity and tax. Many of these legal and regulatory regimes were adopted prior to the advent of the Internet, mobile technologies, AI and related technologies, cloud services and data center operations. As a result, they do not contemplate or address unique issues associated with AI, are subject to significant uncertainty, and vary widely across the U.S. and Australia. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another.

Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of AI, requires us to exercise our judgment as to whether certain laws, rules and regulations apply to us or our customers, and it is possible that governmental bodies and regulators may disagree with our or our customers’ conclusions. To the extent we or our customers have not complied with such laws, rules and regulations, we could be subject to significant fines and other regulatory consequences, which could adversely affect our business, prospects or financial condition.

Ongoing and future regulatory actions could effectively prevent our customers’ and our ongoing or planned co-hosting operations, limiting or preventing future revenue generation by us or rendering our operations obsolete. Such actions could severely impact our ability to continue to operate and our ability to continue as a going concern or to pursue our strategy at all, which would have a material adverse effect on our business, prospects or financial condition.

Our business depends upon the demand for data centers.

We intend to be in the business of owning, acquiring, developing and operating assets used in data centers. A reduction in the demand for data center assets, power or connectivity would have a greater adverse effect on our business and financial condition than if our assets were devoted to a less specialized use. Our substantial development activities make us particularly susceptible to general economic slowdowns, as well as adverse developments in the data center, Internet, AI and data communications and broader technology industries. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers. Any such slowdown or adverse development could lead to reduced corporate IT spending or reduced demand for data center assets. Changes in industry practice or in technology could reduce demand for the physical data center assets we provide. In addition, our customers may choose to develop new data centers or expand their own existing data centers or consolidate into data centers that we do not own or operate, which could reduce demand for our newly developed data centers or result in the loss of one or more key customers. If any of our potential key customers were to do so, it could result in a loss of business to us or put pressure on our pricing. Mergers or consolidations of technology companies could reduce further the number of our potential customers and make us more dependent on a more limited number of potential customers. If our customers merge with or are acquired by other entities that are not our customers, they may discontinue or reduce the use of our data centers in the future. Our financial condition, results of operations, cash flow, cash available for distribution and ability to satisfy our debt service obligations could be materially adversely affected as a result of any or all of these factors.

Our business is expected to have significant customer concentration.

We expect to generate a large portion of our revenue from a small number of customers. There are inherent risks whenever a large percentage of total revenue is concentrated with a limited number of customers. If we were to lose one or more of our potential customers, our operating results could be materially adversely affected.

We expect that the limited number of our potential customers will account for a high percentage of our revenue for the foreseeable future. In addition, demand for our services generated by these customers may fluctuate significantly from quarter to quarter. The expected concentration of our customer base could increase risks related to the financial condition of our customers, and the deterioration in financial condition of a single customer or the failure of a single customer to perform its obligations could have a material adverse effect on our results of operations and cash flow. In the event that any of our potential customers experience a decline in their equipment usage for any reason, or decide to discontinue the use of our facilities, we may be compelled to lower our prices or risk losing a significant customer. Such developments could adversely affect our profit margins and financial position, leading to a negative impact on our revenue and operational results.

Failure to attract, grow and retain a diverse and balanced customer base, could adversely affect our business and operating results.

Our ability to attract, grow and retain a diverse and balanced customer base, consisting of enterprises, cloud service providers, network service providers, and digital economy customers, may affect our ability to grow our business. Our ability to attract customers to our data centers will depend on a variety of factors, including our product offerings, the presence of carriers, the overall mix of customers, the presence of key customers attracting business through ecosystems, the data center’s operating reliability and security and our ability to effectively market our product offerings. Our inability to develop, provide or effectively execute any of these factors may adversely affect the development, growth and retention of a diverse and balanced customer base and adversely affect our business, financial condition and results of operations.

Our new services and changes to existing services could fail to attract or retain users or generate revenue and profits, or otherwise adversely affect our business.

Our ability to retain, increase, and engage our customer base and to increase our revenue depends heavily on our ability to continue to evolve our existing services and to create successful new services, both independently and in conjunction with developers or other third parties. We may introduce significant changes to our existing services or acquire or introduce new and unproven services, including using technologies with which we have little or no prior development or operating experience. These efforts, including the introduction of new services or changes to existing services, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. If our new services fail to engage users or developers, or if our business plans are unsuccessful, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected.

We intend to depend upon third-party suppliers for power, and we are vulnerable to service failures and price increases by such suppliers and to volatility in the supply and price of power in the open market.

We intend to rely on third parties to provide power to our data centers, and we cannot ensure that these third parties will deliver such power in adequate quantities or on a consistent basis. We may also be reliant on third parties to deliver additional power capacity to support the growth of our business. If the amount of power available to us is inadequate to support customer requirements, we may be unable to satisfy our obligations to our customers or grow our business. In addition, our data centers may be susceptible to power shortages and planned or unplanned power outages caused by these shortages. Power outages may last beyond our backup and alternative power arrangements, which would harm our customers and our business. Any loss of services or equipment damage could adversely affect both our ability to generate revenues and our operating results, harm our reputation and potentially lead to customer disputes or litigation.

In addition, we may be subject to risks and unanticipated costs associated with obtaining power from various utility companies. Utilities that serve our data centers may be dependent on, and sensitive to price increases for, a particular type of fuel, including hydroelectric. In addition, the total cost of delivered electricity could increase as a result of: regulations intended to regulate carbon emissions and other pollutants, ratepayer surcharges related to recovering the cost of extreme weather events and natural disasters, geopolitical conflicts, military conflicts, grid modernization charges, as well as other charges borne by ratepayers. Increases in the cost of power at any of our data centers could put those locations at a competitive disadvantage relative to data centers that are supplied power at a lower price.

We will depend on third parties to provide network connectivity to the customers in our data centers and any delays or disruptions in connectivity may materially adversely affect our operating results and cash flow.

We are not a telecommunications carrier. We believe that the availability of carrier capacity will directly affect our ability to achieve our projected results. Any carrier may elect not to offer its services within our data centers. Any carrier that has decided to provide network connectivity to our data centers may not continue to do so for any period of time. Further, some carriers are experiencing business difficulties or have announced consolidations. As a result, some carriers may be forced to downsize or terminate connectivity within our data centers, which could have an adverse effect on the business of our customers and, in turn, our own operating results.

Our data centers may require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to data centers is complex and involves factors outside of our control, including regulatory requirements and the availability of construction resources. We intend to obtain the right to use network resources owned by other companies, in order to attract telecommunications carriers and customers to our portfolio. If the establishment of highly diverse network connectivity to our data centers does not occur, is materially delayed or is discontinued, or is subject to failure, our operating results and cash flow may be materially adversely affected. Additionally, any hardware or fiber failures on this network may result in significant loss of connectivity to our data centers. This could negatively affect our ability to attract new customers or retain existing customers, which could have an adverse effect on our business, financial condition and results of operations.

Any delays or unexpected costs in the development of any new properties acquired for development may delay and harm our growth prospects, future operating results and financial condition.

We intend to build out additional data centers in the future based on signed letters of intent at significant cost. Our successful development of this and future projects is subject to many risks, including those associated with:

●	delays in construction, or changes to the plans or specifications;

●	budget overruns, increased prices for raw materials or building supplies, or lack of availability and/or increased costs for specialized data center components, including long lead time items such as generators;

●	construction site accidents and other casualties;

●	financing availability, including our ability to obtain construction financing and permanent financing, or increases in interest rates or credit spreads;

●	labor availability, costs, disputes and work stoppages with contractors, subcontractors or others that are constructing the project;

●	failure of contractors to perform on a timely basis or at all, or other misconduct on the part of contractors

●	access to sufficient power and related costs of providing such power to our customers;

●	environmental issues;

●	supply chain constraints;

●	fire, flooding, earthquakes and other natural disasters;

●	pandemics;

●	geological, construction, excavation and equipment problems; and

●	delays or denials of entitlements or permits, including zoning and related permits, or other delays resulting from requirements of public agencies and utility companies.

In addition, development activities, regardless of whether they are ultimately successful, also typically require a substantial portion of our management’s time and attention. This may distract our management from focusing on other operational activities of our business. If we are unable to complete development projects successfully and on a timely basis, our business may be adversely affected.

If we incorrectly estimate our hosting capacity requirements and related capital expenditures, our results of operations could be adversely affected.

We will be continuously evaluating our capacity requirements in order to effectively manage our capital expenditures and operating results. However, we may be unable to accurately project our future capacity needs or sufficiently allocate resources to address such needs. If we underestimate these requirements, we may not be able to provide sufficient service to existing customers or may be required to limit new customer acquisition, both of which may materially and adversely impair our results of operations.

Certain natural disasters or other external events, including climate change or mechanical failures, could harm our business, financial condition, results of operations, cash flows, and prospects.

We may also experience disruptions due to mechanical failure, human error, physical or electronic security breaches, war, terrorism, fire, earthquake, pandemics, hurricane, flood and other natural disasters, sabotage and vandalism. Our systems may be susceptible to damage, interference, or interruption from modifications or upgrades, power loss, telecommunications failures, computer viruses, ransomware attacks, computer denial of service attacks, phishing schemes, or other attempts to harm or access our systems. Such disruptions could materially and adversely affect our business and our financial condition, operating results, cash flows, and prospects.

In addition, there continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty for our business. With the energy demand of our business, we may become a target for future environmental and energy regulation. New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.

Given the political significance and uncertainty around the impact of climate change and how it should be addressed, and energy disclosure and use regulations, we cannot predict how legislation and regulation will affect our financial condition and results of operations in the future in the U.S. and Australia. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change or energy use by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition.

Should we have additional space available for lease at any one of our data centers, our ability to lease this space to existing or new customers could be constrained by our ability to provide sufficient electrical power.

As our future customers increase their power footprint in our data centers over time, the corresponding reduction in available power could limit our ability to increase occupancy rates or network density within our existing or future data centers. Furthermore, our aggregate maximum contractual obligation to provide power and cooling to our customers may exceed the physical capacity at such data centers if customers were to quickly increase their demand for power and cooling. Should this occur and we are not able to increase the available power and/or cooling or move the customer to another location within our data centers with sufficient power and cooling to meet such demand, we could lose the customer as well as be exposed to liability under our customer agreements. In addition, our power and cooling systems will be difficult and expensive to upgrade. Accordingly, we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our customers. Any such material loss of customers, liability or additional costs could adversely affect our business, financial condition and results of operations.

Increased scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance (“ESG”) practices and the impacts of climate change may result in additional costs or risks.

Companies across many industries are facing increasing scrutiny related to their ESG practices. Investor advocacy groups, certain institutional investors, investment funds and other influential investors are also increasingly focused on ESG practices and in recent years have placed increasing importance on the non-financial impacts of their investments. Furthermore, increased public awareness and concern regarding environmental risks, including global climate change, has resulted and may continue to result in increased public scrutiny of our business and our industry, and our management team may divert significant time and energy away from our operations and towards responding to such scrutiny and reassuring our employees.

We intend to embrace the sustainability of our data centers and will look to have our data centers running on carbon-free renewable energy wherever possible. The SEC has proposed rule changes that would require companies to include certain climate-related disclosures such as climate-related risks that are reasonably likely to have a material impact on business, results of operations, or financial conditions. Should such proposed rules be adopted, increased public scrutiny of our business may affect our operations, competitive position, and financial condition.

In addition, the physical risks of climate change may impact the availability and cost of materials and natural resources, sources and supply of energy, could increase our insurance and other operating costs, including, potentially, to repair damage incurred as a result of extreme weather events or to renovate or retrofit facilities to better withstand extreme weather events. If environmental laws or regulations or industry standards in the U.S. or Australia are either changed or adopted and impose significant operational restrictions and compliance requirements on our operations, or if our operations are disrupted due to the physical impacts of climate change, our business, capital expenditures, results of operations, financial condition and competitive position could be negatively impacted.

Cancellation or withdrawal of required operating and other permits and license.

We must obtain various permits, approvals and/or licenses in order to construct and operate our planned data center facilities. If such permits, approvals and/or licenses are not granted, or if they are lost, suspended, terminated or revoked, it may result in delays in construction of our facilities, require us to halt all or part of our operations, or cause us to be exposed to financial or other penalties at the affected locations. Such circumstances could have a material adverse effect on our business, financial condition and operating results.

Our operations are subject to environmental laws and regulations that may increase costs of operations, impact or limit business plans, or expose us to environmental liabilities.

As we develop data center assets, we may become subject to environmental laws and regulations affecting many aspects of our operations, including those affecting the development of data center assets. These laws and regulations can increase capital, operating and other costs; cause delays as a result of litigation and administrative proceedings; and create environmental compliance, remediation, containment, monitoring and reporting obligations for construction materials facilities. Environmental laws and regulations can also require us to install pollution control equipment at facilities we may someday operate, and correct environmental hazards, including payment of all or part of the cost to remediate sites where activities of other parties, caused environmental contamination. These laws and regulations generally require us to obtain and comply with a variety of environmental licenses, permits, inspections and other approvals. Although we intend to strive to comply with all applicable environmental laws and regulations, public and private entities and private individuals may interpret our legal or regulatory requirements differently and seek injunctive relief or other remedies against us. We cannot predict the outcome, financial or operational, of any such litigation or administrative proceedings.

Existing environmental laws and regulations may be revised and new laws and regulations seeking to protect the environment may be adopted or become applicable to us. These laws and regulations could require us to limit the use or output of certain facilities; prohibit or restrict new or existing services; retire and replace certain facilities; install pollution controls; remediate environmental impacts; remove or reduce environmental hazards; or forego or limit the development of resources and certain facilities where it operates. Revised or new laws and regulations that increase compliance and disclosure costs and/or restrict operations could adversely affect our results of operations, financial conditions and cash flows.

Risks Relating to Laws, Regulatory Frameworks, and Legal Action affecting SharonAI

Our business and financial condition may be materially adversely affected by changes to and/or increased regulation of energy sources.

Governmental authorities have and may continue to pursue and implement legislation and regulation that seeks to limit the amount of carbon dioxide produced from electricity generation, which, in the event any of our services are powered by non-renewable energy sources, would affect our ability to source electricity from fossil fuel-fired electric generation in a potentially material adverse manner. Potential increases in costs arising from compliance and environmental monitoring may adversely affect our operations and financial performance.

HPC/AI and data center activities are energy-intensive, which may restrict the geographic locations of our activities to locations with renewable sources of power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to HPC and data center operators, including us.

HPC/AI cloud services and data centers require significant amounts of electrical power, and electricity costs are expected to continue to account for a material portion of our operating costs. There has been a substantial increase in the demand for and cost of electricity for computing purposes, and this has had varying levels of impact on local electricity supply. The availability and cost of electricity will impact the geographic locations in which we choose to locate our compute and storage servers and our data center development projects, and the availability and cost of electricity in the geographic locations in which our equipment facilities are located will impact our business, cash flows, results of operations and financial condition.

Should our operations require more electricity than can be supplied or generated in the areas where our compute and storage servers and our data center development project are located or should the electrical transmission grid and distribution or generation systems be unable to provide the regular supply of electricity required, we may have to limit or suspend activities or reduce the speed of our proposed expansion, either voluntarily or as a result of either quotas or restrictions imposed by energy companies or governments, or increased prices for certain users (such as us). If we are unable to procure or generate electricity at a suitable price, as applicable, we may have to shut down our operations in that particular jurisdiction either temporarily or permanently. Additionally, our HPC/AI cloud services equipment and systems and our data center development projects would be materially adversely affected by power outages including outages affecting power generation at our data center development sites, as applicable. Given the power requirement, it may not be feasible to run HPC/AI cloud services on back-up power generators in the event of a government restriction on electricity or a power outage, which may be caused by climate change, weather, acts of God, wild fires, pandemics, falling trees, falling distribution poles and transmission towers, transmission and distribution cable cuts, failure of power generation at our planned data center development site, including failures in fuel supply, other natural and man-made disasters, other force majeure events in the electricity market and/or the negligence or malfeasance of others. If we are unable to receive adequate power supply and we are forced to reduce our operations due to the lack of availability or cost of electrical power, our business could experience materially adverse impacts.

We are subject to governmental regulation and other legal obligations related to data privacy, data protection and information security. If we are unable to comply with these, we may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity.

We collect and process data, including personal, financial and confidential information about individuals, including our employees and business partners; however, not of any customers or other third parties. The collection, use and processing of such data about individuals are governed by data privacy laws and regulations enacted in the U.S. (federal and state), and other jurisdictions around the world. These data privacy laws and regulations are complex, continue to evolve, and on occasion may be inconsistent between jurisdictions leading to uncertainty in interpreting such laws and it is possible that these laws, regulations and requirements may be interpreted and applied in a manner that is inconsistent with our existing information processing practices, and many of these laws are significantly litigated and/or subject to regulatory enforcement. The implication of this includes that various federal, state and foreign legislative or regulatory bodies may enact or adopt new or additional laws and regulations concerning data privacy, data retention, data transfer, and data protection. Such laws may continue to restrict or dictate how we collect, maintain, combine and disseminate information and could have a material adverse effect on our business, results of operations, financial condition and prospects.

In the United States, there are numerous federal and state laws and regulations that could apply to our operations or the operations of our partners, including data breach notification laws, financial information and other data privacy laws, and consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of personal information.

Failure to comply with anti-corruption and anti-money laundering laws, including the Foreign Corrupt Practices Act (the “FCPA”) and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences.

We operate an international business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We are subject to the FCPA, and other applicable anti-corruption and anti-money laundering laws in certain countries in which we conduct activities. The FCPA prohibits providing, offering, promising, or authorizing, directly or indirectly, anything of value to government officials, political parties, or political candidates for the purpose of obtaining or retaining business or securing any improper business advantage.

In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA, or other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, contractors, agents or other partners or representatives fail to comply with these laws and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, operating results, prospects and financial condition. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. The Company mandates compliance with anti-corruption laws under its Bribery, Corruption and Fraud Policy, as well as its Code of Ethics and Business Conduct. However, there can be no assurance that the Company’s internal control policies and procedures will always protect the Company from recklessness, fraudulent behavior, dishonesty or other inappropriate acts by its employees, contractors or third-party agents.

Any violation of applicable anti-corruption laws, anti-money laundering laws or the FCPA could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, operating results, prospects and financial condition. In addition, responding to any enforcement action or internal investigation related to alleged misconduct may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Agreements with Foreign Counterparties and Foreign Governing Laws.

Certain contracts entered into by the Company’s subsidiaries are with foreign counterparties and/or are governed by foreign laws. In some instances, agreements may be silent as to governing law or jurisdiction, which may create uncertainty as to the applicable legal framework and increase the risk of jurisdictional or forum disputes. Where agreements are governed by foreign laws, any disputes arising under those contracts would be determined in accordance with the laws of the relevant foreign jurisdiction. This may result in uncertainty as to how contractual terms will be interpreted and enforced, and may expose the Company to unfamiliar legal standards, procedural requirements and remedies. Resolving disputes in foreign jurisdictions may also be costly, time-consuming and complex, and may divert management attention and resources. Any adverse outcome in respect of such disputes, or the costs associated with enforcing or defending contractual rights in foreign jurisdictions, could have a material adverse effect on the Company’s business, financial condition and results of operations.

Regulatory restrictions that target AI, including, but not limited to, export restrictions may have a material adverse impact on our intended operations.

The increasing focus on the strategic importance of AI technologies has already resulted in regulatory restrictions that target products and services capable of enabling or facilitating AI, and may in the future result in additional restrictions impacting some or all of our service offerings. Such restrictions could include additional unilateral or multilateral export controls on certain products or technology, including, but not limited to, AI technologies. As geopolitical tensions have increased, semiconductors associated with AI, including GPUs and associated products, are increasingly the focus of export control restrictions proposed by stakeholders in the U.S. and its allies, and it is likely that additional unilateral or multilateral controls will be adopted. Such controls may be very broad in scope and application, prohibit us from exporting our services to any or all customers in one or more markets or could impose other conditions that limit our ability to serve demand abroad and could negatively and materially impact our business, revenue, and financial results. Export controls targeting GPUs and semiconductors associated with AI, which are increasingly likely, would restrict our ability to export our technology, services even though competitors may not be subject to similar restrictions, creating a competitive disadvantage for us and negatively impacting our business and financial results. Increasing use of economic sanctions may also impact demand for our services, negatively impacting our business and financial results. Additional unilateral or multilateral controls are also likely to include deemed export control limitations that negatively impact the ability of our research and development teams to execute our roadmap or other objectives in a timely manner. Additional export restrictions may not only impact our ability to serve overseas markets, but also provoke responses from foreign governments, including China, that negatively impact our ability to provide our services to customers in all markets worldwide, which could also substantially reduce our revenue.

During the third quarter of fiscal year 2023, the U.S. government announced new export restrictions and export licensing requirements targeting China’s semiconductor and supercomputing industries. These restrictions impact exports of certain chips, as well as software, hardware, equipment, and technology used to develop, produce, and manufacture certain chips, to China (including Hong Kong and Macau) and Russia. The new license requirements also apply to any future NVIDIA integrated circuit achieving certain peak performance and chip-to-chip I/O performance thresholds, as well as any system or board that includes those circuits. There are also now licensing requirements to export a wide array of products, including networking products, destined for certain end users and for certain end uses in China.

Management of these new license and other requirements is complicated and time consuming. Our results and competitive position may be harmed if we are restricted in offering our services, if customers purchase services from competitors, if customers develop their own internal solution, if we are unable to provide contractual warranty or other extended service obligations, if the U.S. government does not grant licenses in a timely manner or denies licenses to significant customers, or if we incur significant transition costs. Even if the U.S. government grants any requested licenses, the licenses may be temporary or impose burdensome conditions that we cannot or choose not to fulfill. The new requirements may benefit certain of our competitors, as the licensing process will make our pre-sale and post-sale technical support efforts more cumbersome and less certain, and encourage customers to pursue alternatives to our services.

The Company’s operations involve the provision of high-performance computing infrastructure and software, including advanced GPUs and related services, which may have dual-use applications.

As a result, certain activities and customer contracts entered into by the Company may be subject to regulation under the Defence Trade Controls Act 2012 (Cth), the Weapons of Mass Destruction (Prevention of Proliferation) Act 1995 (Cth), and other applicable export laws relating to import, export, re-export or transfer controls, restrictions, trade and economic sanctions laws and regulations, including without limitation, administered or enforced by any government or intergovernmental organization, including Australia, the United States, the European Union, the United Kingdom, the United Nations and China, including any implementing rules, regulations, orders and notices issued under those applicable laws (Trade Laws).

Customer contracts under which services may be accessed or utilized by foreign nationals or across multiple jurisdictions, are subject to certain Trade Laws which may require the Company to obtain permits, licenses, consents, approvals and authorizations, or otherwise comply with those laws. Failure to obtain any required permits, licenses, consents, approvals, authorizations or other permissions in a timely manner, may restrict or prohibit the Company from providing services to its customers potentially entitling the customer to suspend or terminate the contract in accordance with its terms. If any such customer contract is terminated as a result of the Company’s failure to obtain the necessary permits, licenses, approvals or authorizations required under applicable Trade Laws, this could have a material adverse effect on the Company’s financial performance and financial position, particularly if the Company is unable to re-contract the relevant GPU capacity to alternative customers on comparable terms.

The Company may be required to perform customer due diligence, obtain end user certifications, limit or refuse service to certain customers, suspend or terminate existing customer arrangements, or restructure aspects of its business model in order to comply with applicable Trade Laws.

Failure to comply with Trade Laws could result in civil or criminal penalties, loss of licenses or permits, reputational damage, and/or restrictions on the Company’s ability to provide services to certain customers or in certain jurisdictions. In addition, compliance obligations may increase the Company’s operational complexity and costs, and could adversely impact its ability to scale its business.

Our Australian operations are subject to export control laws that may restrict certain activities

Our Australian subsidiary, SAI AU Holding Co Pty Ltd, is subject to Australian export control laws. While Defence Export Controls (DEC) has advised that our Token-as-a-Service technology does not currently require an export permit under the Defence and Strategic Goods List, this assessment expires after 12 months. The Defence and Strategic Goods List is updated regularly, and any changes could result in our technology becoming subject to additional export control requirements. We are also independently responsible for obtaining authorizations from the Australian Department of Foreign Affairs and Trade before exporting, supplying, or brokering our technology to any sanctioned destination or entity. Failure to comply with applicable export control laws could result in penalties, reputational harm, and disruption to our business.

Risks Related to Ownership of the Company’s Securities

The price of the Company’s Class A Ordinary Common Stock may be volatile.

If a public trading market does develop for the Company’s Class A Ordinary Common Stock, its market price is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	the concentration of the ownership of our shares by a limited number of affiliated stockholders may limit interest in our securities;

●	limited “public float” with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the Company’s Class A Ordinary Common Stock;

●	additions or departures of key personnel;

●	loss of a strategic relationship;

●	variations in operating results from the expectations of securities analysts or investors;

●	announcements of new products or services by us or our competitors;

●	reductions in the market share of our products;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	investor perception of our industry or prospects;

●	insider selling or buying;

●	investors entering into short sale contracts;

●	regulatory developments affecting our industry;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	sales of the Company’s Class A Ordinary Common Stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

●	and economic and other external factors.

Many of these factors are beyond our control and may decrease the market price of the Company’s Class A Ordinary Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for the Company’s Class A Ordinary Common Stock will be at any time, including as to whether the Company’s Class A Ordinary Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of the Company’s Class A Ordinary Common Stock for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Class A Ordinary Common Stock.

There is currently a limited U.S. public market for our Class A Ordinary Common Stock, the stock price of our Class A Ordinary Common Stock may be volatile or may decline regardless of our operating performance and you may not be able to resell your Class A Ordinary Common Stock at or above the price you acquired such Class A Ordinary Common Stock.

Since there is a limited U.S. public market for our Class A Ordinary Common Stock, the stock price of our Class A Ordinary Common Stock may be volatile or may decline regardless of our operating performance. Due to the limited U.S. public market for our Class A Ordinary Common Stock you may not be able to resell your Class A Ordinary Common Stock at or above the price you acquired such Class A Ordinary Common Stock.

Further, having a limited trading market in the United States may also impair our ability to raise capital by selling our Class A Ordinary Common Stock and may impair our ability to enter into strategic collaborations or acquire companies or products by using our Class A Ordinary Common Stock as consideration.

The Company’s Class A Ordinary Common Stock is thinly traded, and investors may be unable to sell some or all of their shares at the price they would like, or at all, and sales of large blocks of shares may depress the price of the Company’s Class A Ordinary Common Stock.

The Company’s Class A Ordinary Common Stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of the Company’s Class A Ordinary Common Stock at prevailing prices at any given time may be relatively small or nonexistent. As a consequence, there may be periods of several days or more when trading activity in shares of the Company’s Class A Ordinary Common Stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. This could lead to wide fluctuations in our share price. Investors may be unable to sell their common stock at or above their purchase price, which may result in substantial losses. Also, as a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of the Company’s Class A Ordinary Common Stock in either direction. The price of shares of the Company’s Class A Ordinary Common Stock could, for example, decline precipitously in the event a large number of share of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price.

There is no assurance that an investment in our securities will earn any positive return.

There is no assurance that an investment in our securities will earn any positive return. An investment in our securities involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our securities is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

Our Stock could be delisted from Nasdaq should we fail to maintain compliance with the listing standards of Nasdaq

Even though our Class A Ordinary Common Stock is listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the Nasdaq continued listing standards, a failure of which could result in a de-listing of our securities.

In order to maintain our listing on the Nasdaq Capital Market, Nasdaq requires that we satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Class A Ordinary Common Stock and would impair your ability to sell or purchase our Class A Ordinary Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Class A Ordinary Common Stock to become listed again, stabilize the market price or improve the liquidity of our Class A Ordinary Common Stock, or prevent future non-compliance with the listing requirements. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders: the liquidity of our Class A Ordinary Common Stock; the market price of our Class A Ordinary Common Stock; our ability to obtain financing for the continuation of our operations; the number of investors that will consider investing in our Class A Ordinary Common Stock; the number of market makers in our Class A Ordinary Common Stock; the availability of information concerning the trading prices and volume of our Class A Ordinary Common Stock; and the number of broker-dealers willing to execute trades in shares of our Class A Ordinary Common Stock.

Sales of a substantial number of our Class A Ordinary Common Stock, including up to an additional 8,500,000 shares that may be issued in future potential offerings and commercial transactions or upon conversion of convertible instruments, may adversely affect the market price of our Class A Ordinary Common Stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our Class A Ordinary Common Stock in the public market or otherwise, or the perception that such sales could occur, could adversely affect the market price of our Class A Ordinary Common Stock. $350 million of convertible notes issued in May 2026 (the “May 2026 Convertible Notes”) can convert into up to 11,292,009 shares of our Class A Ordinary Common Stock. In addition, the Convertible Notes registered for resale pursuant to this prospectus can convert into up to 12,922,858 shares of our Class A Ordinary Common Stock. We may also issue up to an additional 8,500,000 shares of Class A Ordinary Common Stock in the future pursuant to potential offerings and commercial transactions, which could further increase the number of outstanding shares. In addition, our Certificate of Incorporation permits the issuance of 100,000,000 shares of Class A Ordinary Common Stock. Thus, we could issue substantial amounts of Class A Ordinary Common Stock in the future, which would dilute the percentage ownership of our stockholders.

If certain outstanding convertible notes are not converted and are required to be repaid in full on their respective maturity dates, it could have a material adverse effect on the Company’s financial position and results of operations.

The May 2026 Convertible Notes are automatically convertible upon the occurrence of certain events as described in the notes. Failure of these events to occur prior to the maturity date would require the Company to repay these notes in full with all accrued interest, which could have a material adverse effect on the Company’s financial position and results of operations. In addition, in June 2026, the Company issued $700 million aggregate principal amount of Notes, which are senior, unsecured obligations that mature on June 15, 2032, bear interest at a rate of 4.75% per year, and are convertible into shares of Class A Ordinary Common Stock. If these notes are not converted prior to their maturity date, the Company would be required to repay the outstanding principal and all accrued interest in cash, which could have a material adverse effect on the Company’s financial position and results of operations.

The holders of shares of Class B Super Common Stock own a significant voting percentage of our stock and are able to exert significant control over matters subject to stockholder approval.

All 136,341 shares of our Class B Super Common Stock are held by three stockholders. Each share of Class B Super Common Stock has one hundred and sixty (160) votes on any matter brought before the stockholders for a vote, which means that the three stockholders who own all of the Class B Super Common Stock have, collectively, 21,814,560 votes on any matter subject to stockholder approval. There are currently 35,667,164 shares of Class A Ordinary Common Stock outstanding, and each such share only has one (1) vote on any matter brought before the stockholders for a vote. Thus, the three holders of shares of Class B Super Common Stock may together be able to determine all matters requiring stockholder approval. For example, these three stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for the Company’s stock that you may feel are in your best interest as one of our stockholders. The Company’s Certificate of Incorporation only authorizes 100,000,000 shares of Class A Ordinary Common Stock, which means that even if every authorized share of authorized Class A Ordinary Common Stock was issued and outstanding, the three holders of shares of Class B Super Common Stock would still have significant voting capacity. Further information is available in the Security ownership of certain beneficial owners and management section on page 153.

Our dual-class capital structure, including the disproportionate voting power conferred by the Class B Super Common Stock, may deter institutional investors from purchasing or holding our Class A Ordinary Common Stock, or could prevent us from listing on some exchanges, which could adversely affect the liquidity and market price of our Class A Ordinary Common Stock.

Our capital structure includes Class B Super Common Stock, each share of which carries one hundred and sixty (160) votes per share compared to one (1) vote per share for our Class A Ordinary Common Stock. As a result, the holders of our Class B Super Common Stock collectively exercise voting control over the Company disproportionate to their economic interest. Many stock exchanges and institutional investors, including certain index funds, mutual funds, pension funds, and other large asset managers, have adopted policies that restrict or prohibit investment in or the listing of companies with dual-class or multi-class share structures that provide disproportionate voting rights to certain stockholders. In addition, certain proxy advisory firms and governance organizations have adopted policies that recommend voting against or withholding support from directors of companies with such structures. As a result of these policies and practices, our dual-class capital structure may cause institutional investors to decline to purchase, or to sell, shares of our Class A Ordinary Common Stock, and may cause some stock exchanges to reject listing shares of our Class A Ordinary Common Stock, which could reduce demand for our Class A Ordinary Common Stock, impair the development of an active and liquid trading market for our Class A Ordinary Common Stock, and result in a lower market price for our Class A Ordinary Common Stock than might otherwise prevail. Furthermore, reduced institutional ownership may limit our ability to raise capital through future equity offerings on favorable terms, if at all, and may reduce analyst coverage of our Class A Ordinary Common Stock. There can be no assurance that the trading market for our Class A Ordinary Common Stock will be sufficiently liquid to allow stockholders to sell their shares at the time and price they desire.

The requirements of being a public company may strain our resources and distract management and we will incur substantial costs as a result of being a public company.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These rules, regulations and requirements are extensive. Our securities may be subject to additional regulatory scrutiny because we became public through a merger with a shell company. We will incur significant costs associated with our public company corporate governance and reporting requirements. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more corporate employees to comply with these requirements or engage outside consultants, which would increase our costs and expenses. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this prospectus and in the filings that we are required to make as a public company, our business, operating results and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Our management has concluded that our internal controls over financial reporting were not effective, as December 31, 2025 as a result of management’s identification of a material weakness in our internal control over financial reporting related to the accounting for complex financial instruments. While management believes that it has remediated the material weakness, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

A decline in the price of the Company’s Class A Ordinary Common Stock could affect the Company’s ability to raise working capital and adversely impact the Company’s ability to continue operations.

A prolonged decline in the price of the Company’s Class A Ordinary Common Stock could result in a reduction in the liquidity of the common stock and a reduction in our ability to raise capital. A decline in the price of the Company’s Class A Ordinary Common Stock could be especially detrimental to our liquidity, operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and services and continue current operations. If the Company’s Class A Ordinary Common Stock’s price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in the Company’s capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on the Company’s Class A Ordinary Common Stock and do not intend to pay cash dividends on the Company’s Class A Ordinary Common Stock in the foreseeable future. In addition, the Indenture for the May 2026 Convertible Notes and our Convertible Notes prohibit the payment of any dividends while such Notes are outstanding. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that our Board decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell Class A Ordinary Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Class A Ordinary Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our business.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our business operations. Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future. Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on our businesses (either due to our reliance on imported goods or dependence on access to foreign markets).

Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, our business may be negatively impacted.

Inflationary pressures and persistently high prices and uncertain availability of inputs used by us and our suppliers, or instability in logistics and related costs, could negatively impact our profitability. Pending tariffs proposed by the Trump Administration, may also negatively impact the cost structure of our supply chain, and the Company may not be able to pass these price increases on to its customers.

Increases in prices, including because of inflation and rising interest rates, for inputs that we and our suppliers use in manufacturing products, systems, components and parts, or increases in logistics and related costs, have led in the past and may lead in the future to higher production costs for parts, components and vehicles. Geopolitical risks, fluctuations in supply and demand, fluctuations in interest rates, any weakening of the U.S. dollar in comparison with other currencies, and other economic and political factors have created and may continue to create pricing pressure for our inputs. These inflationary pressures could, in turn, negatively impact our profitability because we may not be able to pass all of those costs on to our customers or require our suppliers to absorb such costs.

Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

We are a “smaller reporting company” and “emerging growth company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make the Company’s Class A Ordinary Common Stock less attractive to investors.

We are a “smaller reporting company” and an “emerging growth company” under U.S. federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Furthermore, as an emerging growth company, we intend to take advantage of exemptions from certain reporting requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and exemptions from the requirements of holding a non- binding advisory vote on executive compensation. Investors may not find the Company’s Class A Ordinary Common Stock attractive because we may rely on these exemptions and reduced disclosures. If some investors find the Company’s Class A Ordinary Common Stock less attractive as a result, there may be a less active trading market for the Company’s Class A Ordinary Common Stock and our stock price may be more volatile.

We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s Class A Ordinary Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of the Company’s Class A Ordinary Common Stock held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter, which we expect to be December 31, 2026. Beginning on January 1, 2027, we will become a large accelerated filer.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Roth CH’s IPO, (b) in which we have total annual gross revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period, which we expect to be December 31, 2026, at the latest, and could be sooner. Accordingly, we will lose our emerging growth company status on December 31, 2026.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the Notes.

As of March 31, 2026, we had approximately $200 million in indebtedness for borrowed money. We incurred $350 million principal amount of additional indebtedness as a result of our May 2026 offering of the May 2026 Convertible Notes and $700 million principal amount of additional indebtedness as a result of our June 2026 offering of the Notes. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our securityholders and our business, results of operations and financial condition by, among other things:

●	increasing our vulnerability to adverse economic and industry conditions;

●	limiting our ability to obtain additional financing;

●	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

●	limiting our flexibility to plan for, or react to, changes in our business;

●	diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the Notes; and

●	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the Notes, and our cash needs may increase in the future.

We may be unable to raise the funds necessary to repurchase the May 2026 Notes and the Notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the May 2026 Notes or the Notes, and our other indebtedness may limit our ability to repurchase the May 2026 Notes or the Notes or to pay any cash amounts due upon their maturity or conversion.

Noteholders may, subject to a limited exception described in under “Description of Notes”, require us to repurchase their Notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any. See “Description of Notes- Repurchase at the Option of Holders Upon a Fundamental Change.” Upon maturity of the Notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously repurchased or converted. Upon conversion, we will satisfy our conversion obligation by delivering shares of our Class A Ordinary Common Stock (together with cash in lieu of any fractional share) based on the applicable Conversion Rate; we do not have the right to elect to settle conversions in cash (other than cash in lieu of fractional shares). We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the Notes or pay any cash amounts due upon their maturity. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the Notes or to pay any cash amounts due upon their maturity. Our failure to repurchase Notes or to pay any cash amounts due upon their maturity when required will constitute a default under the Indenture. We may not have sufficient funds to satisfy all amounts due under the Notes. The May 2026 Notes contain substantially similar terms for repurchase upon a fundamental change and the same risks apply for these notes as well

Not all events that may adversely affect the trading price of the Notes and our Class A Ordinary Common Stock will result in an adjustment to the conversion rate.

We will adjust the Conversion Rate of the Notes for certain events, including:

●	certain stock dividends, splits and combinations;

●	the issuance of certain rights, options or warrants to holders of our common stock;

●	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

●	cash dividends on our common stock; and

●	certain tender or exchange offers.

See “Description of Notes-Conversion Rights-Adjustments to Conversion Rate.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our common stock (or securities convertible into, or exercisable or exchangeable for, our common stock) for cash, that may adversely affect the trading price of the Notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the Notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your Notes for cash.

If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus, you will have the right to require us to repurchase your Notes for cash. See “Description of Notes-Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” However, the definition of “fundamental change” is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the Notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the Notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the Notes.

The increase to the Conversion Rate resulting from a Make-Whole Fundamental Change may not adequately compensate noteholders for the lost option value of their Notes. In addition, a variety of transactions that do not constitute a Make-Whole Fundamental Change may significantly reduce the option value of the Notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a “Make-Whole Fundamental Change” occur, then we will, in certain circumstances, temporarily increase the Conversion Rate. See “Description of Notes-Conversion Rights-Adjustments to Conversion Rate.” The amount of the increase to the Conversion Rate will depend on the date on which the Make-Whole Fundamental Change becomes effective and the applicable “stock price.” While the increase to the Conversion Rate is designed to compensate Noteholders for the lost option value of their Notes resulting from a Make-Whole Fundamental Change, the increase is only an approximation and may not adequately compensate Noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $300.00 per share or less than $40.20 per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 14.5496 shares of our Class A Ordinary Common Stock per $1,000 principal amount of Notes (plus accrued and unpaid interest), subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the Notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the Notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the Notes. If an active trading market for the Notes does not develop, then Noteholders may be unable to sell their Notes at desired times or prices, or at all.

The Notes are a new class of securities for which no market currently exists. We do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, an active market for the Notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the Notes does not develop or is not maintained, then the market price and liquidity of the Notes will be adversely affected and Noteholders may not be able to sell their Notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, the trading price and volatility of our Class A Ordinary Common Stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the Notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our Class A Ordinary Common Stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the Notes.

We expect that the trading price of our Class A Ordinary Common Stock will significantly affect the trading price of the Notes, which could result in greater volatility in the trading price of the Notes than would be expected for non-convertible securities. The trading price of our Class A Ordinary Common Stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Special Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the Notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the Notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the Notes to fall significantly.

We make only very limited covenants in the Indenture, and these limited covenants may not protect your investment.

The Indenture for the Notes contains certain negative covenants and restrictions on our ability to operate our business. These include, among other things, restrictions on our ability to amend our charter documents in a manner that materially and adversely affects the rights of the holders of the Notes, to repurchase shares of our Class A Ordinary Common Stock or Class A Ordinary Common Stock Equivalents (subject to limited exceptions), to repay or repurchase other indebtedness (subject to limited exceptions), to pay cash dividends on our equity securities, and to enter into certain affiliate transactions. In addition, the indenture contains a Holdco Debt maintenance covenant that requires us to ensure that the aggregate outstanding principal amount of Holdco Debt does not exceed the Holdco Coverage Amount (as defined in the indenture), calculated as of the last day of each fiscal quarter. These covenants require the consent of the Required Holders to be waived or modified. Notwithstanding the foregoing, the indenture does not contain all of the financial and operating covenants that are typically found in more restrictive debt instruments, and the covenants that are included may not be sufficient to protect your investment in all circumstances. If we fail to comply with these covenants, we may be in default under the indenture, which could result in the Notes becoming immediately payable in full.

Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the Notes and the ability of investors to implement a convertible note arbitrage trading strategy.

We expect that many investors in the Notes, including potential purchasers of the Notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the Notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the Notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the Notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the Notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the Notes, even though you will not receive a corresponding cash distribution.

We will adjust the Conversion Rate of the Notes in certain circumstances, including the payment of cash dividends on our common stock. Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution, for U.S. federal income tax purposes, to you even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution to you. In addition, if we do not adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us, then you could be treated as having received a deemed taxable dividend. For example, if we adjust the Conversion Rate as a result of a distribution that is taxable to holders of our common stock, such as a cash dividend, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash or property. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for Notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend.

If you are subject to backup withholding, or if you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”) subject to U.S. federal withholding tax, such withholding may be withheld from or set off against subsequent payments on the Notes or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such Notes (including the retirement of such Notes) or such common stock or other funds or assets held by you. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of Notes deemed to receive such a distribution. See “Description of Notes-Conversion Rights- Adjustments to Conversion Rate” and “Material U.S. Federal Income Tax Considerations.”

A rating agency may not rate the Notes or may assign a rating that is lower than expected.

We do not intend to seek to have the Notes rated by any rating agency. However, if one or more rating agencies rate the Notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our Class A Ordinary Common Stock and the Notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the Notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the Notes will likely decline.

Provisions in the Indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the Notes and the Indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus, noteholders will have the right to require us to repurchase their Notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the Notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us, including in a transaction that noteholders or holders of our common stock may view as favorable.

You may convert your Notes at any time prior to the close of business on the second business day immediately preceding the maturity date, subject to the terms and conditions of the Indenture, including the ownership limitations described therein. The trading price of the Notes could be less than the value of the consideration into which they could otherwise be converted if market conditions or other factors cause the Notes to trade at a discount to their conversion value.

Because you may convert your Notes at any time prior to the close of business on the second business day immediately preceding the maturity date, the value of the consideration you receive upon conversion will depend on the trading price of our Class A Ordinary Common Stock at the time of conversion. If the trading price of our Class A Ordinary Common Stock is below the conversion price at the time you elect to convert, you will receive shares of our Class A Ordinary Common Stock with a market value less than the principal amount of the Notes you are converting. There is no guarantee that the trading price of our Class A Ordinary Common Stock will exceed the conversion price at any time during the term of the Notes.

Fluctuations in the trading price of our Class A Ordinary Common Stock after you elect to convert your Notes may cause you to receive less valuable consideration than expected.

Upon conversion of your Notes, we will deliver shares of our Class A Ordinary Common Stock (together with cash in lieu of any fractional share) based on the applicable Conversion Rate. The number of shares of Class A Ordinary Common Stock you receive will be determined by the Conversion Rate in effect on the conversion date, subject to adjustment as described in the Indenture. We are required to deliver the settlement amount on the second trading day immediately following the relevant conversion date. Accordingly, if the trading price of our Class A Ordinary Common Stock declines between the conversion date and the date on which we deliver the settlement amount, you may receive shares of our Class A Ordinary Common Stock with a market value that is less than the value you anticipated at the time you elected to convert your Notes.

Your investment in the Notes may be harmed if we exercise our forced conversion right.

We will have the right to force convert all or any portion of the Notes at any time on or after the date that is eighteen (18) months after the initial issue date and on or before the 20th VWAP trading day immediately before the maturity date, but only if (i) the daily VWAP of our Class A Ordinary Common Stock for at least 20 out of 30 consecutive VWAP trading days ending on, and including, the VWAP trading day immediately before the forced conversion notice date exceeds 200% of the conversion price; (ii) the daily dollar trading volume of our Class A Ordinary Common Stock for at least 20 out of 30 consecutive VWAP trading days ending on, and including, the VWAP trading day immediately before the forced conversion notice date is at least $50,000,000; and (iii) the Liquidity Conditions are satisfied. See “Description of Notes-Forced Conversion.” If we exercise our forced conversion right, then you may not be entitled to benefit from potential future appreciation in the trading price of our Class A Ordinary Common Stock beyond the Conversion Price, and you may be unable to reinvest any proceeds from the conversion in comparable investments at favorable interest rates. In addition, a forced conversion of less than all of the outstanding Notes will likely harm the liquidity of the market for the unconverted Notes following the forced conversion. To the extent that the shares issuable upon a forced conversion would cause a holder to exceed the applicable restricted ownership percentage, we will instead issue pre-funded warrants exercisable for such excess shares.

The accounting method for the Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the Notes on our balance sheet, accruing interest expense for the Notes and reflecting the underlying shares of our Class A Ordinary Common Stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the Notes will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the Notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the Notes. As a result of this amortization, the interest expense that we expect to recognize for the Notes for accounting purposes will be greater than the cash interest payments we will pay on the Notes, which will result in lower reported income.

In addition, we expect that the shares underlying the Notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the Notes were converted solely into shares of our Class A Ordinary Common Stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the Notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their Notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the Notes, and the description above is preliminary. Accordingly, we may account for the Notes in a manner that is significantly different than described above.

Because the Notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.

We will initially issue the Notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global Notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated Notes. See “Description of Notes-Settlement Upon Conversion” and – “-Book Entry, Delivery and Form.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of the Notes. Payments of principal, interest and other amounts on global Notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

Holding Notes will not, in itself, confer any rights with respect to our Class A Ordinary Common Stock.

Noteholders will generally not be entitled to any rights with respect to our Class A Ordinary Common Stock (including voting rights and rights to receive any dividends or other distributions on our Class A Ordinary Common Stock). However, noteholders will be subject to all changes affecting our Class A Ordinary Common Stock to the extent the trading price of the Notes depends on the market price of our Class A Ordinary Common Stock and to the extent they receive shares of our Class A Ordinary Common Stock upon conversion of their Notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our Class A Ordinary Common Stock.

Risks Related to the Resale of the Shares

The Selling Securityholders may choose to sell the Shares at prices below the current market price.

The Selling Securityholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Conversion Shares below the then-current market prices could adversely affect the market price of the Company’s Class A Ordinary Common Stock.

A large number of shares of Class A Ordinary Common Stock may be sold in the market following this offering, which may significantly depress the market price of the Company’s Class A Ordinary Common Stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Class A Ordinary Common Stock may be sold in the public market following this offering. If there are significantly more shares of Class A Ordinary Common Stock offered for sale than buyers are willing to purchase, then the market price of the Company’s Class A Ordinary Common Stock may decline to a market price at which buyers are willing to purchase the offered Class A Ordinary Common Stock and sellers remain willing to sell Class A Ordinary Common Stock.

Neither we nor the Selling Securityholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Securityholders have authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

You may experience future dilution as a result of the issuance of the Shares, future equity offerings by us and other issuances of the Company’s Class A Ordinary Common Stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of the Company’s Class A Ordinary Common Stock or other securities may adversely affect the Company’s Class A Ordinary Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of the Company’s Class A Ordinary Common Stock or other securities convertible into or exchangeable for the Company’s Class A Ordinary Common Stock at prices that may not be the same as the price per share as prior issuances of Class A Ordinary Common Stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of the Company’s Class A Ordinary Common Stock or securities convertible into Class A Ordinary Common Stock in future transactions may be higher or lower than the prices per share. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Class A Ordinary Common Stock under our stock incentive programs. In addition, the issuance of the Conversion Shares and any future sales of a substantial number of shares of the Company’s Class A Ordinary Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of the Company’s Class A Ordinary Common Stock. We cannot predict the effect, if any, that market sales of those shares of Class A Ordinary Common Stock or the availability of those shares for sale will have on the market price of the Company’s Class A Ordinary Common Stock.

DESCRIPTION OF NOTES

The following is a summary of the material provisions of the Indenture, dated as of June 22, 2026 (the “Indenture”), among the Company, the Subsidiary Guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee, conversion agent, registrar and paying agent (the “Trustee”).

This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms used therein. We urge you to read the Indenture because the Indenture, and not this description, defines your rights as holders of the Notes. Certain capitalized terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

The Notes were issued under the Indenture in an aggregate principal amount of $700,000,000. The Notes are designated as the “4.75% Convertible Senior Notes due 2032” of the Company.

Brief Description of the Notes

The Notes:

●	constitute direct senior unsecured obligations of the Company other than indebtedness secured by purchase money security interests (which is subordinated only as to the underlying assets covered thereby) and capital lease obligations;

●	rank equally in right of payment with all existing and future senior unsecured indebtedness of the Company; and

●	are guaranteed on a senior unsecured basis, jointly and severally, by each of the Subsidiary Guarantors.

Principal, Maturity and Interest

The Notes will mature on June 15, 2032 (the “Maturity Date”), unless earlier purchased or converted in accordance with the Indenture. The Notes are issuable only in registered form without coupons and in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

The Notes bear interest at a rate of 4.75% per annum until the Maturity Date. Interest on the Notes accrues from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of such Notes. Interest is payable quarterly in arrears on each January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2026, on each Conversion Date (as to the principal amount then being converted), on each Forced Conversion Date (as to the principal amount then being converted), and on the Maturity Date (each, an “Interest Payment Date”). Interest is computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

The record date for each quarterly interest payment is December 15, March 15, June 15 and September 15, as applicable, immediately preceding the relevant Interest Payment Date (whether or not a “Business Day” (as defined below under the caption “—Certain Definitions”)).

The Company will pay Additional Interest under certain circumstances as described below under “— Additional Interest.”

The Notes do not benefit from a sinking fund. The Indenture does not require the Company to redeem or retire the Notes periodically. The Company may, to the extent permitted by law, at any time purchase Notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other cash-settled derivatives) will be surrendered to the Trustee for cancellation.

The Notes are not redeemable at the option of the Company prior to the Maturity Date, except pursuant to the Forced Conversion provisions described below under “— Forced Conversion.”

Payments on the Notes

The Company will pay (or cause the Paying Agent to pay) the principal of, premium, if any, on and interest on, each of the Notes by wire transfer of immediately available funds to the “Depositary” (as defined below under the caption “—Certain Definitions”) or its nominee, as the registered Holder of such Global Note. The Company will pay (or cause the Paying Agent to pay) the principal of, and interest on, any Physical Note as follows: (i) if the Holder holds Physical Notes with an aggregate principal amount of more than $1,000,000 and has delivered a written application to receive payment by wire transfer in immediately available funds to an account within the United States no later than the (x) immediately preceding Regular Record Date (in the case of interest), (y) the relevant Conversion Date (in the case of cash conversion consideration), or (z) or 15 calendar days before the payment date (in the case of any other payment), by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of such Holder set forth in the Note register.

If the due date for a payment on a Note is not a Business Day, such payment may be made on the immediately following Business Day with the same force and effect as if made on the due date, and no interest will accrue on such payment as a result of the related delay.

Book-Entry; Delivery and Form

The Notes will be issued in the form of one or more Global Notes, deposited with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants.

A beneficial interest in a Global Note may not be exchanged for a Physical Note unless: (i) DTC notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days; or (ii) an Event of Default has occurred and has not been cured or waived with respect to the Notes represented by such Global Note and any owner of a beneficial interest in such Global Note delivers a written request through DTC to exchange such beneficial interest for Physical Notes.

Physical Notes issued in exchange for a Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures.

Transfer and Exchange

A Holder may transfer or exchange its Notes at the office of the Registrar in accordance with the Indenture. The Company, the Trustee and the Registrar may require the Holder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as may be reasonably required to determine that such transfer or exchange complies with applicable securities laws. The Company, the Trustee and the Registrar may refuse to register the transfer or exchange of any Note that is subject to conversion, a Forced Conversion or a Fundamental Change Repurchase Notice validly delivered and not withdrawn.

No service charge will be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Ranking

The Notes constitute direct senior unsecured obligations of the Company, other than indebtedness secured by purchase money security interests (which is subordinated only as to the underlying assets covered thereby) and capital lease obligations, and rank equally in right of payment with all existing and future senior unsecured indebtedness of the Company. The Notes are guaranteed on a senior unsecured basis by the Subsidiary Guarantors. The Notes do not benefit from any security interest in the assets of the Company or the Subsidiary Guarantors.

Subsidiary Guarantees

Each of the Subsidiary Guarantors has, jointly and severally, fully and unconditionally guaranteed, on a senior unsecured basis, the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at the Maturity Date, by acceleration, upon a Fundamental Change Repurchase Date, a Forced Conversion Date or otherwise, and the due and punctual performance of all other monetary obligations of the Company to the Holders or the Trustee under the Indenture.

The initial Subsidiary Guarantors are: SharonAI Inc., a Delaware corporation; SharonAI Operations LLC, a Delaware limited liability company; SharonAI Hosting LLC, a Delaware limited liability company; SAI US No. 1 LLC, a Delaware limited liability company; SharonAI Pty Ltd, an Australian proprietary limited company; and Distributed Storage Solutions Pty Ltd, an Australian proprietary limited company (collectively, the “Subsidiary Guarantors”). Each Subsidiary of the Company formed or acquired after the date of the Indenture (other than an “Excluded Subsidiary” (as defined below under the caption “—Certain Definitions”)) is required to become a Subsidiary Guarantor within 30 days of becoming such a Subsidiary (or 90 days in the case of any Australian incorporated Subsidiary to the extent any financial assistance whitewash procedure is required).

A Subsidiary Guarantor will be automatically and unconditionally released and discharged from its Subsidiary Guarantee upon: (i) the sale or disposition of such Subsidiary Guarantor (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person that is not the Company or a Subsidiary of the Company, or upon its liquidation or dissolution; (ii) satisfaction and discharge of the Notes in accordance with the Indenture; or (iii) such Subsidiary Guarantor becoming an Immaterial Subsidiary or an “SPV Subsidiary” (as defined below under the caption “—Certain Definitions”), as certified by an Officer’s Certificate delivered to the Trustee.

Conversion Rights

General

Subject to and upon compliance with the provisions of the Indenture, each Holder has the right, at such Holder’s option, to convert all or any portion of its Notes (plus accrued and unpaid interest on such Notes to, but excluding, the Conversion Date) at the Conversion Rate per $1,000 of the sum of the aggregate principal amount of Notes to be converted plus all accrued and unpaid interest on such Notes to, but excluding, the Conversion Date, at any time until the Close of Business on the second Business Day immediately preceding the Maturity Date.

Conversion Rate and Conversion Price

The initial Conversion Rate is 10.0343 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes, subject to adjustment as described below. The initial Conversion Price is approximately $99.66 per share (equal to $1,000 divided by the initial Conversion Rate). In no event will the Conversion Price be less than $68.73 per share (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions). In no event will the Conversion Rate, after adjustment, exceed 14.5496 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions).

Settlement Upon Conversion

Upon conversion of any Note, the Company will deliver to the converting Holder, in full satisfaction of its conversion obligation, a number of shares of Class A Ordinary Common Stock equal to the applicable Conversion Rate (together with cash in lieu of any fractional share of Class A Ordinary Common Stock), based on the sum of the principal amount of Notes being converted plus accrued and unpaid interest on such Notes to, but excluding, the Conversion Date. The Company will deliver the Settlement Amount on the second Trading Day immediately following the relevant Conversion Date; provided, however, that if, prior to the applicable Conversion Date, the Class A Ordinary Common Stock has been replaced by Reference Property consisting solely of cash, the Company will pay the cash conversion consideration due in respect of such conversion on the third Trading Day immediately following the related Conversion Date.

The Company will not issue fractional shares of Class A Ordinary Common Stock upon conversion. Instead, the Company will pay cash equal to the product of such fraction and the “Daily VWAP” (as defined below under the caption “—Certain Definitions”) on the relevant Conversion Date (or, if such Conversion Date is not a “VWAP Trading Day” (as defined below under the caption “—Certain Definitions”), the immediately preceding VWAP Trading Day).

Conversion Procedures

To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures of the Depositary. To exercise the conversion privilege with respect to Physical Notes, the Holder must deliver a duly completed and irrevocable Conversion Notice to the Conversion Agent, together with the Note and any required endorsements, transfer documents and taxes. The Conversion Date is the date on which the Holder satisfies all applicable requirements.

Ownership Limitation

The Company will not effect any conversion of a Note to Class A Ordinary Common Stock to the extent that, after giving effect to such conversion, the Holder (together with its Affiliates and any Persons acting as a group with the Holder) would beneficially own in excess of the Restricted Ownership Percentage of the outstanding shares of Class A Ordinary Common Stock. The initial Restricted Ownership Percentage for each Holder is 4.99%, subject to increase (upon not less than 61 days’ prior written notice to the Company) or decrease (effective immediately upon written notice to the Company), subject to the limitations set forth in the Indenture. Notwithstanding the foregoing, (x) no Holder shall be entitled to effect any increase in the Restricted Ownership Percentage applicable to its Notes if such Holder or any Additional Restricted Ownership Person has acquired beneficial ownership of Notes or any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained in the Indenture with the purpose or effect of changing or influencing the control of the Company and (y) (A) in the event the Restricted Ownership Percentage in effective is 4.99%, the Restricted Ownership Percentage shall in no event exceed 9.99% of the number of shares of the Class A Ordinary Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Ordinary Common Stock issuable upon conversion of Notes held by the applicable Holder; and (B) in the event the Restricted Ownership Percentage in effect is 9.99%, the Restricted Ownership Percentage shall in no event exceed 19.99% of the number of shares of the Class A Ordinary Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Ordinary Common Stock issuable upon conversion of Notes held by the applicable Holder.

Adjustments to the Conversion Rate

The Conversion Rate will be adjusted upon the occurrence of certain events, including:

●	stock dividends and distributions, subdivisions and combinations of Class A Ordinary Common Stock;
●	issuances of rights, options or warrants to all or substantially all holders of Class A Ordinary Common Stock to subscribe for or purchase shares of Class A Ordinary Common Stock at a price per share less than the average Closing Sale Price for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the announcement date;
●	distributions to all or substantially all holders of Class A Ordinary Common Stock of shares of Capital Stock, evidences of indebtedness, assets, property or rights, options or warrants (other than cash dividends, stock dividends and rights, options or warrants covered by the two immediately preceding bullets and any distribution pursuant to a Degressive Issuance described in the third immediately subsequent bullet); and, in the case of a Spin-Off (i.e., a distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that are listed or quoted on a U.S. national securities exchange), the Conversion Rate adjustment will be calculated based on the average Closing Sale Prices of the distributed Capital Stock or equity interests over the 10 consecutive Trading Days commencing on, and including, the Ex-Dividend Date for such Spin-Off relative to the average Closing Sale Prices of the Class A Ordinary Common Stock over the same period;
●	cash dividends or distributions to all or substantially all holders of Class A Ordinary Common Stock;
●	tender or exchange offers by the Company or any of its Subsidiaries for the Class A Ordinary Common Stock, where the cash and value of any other consideration paid per share exceeds the average Closing Sale Price of the Class A Ordinary Common Stock over the 10 consecutive Trading Days commencing on the Trading Day next succeeding the last date on which tenders or exchanges may be made; and
●	Degressive Issuances (i.e., issuances or sales of Class A Ordinary Common Stock or Equity-Linked Securities at an Effective Price per share less than the lesser of (x) the then-current Conversion Price and (y) the average Closing Sale Price for the five Trading Days immediately prior to such issuance or sale), in which case the Conversion Rate will be increased to an amount equal to $1,000 divided by the Weighted Average Issuance Price. The “Weighted Average Issuance Price” is calculated as ((CP × OS) + (EFP × X)) / (OS + X), where CP is the Conversion Price immediately before giving effect to the adjustment, OS is the number of shares of Class A Ordinary Common Stock outstanding immediately before such Degressive Issuance, EFP is the Effective Price per share in such Degressive Issuance (or the weighted average of such Effective Prices if differing prices apply), and X is the sum of the total number of shares of Class A Ordinary Common Stock issued or sold and the maximum number of shares of Class A Ordinary Common Stock underlying any Equity-Linked Securities issued or sold in such Degressive Issuance. For purposes of this adjustment, any re-pricing or amendment of any Equity-Linked Securities (including any Equity-Linked Securities existing as of the Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate. No adjustment will be made solely as a result of an “Exempt Issuance” (as defined below under the caption “—Certain Definitions”), and in no event will the Conversion Rate be decreased pursuant to this adjustment.

No adjustment to the Conversion Rate will be required unless such adjustment would result in a change of at least one percent; provided that the Company will carry forward any adjustments that are less than one percent and make such carried-forward adjustments when the cumulative net effect equals at least one percent, upon any offer to purchase the Notes following a Fundamental Change, upon any conversion of Notes, or on the Effective Date for any Fundamental Change.

The Conversion Rate will not be adjusted for the issuance of shares of Class A Ordinary Common Stock or any securities convertible into or exchangeable for shares of Class A Ordinary Common Stock or the right to purchase shares of Class A Ordinary Common Stock, except as described above. In no event will any adjustment increase the Conversion Rate above the maximum Conversion Rate of 14.5496 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest and in no event will any adjustment decrease the Conversion Price below $68.73.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, the Company may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such period and the Board of Directors determines that such increase would be in the Company’s best interest. The Company must give at least 15 days’ prior notice of any such increase in the Conversion Rate to the Holders (with a copy to the Trustee and Conversion Agent). The Company may also increase the Conversion Rate to avoid or diminish income tax to holders of Class A Ordinary Common Stock or rights to purchase shares of Class A Ordinary Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Make-Whole Fundamental Change

(a) If a “Make-Whole Fundamental Change” (as defined below under the caption “—Certain Definitions”) occurs and the Conversion Date for the conversion of a Note occurs during the related “Make-Whole Fundamental Change Conversion Period” (as defined below under the caption “—Certain Definitions”), then, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the “Make-Whole Fundamental Change Effective Date” (as defined below under the caption “—Certain Definitions”) and the Stock Price of such Make-Whole Fundamental Change:

	Make Whole - Incremental Shares
	Acquisition Stock Price
Date	$68.73	$75.00	$85.00	$99.66	$110.00	$125.00	$150.00	$199.32	$250.00	$300.00	$350.00	$400.00
22-Jun-26	4.5153	3.8672	3.0653	2.2348	1.8118	1.3550	0.8554	0.3575	0.1396	0.0439	0.0053	0.0000
15-Jun-27	4.5153	3.8672	3.0560	2.1914	1.7501	1.2721	0.7483	0.2442	0.0620	0.0068	0.0000	0.0000
15-Jun-28	4.5153	3.8672	3.0420	2.1555	1.7075	1.2246	0.6919	0.1411	0.0000	0.0000	0.0000	0.0000
15-Jun-29	4.5153	3.8661	2.9646	2.0585	1.6101	1.1363	0.6289	0.1247	0.0000	0.0000	0.0000	0.0000
15-Jun-30	4.5153	3.7432	2.7879	1.8565	1.4124	0.9610	0.5059	0.0932	0.0000	0.0000	0.0000	0.0000
15-Jun-31	4.5153	3.4989	2.4326	1.4495	1.0187	0.6218	0.2803	0.0390	0.0000	0.0000	0.0000	0.0000
15-Jun-32	4.5153	3.2991	1.7305	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i)	if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii)	if the Stock Price is greater than $400.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 4.06(b)), or less than $68.73 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

In no event will the Conversion Rate be increased to an amount that exceeds 14.5496 shares of Class A Ordinary Common Stock per $1,000 of the sum of the principal amount of Notes plus all accrued and unpaid interest on such Notes.

Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale

In the case of any “Merger Event” (as defined below under the caption “—Certain Definitions”) (including any recapitalization, reclassification, consolidation, merger, combination, binding share exchange, sale of all or substantially all of the consolidated assets of the Company, or liquidation or dissolution of the Company) as a result of which the Class A Ordinary Common Stock would be converted into, or exchanged for, other securities, cash or other property (the “Reference Property”), Holders will be entitled thereafter to convert their Notes into the kind and amount of Reference Property that a holder of a number of shares of Class A Ordinary Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event. The Company will execute a supplemental indenture with the Trustee providing for such change in the right to convert.

The Company is required to notify Holders of any Merger Event at least 20 Scheduled Trading Days prior to the effective date of such Merger Event (or, if the Merger Event has not been publicly announced as of that date, as promptly as reasonably practicable after public announcement of such Merger Event). Such notice will specify (or, if the composition of the unit of Reference Property per $1,000 principal amount of Notes is not then determinable, will be supplemented by a subsequent notice specifying) the type and amount of Reference Property that each $1,000 principal amount of Notes would be convertible into following such Merger Event. If the Reference Property consists solely of cash, any conversion of Notes following such Merger Event will be settled in cash, payable on the third Trading Day following the applicable Conversion Date.

Forced Conversion

On or after the date that is 18 months after the Initial Issue Date and on or before the 20th VWAP Trading Day immediately before the Maturity Date, the Company has the right, at its election, to force convert all or any portion of the Notes (a “Forced Conversion”), but only if:

(i) the Daily VWAP for at least 20 out of 30 consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the Forced Conversion Notice Date exceeds 200% of the Conversion Price;

(ii) the daily dollar trading volume of the Class A Ordinary Common Stock on the Exchange for at least 20 out of 30 consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the Forced Conversion Notice Date is at least $50,000,000; and

(iii) the “Liquidity Conditions” (as defined below under the caption “—Certain Definitions”) are satisfied.

The Company must deliver a Forced Conversion Notice to the Holders within one VWAP Trading Day after the end of the applicable 30 consecutive VWAP Trading Day period. The Forced Conversion Date is the first VWAP Trading Day following the Forced Conversion Notice Date.

No shares of Class A Ordinary Common Stock in excess of the applicable Restricted Ownership Percentage will be delivered upon a Forced Conversion. Instead, the Company will issue pre-funded warrants (the “Pre-Funded Warrants”) exercisable for such excess shares of Class A Ordinary Common Stock to such Holder. Such Pre-Funded Warrants will be exercisable in perpetuity, issued in book-entry form, have an exercise price of $0.0001 per share of Class A Ordinary Common Stock, will have exercise blockers substantially equivalent to those described under the caption “—Conversion Rights—Ownership Limitations” above and will otherwise be in form and substance reasonably satisfactory to the Holders. Any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Notes pursuant to the Purchase Agreement, provided that any voluntary conversions by a Holder shall be applied against the Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if only a portion of a Note is forcibly converted.

Repurchase at the Option of Holders Upon a Fundamental Change

If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder will have the right, at such Holder’s option, to require the Company to repurchase for cash all or any portion (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) of such Holder’s Notes on the Fundamental Change Repurchase Date (which will be not less than 20 nor more than 35 calendar days following the date of the Fundamental Change Company Notice) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).

A “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading. A “Change of Control” includes: (i) any person or group becoming the direct or indirect beneficial owner of 50% or more of the total voting power of the Company’s Common Equity, or having the power to elect a majority of the Board of Directors; (ii) the consummation of certain asset sales or transactions in which all of the Class A Ordinary Common Stock is exchanged for other securities, cash or property (subject to certain exceptions); or (iii) the holders of the Company’s Capital Stock approving any plan or proposal for the liquidation or dissolution of the Company. “Termination of Trading” means that the Class A Ordinary Common Stock (or other Reference Property into which the Notes are then convertible pursuant to the terms of the Indenture) are not listed for trading on any of the Exchange, The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

Any event, transaction, or series of related transactions that would constitute a Change of Control under both clause (i) and clause (ii) of the definition of “Change of Control” (determined without giving effect to the provisos in clause (ii)) will be deemed to occur solely pursuant to clause (ii) of such definition (subject to the provisos therein).

On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company will provide to all Holders, the Trustee, the Conversion Agent and the Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right arising as a result thereof.

A Holder may withdraw a Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Consolidation, Merger and Asset Sale

The Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person, or sell, assign, convey, transfer, lease or otherwise dispose, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving, transferee or successor Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and, at or before the effective time of such Business Combination Event, the Successor Company expressly assumes, by supplemental indenture, joinder, amendment or otherwise, executed and delivered to the Trustee in form satisfactory to the Trustee, all of the obligations of the Company under the Notes, the Indenture and the other Indenture Documents;

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default shall have occurred and be continuing under the Indenture with respect to the Notes; and

(iii) all other conditions specified in the Indenture are met.

Upon any such Business Combination Event, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under the Indenture. Except in the case of a lease, the predecessor company will be discharged from its obligations under the Indenture and the Notes.

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of the Company’s and its Subsidiaries’ assets.

Subsidiary Guarantor Consolidation, Merger and Asset Sale

A Subsidiary Guarantor shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person, or sell, assign, convey, transfer, lease or otherwise dispose, in one transaction or a series of transactions, all or substantially all of the assets of such Subsidiary Guarantor and its Subsidiaries, taken as a whole, to another Person (a “Subsidiary Guarantor Business Combination Event”), unless:

(i) the resulting, surviving, transferee or successor Person (the “Subsidiary Guarantor Successor Company”), if not such Subsidiary Guarantor, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia, or the state or territory under which the former Subsidiary Guarantor was organized, and at or before the effective time of such Subsidiary Guarantor Business Combination Event, the Subsidiary Guarantor Successor Company expressly assumes, by supplemental indenture, joinder, amendment or otherwise, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Notes, the Indenture and the other Indenture Documents;

(ii) immediately after giving effect to such Subsidiary Guarantor Business Combination Event, no Default or Event of Default shall have occurred and be continuing under the Indenture with respect to the Notes; and

(iii) all other conditions specified in the Indenture are met.

Upon any such Subsidiary Guarantor Business Combination Event, the Subsidiary Guarantor Successor Company (if not such Subsidiary Guarantor) shall succeed to, and may exercise every right and power of, such Subsidiary Guarantor under the Indenture. Except in the case of a lease, the predecessor Subsidiary Guarantor will be discharged from its obligations under the Indenture and the Notes.

Certain Covenants

Negative Covenants

As long as any portion of the Notes remains outstanding, unless the “Required Holders” (as defined below under the caption “—Certain Definitions”) shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (other than any SPV Subsidiary) to, directly or indirectly:

(i) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holders (which explicitly will not include any amendment that solely collapses the Company’s dual common stock structure or eliminates one class of common stock);

(ii) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents, other than (A) shares of Common Stock permitted or required to be converted under the Transaction Documents and (B) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors not exceeding an aggregate of $100,000 for all officers and directors during the term of the Indenture;

(iii) repay, repurchase or offer to repay, repurchase or otherwise acquire any “Indebtedness” (as defined below under the caption “—Certain Definitions”), other than the Notes pursuant to the terms of the Indenture (which for purposes of clarification does not preclude the conversion of (i) up to approximately $103 million of convertible notes issued under a convertible note agreement in December 2025 and (ii) up to $25,000,000 of convertible notes to be issued to strategic transaction partner with whom the Company has a commercial relationship in accordance with their terms);

(iv) pay cash dividends or distributions on any equity securities of the Company;

(v) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company; or

(vi) enter into any agreement with respect to any of the foregoing.

Reporting Covenant

As long as any Notes are outstanding, the Company shall file with the Commission within the time periods prescribed by its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act) all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company shall furnish to the Trustee and the Holders within 15 calendar days after it is required to file the same with the Commission.

Additional Interest

If, at any time after the date that is six months after the last date of original issuance of the Notes, the Company has not satisfied the reporting conditions set forth in Rule 144(c) and (i)(2) under the Securities Act, or the Notes are not otherwise Freely Tradable, the Company shall pay Additional Interest on the Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise Freely Tradable.

In addition, to the extent the Company elects, the sole remedy for a Reporting Event of Default (i.e., an Event of Default relating to the Company’s failure to comply with its reporting obligations under Section 5.04 of the Indenture) will, for the 180 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate of (i) 0.25% per annum of the principal amount of the Notes then Outstanding commencing on the date on which such a Reporting Event of Default first occurs and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 90th day following the occurrence of such Reporting Event of Default and (ii) 0.50% per annum of the principal amount of such tranche of Notes outstanding commencing on the 91st day following the occurrence of such Reporting Event of Default (if such Reporting Event of Default is continuing on such 91st day) and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 180th day following the occurrence of such Reporting Event of Default. If the Reporting Event of Default is continuing on the 181st day, the Notes will be subject to acceleration as provided in the Indenture.

In no event shall Additional Interest accrue at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

Events of Default

Each of the following events constitutes an “Event of Default”:

(a) the Company’s failure to pay the principal of or any premium, if any, on any Note when due and payable on the Maturity Date, on a Fundamental Change Repurchase Date, upon declaration of acceleration or otherwise;

(b) the Company’s failure to comply with its obligations under the Indenture to pay or deliver the Settlement Amount owing upon conversion of any Note within five calendar days;

(c) the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 days;

(d) the Company’s material failure to comply with any of its material obligations under the Purchase Agreement and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Company;

(e) the Company’s failure to issue a Fundamental Change Repurchase Notice or certain notices with respect to certain corporate events;

(f) the Company’s failure to perform any other covenant required by the Company in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in clauses (a) through (e) above) and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Company;

(g) any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Subsidiaries that is a Significant Subsidiary of the Company (other than any SPV Subsidiary) or any group of Subsidiaries (other than any SPV Subsidiaries) that, taken together, would constitute a Significant Subsidiary of the Company, in an outstanding principal amount, individually or in the aggregate, in excess of $7.5 million (or its foreign currency equivalent at the time) (i) is not paid at final maturity, upon required repurchase, upon redemption or when otherwise due (except upon acceleration that does not result from such a failure to pay), or (ii) is accelerated or otherwise declared due and payable, unless, in the case of clause (ii), such indebtedness is discharged or the acceleration is cured, waived or rescinded within 30 days of the date on which such indebtedness was accelerated or was declared due and payable;

(h) the Company or any of its Subsidiaries that is a Significant Subsidiary of the Company (other than any SPV Subsidiary) or any group of Subsidiaries (other than any SPV Subsidiaries) that, taken together, would constitute a Significant Subsidiary of the Company, fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $7.5 million, provided that, no Event of Default will be deemed to occur under this clause (h) if such judgments are paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any of its Significant Subsidiaries (other than any SPV Subsidiary) or any group of Subsidiaries (other than any SPV Subsidiaries) that, taken together, would constitute a Significant Subsidiary of the Company (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iv) makes a general assignment for the benefit of creditors, or (v) fails generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding is commenced against the Company or any of its Significant Subsidiaries (other than any SPV Subsidiary) or any group of Subsidiaries (other than any SPV Subsidiaries) that, taken together, would constitute a Significant Subsidiary of the Company (i) seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days.

Acceleration; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in clauses (i) or (j) above with respect to the Company) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in clause (i) or (j) above with respect to the Company occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable.

The Required Holders may, under certain circumstances, rescind and annul the declaration of acceleration and waive all Defaults and Events of Default (other than certain payment defaults and conversion defaults) by written notice to the Company and the Trustee.

Waiver of Past Defaults

The Required Holders, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal of, or any interest on, any Notes, (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period, or (c) the Company’s failure to comply with any provision of the Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences.

Limitation on Suits; Rights of Holders to Receive Payment

Except with respect to the rights referred to below, no Holder may institute any proceeding under the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture or with respect to the Notes unless:

(i) such Holder has previously delivered to the Trustee written notice that an Event of Default is continuing;

(ii) Holders of at least 25% in aggregate principal amount of the Notes then Outstanding deliver a written request to the Trustee requesting the Trustee to pursue such remedy and have offered (and if requested, provided) indemnity satisfactory to the Trustee to institute such proceeding as Trustee;

(iii) the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer;

(iv) the Trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

(v) during such 60 calendar day period, Holders of a majority in aggregate principal amount of the Notes then Outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

Notwithstanding the foregoing, the right of each Holder of a Note to receive payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price for, or any interest on, or the consideration due upon conversion of, such Note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such Holder.

Holders of a majority in aggregate principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, subject to the terms of the Indenture.

Amendment, Supplement and Waiver

Without Consent of Holders

Without the consent of any Holder, the Company (when authorized by a Board Resolution), any Subsidiary Guarantor and the Trustee may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in the Indenture, the Subsidiary Guarantees or the Notes;

(b) to evidence the succession by a Successor Company or by a Subsidiary Guarantor Successor Company and to provide for the assumption of the Company’s or such Subsidiary Guarantor’s obligations;

(c) to add guarantees or guarantors, including additional Subsidiary Guarantors, with respect to the Notes;

(d) to add to the Company’s or a Subsidiary Guarantor’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company;

(e) to make any change that does not adversely affect the rights of any Holder; or

(f) upon the occurrence of a Merger Event, solely to provide that the Notes are convertible into Reference Property and to effect the related changes to the terms of the Notes.

With Consent of Holders

With the consent of the Required Holders, the Company, any Subsidiary Guarantor and the Trustee may amend the Notes or enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the stated Maturity Date of the principal of or any interest on the Notes;

(b) reduce the principal amount of or interest on the Notes;

(c) reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(d) change the place or currency of payment of principal of or interest on any Note;

(e) reduce the Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be repurchased by the Company;

(f) impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(g) modify the provisions with respect to the repurchase rights of Holders as described under the caption “— Repurchase at the Option of Holders Upon a Fundamental Change” in a manner adverse to Holders or the provisions with respect to Forced Conversion rights of the Company;

(h) modify the ranking provisions of the Indenture;

(i) modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes;

(j) make any change that impairs or adversely affects the right of Holders to convert their Notes; or

(k) make any change to the provisions of Article 8 of the Indenture which require each Holder’s consent or in the waiver provisions in Section 6.04 of the Indenture except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Outstanding Notes.

Satisfaction and Discharge

The Indenture will cease to be of further effect when (a) the Company delivers to the Registrar for cancellation all Notes theretofore authenticated and not theretofore cancelled, or (b) all the Notes not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Repurchase Date, upon conversion or otherwise) and the Company or any Subsidiary Guarantor shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Class A Ordinary Common Stock to satisfy the Company’s obligations with respect to outstanding conversions) sufficient to pay all amounts due on all of such Notes, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and the Company or any Subsidiary Guarantor shall have paid or caused to be paid all other sums payable under the Indenture. For the avoidance of doubt, upon the satisfaction and discharge of the Indenture, the Holders of the Notes shall no longer have the right to convert their Notes and shall only be entitled to the payments of funds deposited with the Trustee, in trust.

If the Trustee or the Paying Agent is unable to apply any monies in accordance with the Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to the satisfaction and discharge provisions until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with the Indenture; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

Concerning the Trustee

U.S. Bank Trust Company, National Association serves as Trustee, Conversion Agent, Registrar and Paying Agent for the Notes. The Trustee’s Corporate Trust Office is located at 60 Livingston Avenue, St. Paul, MN 55107, Attn: SharonAI Holdings Notes Administrator.

The Trustee will not be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate (or any adjustment thereto), to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made. The Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Class A Ordinary Common Stock or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in Article 4 of the Indenture.

Calculations

Except as otherwise provided in the Indenture, the Company will be responsible for making all calculations called for under the Indenture or the Notes, including determinations of the Closing Sale Prices of the Class A Ordinary Common Stock, the Daily VWAP, accrued interest payable on the Notes, Additional Interest payable on the Notes, the Conversion Rate, the Settlement Amount, the Fundamental Change Repurchase Price and any other amounts payable under the Indenture. The Company will make all calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and will forward such calculations to any Holder upon written request.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Indenture, the Notes or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the Notes.

Notices

The Company will send all notices or communications to Holders pursuant to the Indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the register for the Notes. In the case of Global Notes, the Company is permitted to send notices or communications to Holders pursuant to the Applicable Procedures of DTC, and notices and communications sent in this manner will be deemed to have been properly sent to such Holders in writing.

The Company will deliver notices or communications to Holders pursuant to the Indenture in writing, which may be delivered in person, mailed by first class mail (postage prepaid), sent by overnight courier, or transmitted by facsimile, email or electronic transmission in PDF format, to the Holders’ respective addresses shown on the register for the Notes. Notices will be deemed given on the date of mailing or, in the case of electronic transmission, on the date of transmission. In the case of Global Notes, notices and other communications are sufficiently given if delivered to DTC (or its designee) pursuant to the Applicable Procedures of DTC, and notices and communications sent in this manner will be deemed to have been properly sent to such Holders in writing.

Governing Law

The Indenture and the Notes, and any claim, controversy or dispute arising under or related to the Indenture or the Notes, are governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Waiver of Jury Trial

The Indenture provides that the Company and the Trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or the transactions contemplated by the Indenture or the Notes.

Submission to Jurisdiction

The Company has irrevocably consented to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York over any suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated by the Indenture. The Company has waived any objection to the laying of venue of any such suit, action or proceeding in such courts and has agreed not to plead or claim that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

Certain Definitions

Set forth below are certain defined terms used in the Indenture.

“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York or the place of payment are authorized or required by law, regulation or executive order to close.

“Contracted Customer Revenue” means revenues payable under customer agreements (including master services agreements, service orders, and related order forms) for GPU-as-a-Service, cloud computing, high-performance computing, or similar infrastructure services, including revenues arising under any “take-or-pay” or similar committed capacity arrangements, whether billed or unbilled.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date; provided, however, that in no event will the Conversion Price be less than $68.73 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Class A Ordinary Common Stock).

“Conversion Rate” means, initially, 10.0343 shares of Class A Ordinary Common Stock (subject to adjustment as provided in the Indenture) per $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest on such Notes; provided however, that in no event will the Conversion Rate, after adjustment, be more than 14.5496 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Class A Ordinary Common Stock).

“Daily VWAP” for the Class A Ordinary Common Stock (or any security that is part of the Reference Property), in respect of any VWAP Trading Day, means the per share volume-weighted average price of the Class A Ordinary Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “SHAZ Equity AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of the Class A Ordinary Common Stock (or other Reference Property) on such VWAP Trading Day as determined in good faith by the Board of Directors or a duly authorized committee thereof in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Depositary” means The Depository Trust Company.

“Excluded Subsidiary” shall mean

(i) SPV Subsidiary;

(ii) each Immaterial Subsidiary;

(iii) any Subsidiary for which general statutory limitations, financial assistance, fiduciary duties, corporate benefit, fraudulent preference, illegality, criminal or personal liability, capital maintenance rules and analogous principles restrict such Subsidiary from providing a Subsidiary Guarantee; and

(iv) any Subsidiary for which the provision of a Subsidiary Guarantee: (A) would be prohibited or restricted by any applicable governmental authority, applicable law or regulation or analogous restriction or contract (including (1) any requirement to obtain the consent, approval, license or authorization of any governmental authority or third party, unless such consent, approval, license or authorization has been received and (2) any restriction or requirement contained in any organizational documents to comply with local jurisdictional requirements or customs); (B) would result in material adverse tax consequences as reasonably determined by the Company; or (C) would result in a risk to the officers or directors (or equivalent) of such Subsidiary of personal, civil or criminal liability.

“Exempt Issuance” means (i) the Company’s issuance of any securities as full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (ii) the Company’s issuance or grant of shares of Class A Ordinary Common Stock or options to purchase shares of Class A Ordinary Common Stock to employees, directors or consultants of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Issue Date; (iii) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Class A Ordinary Common Stock and are outstanding as of the Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the exercise, exchange or conversion terms of such securities as set forth in the agreements or instruments governing such securities as in effect on the Issue Date and without giving effect to any amendments to such terms made after the Issue Date; (iv) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; (v) the Company’s issuance of the Notes and any shares of Class A Ordinary Common Stock upon conversion of the Notes; (vi) the Company’s issuance of shares of Class A Ordinary Common Stock in exchange for shares of the Class B Super Common Stock; (vii) the Company’s issuance of any securities in connection with the initial issuance and sale of CHESS Depository Interests (“CDIs”) and the initial quotation of the Company’s CDIs on the Australian Securities Exchange; provided, that the sale price of such CDIs is at least $30.00 (calculated using the Bloomberg FX rate for Australian Dollars to U.S. dollars at 5:00 p.m. ET on the date the agreement to sell such CDIs is entered into); and (viii) the issuance of up to $25,000,000 of securities, and the issuance of securities upon the exercise, exchange or conversion of such securities, to a strategic transaction partner with whom the Company has a commercial relationship, or its affiliates, as a subscription or investment.

“GPU Equipment” means graphics processing units, servers housing such units, networking equipment, storage systems, cooling infrastructure (including liquid cooling systems), and any other ancillary equipment used in connection with the foregoing.

“Indebtedness” means as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) available under all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(iii) all obligations of such Person to pay the deferred purchase price of property or services, including earn-out obligations (other than (A) trade accounts payable in the ordinary course of business and (B) to the extent such obligation is not due at any time prior to the date that is six months after the Maturity Date, any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(iv) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(v) on any date, in respect of any Capitalized Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

(vi) all obligations of such Person in respect of Disqualified Capital Stock; and

(vii) all Guarantee Obligations of such Person in respect of any of the foregoing;

provided, that Indebtedness shall not include (A) prepaid or deferred revenue arising in the ordinary course of business, (B) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset and (C) endorsements of checks or drafts arising in the ordinary course of business.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

The “Liquidity Conditions” will be satisfied with respect to a Forced Conversion if:

(i) the offer and sale of any share of Class A Ordinary Common Stock to be received by a Holder pursuant to such Forced Conversion are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Class A Ordinary Common Stock, continuously during the period from, and including, the date the related Forced Conversion Notice is sent to, and including, the one (1) year anniversary after the date such share of Class A Ordinary Common Stock is issued;

(ii) each share of Class A Ordinary Common Stock referred to in clause (i) above (x) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (i), unless sold to the Company or an Affiliate of the Company, not be evidenced by any certificate that bears a Restricted Stock Legend referring to transfer restrictions under the Securities Act or other securities laws; and (y) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors); and

(iii) (x) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (ii)(y) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (y) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange.

“Make-Whole Fundamental Change” means a Fundamental Change, but without regard to the first and second provisos to clause (ii) of the definition of Change of Control.

“Make-Whole Fundamental Change Conversion Period” means the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date).

“Make-Whole Fundamental Change Effective Date” means the date on which such Make-Whole Fundamental Change occurs or becomes effective.

Merger Events. In the case of:

(i)	any recapitalization, reclassification or change of the Class A Ordinary Common Stock (other than changes resulting from a split, subdivision or combination for which an adjustment was made);

(ii)	any consolidation, merger, combination, binding share exchange or similar transaction involving the Company;

(iii)	any sale, assignment, conveyance, transfer, lease or other disposition to a third party of the consolidated property and assets of the Company as an entirety or substantially as an entirety; or

(iv)	a liquidation or dissolution of the Company;

and, in each case, as a result of which the Class A Ordinary Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof).

“Required Holders” means, as of any date of determination, the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding.

“SPV Subsidiary” means (a) any Subsidiary, controlled affiliate, joint venture, partnership, or other entity that is primarily formed, used, or maintained to (i) own, lease, finance, or operate GPU Equipment, (ii) hold, manage, or monetize Contracted Customer Revenue or receivables arising therefrom, or (iii) hold data center leases, licenses, or colocation agreements necessary to operate GPU Equipment or service customer agreements (“AssetCo SPV”); and (b) any entity which is AssetCo SPV’s holding entity or sibling entity, who is a guarantor and/or security provider to the financiers of AssetCo SPV.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (i) if the holders of Class A Ordinary Common Stock receive only cash in consideration for their shares of Class A Ordinary Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (ii) of the definition of Change of Control, then the Stock Price is the amount of cash paid per share of Class A Ordinary Common Stock in such Make-Whole Fundamental Change; and (ii) in all other cases, the Stock Price is the average of the Closing Sale Prices per share of Class A Ordinary Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“VWAP Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Class A Ordinary Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Class A Ordinary Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Class A Ordinary Common Stock or in any options, contracts or future contracts relating to the Class A Ordinary Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) the Exchange or, if the Class A Ordinary Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Class A Ordinary Common Stock is then listed is open for trading or, if the Class A Ordinary Common Stock is not so listed, any Business Day. A VWAP Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership, and disposition (including conversion) of the Notes by holders who purchase the Notes in the secondary market from the Selling Securityholders identified in this prospectus. Because this prospectus relates to the resale of Notes and shares of our common stock (and pre-funded warrants) by the Selling Securityholders, and not to an original issuance of Notes by the Company, the tax considerations described herein are addressed primarily to persons who acquire the Notes in such secondary market transactions. Such holders will generally acquire the Notes at a price that may differ from the original issue price of the Notes, and accordingly may be subject to the market discount or acquisition premium rules described below. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”), administrative guidance issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date of this prospectus, all of which are subject to change or differing interpretation, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS with respect to any of the U.S. federal income tax matters discussed herein. The IRS may challenge one or more of the conclusions described in this summary, and a court may sustain any such challenge.

This summary is limited to holders who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address all U.S. federal income tax consequences that may be relevant to a particular holder in light of that holder’s circumstances, and does not address U.S. estate and gift taxes, the alternative minimum tax, the Medicare net investment income tax (except as noted below), or the tax laws of any state, local, or non-U.S. jurisdiction. In particular, this summary does not address holders that are subject to special tax rules, including:

●	banks, thrift institutions, insurance companies, regulated investment companies, real estate investment trusts, and other financial institutions;

●	traders in securities that elect to mark their positions to market;

●	tax-exempt organizations or governmental organizations;

●	partnerships, S corporations, or other entities or arrangements classified as pass-through entities for U.S. federal income tax purposes (or investors therein);

●	dealers or brokers in securities or currencies;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	persons holding Notes as part of a hedge, straddle, conversion transaction, synthetic security, or other integrated investment or risk-reduction transaction;

●	persons who acquired the Notes through the exercise of employee stock options or otherwise as compensation for services;

●	“controlled foreign corporations” or “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

●	former citizens or long-term residents of the United States; and

●	direct or indirect owners of 10% or more of our stock (by vote or value).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Notes are urged to consult their own tax advisors.

This summary is for general informational purposes only and does not constitute tax advice. Each prospective investor is urged to consult its own tax advisor regarding the particular U.S. federal, state, local, and non-U.S. income and other tax consequences of acquiring, holding, converting, and disposing of the Notes, in light of its individual circumstances and any applicable tax treaty, including the potential application of the market discount rules, the acquisition premium rules, and any other consequences arising from the acquisition of the Notes in the secondary market at a price other than the original issue price.

Consequences to U.S. Holders

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Payments of Interest

The Notes bear interest at 4.75% per annum, payable quarterly in cash. The Notes were issued at their stated principal amount, and the Notes were not issued with original issue discount (“OID”) for U.S. federal income tax purposes (other than as may arise from the contingent payment analysis described below). Accordingly, except as described below under “—Contingent Payment Debt Instruments” and “—Additional Interest,” payments of stated interest on the Notes will generally be taxable to a U.S. Holder as ordinary interest income at the time received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. Because this prospectus relates to a resale of the Notes, holders who acquire the Notes in the secondary market should note that the original issue price of the Notes is relevant for several purposes, including (i) determining whether such holders have acquired the Notes at a market discount or at an acquisition premium, as described below under “—Market Discount” and “—Acquisition Premium,” and (ii) if the Notes were issued with OID, determining the amount of OID, if any, that such holders are required to include in income over their holding period for the Notes.

Contingent Payment Debt Instruments

Under Treasury Regulation § 1.1275-4, certain debt instruments that provide for one or more “contingent payments” are subject to special rules (the “CPDI rules”). If the CPDI rules apply to the Notes, each U.S. Holder would be required to accrue interest income over the term of the Notes based on the “comparable yield” — which is the rate at which we could issue a fixed-rate, noncontingent debt instrument with terms and conditions otherwise similar to those of the Notes — without regard to actual payments received. In addition, all gain recognized by a U.S. Holder on a sale, exchange, conversion, or retirement of a Note would be treated as ordinary income, and any loss would be treated as ordinary loss (to the extent of prior interest inclusions) and as capital loss thereafter.

The Notes may be subject to the CPDI rules because they provide for Additional Interest at 0.50% per annum, payable in cash in the same manner as regular interest on the Notes, if we are not current in our Exchange Act reporting obligations or if the Notes otherwise cease to be “Freely Tradable” as defined in the Indenture. We intend to take the position that the possibility of Additional Interest becoming payable is remote for purposes of the CPDI rules, and accordingly that the Notes are not CPDIs. Our determination that such contingency is remote is binding on all U.S. Holders, including holders who acquire the Notes in the secondary market, for purposes of their U.S. federal income tax returns unless they explicitly disclose a contrary position; however, it is not binding on the IRS. If the IRS were to successfully assert that the Notes are subject to the CPDI rules, U.S. Holders could be required to accrue ordinary income in excess of stated interest payments during the term of the Notes and to treat all gain on a sale, exchange, conversion, or retirement of the Notes as ordinary income. U.S. Holders are urged to consult their own tax advisors regarding the potential application of the CPDI rules to the Notes.

Conversion of Notes

General

A U.S. Holder may convert its Notes at any time prior to the close of business on the second business day immediately preceding the maturity date, and we may require conversion of all or a portion of the Notes beginning 18 months after the initial issue date subject to specified conditions, in each case with settlement to be made solely in shares of our common stock, plus cash in lieu of any fractional share. However, if the issuance of shares of common stock upon conversion would cause a holder to exceed the applicable Restricted Ownership Percentage set forth in the Indenture, we will instead issue pre-funded warrants (with an exercise price of $0.0001 per share) with respect to the shares that cannot be delivered by reason of such limitation.

Conversion Resulting Solely in Common Stock (No Pre-Funded Warrants)

Upon conversion of a Note solely into shares of our common stock (plus cash in lieu of fractional shares), the shares of common stock delivered are intended to satisfy and discharge both the principal amount of and accrued and unpaid interest on the Note being converted, with accrued interest “deemed to be paid in full rather than cancelled, extinguished or forfeited” to the extent shares are delivered in respect thereof.

The U.S. federal income tax treatment of such a conversion is not entirely free from doubt. There are two principal bases on which the conversion of a Note into shares of our common stock might qualify for nonrecognition treatment. First, in Rev. Rul. 72-265, 1972-1 C.B. 222, the IRS ruled that the conversion of convertible debentures into stock of the issuing corporation pursuant to the exercise of a conversion privilege was not a taxable event, relying on a provision of the Treasury Regulations promulgated under the Revenue Act of 1918. The applicability of Rev. Rul. 72-265 to the Notes is not free from doubt, however, because the Notes contain features not present in the debentures considered in that ruling, including the Company’s ability to force conversion under specified circumstances and the conversion-rate adjustment and make-whole provisions of the Indenture. Second, the conversion of a Note may qualify as a tax-free “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, in which case a U.S. Holder would be eligible for nonrecognition treatment under Section 354 of the Code provided the Note constitutes a “security” for purposes of that provision. Whether the Notes constitute “securities” for purposes of Section 354 is determined based on all relevant facts and circumstances, with the term of the instrument being a significant factor; there is no assurance that the Notes will be treated as “securities” for this purpose. To the extent the conversion of a Note qualifies for nonrecognition treatment under either of these analyses, a U.S. Holder generally would not recognize gain or loss upon the conversion, except as described below with respect to (i) shares received in respect of accrued and unpaid interest and (ii) cash received in lieu of a fractional share. Under this characterization:

●	The U.S. Holder’s aggregate tax basis in shares of common stock received (other than shares attributable to accrued interest) would equal the adjusted tax basis of the Note at the time of conversion, reduced by the basis allocable to any fractional share for which cash is received.

●	The holding period for such shares would include the U.S. Holder’s holding period for the Note.

If the conversion of a Note does not qualify for nonrecognition treatment under Rev. Rul. 72-265 or as a tax-free recapitalization under Sections 368(a)(1)(E) and 354 of the Code, the conversion would be treated as a taxable exchange. In that event, a U.S. Holder would generally recognize gain or loss equal to the difference between the fair market value of the common stock received (excluding the portion received in respect of accrued interest, which is addressed separately) and the U.S. Holder’s adjusted tax basis in the Note. Any such gain or loss generally would be long-term capital gain or loss if the Note was held for more than one year at the time of conversion.

U.S. Holders are urged to consult their own tax advisors regarding the applicable treatment of a conversion of the Notes into shares of our common stock.

Shares Received in Respect of Accrued and Unpaid Interest

To the extent shares of common stock are issued upon conversion of a Note in respect of accrued and unpaid interest, a U.S. Holder will generally be required to recognize ordinary income in an amount equal to the fair market value of such shares on the conversion date, to the extent such interest has not previously been included in income. The U.S. Holder’s tax basis in shares received in respect of accrued and unpaid interest will generally equal the fair market value of such shares on the conversion date, and the holding period for such shares will begin on the day after the conversion date.

Cash in Lieu of Fractional Shares

Cash received in lieu of a fractional share of common stock upon conversion of a Note will generally be treated as if the U.S. Holder received a fractional share and then had that fractional share redeemed for cash. A U.S. Holder will generally recognize gain or loss equal to the difference between the amount of cash received and the portion of the U.S. Holder’s adjusted tax basis in the Note allocable to that fractional share interest. Such gain or loss will generally be capital gain or loss and will be long-term if the Note was held for more than one year at the time of conversion.

Pre-Funded Warrants Received Upon Conversion

If, upon a conversion of Notes (including a forced conversion), a holder would otherwise be entitled to receive shares of our common stock that would cause it to exceed its applicable Restricted Ownership Percentage, we will instead issue pre-funded warrants with an exercise price of $0.0001 per share and with exercise blockers substantially equivalent to those applicable to the Notes.

The U.S. federal income tax treatment of pre-funded warrants received in lieu of shares of common stock upon conversion is subject to uncertainty. There are at least two possible characterizations:

●	Warrant-as-stock treatment: Because the exercise price of the pre-funded warrants is nominal ($0.0001 per share), a pre-funded warrant may be treated for U.S. federal income tax purposes as economically equivalent to a share of common stock. Under this view, the receipt of pre-funded warrants might be characterized consistently with the recapitalization analysis described above, with the result that no gain or loss is recognized on the portion of the Note exchanged for pre-funded warrants.

●	Warrant-as-property treatment: Alternatively, pre-funded warrants may be treated as property other than stock of the issuing corporation. Under this view, receipt of pre-funded warrants upon conversion could cause the conversion to be treated as a partially or fully taxable exchange, in which the U.S. Holder recognizes gain (but generally not loss) equal to the lesser of (i) any gain inherent in the Note at the time of conversion and (ii) the fair market value of the pre-funded warrants received.

The IRS has not issued definitive guidance addressing the tax treatment of pre-funded warrants received upon the conversion of a convertible note. Consequently, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving pre-funded warrants upon the conversion of the Notes, including the tax basis and holding period for any shares of common stock subsequently received upon exercise of such warrants.

Forced Conversion

Beginning 18 months after the initial issue date, we may force the conversion of all or a portion of the outstanding Notes if specified stock-price, trading-volume, and liquidity conditions are satisfied. The U.S. federal income tax consequences of a forced conversion to a U.S. Holder will generally be as described above under “—Conversion Resulting Solely in Common Stock” (or, if applicable, “—Pre-Funded Warrants Received Upon Conversion”). A conversion is not expected to have different tax consequences to a U.S. Holder solely by reason of its being a forced conversion rather than a voluntary conversion by the holder. However, there is no definitive authority on this point, and U.S. Holders are encouraged to consult their own tax advisors. U.S. Holders who acquired the Notes in the secondary market should note that their holding period for the Notes begins on the date of their acquisition of the Notes in such secondary market transaction, and not on the original issue date of the Notes; accordingly, such holders should consider whether their holding period is sufficient to qualify for long-term capital gain treatment at the time of any forced conversion that is treated as a taxable exchange.

Record-Date Interest and Reimbursement

If a U.S. Holder converts Notes after a regular record date but before the corresponding interest payment date, such U.S. Holder will generally be required to pay to us, in cash, an amount equal to the stated interest that is payable on that interest payment date (subject to certain exceptions set forth in the Indenture). Such payment made by the converting holder to us generally will reduce such holder’s amount realized on the conversion and will not be separately deductible. U.S. Holders should consult their own tax advisors regarding the treatment of such payments in their particular circumstances.

Sale, Exchange, Redemption, or Other Taxable Disposition of Notes

Upon a sale, exchange, redemption (including upon a Fundamental Change), retirement at maturity, or other taxable disposition of a Note (other than a conversion addressed above), a U.S. Holder will generally recognize gain or loss equal to the difference between (i) the amount realized on such disposition (excluding any portion thereof attributable to accrued and unpaid interest not previously included in income, which will be taxable as ordinary income) and (ii) the U.S. Holder’s adjusted tax basis in the Note at the time of such disposition.

A U.S. Holder’s adjusted tax basis in a Note will generally equal the purchase price paid for the Note in the secondary market, increased by (i) any OID previously included in income (if applicable) and (ii) any market discount previously included in income pursuant to an election to accrue market discount currently (as described below under “—Market Discount”), and decreased by any principal payments previously received.

Any gain or loss recognized on a taxable disposition of a Note (other than amounts treated as ordinary income under the CPDI rules or recharacterized as ordinary income under the market discount rules described below) will generally be long-term capital gain or loss if the Note was held for more than one year at the time of such disposition, and short-term capital gain or loss if held for one year or less. Long-term capital gains of non-corporate U.S. Holders are generally eligible for preferential tax rates. The deductibility of capital losses is subject to limitations. See “—Market Discount” below for a discussion of rules that may recharacterize a portion of any gain recognized on a disposition of a Note as ordinary income.

Market Discount

A U.S. Holder who purchases a Note in the secondary market at a price that is less than the Note’s “revised issue price” (generally, the original issue price of the Note, increased by any OID previously accrued and decreased by any principal payments previously made) will be treated as having acquired the Note with “market discount” within the meaning of Section 1278 of the Code, unless the amount of such market discount is less than a statutorily defined de minimis threshold. The market discount rules of Sections 1276 through 1278 of the Code have the following principal consequences for U.S. Holders who acquire the Notes at a market discount:

(i) Ordinary Income Recharacterization on Disposition. Upon a sale, exchange, retirement at maturity, or other taxable disposition of a Note acquired at a market discount, any gain recognized will be treated as ordinary income to the extent of the market discount that has accrued (on a ratable basis, or on a constant-yield basis if the holder so elects) during the holder’s holding period for the Note, unless the holder has elected to include market discount in income currently as it accrues as described in clause (iii) below.

(ii) Conversion. If a U.S. Holder converts a Note that was acquired at a market discount, any accrued market discount that has not previously been included in income will generally be treated as ordinary income at the time of conversion, to the extent of any gain recognized on the conversion. U.S. Holders should consult their own tax advisors regarding the interaction of the market discount rules with the nonrecognition and recapitalization analyses described above under “—Conversion of Notes.”

(iii) Election to Accrue Market Discount Currently. A U.S. Holder may elect to include market discount in ordinary income as it accrues over the holder’s holding period for the Note, either on a ratable basis or on a constant-yield basis. If such an election is made, the electing holder’s adjusted tax basis in the Note will be increased by the amount of market discount included in income, which will reduce the amount of gain (or increase the amount of loss) recognized upon a subsequent disposition of the Note. This election, once made, applies to all market discount obligations acquired by the holder in the taxable year of the election and in all subsequent taxable years, and may not be revoked without the consent of the IRS.

(iv) Deferral of Interest Deductions. A U.S. Holder who has not elected to include market discount in ordinary income as it accrues over the holder’s holding period for the Note and who incurs or continues indebtedness to purchase or carry a Note acquired at a market discount may be required to defer the deduction of a portion of the interest expense on such indebtedness until the corresponding market discount is included in income.

U.S. Holders are urged to consult their own tax advisors regarding the application of the market discount rules to their particular circumstances, including the advisability of making an election to accrue market discount currently.

Acquisition Premium

A U.S. Holder who purchases a Note in the secondary market at a price that exceeds the Note’s revised issue price (as described above under “—Market Discount”) will be treated as having acquired the Note with “acquisition premium” within the meaning of Section 1272(a)(7) of the Code. Because the Notes were not issued with OID (other than as may arise under the CPDI rules described above), acquisition premium is not expected to be a significant consideration for most secondary market purchasers. However, if OID were determined to exist with respect to the Notes (for example, if the IRS were to successfully assert that the Notes are subject to the CPDI rules), a U.S. Holder who acquired the Notes at an acquisition premium would be permitted to reduce the amount of OID otherwise required to be included in income by an amount determined under the acquisition premium rules. U.S. Holders should consult their own tax advisors regarding the potential application of the acquisition premium rules to their particular circumstances.

Additional Interest

If Additional Interest becomes payable, it accrues at 0.50% per annum and is payable in cash on the applicable interest payment dates in the same manner as regular interest on the Notes, as provided in the Indenture. Assuming the Notes are not treated as CPDIs (see above), U.S. Holders will generally be required to include Additional Interest in ordinary income as it accrues (for accrual-method taxpayers) or is received (for cash-method taxpayers), in the same manner as regular stated interest. U.S. Holders should consult their own tax advisors regarding the specific tax treatment of any Additional Interest.

Constructive Distributions

The conversion rate of the Notes is subject to adjustment in certain circumstances pursuant to the Indenture. Additionally, if a Make-Whole Fundamental Change occurs and holders convert Notes during the specified period, the conversion rate will be increased by Additional Shares determined by a table or interpolation methodology. Under Treasury Regulation § 1.305-7, an adjustment to the conversion rate (or a failure to make an adjustment) that has the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits will generally be treated as a constructive distribution to such U.S. Holder. Such a constructive distribution would generally be taxable to the U.S. Holder as:

●	ordinary dividend income to the extent of our current and accumulated earnings and profits;

●	a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Note; and

●	capital gain to the extent of any remaining excess.

Adjustments made pursuant to a bona fide, reasonable adjustment formula that accounts for dilutive events will generally not result in a constructive distribution. However, other types of adjustments — including adjustments made in connection with certain dividend payments on our common stock or other discretionary actions — could give rise to a deemed distribution. Whether the make-whole Additional Shares adjustments will be treated as constructive distributions will depend on the specific facts and circumstances at the time of any such adjustment. Non-corporate U.S. Holders should note that constructive dividends may be eligible for preferential tax rates only if certain holding period and other requirements are satisfied. Corporate U.S. Holders may be eligible for a dividends-received deduction with respect to any portion of a constructive distribution treated as a dividend, subject to applicable limitations.

If we make a distribution of cash or property (other than our common stock) with respect to our common stock, and we do not make a corresponding adjustment to the conversion rate of the Notes, the failure to make such an adjustment could also result in a taxable constructive distribution to U.S. Holders of the Notes.

U.S. Holders should consult their own tax advisors regarding the tax treatment of any actual or constructive distribution in their particular circumstances.

Net Investment Income Tax

Certain U.S. Holders that are individuals, estates, and trusts will be subject to an additional 3.8% tax on their “net investment income” (or, for estates and trusts, “undistributed net investment income”) for taxable years in which their income exceeds certain thresholds. Net investment income generally includes interest income, dividend income (including constructive distributions), and net gains from the sale or other disposition of property not held in connection with a trade or business. Net investment income does not include any item taken into account in computing self-employment income. The 3.8% net investment income tax may apply to gains and income arising from ownership of the Notes and any shares of our common stock (or pre-funded warrants) received upon conversion. U.S. Holders should consult their own tax advisors regarding the potential application of this tax to their investment in the Notes.

Consequences to Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of a Note that is not a U.S. Holder and is not a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion below regarding backup withholding, FATCA, and income effectively connected with a U.S. trade or business, payments of interest on the Notes (including any amounts treated as OID, if applicable) to a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that such interest (including OID) qualifies as “portfolio interest” under Sections 871(h) and 881(c) of the Code. Interest qualifies as portfolio interest if each of the following requirements is satisfied:

●	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

●	the Non-U.S. Holder is not a “controlled foreign corporation” related to us (actually or constructively) through stock ownership;

●	the Non-U.S. Holder is not a bank that received the Notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

●	the Non-U.S. Holder satisfies applicable documentation requirements (generally, by providing a properly completed IRS Form W-8BEN or W-8BEN-E to us or the applicable withholding agent certifying, under penalty of perjury, that it is not a United States person).

If any of these requirements is not satisfied, payments of interest on the Notes (including any amounts treated as OID, if applicable) to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the Non-U.S. Holder provides the withholding agent with the appropriate IRS Form W-8 establishing entitlement to treaty benefits. Non-U.S. Holders should consult their own tax advisors regarding the availability of treaty benefits and the specific documentation required.

Sale, Exchange, Redemption, or Other Taxable Disposition of Notes

Subject to the discussions below regarding backup withholding, FATCA, and income effectively connected with a U.S. trade or business, gain realized by a Non-U.S. Holder upon the sale, exchange, redemption (including repurchase upon a Fundamental Change), retirement at maturity, or other taxable disposition of a Note (other than amounts attributable to accrued interest, which are addressed under “—Payments of Interest” above) generally will not be subject to U.S. federal income or withholding tax, unless:

●	the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if an applicable income tax treaty requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and certain other conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be available under an applicable treaty); or

●	we are or have been a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code at any time within the shorter of the five-year period preceding such disposition or the Non-U.S. Holder’s holding period for the Notes. We do not believe that we currently are a USRPHC, but there can be no assurance that we will not become a USRPHC in the future. Non-U.S. Holders should consult their own tax advisors regarding the potential application of these rules.

Conversion of Notes

A conversion of Notes into shares of our common stock (or pre-funded warrants) by a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax (other than with respect to any amounts received that are attributable to accrued and unpaid interest (including any amounts treated as OID, if applicable), which will generally be subject to withholding tax to the same extent as a payment of interest as described above). If any portion of a conversion is treated as a taxable exchange (for example, if pre-funded warrants are treated as property rather than stock), the rules described above under “—Sale, Exchange, Redemption, or Other Taxable Disposition of Notes” would apply with respect to any gain attributable to such taxable exchange.

To the extent that amounts are allocated to accrued interest (including any amounts treated as OID, if applicable) upon conversion that would otherwise be subject to U.S. withholding tax, we or the applicable withholding agent may withhold from any cash or shares of common stock otherwise deliverable to the Non-U.S. Holder upon conversion. If there is insufficient cash from which to withhold, the withholding agent may collect any required withholding from other payments to the Non-U.S. Holder or from proceeds of subsequent dispositions by such holder.

Constructive Distributions

To the extent that an adjustment (or failure to adjust) the conversion rate of the Notes constitutes a constructive distribution to Non-U.S. Holders as described above under “—Constructive Distributions,” such constructive distribution will generally be treated as a dividend subject to U.S. withholding tax at a rate of 30% (or a lower rate under an applicable income tax treaty, subject to applicable documentation requirements). Such withholding may be collected from any cash or shares of our common stock otherwise deliverable to the Non-U.S. Holder in connection with such adjustment or, if no such amounts are available, may be collected from other amounts payable to the Non-U.S. Holder or from proceeds of subsequent dispositions.

Effectively Connected Income

If a Non-U.S. Holder holds the Notes in connection with the conduct of a trade or business within the United States, and interest payments (and OID amounts, if applicable), deemed distributions, gain from a taxable disposition, or any other amount received in respect of the Notes are effectively connected with such U.S. trade or business (and, if required under an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on such income or gain at the graduated U.S. federal income tax rates applicable to United States persons. In that case, the Non-U.S. Holder must provide us or the applicable withholding agent with a properly completed IRS Form W-8ECI in lieu of a Form W-8BEN or W-8BEN-E. Non-U.S. Holders that are corporations and have effectively connected income may also be subject to a U.S. branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty) on their “effectively connected earnings and profits,” subject to certain adjustments.

Common Stock Received Upon Conversion

The following discussion addresses certain U.S. federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders with respect to the ownership and disposition of shares of our common stock received upon conversion of the Notes. This discussion is subject to the same limitations and qualifications described above.

Consequences to U.S. Holders of Common Stock

Distributions on Common Stock

Distributions paid on shares of our common stock received upon conversion of the Notes, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends and will be includible in the gross income of a U.S. Holder as ordinary income when received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital, reducing the U.S. Holder’s adjusted tax basis in the shares of common stock, and thereafter as capital gain. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at the reduced rates accorded to long-term capital gains. Dividends received by a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends-received deduction if the requisite holding period is satisfied, subject to applicable limitations. U.S. Holders should consult their own tax advisors regarding the availability of the preferential rates and the dividends-received deduction in their particular circumstances.

Sale, Exchange, or Other Taxable Disposition of Common Stock

Upon a sale, exchange, or other taxable disposition of shares of our common stock received upon conversion of the Notes, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount realized on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the shares disposed of. Such gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period for the shares exceeds one year at the time of disposition, and short-term capital gain or loss if the holding period is one year or less. For purposes of determining the holding period of shares of common stock received upon a conversion that qualifies for nonrecognition treatment, the U.S. Holder’s holding period will include the holding period of the converted Note. Long-term capital gains of non-corporate U.S. Holders are generally eligible for preferential tax rates. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their own tax advisors regarding the tax consequences of any disposition of shares of our common stock.

Consequences to Non-U.S. Holders of Common Stock

Distributions on Common Stock

Distributions paid on shares of our common stock received upon conversion of the Notes that constitute dividends for U.S. federal income tax purposes (as described above) will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend (or such lower rate as may be specified by an applicable income tax treaty), unless the dividends are effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if required under an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States). To claim the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying qualification for the reduced rate. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from other property subsequently paid or credited to such Non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “—Sale, Exchange, or Other Taxable Disposition of Common Stock” below. If dividends are effectively connected with a U.S. trade or business, the Non-U.S. Holder will generally be taxed on such dividends at the graduated U.S. federal income tax rates applicable to United States persons (net of certain deductions and credits), and a Non-U.S. Holder that is a corporation may also be subject to a U.S. branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty) on its effectively connected earnings and profits. Non-U.S. Holders should consult their own tax advisors regarding the application of U.S. withholding tax to distributions on our common stock, including the availability of treaty benefits and the specific documentation required.

Sale, Exchange, or Other Taxable Disposition of Common Stock

Subject to the discussions above regarding backup withholding, FATCA, and income effectively connected with a U.S. trade or business, gain realized by a Non-U.S. Holder upon the sale, exchange, or other taxable disposition of shares of our common stock received upon conversion of the Notes will generally not be subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if an applicable income tax treaty requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and certain other conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be available under an applicable treaty); or (iii) we are or have been a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the shares, except that, in the case where our common stock is “regularly traded” on an “established securities market” (as such terms are defined under applicable Treasury Regulations), the Non-U.S. Holder has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of our common stock at all times within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for such common stock. There can be no assurance that our common stock is or has been treated as regularly traded on an established securities market for this purpose.

Unless an applicable income tax treaty provides otherwise, gain described in clause (i) above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any such gain of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower applicable income tax treaty rate).

If clause (ii) above applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on its net capital gain for such year at a tax rate of 30% (or such lower rate as may be available under an applicable treaty).

If clause (iii) above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. As noted above, we do not believe that we currently are a USRPHC, but there can be no assurance that we will not become a USRPHC in the future. Non-U.S. Holders should consult their own tax advisors regarding the potential application of these rules to any disposition of shares of our common stock.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting will apply to payments of interest on the Notes, dividends on shares of our common stock received upon conversion of the Notes, and to the proceeds of a sale, exchange, conversion, or other taxable disposition of the Notes or such shares of common stock by a U.S. Holder, unless such holder is an exempt recipient (such as a corporation). Backup withholding (currently at a rate of 24%) will apply to such payments if the U.S. Holder fails to provide a correct taxpayer identification number (generally on IRS Form W-9), fails to certify that such holder is not subject to backup withholding, or otherwise fails to comply with applicable backup withholding requirements. Backup withholding is not an additional tax; amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder may obtain a refund of any excess amounts withheld by filing the appropriate claim with the IRS.

Non-U.S. Holders

Information reporting generally will apply to payments of interest on the Notes and dividends on shares of our common stock received upon conversion of the Notes to Non-U.S. Holders, even if such payments are exempt from U.S. withholding tax under the portfolio interest exemption or pursuant to an applicable income tax treaty. Non-U.S. Holders can generally avoid information reporting and backup withholding with respect to such payments by providing the applicable withholding agent with the appropriate IRS Form W-8 certifying their foreign status. Payments of proceeds from a taxable disposition of the Notes or shares of our common stock received upon conversion of the Notes made by a U.S. paying agent or other U.S. intermediary will be subject to information reporting and may be subject to backup withholding at the applicable rate unless the Non-U.S. Holder properly certifies its foreign status.

FATCA

Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), a 30% U.S. withholding tax may be imposed on “withholdable payments” — including payments of interest on the Notes and dividends on shares of our common stock received upon conversion of the Notes — made to certain “foreign financial institutions” (as specially defined under FATCA) and certain “non-financial foreign entities” (as specially defined under FATCA), unless such entities comply with various U.S. information reporting, due diligence, and withholding requirements or otherwise establish an exemption from such requirements. An applicable intergovernmental agreement between the United States and a foreign country may modify these requirements for entities and intermediaries located in that country.

Pursuant to applicable Treasury Regulations and IRS administrative guidance, FATCA withholding currently applies to payments of interest on the Notes and dividends on shares of our common stock received upon conversion of the Notes, but is not required to be withheld on gross proceeds from the sale or other disposition (including a conversion) of the Notes or such shares of common stock.

Prospective investors in the Notes should consult their own tax advisors regarding the potential impact of FATCA on their particular investment in the Notes and shares of our common stock received upon conversion thereof, and the specific steps they may need to take to avoid withholding under FATCA.

THE FOREGOING DISCUSSION IS A SUMMARY ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF ACQUIRING, HOLDING, CONVERTING, AND DISPOSING OF THE NOTES AND ANY SHARES OF COMMON STOCK RECEIVED UPON CONVERSION THEREOF IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF ANY APPLICABLE INCOME TAX TREATIES.

SELLING SECURITYHOLDERS

The Common Shares, Pre-Funded Warrants and Notes were originally issued by us to qualified institutional buyers and accredited investors in a transaction exempt from the registration requirements of the Securities Act. The Selling Securityholders listed below, and, to the extent permitted, their transferees, pledgees and donees, and their successors, may use this prospectus to offer and sell the Notes, the Common Shares, the Pre-Funded Warrant Shares and the Conversion Shares. Except for such transferees, pledgees, donees, and transferees, no unnamed holder may use this prospectus to offer or sell Notes or Shares (consisting of the Common Shares, the Pre-Funded Warrant Shares and the Conversion Shares) until the unnamed holder is identified as a Selling Securityholder in a prospectus supplement to this prospectus or in a post-effective amendment to the registration statement of which this prospectus is a part.

The table below sets forth information about the beneficial ownership of the Notes and the Shares (consisting of the Common Shares, the Pre-Funded Warrant Shares and the Conversion Shares) by each holder who has timely provided us with a completed and executed notice and questionnaire stating its intent to use this prospectus to sell or otherwise dispose of Notes or the Shares (consisting of Common Shares, Pre-Funded Warrant Shares and Conversion Shares). In computing the number of shares of Class A Ordinary Common Stock beneficially owned by each selling Securityholder before the Offering, the amounts set forth in the table below, shares of Common Stock beneficially owned by a Selling Securityholder that are convertible for shares of Class A Ordinary Common Stock within 60 days after August 10, 2026, are deemed outstanding.

We have prepared this table using information furnished to us by or on behalf of the Selling Securityholders. Except as otherwise indicated below, to our knowledge, no Selling Securityholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

Our registration of the Notes and the Shares (consisting of Common Shares, Pre-Funded Warrants Shares and Conversion Shares) does not mean that the Selling Securityholders identified below will sell all or any of these securities. In addition, the Selling Securityholders may have sold, transferred or disposed of all or a portion of their Notes since the date on which they provided the information regarding their holdings, including in transactions exempt from the registration requirements of the Securities Act. The identity and holdings of the Selling Securityholders may change from time to time.

The Selling Securityholders may sell all, some or none of their Notes and Shares in this offering. See “Plan of Distribution.”

	Principal Amount of Notes Beneficially Owned Before this Offering that	Number of Shares of Class A Ordinary Common Stock Beneficially Owned Before		Shares of Class A Ordinary Common Stock Issuable upon Conversion of Notes that	Shares of Class A Ordinary Common Stock (and Pre-Funded Warrants) Issued in the Offering that	Number of Shares of Class A Ordinary Common Stock Beneficially Owned After this Offering
Name	May Be Sold	this Offering(1)		May be Sold (2)	May be Sold	Number(3)		%(4)
Anastasius LLC (5)	$874,000	101,035	(6)	16,328	19,073	37,063		*
Anson East Master Fund LP (7)	$6,825,000	693,988	(8)	127,510	76,386	—		*
Anson Investments Master Fund LP (7)	$20,800,000	693,988	(9)	388,602	232,795	—		*
Anson Opportunities Master Fund LP (AOMF) (7)	$4,875,000	693,988	(10)	91,078	34,561	—		*
Arch Anson Tactical Real Estate Fund (7)	—	693,988	(11)	—	5,600	—		*
Arch Anson Tactical Real Estate NR Fund (7)	—	693,988	(12)	—	14,400	—		*
Aristeia Master, L.P. (13)	$7,153,000	107,692	(14)	133,638	—	1,000	(101)	*
ASIG International Limited (13)	$483,000	107,692	(14)	9,023	—	1,000	(101)	*
Atlas Macro Master Fund, Ltd. (15)	$7,000,000	71,129	(16)	130,779	—	—		*
ATW Master Fund V LP (17)	$5,000,000	262,694	(18)	93,413	—	211,887		*
Aurelius Opportunities Fund II, Ltd. (5)	$1,126,000	101,035	(19)	21,036	24,576	37,063		*
Blue Peak Limited (13)	$2,474,000	107,692	(14)	46,221	—	1,000	(101)	*
BlueHarbour MAP I LP (20)	$300,000	3,048	(21)	5,604	—	—		*
Funds Managed by Weiss Asset Management (22)	$10,000,000	101,613	(23)	186,827	—	—		*
BSMA Limited (24)	—	36,375		—	36,375	—		*
BLACKSTONE GLOBAL MASTER FUND ICAV, solely on behalf of its sub-fund BLACKSTONE AQUA MASTER SUB-FUND (25)	$10,000,000	1,669,996	(26)	186,827	36,375	529,717		1.45%
BSOF Liquid Investments L.P. (27)	$70,000,000	1,669,996	(28)	1,307,795	290,992	529,717		1.45%
Entities affiliated with Burkehill Global Management, LP (29)	$12,500,000	199,765	(30)	233,534	72,748	—		*
Capital Ventures International (31)	$2,000,000	20,322	(32)	37,365	—	—		*
Capstone Global Master (Cayman) Limited (33)	$1,700,000	17,274	(34)	31,760	—	—		*
Citadel CEMF Investments Ltd. (35)	—	1,036,385	(36)	—	909,367	—		*
Citadel Multi-Asset Master Fund Ltd. (35)	$12,500,000	1,036,385	(37)	233,534	—	—		*
Claren Road Credit Master Fund, Ltd. (38)	$15,000,000	225,169	(39)	280,241	72,748	—		*
Columbus Hill Overseas Master Fund, Ltd. (40)	$180,000	20,322	(41)	3,362	—	—		*
Columbus Hill Partners, L.P. (40)	$1,820,000	20,322	(42)	34,002	—	—		*
Context Partners Master Fund, L.P. (43)	$20,000,000	494,574	(44)	373,655	—	291,346	(102)	*
Conversant Opportunity Master Fund L.P. (45)	$4,000,000	197,645	(46)	74,731	72,748	84,252		*
Davidson Kempner Arbitrage, Equities and Relative Value LP (47)	$7,363,000	76,210	(48)	137,561	—	—		*
Diameter Dislocation Master Fund III LP (49)	$19,625,000	1,771,059	(50)	366,649	138,949	—		*
Diameter Master Fund LP (49)	$83,075,000	1,771,059	(51)	1,552,073	588,535	—		*
DS Liquid Div RVA ARST LLC (13)	$390,000	107,692	(14)	7,286	—	1,000	(101)	*
Ellerston Capital Limited as trustee for Ellerston Special Opportunities Platform (52)	—	81,478		—	81,478	—		*
Galaxy Digital LP (53)	$5,000,000	123,555	(54)	93,413	72,748	—		*
Graham Credit Opportunities Ltd. (55)	$1,815,000	167,662	(56)	33,909	—	—		*
Graham Macro Strategic Ltd. (55)	$14,685,000	167,662	(57)	274,356	—	—		*
Healthcare of Ontario Pension Plan Trust Fund (58)	—	254,619		—	254,619	—		*
Hudson Bay Master Fund Ltd. (59)	$10,000,000	132,215	(60)	186,827	—	30,601		*
ICS Opportunities II LLC (61)	$10,000,000	1,800,666	(62)	186,827	—	1,384,748		3.84%
ICS Opportunities, Ltd. (61)	$7,000,000	1,800,666	(63)	130,779	—	1,384,748		3.84%
Integrated Core Strategies (US) LLC (61)	$50,000,000	1,800,666	(64)	934,139	109,122	1,384,748		3.84%
Laurion Capital Master Fund Ltd. (65)	—	43,649		—	43,649	—		*
Lone Cypress, Ltd. (66)	—	1,209,848	(67)	—	739,644	445,990		1.25%
Lone Spruce, L.P. (66)	—	1,209,848	(68)	—	24,214	445,990		1.25%
LuminArx Opportunistic Alternative Solutions Holdings II Fund LP (69)	$1,950,000	61,776	(70)	36,431	28,372	—		*
LuminArx Pavo Holdings II LP (69)	$550,000	61,776	(71)	10,275	8,002	—		*
M.H. Davidson & Co. (47)	$137,000	76,210	(72)	2,559	—	—		*
Maven Investment Partners US Limited - New York Branch (73)	$2,000,000	20,322	(74)	37,365	—	—		*
Moore Global Investments, LLC (75)	$7,500,000	148,958	(76)	140,120	72,748	—		*
Opps XII SHAI Holdings, L.P. (77)	$100,000,000	1,016,140	(78)	1,868,279	—	—		*
Panoramic Partners LP (79)	—	108,874	(80)	—	30,554	72,500		*
Panoramic Qualified Partners LP (79)	—	108,874	(81)	—	5,820	72,500		*
PEAK6 Capital Management LLC (82)	$2,000,000	92,961	(83)	37,365	49,468	23,171	(103)	*
Point72 Associates, LLC (84)	$13,500,000	828,205	(85)	252,217	436,490	254,537	(104)	*
Funds managed by Soros Fund Management LLC (86)	$29,000,000	367,428	(87)	541,801	72,748	—		*
Reaves Utility Income Fund (88)	—	181,871		—	181,871	—		*
Schonfeld DMFI Master Fund L.P. (89)	$8,500,000	86,371	(90)	158,803	—	—		*
Situational Awareness Partners LP (91)	—	7,563,029	(92)	—	7,274,842	796,108		2.10%
Sona Blue Peak, Ltd. - Sona Asset Management (US) LLC acting on behalf of Sona Blue Peak, Ltd. as agent (93)	$6,400,000	1,552,755	(94)	119,569	37,829	21,358		*
Sona Credit Master Fund Limited - Sona Asset Management (US) LLC acting on behalf of Sona Credit Master Fund Limited as agent (93)	$73,600,000	1,552,755	(95)	1,375,053	435,035	245,622		*
System 2 Master Fund Limited (96)	$15,000,000	152,421	(97)	280,241	—	—		*
Two Seas Global (Master) Fund LP – Two Seas Capital LP as investment adviser to Two Seas Global (Master) Fund LP (98)	$6,000,000	1,875,774	(99)	112,096	218,245	1,875,774		5.26%
VAST Data Inc. (100)	—	290,993		—	290,993	—		*

*	Less than 1%.
(1)	Assumes a Conversion Rate of 10.0343 and includes accrued interest on the Notes through September 28, 2026.

(2)	Includes Shares of Common Stock issuable upon conversion of the Notes. Assumes conversion of the full amount of Notes held by the selling securityholder at the rate of 14.5496 shares of our Class A Ordinary Common Stock per $1,000 in principal amount of the Notes, including all interest accrued under the Notes if held until the June 15, 2032 maturity date. This represents the theoretical maximum number of shares of Class A Ordinary Common Stock issuable upon conversion of the Notes, disregarding the effects of any events that result in an adjustment to the conversion rate. The conversion rate and the number of shares of Class A Ordinary Common Stock issuable upon conversion of the Notes may be adjusted under circumstances described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” Accordingly, the number of shares of our Class A Ordinary Common Stock issuable upon conversion of the Notes may increase or decrease from time to time. Holders will receive a cash adjustment for any fractional share amount resulting from conversion of the Notes, as described under “Description of the Notes—Conversion Rights.”
(3)	Assumes that the selling securityholder has sold all the shares of our Class A Ordinary Common Stock offered for sale under this Prospectus.
(4)	Calculated based on 35,667,164 shares of Class A Ordinary Common Stock outstanding as of August 10, 2026 assuming all shares offered are sold. In calculating this amount, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of a particular holder’s Notes. However, we did not assume the conversion of any other holder’s Notes.
(5)	Eleanor Chan has voting and dispositive control over the securities held by each of Anastasius LLC and Aurelius Opportunities Fund II, Ltd. (each a “Fund” and collectively, the “Funds”), and may be deemed to be the beneficial owner of such securities. Mrs. Chan disclaims beneficial ownership of such securities except to the extent of her direct or indirect economic interest in the Funds. The business address of each of Anastasius LLC and Aurelius Opportunities Fund II, Ltd. is c/o Aurelius Capital Management, LP, 1330 Avenue of the Americas, 14th Floor, Suite A, New York, New York 10019.
(6)	Shares of Class A Ordinary Common Stock beneficially owned by Anastasius LLC include (i) 35,268 shares of Class A Ordinary Common Stock held directly by Anastasius LLC, (ii) 8,770 shares of Class A Ordinary Common Stock issuable upon conversion of $874,000 principal amount of the Notes held by Anastasius LLC, and (iii) 111 shares of Class A Ordinary Common Stock issuable upon conversion of $11,071 interest on the Notes held by Anastasius LLC; and (iv) 45,444 shares of Class A Ordinary Common Stock held directly by Aurelius Opportunities Fund II, Ltd., (v) 11,299 shares of Class A Ordinary Common Stock issuable upon conversion of $1,126,000 principal amount of the Notes held by Aurelius Opportunities Fund II, Ltd., and (vi) 143 shares of Class A Ordinary Common Stock issuable upon conversion of $14,263 interest on the Notes held by Aurelius Opportunities Fund II, Ltd., an affiliate of the selling securityholder.
(7)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP, Anson Investments Master Fund LP, Anson Opportunities Master Fund LP (AOMF), Arch Anson Tactical Real Estate Fund and Arch Anson Tactical Real Estate NR Fund (collectively, “Anson”), hold voting and dispositive power over the shares of Class A Ordinary Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(8)	Shares of Class A Ordinary Common Stock beneficially owned by Anson East Master Fund LP include (i) 76,386 shares of Class A Ordinary Common Stock held directly by Anson East Master Fund LP, (ii) 68,484 shares of Class A Ordinary Common Stock issuable upon conversion of $6,825,000 principal amount of the Notes held by Anson East Master Fund LP, and (iii) 867 shares of Class A Ordinary Common Stock issuable upon conversion of $86,450 accrued interest on the Notes held by Anson East Master Fund LP; (iv) 232,795 shares of Class A Ordinary Common Stock held directly by Anson Investments Master Fund LP, (v) 208,713 shares of Class A Ordinary Common Stock issuable upon conversion of $20,800,000 principal amount of the Notes held by Anson Investments Master Fund LP, and (vi) 2,644 shares of Class A Ordinary Common Stock issuable upon conversion of $263,467 accrued interest on the Notes held by Anson Investments Master Fund LP; (vii) 34,561 shares of Class A Ordinary Common Stock held directly by Anson Opportunities Master Fund LP, (viii) 48,917 shares of Class A Ordinary Common Stock issuable upon conversion of $4,875,000 principal amount of the Notes held by Anson Opportunities Master Fund LP, and (ix) 619 shares of Class A Ordinary Common Stock issuable upon conversion of $61,750 accrued interest on the Notes held by Anson Opportunities Master Fund LP; (x) 5,600 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate Fund; and (xi) 14,400 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate NR Fund, each an affiliate of the selling securityholder.
(9)	Shares of Class A Ordinary Common Stock beneficially owned by Anson Investments Master Fund LP include (i) 232,795 shares of Class A Ordinary Common Stock held directly by Anson Investments Master Fund LP, (ii) 208,713 shares of Class A Ordinary Common Stock issuable upon conversion of $20,800,000 principal amount of the Notes held by Anson Investments Master Fund LP, and (iii) 2,644 shares of Class A Ordinary Common Stock issuable upon conversion of $263,467 accrued interest on the Notes held by Anson Investments Master Fund LP; (iv) 76,386 shares of Class A Ordinary Common Stock held directly by Anson East Master Fund LP, (v) 68,484 shares of Class A Ordinary Common Stock issuable upon conversion of $6,825,000 principal amount of the Notes held by Anson East Master Fund LP, and (vi) 867 shares of Class A Ordinary Common Stock issuable upon conversion of $86,450 accrued interest on the Notes held by Anson East Master Fund LP; (vii) 34,561 shares of Class A Ordinary Common Stock held directly by Anson Opportunities Master Fund LP, (viii) 48,917 shares of Class A Ordinary Common Stock issuable upon conversion of $4,875,000 principal amount of the Notes held by Anson Opportunities Master Fund LP, and (ix) 619 shares of Class A Ordinary Common Stock issuable upon conversion of $61,750 accrued interest on the Notes held by Anson Opportunities Master Fund LP; (x) 5,600 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate Fund; and (xi) 14,400 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate NR Fund, each an affiliate of the selling securityholder.

(10)	Shares of Class A Ordinary Common Stock beneficially owned by Anson Opportunities Master Fund LP include (i) 34,561 shares of Class A Ordinary Common Stock held directly by Anson Opportunities Master Fund LP, (ii) 48,917 shares of Class A Ordinary Common Stock issuable upon conversion of $4,875,000 principal amount of the Notes held by Anson Opportunities Master Fund LP, and (iii) 619 shares of Class A Ordinary Common Stock issuable upon conversion of $61,750 accrued interest on the Notes held by Anson Opportunities Master Fund LP; (iv) 76,386 shares of Class A Ordinary Common Stock held directly by Anson East Master Fund LP, (v) 68,484 shares of Class A Ordinary Common Stock issuable upon conversion of $6,825,000 principal amount of the Notes held by Anson East Master Fund LP, and (vi) 867 shares of Class A Ordinary Common Stock issuable upon conversion of $86,450 accrued interest on the Notes held by Anson East Master Fund LP; (vii) 232,795 shares of Class A Ordinary Common Stock held directly by Anson Investments Master Fund LP, (viii) 208,713 shares of Class A Ordinary Common Stock issuable upon conversion of $20,800,000 principal amount of the Notes held by Anson Investments Master Fund LP, and (ix) 2,644 shares of Class A Ordinary Common Stock issuable upon conversion of $263,467 accrued interest on the Notes held by Anson Investments Master Fund LP; (x) 5,600 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate Fund; and (xi) 14,400 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate NR Fund, each an affiliate of the selling securityholder.
(11)	Shares of Class A Ordinary Common Stock beneficially owned by Arch Anson Tactical Real Estate Fund include (i) 5,600 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate Fund; (ii) 14,400 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate NR Fund; (iii) 76,386 shares of Class A Ordinary Common Stock held directly by Anson East Master Fund LP, (iv) 68,484 shares of Class A Ordinary Common Stock issuable upon conversion of $6,825,000 principal amount of the Notes held by Anson East Master Fund LP, and (v) 867 shares of Class A Ordinary Common Stock issuable upon conversion of $86,450 accrued interest on the Notes held by Anson East Master Fund LP; (vi) 232,795 shares of Class A Ordinary Common Stock held directly by Anson Investments Master Fund LP, (vii) 208,713 shares of Class A Ordinary Common Stock issuable upon conversion of $20,800,000 principal amount of the Notes held by Anson Investments Master Fund LP, and (viii) 2,644 shares of Class A Ordinary Common Stock issuable upon conversion of $263,467 accrued interest on the Notes held by Anson Investments Master Fund LP; and (ix) 34,561 shares of Class A Ordinary Common Stock held directly by Anson Opportunities Master Fund LP, (x) 48,917 shares of Class A Ordinary Common Stock issuable upon conversion of $4,875,000 principal amount of the Notes held by Anson Opportunities Master Fund LP, and (xi) 620 shares of Class A Ordinary Common Stock issuable upon conversion of $61,750 accrued interest on the Notes held by Anson Opportunities Master Fund LP, each an affiliate of the selling securityholder.
(12)	Shares of Class A Ordinary Common Stock beneficially owned by Arch Anson Tactical Real Estate NR Fund include (i) 14,400 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate NR Fund; (ii) 5,600 shares of Class A Ordinary Common Stock held directly by Arch Anson Tactical Real Estate Fund; (iii) 76,386 shares of Class A Ordinary Common Stock held directly by Anson East Master Fund LP, (iv) 68,484 shares of Class A Ordinary Common Stock issuable upon conversion of $6,825,000 principal amount of the Notes held by Anson East Master Fund LP, and (v) 867 shares of Class A Ordinary Common Stock issuable upon conversion of $86,450 accrued interest on the Notes held by Anson East Master Fund LP; (vi) 232,795 shares of Class A Ordinary Common Stock held directly by Anson Investments Master Fund LP, (vii) 208,713 shares of Class A Ordinary Common Stock issuable upon conversion of $20,800,000 principal amount of the Notes held by Anson Investments Master Fund LP, and (viii) 2,644 shares of Class A Ordinary Common Stock issuable upon conversion of $263,467 accrued interest on the Notes held by Anson Investments Master Fund LP; and (ix) 34,561 shares of Class A Ordinary Common Stock held directly by Anson Opportunities Master Fund LP, (x) 48,917 shares of Class A Ordinary Common Stock issuable upon conversion of $4,875,000 principal amount of the Notes held by Anson Opportunities Master Fund LP, and (xi) 620 shares of Class A Ordinary Common Stock issuable upon conversion of $61,750 accrued interest on the Notes held by Anson Opportunities Master Fund LP, each an affiliate of the selling securityholder.
(13)	Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager and/or general partner, as the case may be, of Aristeia Master, L.P., ASIG International Limited, Blue Peak Limited and DS Liquid Div RVA ARST LLC (each a “Fund” and collectively, the “Funds”), which are the holders of such securities, as shown above. As investment manager and/or general partner of each Fund, Aristeia has voting and investment control with respect to the securities held by each Fund. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Funds. The business address of the foregoing entities is c/o Aristeia Capital, L.L.C., One Greenwich Plaza, Suite 300, Greenwich, CT 06830.
(14)	Shares of Class A Ordinary Common Stock beneficially owned by the affiliated Funds managed by Aristeia include (i) 691 shares of Class A Ordinary Common Stock underlying warrants held by Aristeia Master, L.P., (ii) 71,775 shares of Class A Ordinary Common Stock issuable upon conversion of $7,153,000 principal amount of the Notes held by Aristeia Master, L.P., and (iii) 909 shares of Class A Ordinary Common Stock issuable upon conversion of $90,605 accrued interest on the Notes held by Aristeia Master, L.P.; (iv) 44 shares of Class A Ordinary Common Stock underlying warrants held by ASIG International Limited, (v) 4,846 shares of Class A Ordinary Common Stock issuable upon conversion of $483,000 principal amount of the Notes held by ASIG International Limited, and (vi) 61 shares of Class A Ordinary Common Stock issuable upon conversion of $6,118 accrued interest on the Notes held by ASIG International Limited; (vii) 229 shares of Class A Ordinary Common Stock underlying warrants held by Blue Peak Limited, (viii) 24,825 shares of Class A Ordinary Common Stock issuable upon conversion of $2,474,000 principal amount of the Notes held by Blue Peak Limited, and (ix) 314 shares of Class A Ordinary Common Stock issuable upon conversion of $31,337 accrued interest on the Notes held by Blue Peak Limited; and (x) 36 shares of Class A Ordinary Common Stock underlying warrants held by DS Liquid Div RVA ARST LLC, (xi) 3,913 shares of Class A Ordinary Common Stock issuable upon conversion of $390,000 principal amount of the Notes held by DS Liquid Div RVA ARST LLC, and (xii) 49 shares of Class A Ordinary Common Stock issuable upon conversion of $4,940 accrued interest on the Notes held by DS Liquid Div RVA ARST LLC.

(15)	Balyasny Asset Management L.P. is the investment adviser of Atlas Macro Master Fund, Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the securities held by Atlas Macro Master Fund Ltd. The business address of Atlas Macro Master Fund, Ltd. is c/o Balyasny Asset Management L.P., 444 West Lake Street, 50th Floor, Chicago, IL 60606.
(16)	Shares of Class A Ordinary Common Stock beneficially owned by Atlas Macro Master Fund, Ltd. include (i) 70,240 shares of Class A Ordinary Common Stock issuable upon conversion of $7,000,000 principal amount of the Notes, and (ii) 889 shares of Class A Ordinary Common Stock issuable upon conversion of $88,667 accrued interest on the Notes.
(17)	The securities are directly held by ATW Master Fund V LP (the “Fund”), and may be deemed to be beneficially owned by: (i) ATW Partners Opportunities Management LLC, which serves as the investment manager of the Fund; and (ii) Antonio Ruiz-Gimenez and Kerry Propper, who serve as the managing members of the investment manager (the Selling Stockholder and Fund, together with (i) and (ii), the “Reporting Persons”). While the Reporting Persons may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by the Selling Stockholder, each of the Reporting Persons disclaim beneficial ownership of the Company’s securities reported herein. The address of the Fund is c/o ATW Partners Opportunities Management, LLC, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119. The Fund is an affiliate of one or more broker-dealers and has represented to us that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(18)	Shares of Class A Ordinary Common Stock beneficially owned by ATW Master Fund V LP include (i) 50,172 shares of Class A Ordinary Common Stock issuable upon conversion of $5,000,000 principal amount of the Notes, (iii) 636 shares of Class A Ordinary Common Stock issuable upon conversion of $63,333 accrued interest on the Notes, (iv) 207,292 shares of Class A Ordinary Common Stock issuable upon conversion of $10,000,000 principal amount of those certain outstanding convertible notes with 6% interest registered pursuant to the Company’s registration statement on Form S-1 dated as of June 5, 2026 (the “6% Convertible Notes”), and (v) 4,595 shares of Class A Ordinary Common Stock issuable upon conversion of $221,667 of accrued interest on the 6% Convertible Notes.
(19)	Shares of Class A Ordinary Common Stock beneficially owned by Aurelius Opportunities Fund II, Ltd. include (i) 45,444 shares of Class A Ordinary Common Stock held directly by Aurelius Opportunities Fund II, Ltd., (ii) 11,299 shares of Class A Ordinary Common Stock issuable upon conversion of $1,126,000 principal amount of the Notes held by Aurelius Opportunities Fund II, Ltd., and (iii) 143 shares of Class A Ordinary Common Stock issuable upon conversion of $14,263 interest on the Notes held by Aurelius Opportunities Fund II, Ltd.; and (iv) 35,268 shares of Class A Ordinary Common Stock held directly by Anastasius LLC, (v) 8,770 shares of Class A Ordinary Common Stock issuable upon conversion of $874,000 principal amount of the Notes held by Anastasius LLC, and (vi) 111 shares of Class A Ordinary Common Stock issuable upon conversion of $11,071 interest on the Notes held by Anastasius LLC, an affiliate of the selling securityholder.

(20)	The business address of BlueHarbour MAP I LP is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(21)	Shares of Class A Ordinary Common Stock beneficially owned by BlueHarbour MAP I LP include (i) 3,010 shares of Class A Ordinary Common Stock issuable upon conversion of $300,000 principal amount of the Notes, and (ii) 38 shares of Class A Ordinary Common Stock issuable upon conversion of $3,800 accrued interest on the Notes.
(22)	Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of Brookdale Global Opportunity Fund (“BGO”) and Brookdale International Partners, L.P. (“BIP”). WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(23)	Shares of Class A Ordinary Common Stock beneficially owned by the funds managed by Weiss Asset Management include (i) 60,206 shares of Class A Ordinary Common Stock issuable upon conversion of $6,000,000 principal amount of the Notes held by BGO, and (ii) 762 shares of Class A Ordinary Common Stock issuable upon conversion of $76,000 accrued interest on the Notes held by BGO; and (iii) 40,137 shares of Class A Ordinary Common Stock issuable upon conversion of $4,000,000 principal amount of the Notes held by BIP, and (iv) 508 shares of Class A Ordinary Common Stock issuable upon conversion of $50,667 accrued interest on the Notes, in each case held by BIP.
(24)	Jonathan Airey and Michael Bell, as Directors of BSMA Limited, have voting and dispositive control over the securities held by BSMA Limited, and may be deemed to be the beneficial owners of the securities held by BSMA Limited. The business address of BSMA Limited is c/o BlueCrest Capital Management (New York) LP, 450 Park Ave., 31st Fl., New York, NY 10022.
(25)	Reflects securities held directly by BLACKSTONE GLOBAL MASTER FUND ICAV, solely on behalf of its sub-fund BLACKSTONE AQUA MASTER SUB-FUND (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The contact information is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154; BXMAAquaFundOps@blackstone.com; 646-313-6718. The Aqua Fund is an affiliate of one or more broker-dealers and has represented to us that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(26)	Shares of Class A Ordinary Common Stock beneficially owned by the Aqua Fund include (i) 36,375 shares of Class A Ordinary Common Stock held directly by the Aqua Fund, (ii) 100,343 shares of Class A Ordinary Common Stock issuable upon conversion of $10,000,000 principal amount of the Notes held by the Aqua Fund, and (iii) 1,271 shares of Class A Ordinary Common Stock issuable upon conversion of $126,667 accrued interest on the Notes held by the Aqua Fund; and (iv) 290,992 shares of Class A Ordinary Common Stock held directly by BSOF Liquid Investments LP (the “BSOF Fund”), an affiliate of the selling securityholder, (v) 702,401 shares of Class A Ordinary Common Stock issuable upon conversion of $70,000,000 principal amount of the Notes held by the BSOF Fund, (vi) 8,897 shares of Class A Ordinary Common Stock issuable upon conversion of $886,667 accrued interest on the Notes held by the BSOF Fund, (vii) 518,230 shares of Class A Ordinary Common Stock issuable upon conversion of $25,000,000 principal amount of the 6% Convertible Notes held by the BSOF Fund, and (viii) 11,487 shares of Class A Ordinary Common Stock issuable upon conversion of $554,167 of accrued interest on the 6% Convertible Notes held by the BSOF Fund.
(27)	Blackstone Alternative Solutions L.L.C. is the investment manager of the BSOF Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the BSOF Fund directly or indirectly controlled by it or him, but each (other than the BSOF Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The contact information is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154; BXMAMSPOps@Blackstone.com 646-313-6718. The BSOF Fund is an affiliate of one or more broker-dealers and has represented to us that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(28)	Shares of Class A Ordinary Common Stock beneficially owned by the BSOF Fund include (i) 290,992 shares of Class A Ordinary Common Stock held directly by the BSOF Fund, (ii) 702,401 shares of Class A Ordinary Common Stock issuable upon conversion of $70,000,000 principal amount of the Notes held by the BSOF Fund, (iii) 8,897 shares of Class A Ordinary Common Stock issuable upon conversion of $886,667 accrued interest on the Notes held by the BSOF Fund, (iv) 518,230 shares of Class A Ordinary Common Stock issuable upon conversion of $25,000,000 principal amount of the 6% Convertible Notes held by the BSOF Fund, (v) 11,487 shares of Class A Ordinary Common Stock issuable upon conversion of $554,167 of accrued interest on the 6% Convertible Notes held by the BSOF Fund, (vi) 36,375 shares of Class A Ordinary Common Stock held directly by the Aqua Fund, an affiliate of the selling securityholder, (vii) 100,343 shares of Class A Ordinary Common Stock issuable upon conversion of $10,000,000 principal amount of the Notes held by the Aqua Fund, and (viii) 1,271 shares of Class A Ordinary Common Stock issuable upon conversion of $126,667 accrued interest on the Notes held by the Aqua Fund.
(29)	Burkehill Global Management, LP (“Burkehill”) serves as investment manager to Burkehill Fund Ltd, a Cayman Islands exempted company (“Arleigh Fund”), and Burkehill Master Fund LP, a Cayman Islands exempted limited partnership (“Admiral Fund” and, together with the Arleigh Fund, the “Burkehill Funds”). As such, Burkehill has been granted investment discretion over the securities owned by the Burkehill Funds. Christopher Rich serves as Managing Partner of Burkehill, the Managing Member of Burkehill Global LLC (“Burkehill GP”), the general partner of Burkehill, and the Managing Member of Burkehill Fund GP LLC (“Burkehill Fund GP”), the general partner of the Admiral Fund. Each of Burkehill, Burkehill GP, Burkehill Fund GP and Mr. Rich disclaim beneficial ownership of the securities held by the Burkehill Funds except to the extent of their or its pecuniary interest therein. The business address of the Burkehill Funds is c/o Burkehill Global Management, LP, 280 Park Avenue, New York, New York 10017.
(30)	Shares of Class A Ordinary Common Stock beneficially owned by the Burkehill Funds include (i) 72,748 shares of Class A Ordinary Common Stock held directly by the Burkehill Funds, (ii) 125,428 shares of Class A Ordinary Common Stock issuable upon conversion of $12,500,000 principal amount of the Notes held by the Burkehill Funds, and (iii) 1,589 shares of Class A Ordinary Common Stock issuable upon conversion of $158,334 accrued interest on the Notes held by the Burkehill Funds.

(31)	Susquehanna Advisors Group, Inc. (“SAGI”), the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the securities held by CVI and may be deemed to be the beneficial owner of these securities. Michael Ferry may also be deemed to have investment discretion and/or voting power of the securities through SAGI and may be deemed to beneficially own the securities held by CVI. Mr. Ferry disclaims any such beneficial ownership of the securities. The principal address of CVI is c/o Susquehanna Advisors Group, Inc., 401 City Avenue, Suite 220, Bala Cynwyd, PA 19004. Capital Ventures International is an affiliate of one or more broker-dealers and has represented to us that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(32)	Shares of Class A Ordinary Common Stock beneficially owned by Capital Ventures International include (i) 20,068 shares of Class A Ordinary Common Stock issuable upon conversion of $2,000,000 principal amount of the Notes, and (ii) 254 shares of Class A Ordinary Common Stock issuable upon conversion of $25,333 accrued interest on the Notes.
(33)	Robert Kolodziej, as Director, has voting and dispositive control over the securities held by Capstone Global Master (Cayman) Limited, and may be deemed to be the beneficial owner of the securities held by Capstone Global Master (Cayman) Limited. The business address of Capstone Global Master (Cayman) Limited is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.
(34)	Shares of Class A Ordinary Common Stock beneficially owned by Capstone Global Master (Cayman) Limited include (i) 17,058 shares of Class A Ordinary Common Stock issuable upon conversion of $1,700,000 principal amount of the Notes, and (ii) 216 shares of Class A Ordinary Common Stock issuable upon conversion of $21,533 accrued interest on the Notes.
(35)	Citadel Advisors LLC is the portfolio manager of each of Citadel CEMF Investments Ltd. and Citadel Multi-Asset Master Fund Ltd. BNP Paribas Securities Corp. is the registered holder of the securities held by Citadel Multi-Asset Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose of or to direct the disposition of, the securities held by each of Citadel CEMF Investments Ltd. and Citadel Multi-Asset Master Fund Ltd. This response is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The business address of Citadel is Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131. Citadel CEMF Investments Ltd. and Citadel Multi-Asset Master Fund Ltd are affiliates of one or more broker-dealers and have represented to us that (1) they purchased the securities in the ordinary course of business and (2) at the time of purchase, they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(36)	Shares of Class A Ordinary Common Stock beneficially owned by Citadel CEMF Investments Ltd. include 909,367 shares of Class A Ordinary Common Stock held directly.
(37)	Shares of Class A Ordinary Common Stock beneficially owned by Citadel Multi-Asset Master Fund Ltd. include (i) 125,429 shares of Class A Ordinary Common Stock issuable upon conversion of $12,500,000 principal amount of the Notes held by Citadel Multi-Asset Master Fund Ltd. and (ii) 1,589 shares of Class A Ordinary Common Stock issuable upon conversion of $158,333 accrued interest on the Notes. The conversion of the Notes is subject to a 9.99% beneficial ownership blocker.
(38)	The business address of Claren Road Credit Master Fund, Ltd. is c/o Compass Rose Asset Management, LP, 124 East 14th Street, 21st Floor, New York, NY 10003.
(39)	Shares of Class A Ordinary Common Stock beneficially owned by Claren Road Credit Master Fund, Ltd. include (i) 72,748 shares of Class A Ordinary Common Stock held directly by Claren Road Credit Master Fund, Ltd., (ii) 150,514 shares of Class A Ordinary Common Stock issuable upon conversion of $15,000,000 principal amount of the Notes, and (iii) 1,907 shares of Class A Ordinary Common Stock issuable upon conversion of $190,000 accrued interest on the Notes.
(40)	Kevin D. Eng, as Chief Executive Officer and Chief Investment Officer of Columbus Hill Capital Management, L.P., the investment manager of Columbus Hill Overseas Master Fund, Ltd. and Columbus Hill Partners, L.P., has voting and dispositive control over the securities held by Columbus Hill Overseas Master Fund, Ltd. and Columbus Hill Partners, L.P., and may be deemed to be the beneficial owner of such securities. Mr. Eng disclaims beneficial ownership of the securities referenced herein except to the extent of his direct or indirect economic interests in Columbus Hill Overseas Master Fund, Ltd. and Columbus Hill Partners, L.P. The business address of Columbus Hill Overseas Master Fund, Ltd. is c/o Columbus Hill Capital Management, L.P., 51 John F. Kennedy Parkway, Suite 220, Short Hills, NJ 07078. The business address of Columbus Hill Partners, L.P. is c/o Columbus Hill Capital Management, L.P., 51 John F. Kennedy Parkway, Suite 220, Short Hills, NJ 07078.
(41)	Shares of Class A Ordinary Common Stock beneficially owned by Columbus Hill Overseas Master Fund, Ltd. include (i) 1,806 shares of Class A Ordinary Common Stock issuable upon conversion of $180,000 principal amount of the Notes held by Columbus Hill Overseas Master Fund, Ltd., and (ii) 23 shares of Class A Ordinary Common Stock issuable upon conversion of $2,280 accrued interest on the Notes held by Columbus Hill Overseas Master Fund, Ltd.; and (iii) 18,262 shares of Class A Ordinary Common Stock issuable upon conversion of $1,820,000 principal amount of the Notes, and (iv) 231 shares of Class A Ordinary Common Stock issuable upon conversion of $23,053 accrued interest on the Notes, in each case held by Columbus Hill Partners, L.P., an affiliate of the selling securityholder.
(42)	Shares of Class A Ordinary Common Stock beneficially owned by Columbus Hill Partners, L.P. include (i) 18,262 shares of Class A Ordinary Common Stock issuable upon conversion of $1,820,000 principal amount of the Notes held by Columbus Hill Partners, L.P., and (ii) 231 shares of Class A Ordinary Common Stock issuable upon conversion of $23,053 accrued interest on the Notes held by Columbus Hill Partners, L.P.; and (iii) 1,806 shares of Class A Ordinary Common Stock issuable upon conversion of $180,000 principal amount of the Notes, and (iv) 23 shares of Class A Ordinary Common Stock issuable upon conversion of $2,280 accrued interest on the Notes, in each case held by Columbus Hill Overseas Master Fund, Ltd., an affiliate of the selling securityholder.
(43)	Charles Carnegie, as Chief Investment Officer of Context Capital Management, LLC, the investment adviser of Context Partners Master Fund, L.P., has voting and dispositive control over the securities held by Context Partners Master Fund, L.P., and may be deemed to be the beneficial owner of the securities held by Context Partners Master Fund, L.P. The business address of Context Partners Master Fund, L.P. is 7724 Girard Ave, Suite 300, La Jolla, CA 92037.
(44)	Shares of Class A Ordinary Common Stock beneficially owned by Context Partners Master Fund, L.P. include (i) 200,686 shares of Class A Ordinary Common Stock issuable upon conversion of $20,000,000 principal amount of the Notes, (ii) 2,542 shares of Class A Ordinary Common Stock issuable upon conversion of $253,333 accrued interest on the Notes, and (iii) 291,346 shares of Class A Ordinary Common Stock issuable upon the exercise of warrants held by Context Partners Master Fund, L.P.
(45)	Michael Simanovsky has voting and dispositive control over the securities held by Conversant Opportunity Master Fund L.P., and may be deemed to be the beneficial owner of the securities held by Conversant Opportunity Master Fund L.P. The business address of Conversant Opportunity Master Fund L.P. is c/o Conversant Capital LLC, 25 DeForest Ave., 3rd Fl, Summit, NJ 07901.
(46)	Shares of Class A Ordinary Common Stock beneficially owned by Conversant Opportunity Master Fund L.P. include (i) 157,000 shares of Class A Ordinary Common Stock held directly by Conversant Opportunity Master Fund L.P., (ii) 40,137 shares of Class A Ordinary Common Stock issuable upon conversion of $4,000,000 principal amount of the Notes, and (iii) 508 shares of Class A Ordinary Common Stock issuable upon conversion of $50,667 accrued interest on the Notes.

(47)	Anthony A. Yoseloff has voting and dispositive control over the securities held by each of Davidson Kempner Arbitrage, Equities and Relative Value LP and M.H. Davidson & Co., and disclaims any beneficial ownership of the securities held by each of the foregoing entities except to the extent of any pecuniary interest therein. The business address of each of Davidson Kempner Arbitrage, Equities and Relative Value LP and M.H. Davidson & Co. is 9 W. 57th Street, Floor 29, New York, NY 10019.
(48)	Shares of Class A Ordinary Common Stock beneficially owned by Davidson Kempner Arbitrage, Equities and Relative Value LP include (i) 73,882 shares of Class A Ordinary Common Stock issuable upon conversion of $7,363,000 principal amount of the Notes held by Davidson Kempner Arbitrage, Equities and Relative Value LP, and (ii) 936 shares of Class A Ordinary Common Stock issuable upon conversion of $93,265 accrued interest on the Notes held by Davidson Kempner Arbitrage, Equities and Relative Value LP; and (iii) 1,375 shares of Class A Ordinary Common Stock issuable upon conversion of $137,000 principal amount of the Notes, and (iv) 17 shares of Class A Ordinary Common Stock issuable upon conversion of $1,735 accrued interest on the Notes, in each case held by M.H. Davidson & Co., an affiliate of the selling securityholder.
(49)	Diameter Capital Partners LP (“DCP”) is the investment manager of Diameter Master Fund LP and Diameter Dislocation Master Fund III LP and, therefore, DCP has investment and voting power over these securities. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of DCP, make voting and investment decisions on behalf of DCP. As a result, DCP, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these securities. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The business address of each entity and Messrs. Goodwin and Lewinsohn is 50 Hudson Yards, Suite 6600A, New York, NY 10001.
(50)	Shares of Class A Ordinary Common Stock beneficially owned by Diameter Dislocation Master Fund III LP include (i) 138,949 shares of Class A Ordinary Common Stock held directly by Diameter Dislocation Master Fund III LP, (ii) 196,923 shares of Class A Ordinary Common Stock issuable upon conversion of $19,625,000 principal amount of the Notes held by Diameter Dislocation Master Fund III LP, and (iii) 2,494 shares of Class A Ordinary Common Stock issuable upon conversion of $248,583 accrued interest on the Notes held by Diameter Dislocation Master Fund III LP; and (iv) 588,535 shares of Class A Ordinary Common Stock held directly by Diameter Master Fund LP, (v) 833,599 shares of Class A Ordinary Common Stock issuable upon conversion of $83,075,000 principal amount of the Notes held by Diameter Master Fund LP, and (vi) 10,559 shares of Class A Ordinary Common Stock issuable upon conversion of $1,052,283 accrued interest on the Notes held by Diameter Master Fund LP, an affiliate of the selling securityholder.
(51)	Shares of Class A Ordinary Common Stock beneficially owned by Diameter Master Fund LP include (i) 588,535 shares of Class A Ordinary Common Stock held directly by Diameter Master Fund LP, (ii) 833,599 shares of Class A Ordinary Common Stock issuable upon conversion of $83,075,000 principal amount of the Notes held by Diameter Master Fund LP, and (iii) 10,559 shares of Class A Ordinary Common Stock issuable upon conversion of $1,052,283 accrued interest on the Notes held by Diameter Master Fund LP; and (iv) 138,949 shares of Class A Ordinary Common Stock held directly by Diameter Dislocation Master Fund III LP, (v) 196,923 shares of Class A Ordinary Common Stock issuable upon conversion of $19,625,000 principal amount of the Notes held by Diameter Dislocation Master Fund III LP, and (vi) 2,494 shares of Class A Ordinary Common Stock issuable upon conversion of $248,583 accrued interest on the Notes held by Diameter Dislocation Master Fund III LP, an affiliate of the selling securityholder.

(52)	The Registrable Securities are to be held by Ellerston Capital Limited as trustee for unrelated third-party clients. No single person or entity controls the voting or disposition of all such securities. The business address of Ellerston Capital Limited is Level 11, 179 Elizabeth St, Sydney NSW 2000, Australia.
(53)	Jason Urban, as Global Co-Head, Digital Assets of Galaxy Digital LP, has voting and dispositive control over the securities held by Galaxy Digital LP. Jason Urban disclaims beneficial ownership over these securities. The business address of Galaxy Digital LP is 300 Vesey St., New York, NY 10282. Galaxy Digital LP is an affiliate of one or more broker-dealers and has represented to us that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(54)	Shares of Class A Ordinary Common Stock beneficially owned by Galaxy Digital LP include (i) 72,748 shares of Class A Ordinary Common Stock held directly by Galaxy Digital LP, (ii) 50,171 shares of Class A Ordinary Common Stock issuable upon conversion of $5,000,000 principal amount of the Notes, and (iii) 636 shares of Class A Ordinary Common Stock issuable upon conversion of $63,333 accrued interest on the Notes.
(55)	Kenneth Tropin, as Chairman of Graham Capital Management, L.P., the investment adviser of Graham Credit Opportunities Ltd. and Graham Macro Strategic Ltd., has voting and dispositive control over the securities held by each of Graham Credit Opportunities Ltd. and Graham Macro Strategic Ltd., and may be deemed to be the beneficial owner of such securities. The business address of each of Graham Credit Opportunities Ltd. and Graham Macro Strategic Ltd. is c/o Graham Capital Management, L.P., 40 Highland Avenue, Rowayton, Connecticut 06853.
(56)	Shares of Class A Ordinary Common Stock beneficially owned by Graham Credit Opportunities Ltd. include (i) 18,212 shares of Class A Ordinary Common Stock issuable upon conversion of $1,815,000 principal amount of the Notes held by Graham Credit Opportunities Ltd., and (ii) 230 shares of Class A Ordinary Common Stock issuable upon conversion of $22,990 accrued interest on the Notes held by Graham Credit Opportunities Ltd.; and (iii) 147,354 shares of Class A Ordinary Common Stock issuable upon conversion of $14,685,000 principal amount of the Notes, and (iv) 1,866 shares of Class A Ordinary Common Stock issuable upon conversion of $186,010 accrued interest on the Notes, in each case held by Graham Macro Strategic Ltd., an affiliate of the selling securityholder.
(57)	Shares of Class A Ordinary Common Stock beneficially owned by Graham Macro Strategic Ltd. include (i) 147,354 shares of Class A Ordinary Common Stock issuable upon conversion of $14,685,000 principal amount of the Notes held by Graham Macro Strategic Ltd., and (ii) 1,866 shares of Class A Ordinary Common Stock issuable upon conversion of $186,010 accrued interest on the Notes held by Graham Macro Strategic Ltd.; and (iii) 18,212 shares of Class A Ordinary Common Stock issuable upon conversion of $1,815,000 principal amount of the Notes, and (iv) 230 shares of Class A Ordinary Common Stock issuable upon conversion of $22,990 accrued interest on the Notes, in each case held by Graham Credit Opportunities Ltd., an affiliate of the selling securityholder.
(58)	The business address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario M5J 0B6.
(59)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over the securities held by Hudson Bay Master Fund Ltd. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The business address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, 3rd Floor, Stamford, CT 06902.
(60)	Shares of Class A Ordinary Common Stock beneficially owned by Hudson Bay Master Fund Ltd. include (i) 920 shares of Class A Ordinary Common Stock held directly by Hudson Bay Master Fund Ltd., (ii) 100,343 shares of Class A Ordinary Common Stock issuable upon conversion of $10,000,000 principal amount of the Notes, and (iii) 1,271 shares of Class A Ordinary Common Stock issuable upon conversion of $126,667 accrued interest on the Notes.
(61)	The securities held by Integrated Core Strategies (US) LLC, ICS Opportunities II LLC, and ICS Opportunities, Ltd. may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The business address of Integrated Core Strategies (US) LLC and ICS Opportunities II LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(62)	Shares of Class A Ordinary Common Stock beneficially owned by ICS Opportunities II LLC include (i) 100,343 shares of Class A Ordinary Common Stock issuable upon conversion of $10,000,000 principal amount of the Notes held by ICS Opportunities II LLC, and (ii) 1,271 shares of Class A Ordinary Common Stock issuable upon conversion of $126,667 accrued interest on the Notes held by ICS Opportunities II LLC; (iii) 70,240 shares of Class A Ordinary Common Stock issuable upon conversion of $7,000,000 principal amount of the Notes held by ICS Opportunities, Ltd., (iv) 889 shares of Class A Ordinary Common Stock issuable upon conversion of $88,667 accrued interest on the Notes held by ICS Opportunities, Ltd., and (v) 2,400 shares of Class A Ordinary Common Stock issuable upon the exercise of warrants held by ICS Opportunities, Ltd.; (vi) 1,372,388 shares of Class A Ordinary Common Stock held directly by Integrated Core Strategies (US) LLC, (vii) 83,398 shares of Class A Ordinary Common Stock issuable upon conversion of $8,311,292 principal amount of the Notes held by Integrated Core Strategies (US) LLC, and (viii) 6,355 shares of Class A Ordinary Common Stock issuable upon conversion of $633,333 accrued interest on the Notes held by Integrated Core Strategies (US) LLC; and (ix) 9,960 shares of Class A Ordinary Common Stock held directly by Integrated Assets, Ltd., each an affiliate of the selling securityholder. Excludes 418,317 shares of Class A Ordinary Common Stock issuable upon conversion of $41,688,708 principal amount of the Notes held by Integrated Core Strategies (US) LLC as conversion of the Notes is subject to a beneficial ownership limitation of 4.99%.
(63)	Shares of Class A Ordinary Common Stock beneficially owned by ICS Opportunities, Ltd. include (i) 70,240 shares of Class A Ordinary Common Stock issuable upon conversion of $7,000,000 principal amount of the Notes held by ICS Opportunities, Ltd., (ii) 889 shares of Class A Ordinary Common Stock issuable upon conversion of $88,667 accrued interest on the Notes held by ICS Opportunities, Ltd., and (iii) 2,400 shares of Class A Ordinary Common Stock issuable upon the exercise of warrants held by ICS Opportunities, Ltd.; (iv) 100,343 shares of Class A Ordinary Common Stock issuable upon conversion of $10,000,000 principal amount of the Notes held by ICS Opportunities II LLC, and (v) 1,271 shares of Class A Ordinary Common Stock issuable upon conversion of $126,667 accrued interest on the Notes held by ICS Opportunities II LLC; (vi) 1,372,388 shares of Class A Ordinary Common Stock held directly by Integrated Core Strategies (US) LLC, (vii) 83,398 shares of Class A Ordinary Common Stock issuable upon conversion of $8,311,292 principal amount of the Notes held by Integrated Core Strategies (US) LLC, and (viii) 6,355 shares of Class A Ordinary Common Stock issuable upon conversion of $633,333 accrued interest on the Notes held by Integrated Core Strategies (US) LLC; and (ix) 9,960 shares of Class A Ordinary Common Stock held directly by Integrated Assets, Ltd., each an affiliate of the selling securityholder. Excludes 418,317 shares of Class A Ordinary Common Stock issuable upon conversion of $41,688,708 principal amount of the Notes held by Integrated Core Strategies (US) LLC as conversion of the Notes is subject to a beneficial ownership limitation of 4.99%.
(64)	Shares of Class A Ordinary Common Stock beneficially owned by Integrated Core Strategies (US) LLC include (i) 1,372,388 shares of Class A Ordinary Common Stock held directly by Integrated Core Strategies (US) LLC, (ii) 83,398 shares of Class A Ordinary Common Stock issuable upon conversion of $8,311,292 principal amount of the Notes held by Integrated Core Strategies (US) LLC, and (iii) 6,355 shares of Class A Ordinary Common Stock issuable upon conversion of $633,333 accrued interest on the Notes held by Integrated Core Strategies (US) LLC; (iv) 100,343 shares of Class A Ordinary Common Stock issuable upon conversion of $10,000,000 principal amount of the Notes held by ICS Opportunities II LLC, and (v) 1,271 shares of Class A Ordinary Common Stock issuable upon conversion of $126,667 accrued interest on the Notes held by ICS Opportunities II LLC; (vi) 70,240 shares of Class A Ordinary Common Stock issuable upon conversion of $7,000,000 principal amount of the Notes held by ICS Opportunities, Ltd., (vii) 889 shares of Class A Ordinary Common Stock issuable upon conversion of $88,667 accrued interest on the Notes held by ICS Opportunities, Ltd., and (viii) 2,400 shares of Class A Ordinary Common Stock issuable upon the exercise of warrants held by ICS Opportunities, Ltd.; and (ix) 9,960 shares of Class A Ordinary Common Stock held directly by Integrated Assets, Ltd., each an affiliate of the selling securityholder. Excludes 418,317 shares of Class A Ordinary Common Stock issuable upon conversion of $41,688,708 principal amount of the Notes held by Integrated Core Strategies (US) LLC as conversion of the Notes is subject to a beneficial ownership limitation of 4.99%.
(65)	Laurion Capital Management LP, the investment manager of Laurion Capital Master Fund Ltd., has voting and investment power over the securities held by Laurion Capital Master Fund Ltd. Messrs. Benjamin A. Smith and Sheehan Maduraperuma are the managing members of Laurion Capital GP LLC, which is the general partner of Laurion Capital Management LP. Each of Laurion Capital Master Fund Ltd., Laurion Capital GP LLC, Benjamin A. Smith and Sheehan Maduraperuma disclaims beneficial ownership over these securities. The business address of Laurion Capital Master Fund Ltd. is c/o Laurion Capital Management LP, 360 Madison Avenue, Suite 1900, New York, NY 10017.

(66)	Lone Pine Capital LLC, a Delaware limited liability company (“Lone Pine Capital”), serves as investment manager to Lone Cypress, Ltd. and Lone Spruce, L.P. (each a “Fund” and collectively, the “Funds”). Lone Pine Capital has the authority to dispose of and vote the securities of the Company directly held by each Fund. Each of David F. Craver, Brian F. Doherty, Kelly A. Granat and Kerry A. Tyler is an Executive Committee Member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the securities directly held by each Fund. Stephen F. Mandel, Jr. is the Managing Member of Lone Pine Managing Member LLC, which is the Managing Member of Lone Pine Capital, with respect to the securities directly held by each Fund. Each of David F. Craver, Brian F. Doherty, Kelly A. Granat, Kerry A. Tyler and Stephen F. Mandel, Jr. may be deemed to beneficially own the securities held by each Fund and each of them disclaims beneficial ownership of these securities.
(67)

Shares of Class A Ordinary Common Stock beneficially owned by Lone Cypress, Ltd. include (i)

1,171,496 shares of Class A Ordinary Common Stock held directly by Lone Cypress, Ltd.; and (ii)

38,352 shares of Class A Ordinary Common Stock held directly by Lone Spruce, L.P., an affiliate of the selling securityholder.

(68)	Shares of Class A Ordinary Common Stock beneficially owned by Lone Spruce, L.P. include (i) 38,352 shares of Class A Ordinary Common Stock held directly by Lone Spruce, L.P.; and (ii) 1,171,496 shares of Class A Ordinary Common Stock held directly by Lone Cypress, Ltd., an affiliate of the selling securityholder.
(69)	Gideon Berger and Min Htoo have voting and dispositive control over the securities held by each of LuminArx Opportunistic Alternative Solutions Holdings II Fund LP and LuminArx Pavo Holdings II LP, and may be deemed to be the beneficial owners of the securities held by such entities.
(70)	Shares of Class A Ordinary Common Stock beneficially owned by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP include (i) 28,372 shares of Class A Ordinary Common Stock held directly by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP, (ii) 19,567 shares of Class A Ordinary Common Stock issuable upon conversion of $1,950,000 principal amount of the Notes held by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP, and (iii) 247 shares of Class A Ordinary Common Stock issuable upon conversion of $24,700 accrued interest on the Notes held by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP; and (iv) 8,002 shares of Class A Ordinary Common Stock held directly by LuminArx Pavo Holdings II LP, (v) 5,519 shares of Class A Ordinary Common Stock issuable upon conversion of $550,000 principal amount of the Notes held by LuminArx Pavo Holdings II LP, and (vi) 69 shares of Class A Ordinary Common Stock issuable upon conversion of $6,967 accrued interest on the Notes held by LuminArx Pavo Holdings II LP, an affiliate of the selling securityholder.
(71)	Shares of Class A Ordinary Common Stock beneficially owned by LuminArx Pavo Holdings II LP include (i) 8,002 shares of Class A Ordinary Common Stock held directly by LuminArx Pavo Holdings II LP, (ii) 5,519 shares of Class A Ordinary Common Stock issuable upon conversion of $550,000 principal amount of the Notes held by LuminArx Pavo Holdings II LP, and (iii) 69 shares of Class A Ordinary Common Stock issuable upon conversion of $6,967 accrued interest on the Notes held by LuminArx Pavo Holdings II LP; and (iv) 28,372 shares of Class A Ordinary Common Stock held directly by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP, (v) 19,567 shares of Class A Ordinary Common Stock issuable upon conversion of $1,950,000 principal amount of the Notes held by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP, and (vi) 248 shares of Class A Ordinary Common Stock issuable upon conversion of $24,700 accrued interest on the Notes held by LuminArx Opportunistic Alternative Solutions Holdings II Fund LP, an affiliate of the selling securityholder.
(72)	Shares of Class A Ordinary Common Stock beneficially owned by M.H. Davidson & Co. include (i) 1,375 shares of Class A Ordinary Common Stock issuable upon conversion of $137,000 principal amount of the Notes held by M.H. Davidson & Co., and (ii) 17 shares of Class A Ordinary Common Stock issuable upon conversion of $1,735 accrued interest on the Notes held by M.H. Davidson & Co.; and (iii) 73,882 shares of Class A Ordinary Common Stock issuable upon conversion of $7,363,000 principal amount of the Notes, and (iv) 936 shares of Class A Ordinary Common Stock issuable upon conversion of $93,265 accrued interest on the Notes, in each case held by Davidson Kempner Arbitrage, Equities and Relative Value LP, an affiliate of the selling securityholder.

(73)	Ronald Powers has voting and dispositive control over the securities held by Maven Investment Partners US Limited — New York Branch, and may be deemed to be the beneficial owner of the securities held by Maven Investment Partners US Limited — New York Branch. The business address of Maven Investment Partners US Limited — New York Branch is 825 Third Avenue, Suite 2900, New York, NY 10022. Maven Investment Partners US Limited — New York Branch is an affiliate of one or more broker-dealers and has represented to us that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(74)	Shares of Class A Ordinary Common Stock beneficially owned by Maven Investment Partners US Limited — New York Branch include (i) 20,068 shares of Class A Ordinary Common Stock issuable upon conversion of $2,000,000 principal amount of the Notes, and (ii) 254 shares of Class A Ordinary Common Stock issuable upon conversion of $25,333 accrued interest on the Notes.
(75)	Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. Each of Moore Capital Management, LP and Mr. Bacon disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. The business address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(76)	Shares of Class A Ordinary Common Stock beneficially owned by Moore Global Investments, LLC include (i) 72,748 shares of Class A Ordinary Common Stock held directly by Moore Global Investments, LLC, (ii) 75,256 shares of Class A Ordinary Common Stock issuable upon conversion of $7,500,000 principal amount of the Notes, and (iii) 954 shares of Class A Ordinary Common Stock issuable upon conversion of $95,000 accrued interest on the Notes.
(77)	Henry Orren is the contact person for Opps XII SHAI Holdings, L.P., and is listed solely in his capacity as an officer of Opps XII SHAI Holdings, L.P. for identification purposes only and does not control the voting or disposition of the securities held by Opps XII SHAI Holdings, L.P. The business address of Opps XII SHAI Holdings, L.P. is 333 S Grand Ave, FL 28, Los Angeles, CA 90071.
(78)	Shares of Class A Ordinary Common Stock beneficially owned by Opps XII SHAI Holdings, L.P. include (i) 1,003,430 shares of Class A Ordinary Common Stock issuable upon conversion of $100,000,000 principal amount of the Notes, and (ii) 12,710 shares of Class A Ordinary Common Stock issuable upon conversion of $1,266,667 accrued interest on the Notes.
(79)	William R. Hazen, as General Partner of Panoramic Capital LLC, the general partner of each of Panoramic Partners LP and Panoramic Qualified Partners LP, has voting and dispositive control over the securities held by Panoramic Partners LP and Panoramic Qualified Partners LP, and may be deemed to be the beneficial owner of the securities held by such entities.
(80)	Shares of Class A Ordinary Common Stock beneficially owned by Panoramic Partners LP include (i) 91,654 shares of Class A Ordinary Common Stock held directly by Panoramic Partners LP; and (ii) 17,220 shares of Class A Ordinary Common Stock held directly by Panoramic Qualified Partners LP, an affiliate of the selling securityholder.
(81)	Shares of Class A Ordinary Common Stock beneficially owned by Panoramic Qualified Partners LP include (i) 17,220 shares of Class A Ordinary Common Stock held directly by Panoramic Qualified Partners LP; and (ii) 91,654 shares of Class A Ordinary Common Stock held directly by Panoramic Partners LP, an affiliate of the selling securityholder.
(82)	Matthew Hulsizer and Jennifer Just have voting and dispositive control over the securities held by PEAK6 Capital Management LLC, and may be deemed to be the beneficial owners of the securities held by PEAK6 Capital Management LLC. The business address of PEAK6 Capital Management LLC is 141 W Jackson Blvd, Suite 500, Chicago, IL 60604. PEAK6 Capital Management LLC is a registered broker-dealer and has represented to us that (1) it purchased the securities for its own account in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(83)	Shares of Class A Ordinary Common Stock beneficially owned by PEAK6 Capital Management LLC include (i) 86,819 shares of Class A Ordinary Common Stock held directly by PEAK6 Capital Management LLC, (ii) 20,068 shares of Class A Ordinary Common Stock issuable upon conversion of $2,000,000 principal amount of the Notes, (iii) 254 shares of Class A Ordinary Common Stock issuable upon conversion of $25,333 accrued interest on the Notes, (iv) 17 shares of Class A Ordinary Common Stock underlying call options with a strike price of $80.00 per share expiring in November 2026, (v) 269 shares of Class A Ordinary Common Stock underlying call options with a strike price of $100.00 per share expiring in November 2026, and (vi) 24 shares of Class A Ordinary Common Stock underlying call options with a strike price of $90.00 per share expiring on January 15, 2027.

(84)	Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc. and Mr. Cohen may be deemed to beneficially own the securities directly held by Point72 Associates, LLC reflected herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc. and Mr. Cohen disclaims beneficial ownership of any such securities. The business address of Point72 Associates, LLC is c/o Point72 Asset Management, L.P., 72 Cummings Point Road, Stamford, CT 06902.
(85)	Shares of Class A Ordinary Common Stock beneficially owned by Point72 Associates, LLC include (i) 436,490 shares of Class A Ordinary Common Stock held directly by Point72 Associates, LLC, (ii) 135,463 shares of Class A Ordinary Common Stock issuable upon conversion of $13,500,000 principal amount of the Notes, (iii) 1,715 shares of Class A Ordinary Common Stock issuable upon conversion of $171,000 accrued interest on the Notes, (iv) 15,000 shares of Class A Ordinary Common Stock underlying presently exercisable call options held by Point72 Associates, LLC, (v) 238,385 shares of Class A Ordinary Common Stock issuable upon conversion of $11,500,000 principal amount of the Company’s 6.00% Convertible Notes, and (vi) 1,152 shares of Class A Ordinary Common Stock issuable upon conversion of $55,583.33 of accrued interest on the 6% Convertible Notes.
(86)	The shares listed herein are held for the account of Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum Partners”) and Palindrome Master Fund LP (“Palindrome”). Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum Partners and Palindrome. As such, SFM LLC has been granted investment discretion over portfolio investments held by each of Quantum Partners and Palindrome. George Soros serves as Chairman of SFM LLC and has sole discretion to replace FPR Manager LLC, the manager of SFM LLC. The business address of each of Quantum Partners and Palindrome is c/o Soros Fund Management LLC, 250 W. 55th Street, New York, NY 10019.
(87)	Shares of Class A Ordinary Common Stock beneficially owned by the funds managed by SFM LLC include (i) 72,748 shares of Class A Ordinary Common Stock held directly by Quantum Partners, (ii) 282,635 shares of Class A Ordinary Common Stock issuable upon conversion of $28,167,000 principal amount of the Notes held by Quantum Partners, (iii) 3,580 shares of Class A Ordinary Common Stock issuable upon conversion of $356,782 accrued interest on the Notes held by Quantum Partners, (iv) 8,359 shares of Class A Ordinary Common Stock issuable upon conversion of $833,000 principal amount of the Notes held by Palindrome, and (v) 106 shares of Class A Ordinary Common Stock issuable upon conversion of $10,551 accrued interest on the Notes held by Palindrome.
(88)	Joseph (Jay) Rhame, III has voting and dispositive control over the securities held by Reaves Utility Income Fund, and may be deemed to be the beneficial owner of the securities held by Reaves Utility Income Fund. The business address of Reaves Utility Income Fund is 1700 Broadway, Suite 2100, Denver, CO 80290.
(89)	Schonfeld Strategic Advisors LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Schonfeld DMFI Master Fund L.P. as investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or Schonfeld DMFI Master Fund L.P. that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of Schonfeld DMFI Master Fund L.P. is c/o Schonfeld Strategic Advisors LLC, 590 Madison Ave., Fl. 23, New York, NY 10022.
(90)	Shares of Class A Ordinary Common Stock beneficially owned by Schonfeld DMFI Master Fund L.P. include (i) 85,291 shares of Class A Ordinary Common Stock issuable upon conversion of $8,500,000 principal amount of the Notes, and (ii) 1,080 shares of Class A Ordinary Common Stock issuable upon conversion of $107,667 accrued interest on the Notes.
(91)	Leopold Aschenbrenner and Carl Shulman have voting and dispositive control over the securities held by Situational Awareness Partners LP, and may be deemed to be the beneficial owners of the securities held by Situational Awareness Partners LP. The business address of Situational Awareness Partners LP is 77 Federal Street, 4th Floor, San Francisco, CA 94107.
(92)	Shares of Class A Ordinary Common Stock beneficially owned by Situational Awareness Partners LP include (i) 5,396,127 shares of Class A Ordinary Common Stock held directly by Situational Awareness Partners LP and (ii) 2,166,902 shares of Class A Ordinary Common Stock underlying presently exercisable pre-funded warrants. Excludes 507,921 shares of Class A Ordinary Common Stock underlying presently exercisable pre-funded warrants as the exercise of these pre-funded warrants is subject to a 19.99% beneficial ownership limitation of the Company’s outstanding shares of Class A Ordinary Common Stock.
(93)	John Paul Berkery, as authorized representative of Sona Asset Management (US) LLC, acting as agent of each of Sona Blue Peak, Ltd. and Sona Credit Master Fund Limited (together, the “Sona Funds”), has voting and dispositive control over the securities held by the Sona Funds, and may be deemed to be the beneficial owner of such securities. The business address of each of Sona Blue Peak, Ltd. and Sona Credit Master Fund Limited is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(94)	Shares of Class A Ordinary Common Stock beneficially owned by Sona Blue Peak, Ltd. include (i) 59,187 shares of Class A Ordinary Common Stock held directly by Sona Blue Peak, Ltd., (ii) 64,219 shares of Class A Ordinary Common Stock issuable upon conversion of $6,400,000 principal amount of the Notes held by Sona Blue Peak, Ltd., and (iii) 813 shares of Class A Ordinary Common Stock issuable upon conversion of $81,067 accrued interest on the Notes held by Sona Blue Peak, Ltd.; and (iv) 680,657 shares of Class A Ordinary Common Stock held directly by Sona Credit Master Fund Limited, (v) 738,524 shares of Class A Ordinary Common Stock issuable upon conversion of $73,600,000 principal amount of the Notes held by Sona Credit Master Fund Limited, and (vi) 9,355 shares of Class A Ordinary Common Stock issuable upon conversion of $932,267 accrued interest on the Notes held by Sona Credit Master Fund Limited, an affiliate of the selling securityholder.
(95)	Shares of Class A Ordinary Common Stock beneficially owned by Sona Credit Master Fund Limited include (i) 680,657 shares of Class A Ordinary Common Stock held directly by Sona Credit Master Fund Limited, (ii) 738,524 shares of Class A Ordinary Common Stock issuable upon conversion of $73,600,000 principal amount of the Notes held by Sona Credit Master Fund Limited, and (iii) 9,355 shares of Class A Ordinary Common Stock issuable upon conversion of $932,267 accrued interest on the Notes held by Sona Credit Master Fund Limited; and (iv) 59,187 shares of Class A Ordinary Common Stock held directly by Sona Blue Peak, Ltd., (v) 64,219 shares of Class A Ordinary Common Stock issuable upon conversion of $6,400,000 principal amount of the Notes held by Sona Blue Peak, Ltd., and (vi) 813 shares of Class A Ordinary Common Stock issuable upon conversion of $81,067 accrued interest on the Notes held by Sona Blue Peak, Ltd., an affiliate of the selling securityholder.
(96)	System 2 Capital LLP is the investment manager of System 2 Master Fund Limited. Mr. Sean Oldfield controls System 2 Capital LLP and, in such capacity, has voting and dispositive control over the securities held by System 2 Master Fund Limited, and may be deemed to be the beneficial owner of such securities. The business address of System 2 Capital LLP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.
(97)	Shares of Class A Ordinary Common Stock beneficially owned by System 2 Master Fund Limited include (i) 150,515 shares of Class A Ordinary Common Stock issuable upon conversion of $15,000,000 principal amount of the Notes, and (ii) 1,907 shares of Class A Ordinary Common Stock issuable upon conversion of $190,000 accrued interest on the Notes.
(98)	Two Seas Capital LP (“TSC”), the investment manager of Two Seas Global (Master) Fund LP, has sole voting and investment power over the securities held by the Two Seas Global (Master) Fund LP and thus may be deemed to beneficially own the securities held by Two Seas Global (Master) Fund LP or securities that may be received upon the conversion of the Notes or the 6% Convertible Notes. Two Seas Capital GP LLC (“TSC GP”) is the sole general partner of TSC and thus may be deemed to beneficially own the securities held by Two Seas Global (Master) Fund LP. Sina Toussi is the Chief Investment Officer of TSC and managing member of TSC GP and thus may be deemed to beneficially own the securities held by Two Seas Global (Master) Fund LP. The beneficial ownership of each of the above due to shares that may be received through the conversion of the Notes and the 6% Notes are subject to contractual beneficial ownership limitations therein. The business address of Two Seas Global (Master) Fund LP, TSC and TSC GP is 32 Elm Place, 3rd Floor, Rye, NY 10580 USA.
(99)	Shares of Class A Ordinary Common Stock held directly by Two Seas Global (Master) Fund LP and may be deemed to be beneficially owned by TSC include (i) 1,767,760 shares of Class A Ordinary Common Stock held directly by Two Seas Global (Master) Fund LP, and (ii) 108,014 shares of Class A Ordinary Common Stock held directly by other accounts over which TSC is the investment manager. TSC has sole voting and investment power over the securities held by these accounts. Excludes (i) 60,206 shares of Class A Ordinary Common Stock issuable upon conversion of $6,000,000 principal amount of the Notes, (ii) 763 shares of Class A Ordinary Common Stock issuable upon conversion of $76,000 accrued interest on the Notes, (iii) 621,876 shares of Class A Ordinary Common Stock issuable upon conversion of $30,000,000 principal amount of the 6% Convertible Notes, and (iv) 13,785 shares of Class A Ordinary Common Stock issuable upon conversion of $665,015 accrued interest on the 6% Convertible Notes as the conversion of the Notes and the 6% Convertible Notes is subject to a beneficial ownership limitation of 4.99%.
(100)	The board of directors of VAST Data Inc. has voting and dispositive control over the securities held by VAST Data Inc. The board of directors of VAST Data Inc. approves VAST Data Inc.’s voting and dispositive decisions by majority vote. Accordingly, no individual member of the board of directors of VAST Data Inc. has the sole voting or dispositive control over the securities held by VAST Data Inc. and each director of VAST Data Inc. disclaims beneficial ownership of such securities. The business address of VAST Data Inc. is 240 W. 37th Street, New York, NY 10018.
(101)	Includes 1,000 shares of Class A Ordinary Common Stock underlying presently exercisable warrants.
(102)	Includes 291,346 shares of Class A Ordinary Common Stock underlying presently exercisable warrants.
(103)	Includes 310 shares of Class A Ordinary Common Stock underlying presently exercisable call options.
(104)	Includes (i) 15,000 shares of Class A Ordinary Common Stock underlying presently exercisable call options, (ii) 238,385 shares of Class A Ordinary Common Stock issuable upon conversion of $11,500,000 principal amount of the 6.00% Convertible Notes, and (iii) 1,152 shares of Class A Ordinary Common Stock issuable upon conversion of $55,583.33 of accrued interest on the 6% Convertible Notes.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Notes or the Shares offered by this prospectus. See “Plan of Distribution” elsewhere in this prospectus for more information.

DIVIDEND POLICY

We have never declared or paid any dividends on the Company’s Class A Ordinary Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. In addition, under the Indentures for our 6.00% Convertible Senior Notes due 2031 and our 4.75% Convertible Notes due 2032, we are restricted from paying dividends while such notes are outstanding. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SHARONAI HOLDINGS INC.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our Consolidated Financial Statements and the related notes and other financial information included elsewhere in this prospectus.

Business Overview

We are an Australian neocloud operator, purpose-built to power the next generation of AI and HPC. Our infrastructure is architected from the ground up to meet the specific, intensive and complex demands of modern AI training and inference workloads, machine learning, and Generative AI.

We provide enterprise, government and research organizations with sovereign, low-latency access to advanced accelerated computing hardware, including NVIDIA Corporation’s (“NVIDIA”) B200, B300 and GB300 GPUs. Through strategic partnerships with global technology leaders NVIDIA, NEXTDC Limited (“NEXTDC”), Cisco Systems Inc. (“Cisco”), World Wide Technology (“WWT”), Lenovo Group Limited (“Lenovo”), VAST Data Inc. (“VAST”) and Megaport Limited (“Megaport”), the Company delivers an integrated AI ecosystem of solutions to customers without the complexity of them needing to manage their own physical infrastructure.

Key Corporate Milestones

We accomplished the following key milestones in the fiscal quarter ended June 30, 2026 and the second quarter of 2026:

On April 26, 2026, the Company entered into a Securities Purchase Agreement with certain qualified institutional buyers for the private placement of $350.0 million aggregate principal amount of 6.00% Convertible Senior Notes due 2031. This transaction close on May 20, 2026.

In May 2026, the Company entered into multiple long-term agreements with third-party data center infrastructure providers for approximately 29.6 MW of additional capacity to support future operations. The arrangements are expected to commence beginning in late 2026.

On May 13, 2026, the Company entered into an additional customer contract with a global technology company with major Asia-pacific presence with an aggregate total contract value  of approximately $950 million.

On June 8, 2026, we entered into an agreement with NVIDIA to deploy 72MW AI factory and up to 40,000 Grace Blackwell GB300 GPUs in Australia. Under the terms of the agreement, NVIDIA and SharonAI are collaborating to enable 72 megawatts (MW) of new data center capacity in Australia. The companies will deploy NVIDIA’s DSX AI factory design, scaling up to 40,000 Grace Blackwell GB300 GPUs to serve growing demand from AI startups, enterprises, and university researchers. The collaboration is structured so that SharonAI can commit to large-scale NVIDIA infrastructure while aligning economics through a revenue-sharing and credit-support model. SharonAI will sell NVIDIA-powered cloud services, and NVIDIA will earn both standard product revenue and a share of the cloud revenue on the supported capacity. This structure accelerates adoption of NVIDIA platforms among customers that historically lacked access to capital-intensive AI infrastructure, while giving SharonAI a capital-efficient path to scale and providing NVIDIA with a recurring, usage-linked earnings stream.

On June 16, 2026, we expanded our partnership with VAST Data to Power AI Factories Across Australia and Asia-Pacific, where we will deploy 600PB of the VAST AI Operating System across its AI cloud infrastructure. This deployment represents one of the largest and most advanced sovereign AI data foundations in the Asia-Pacific region. It positions SharonAI at the forefront of Australia’s push to build independent, high-performance AI capability – keeping the nation’s most sensitive workloads, intellectual property, and strategic data firmly onshore while delivering the raw power needed for next-generation training, inference, and agentic AI systems. Using a proven benchmark of approximately 6PB of optimized AI storage per 1,000 GPUs for demanding large-scale workloads, the new 600PB VAST deployment provides the scalable data backbone equivalent to supporting the data needs of ~100,000 GPUs. This is a transformative leap that cements SharonAI’s AI Cloud platform as one of the most substantial sovereign AI clouds in Australia and Asia-Pacific.

On June 17, 2026, we entered into securities purchase agreements with certain qualified institutional and accredited buyers relating to the private offering of approximately 6,719,896 shares of the Company’s Class A Ordinary Common Stock at a purchase price of $68.73 per share and pre-funded warrants at a price per pre-funded warrant of $68.7299 to purchase up to an aggregate of 6,374,823 shares of Class A Ordinary Common Stock for aggregate gross proceeds of approximately $900 million. The offering closed on June 22, 2026, and the net proceeds are expected to be used to support our previously announced six-year strategic compute collaboration with NVIDIA, where we intend to deploy one of Australia’s largest AI Factories including up to 40000 Grace Blackwell GB300 GPUs as well as broader expansion plans.

On June 17, 2026, we entered into a securities purchase agreement with certain qualified institutional buyers relating to a private offering of $700 million aggregate principal amount of the Convertible Notes. The Convertible Notes are senior, unsecured obligations that mature on June 15, 2032, bear interest at a rate of 4.75% per year payable quarterly in arrears, and are convertible into shares of Class A Ordinary Common Stock at an initial conversion price of approximately $99.66 per share. The offering closed on June 22, 2026, and the net proceeds are expected to be used for GPU and network procurement, along with working capital to support revenue-generating AI cloud deployments.

On March 31, 2026, through its wholly-owned subsidiary (together, the “Company”), entered into (i) a Master Services Agreement (the “MSA”) and (ii) Service Order No. 1 (the “Service Order,” and together with the MSA, the “Agreements”) with ESDS Software Solutions Limited and certain of its subsidiaries (together, the “Customer”), pursuant to which the Company agreed to provide high-performance managed GPU compute and cloud infrastructure services to the Customer. The Service Order has an initial term of 60 months commencing on the Service Start Date (as defined in the Service Order), with a total contract value of approximately USD $1,260,000,000. The Customer has an option to extend for an additional 24 months. Service fees are payable monthly in advance. The Customer is required to provide security in the form of letters of credit or bank guarantees in an aggregate amount of USD $140,000,000.

On July 16, 2026, we announced the signing of a cloud computing service agreement with a global Artificial Intelligence (“AI”) Lab valued at $1.32 Billion over five years. Under the terms of the contract, we expect to deploy cloud computing solutions across data center infrastructure in New Zealand with revenue from the contract expected to commence across the first and second quarter of 2027.

The Company announced on July 22, 2026, that effective as of August 24, 2026, Mr. Tim Broadfoot will resign as the Company’s Chief Financial Officer and Mr. Anuj Goel will serve as the Company’s Chief Financial Officer.

Key Factors Affecting Operating Results

The Company’s operating results for the quarter were primarily influenced by continued strategic activity following corporate transactions completed in 2025. During the period, the Company completed the sale of its investment in TCDC, which favorably impacted financial performance for the quarter. Concurrently, the Company continued to make significant investments in the development and deployment of proprietary operating software and cloud computing platforms. These investments are expected to support the acquisition of higher quality customers, deliver operational efficiencies, and position the business for long-term revenue growth and profitability. The Company views these developments as critical to its forward strategy, despite their limited impact on short-term results.

The second quarter of 2026 showed a net loss of $430,369 thousand.

Industry Trends

During the prior year, the Company has strategically shifted its focus from providing storage services to developing and delivering GPU Cloud services, aligning with the growing demand for HPC and AI-driven workloads. This transition reflects a response to changing market dynamics and the increasing need for scalable, on-demand GPU infrastructure to support machine learning, AI training, and other compute-intensive applications.

The market for GPU Cloud services has shown strong theoretical demand, with significant interest from AI developers, research institutions, and enterprises seeking cost-effective, scalable compute resources. The Company anticipates that once its GPU deployments are fully operational and its orchestration layers are in place to facilitate seamless customer interaction and resource management, it will be well-positioned to capture an increase in revenue from this expanding industry.

However, the Company operates in a highly dynamic and competitive landscape, with several key challenges that could impact its ability to scale efficiently. Access to essential GPU hardware remains constrained, with supply chain limitations, geopolitical restrictions, and high demand from hyperscalers and AI-focused enterprises driving longer lead times and increased acquisition costs. The evolving nature of AI and high-performance computing technologies also presents a risk of obsolescence, requiring continuous adaptation and investment in next-generation infrastructure.

Additionally, rising operational costs, particularly for power, colocation services, and network infrastructure, are increasing the cost base for GPU Cloud services. These inputs are critical to the Company’s ability to deliver competitive pricing and maintain sustainable margins in a market where efficiency and performance optimization are key differentiators.

The Company is actively working to optimize its deployment strategies, secure long-term supplier agreements, and refine its orchestration technology to enhance scalability, utilization, and cost efficiency. As the GPU Cloud platform reaches full-scale deployment, the Company expects to capitalize on the strong demand for AI and HPC compute resources while mitigating the impact of rising costs and supply chain constraints.

Results of Operations

Results of Operations for the quarter ended June 30, 2026 compared to quarter ended June 30, 2025

The following table sets forth key components of the results of operations during the three months ended June 30, 2026 and 2025.

	For the Three Months Ended
	June 30,
	2026	2025
Revenue	$1,931,381	$376,984
Cost of revenue	761,755	398,266
Gross profit (loss)	1,169,626	(21,282)
Share-based compensation	2,670,588	489,345
Selling, general and administrative expenses	8,685,424	1,083,093
Other expenses	14,597,792	1,169,712
Gain on disposal of property and equipment	-	(153,199)
Loss from operations	(24,784,178)	(2,610,233)
Non-operating income (expense), net:
Change in fair value of digital assets	-	(62,657)
Change in fair value of warrant liabilities	(6,138,775)	-
Change in fair value of convertible notes	(400,440,855)	-
Change in fair value of share-based payment	334,502	-
Gain on investment in NUAI shares	6,493,245	-
Gain on sale of investment in TCDC	856	-
Interest expense, net	(4,527,540)	(43,521)
Loss before income taxes	(429,062,745)	(2,716,411)
Income tax (expense) benefit	(1,305,951)	127,579
Net loss	(430,368,696)	(2,588,832)

Revenue

Q2 2026: $1,931 thousand| Q2 2025: $377 thousand

Total revenue for the three months ended June 30, 2026 and 2025 was $1,931 thousand and $377 thousand, respectively. The increase of $1,554 thousand, or approximately 412%, was primarily attributable to revenue generated from new customers onboarded during the second quarter of 2026, reflecting the continued expansion of the Company’s GPU infrastructure services business.

Cost of Revenue

Q2 2026: $762 thousand| Q2 2025: $398 thousand

Cost of revenue for the three months ended June 30, 2026 and 2025, was $762 thousand and $398 thousand, respectively, an increase of approximately $363 thousand. The increase was primarily driven by costs incurred in delivering GPU cloud computing operations. Key components included data center costs- comprising colocation facility fees, internet connectivity, and power consumption necessary to support high-performance infrastructure. The Company also incurred service fees under managed service agreements with third-party suppliers who provide and maintain the computer data storage equipment used in its operations. These fees include the use, upkeep, and performance monitoring of the hardware infrastructure.

Share-Based Compensation

Q2 2026: $2,670 thousand| Q2 2025: $489 thousand

Share-based compensation expense for the three months ended June 30, 2026 and 2025 was $2,670 thousand and $489 thousand, respectively. The increase of $2,181 thousand, or approximately 446%, was primarily attributable to new equity awards granted during the quarter to employees, executives, and advisors in support of the Company’s continued growth and talent acquisition initiatives. Share-based compensation expense is recognized over the requisite service period based on the grant-date fair value of the awards, subject to the satisfaction of any applicable performance and service-based vesting conditions.

Selling, General, and Administrative Expenses (SG&A)

Q2 2026: $8,685 thousand| Q2 2025: $1,083 thousand

Selling, general and administrative expenses for the three months ended June 30, 2026 and 2025 were $8,685 thousand and $1,083 thousand, respectively. The increase of $7,602 thousand, or approximately 702%, was primarily attributable to higher employee-related costs, financing costs, and professional fees, including legal, consulting, and audit services, incurred to support the Company’s growth initiatives, financing activities, and expanding operations.

Other Expenses

Q2 2026: $14,598 thousand| Q2 2025: $1,170 thousand

Other expenses for the three months ended June 30, 2026 and 2025 were $14,598 thousand and $1,170 thousand, respectively. The increase of $13,438 thousand, or approximately 1,148%, was primarily attributable to unrealized foreign exchange losses arising from the remeasurement of foreign currency-denominated monetary balances. The increase was also attributed to routine depreciation and amortization expense recognized on the Company’s property and equipment and intangible assets supporting its GPU infrastructure and cloud services operations.

Other Income

Q2 2026: 0 | Q2 2025: $153 thousand

Other income for the three months ended June 30, 2026 and 2025 was $0 and $153 thousand, respectively. The decrease was attributable to the absence of a gain on the sale of fixed assets recognized in the prior-year period. During the three months ended June 30, 2025, the Company recognized a gain of $153 thousand on the disposal of fully depreciated storage server assets that were no longer in active operational use.

Change in Fair Value of Digital Assets

Q2 2026: $0 | Q2 2025: (63) thousand

Change in the fair value of digital assets for the three months ended June 30, 2026 and 2025 was $0 and a loss of $63 thousand, respectively. No gain or loss on the fair value of digital assets was recognized during the current-year period, as the Company had fully disposed of its digital asset holdings during the third quarter of 2025. The prior-year loss reflected the decline in the market value of digital assets previously held in connection with the Company’s former Filecoin data storage operations.

Change in fair value of warrant liabilities

Q2 2026: $(6,139) thousand| Q2 2025: $0 thousand

The Company recognized a loss of $6,139 thousand from the change in fair value of warrant liabilities for the three months ended June 30, 2026, compared to no such gain or loss in the prior-year period. The warrant liabilities were assumed in connection with the Company’s business combination completed in December 2025 and, accordingly, there were no comparable warrant liabilities outstanding during the three months ended June 30, 2025. The current-year loss was attributable to the periodic remeasurement of these warrant liabilities, with changes in fair value primarily driven by movements in the Company’s share price and other valuation assumptions during the quarter. The resulting fair value adjustment is a non-cash item recognized in the consolidated condensed statements of operations.

Change in Fair Value of Convertible Notes

Q2 2026: ($400,441) thousand | Q2 2025: $0

The Company recognized a loss of $400,441 thousand from the change in fair value of convertible notes for the three months ended June 30, 2026, compared to no such gain or loss in the prior-year period. The convertible notes were issued in December 2025 and were accounted for under the fair value option. Accordingly, changes in their fair value were recognized in the consolidated condensed statements of operations until conversion. During the quarter, approximately 99% of the outstanding convertible notes were converted into the Company’s common shares on June 11, 2026. The significant fair value loss recognized during the period was primarily driven by the increase in the Company’s share price prior to the conversion of the notes. Following the conversion, substantially all of these convertible notes were derecognized from the Company’s balance sheet.

Change in fair value of share-based payment

Q2 2026: $335 thousand| Q2 2025: $0

The Company recognized a gain of $335 thousand from the change in fair value of share-based payment for the three months ended June 30, 2026, compared to no such gain or loss in the prior-year period. The gain was primarily attributable to adjustments related to the settlement of vested share awards, including the accounting for shares withheld to satisfy employee tax withholding obligations. This was partially offset by a loss from the remeasurement of the Consulting Services Fee payable, which was settled in common shares in April 2026. The resulting fair value adjustment was a non-cash item recognized in the consolidated condensed statements of operations.

Gain (loss) on investment in NUAI shares

Q2 2026: $6,493 thousand| Q2 2025: $0

The Company recognized a gain on investment in NUAI shares of $6,493 thousand for the three months ended June 30, 2026, compared to no such gain or loss in the prior-year period. The NUAI shares were received as part of the consideration for the sale of the Company’s TCDC investment in January 2026. On May 14, 2026, the Company sold all of its NUAI common shares for proceeds of $14,984 thousand. The carrying amount of the investment immediately prior to the sale was $8,490 thousand, resulting in a realized gain on sale of $6,493 thousand, which was recognized in the condensed consolidated condensed statements of operations. The sale proceeds were received and recorded as cash held in trust.

Gain on sale of investment in TCDC

Q2 2026: $856 | Q2 2025: $0

The Company recognized a gain on the sale of its investment in TCDC of $856 for the three months ended June 30, 2026, compared to no such gain in the prior-year period. The gain was attributable to the reversal of an overaccrual of transaction costs associated with the TCDC sale completed in January 2026. No additional gain was recognized from the underlying sale transaction during the current quarter.

Interest Income (Expense), Net

Q2 2026: ($4,527) thousand| Q2 2025: $(44) thousand

Net interest expense for the three months ended June 30, 2026 was $4,527 thousand, compared with net interest expense of $44 thousand for the three months ended June 30, 2025. The increase of $4,484 thousand was primarily attributable to interest expense recognized on the convertible notes issued in December 2025, May 2026, and June 2026, partially offset by interest income earned on the Company’s cash balances.

Income Tax Benefit (Expense)

Q2 2026: $(1,306) thousand| Q2 2025: $128 thousand

Income tax expense for the three months ended June 30, 2026 was $(1,306) thousand, compared with an income tax benefit of $128 thousand for the three months ended June 30, 2025. The increase in income tax expense was primarily attributable to the non-deductibility of the fair value loss on convertible notes for tax purposes, and changes in the valuation allowance maintained against certain deferred tax assets.

Comparative Results for the six months ended June 30, 2026, and 2025:

Results of Operations for the six months ended June 30, 2026 compared to six months ended June 30, 2025

The following table sets forth key components of the results of operations during the six months ended June 30, 2026 and 2025.

	For the Six Months Ended
	June 30,
	2026	2025
Revenue	$2,225,396	$702,077
Cost of revenue	1,287,572	711,648
Gross profit (loss)	937,824	(9,571)
Share-based compensation	3,052,746	956,968
Selling, general and administrative expenses	12,700,643	2,090,523
Other expenses	12,787,838	1,676,132
Gain on disposal of property and equipment	-	(961,713)
Loss from operations	(27,603,403)	(3,771,481)
Non-operating income (expense), net:
Change in fair value of digital assets	-	(391,090)
Change in fair value of warrant liabilities	(5,255,450)	-
Change in fair value of convertible notes	(470,668,608)	-
Change in fair value of share-based payment	334,502	-
Gain on investment in NUAI shares	4,984,130	-
Gain on sale of investment in TCDC	65,920,568	-
Interest expense, net	(3,267,654)	(55,912)
Loss before income taxes	(435,555,915)	(4,218,483)
Income tax (expense) benefit	(14,824,603)	190,161
Net loss	(450,380,518)	(4,028,322)

Revenue

H1 2026: $2,225 thousand| H1 2025: $702 thousand

Total revenue for the six months ended June 30, 2026 and 2025 was $2,225 thousand and $702 thousand, respectively. The increase of $1,523 thousand, or approximately 217%, was primarily attributable to higher GPU infrastructure services revenue driven by new customers onboarded during the second quarter of 2026, reflecting the continued expansion of the Company’s customer base and operations.

Cost of Revenue

H1 2026: $1,288 thousand| H1 2025: $712 thousand

Cost of revenue for the six months ended June 30, 2026 and 2025 was $1,288 thousand and $712 thousand, respectively. The increase of $576 thousand, or approximately 81%, was primarily attributable to higher costs incurred in delivering the Company’s GPU infrastructure services as operations expanded during the period. These costs primarily consisted of data center expenses, including colocation facility fees, power consumption, and internet connectivity, as well as managed service fees paid to third-party providers for the operation, maintenance, and monitoring of the Company’s computing infrastructure.

Share-Based Compensation

H1 2026: $3,053 thousand| H1 2025: $957 thousand

Share-based compensation expense for the six months ended June 30, 2026 and 2025 was $3,053 thousand and $957 thousand, respectively. The increase of $2,096 thousand, or approximately 219%, was primarily attributable to new equity awards granted during the period to employees, executives, and advisors in support of the Company’s continued growth and talent acquisition initiatives.

Selling, General, and Administrative Expenses (SG&A)

H1 2026: $12,701 thousand| H1 2025: $2,091 thousand

Selling, general and administrative expenses for the six months ended June 30, 2026 and 2025 were $12,701 thousand and $2,091 thousand, respectively. The increase of $10,610 thousand, or approximately 508%, was primarily attributable to higher legal and other professional fees associated with the Company’s public offering and financing transactions, together with increased employee-related costs and financing costs incurred to support the Company’s continued growth and expansion.

Other Expenses

H1 2026: $12,788 thousand| H1 2025: $1,676 thousand

Other expenses for the six months ended June 30, 2026 and 2025 were $12,788 thousand and $1,676 thousand, respectively. The increase of $11,112 thousand, or approximately 683%, was primarily attributable to unrealized foreign exchange losses arising from the remeasurement of foreign currency-denominated monetary balances. The increase was also attributable, to a lesser extent, to depreciation and amortization expense recognized on the Company’s property and equipment and intangible assets supporting its GPU infrastructure and cloud services operations.

Other Income

H1 2026: $0 | H1 2025: $962 thousand

Other income for the six months ended June 30, 2026 and 2025 was $0 and $962 thousand, respectively. The decrease was attributable to the absence of gains on the sale of fixed assets recognized during the prior-year period. During the six months ended June 30, 2025, the Company recognized gains on the disposal of fixed assets, including storage server assets and other equipment that were no longer required for operations.

Change in Fair Value of Digital Assets

H1 2026: $0 | H1 2025: (391) thousand

Change in the fair value of digital assets for the six months ended June 30, 2026 and 2025 was $0 and a loss of $391 thousand, respectively. No gain or loss on the fair value of digital assets was recognized during the current period, as the Company had fully disposed of its digital asset holdings during the third quarter of 2025. The prior-year loss reflected the decline in the market value of digital assets previously held in connection with the Company’s former Filecoin data storage operations.

Change in fair value of warrant liabilities

H1 2026: $(5,255) thousand| H1 2025: $0 thousand

The Company recognized a loss of $5,255 thousand from the change in fair value of warrant liabilities for the six months ended June 30, 2026, compared to no such gain or loss in the prior-year period. The warrant liabilities were assumed in connection with the Company’s business combination completed in December 2025 and, accordingly, there were no comparable warrant liabilities outstanding during the six months ended June 30, 2025. The current-period loss was attributable to the periodic remeasurement of these warrant liabilities, with changes in fair value primarily driven by movements in the Company’s share price and other valuation assumptions. The resulting fair value adjustment is a non-cash item recognized in the consolidated condensed statements of operations.

Change in Fair Value of Convertible Notes

H1 2026: ($470,669) thousand | H1 2025: $0

The Company recognized a loss of $470,669 thousand from the change in fair value of convertible notes for the six months ended June 30, 2026, compared to no such gain or loss in the prior-year period. The convertible notes were issued in December 2025 and were accounted for under the fair value option. Accordingly, changes in their fair value were recognized in the consolidated condensed statements of operations until conversion. During the six-month period, approximately 99% of the outstanding convertible notes were converted into the Company’s common shares on June 11, 2026. The significant fair value loss recognized during the period was primarily driven by the increase in the Company’s share price prior to the conversion of the notes. Following the conversion, substantially all of these convertible notes were derecognized from the Company’s balance sheet.

Change in fair value of share-based payment

H1 2026: $335 thousand| H1 2025: $0

The Company recognized a gain of $335 thousand from the change in fair value of share-based payment for the six months ended June 30, 2026, compared to no such gain or loss in the prior-year period. The gain was primarily attributable to adjustments related to the settlement of vested share awards, including the accounting for shares withheld to satisfy employee tax withholding obligations. The resulting fair value adjustment was a non-cash item recognized in the consolidated condensed statements of operations.

Gain (loss) on investment in NUAI shares

H1 2026: $4,984 thousand| H1 2025: $0

The Company recognized a net gain on investment in NUAI shares of $4,984 thousand for the six months ended June 30, 2026, compared to no such gain or loss in the prior-year period. The NUAI shares were received as part of the consideration for the sale of the Company’s TCDC investment in January 2026 and were subsequently measured at fair value based on quoted market prices. On May 14, 2026, the Company sold all of its NUAI common shares for proceeds of $14,984 thousand. The investment had a carrying amount of $8,490 thousand immediately prior to the sale, resulting in a realized gain on sale of $6,493 thousand. The net gain recognized for the six-month period reflects this realized gain, partially offset by fair value losses recognized prior to the sale. The sale proceeds were received and recorded as cash held in trust.

Gain on sale of investment in TCDC

H1 2026: $65,920 thousand | H1 2025: $0

The Company recognized a gain on the sale of its investment in TCDC of $65,920 thousand for the six months ended June 30, 2026, compared to no such gain in the prior-year period. The gain arose from the completion of the sale of the Company’s investment in TCDC in January 2026. Under the sale agreement, the Company received total consideration with a fair value of approximately $70 million, consisting of $10 million in cash, $10 million of NUAI common shares (including additional shares issued pursuant to the agreement’s top-off mechanism, which was designed to preserve the agreed $10.0 million equity consideration following a decline in NUAI’s share price), and a $50.0 million senior secured convertible promissory note.

Interest Income (Expense), Net

H1 2026: ($3,268) thousand| H1 2025: $(56) thousand

Net interest expense for the six months ended June 30, 2026 was $3,268 thousand, compared with net interest expense of $56 thousand for the six months ended June 30, 2025. The increase of $3,212 thousand was primarily attributable to interest expense recognized on the convertible notes issued in December 2025, May 2026, and June 2026, partially offset by interest income earned on the Company’s cash balances and interest earned on the $50.0 million senior secured convertible promissory note received as part of the consideration for the sale of the Company’s TCDC investment.

Income Tax Benefit (Expense)

H1 2026: $(14,825) thousand| H1 2025: $190 thousand

Income tax expense for the six months ended June 30, 2026 was $(14,825) thousand, compared with an income tax benefit of $190 thousand for the six months ended June 30, 2025. The increase in income tax expense was primarily attributable to the non-deductibility of the fair value loss on convertible notes for tax purposes, tax impact of the gain recognized on the sale of the Company’s investment in TCDC and the changes in the valuation allowance maintained against certain deferred tax assets

Liquidity and Capital Resources

Liquidity represents the Company’s ability to generate adequate resources to fund operations, meet contractual obligations, and support ongoing and future business activities. The Company’s primary liquidity requirements relate to working capital, capital expenditures associated with infrastructure expansion, and general corporate purposes. Key drivers of liquidity include cash flows from operations, the timing of customer receipts, vendor payment terms, and strategic investment activities.

As of June 30, 2026, the Company had cash and cash equivalents of approximately $1.86 billion. During the six months ended June 30, 2026, the Company significantly strengthened its liquidity position through several financing and strategic transactions, including the completion of its February 2026 Nasdaq listing, which generated gross proceeds of approximately $125 million; the issuance of $350 million aggregate principal amount of Convertible Senior Notes in May 2026; and the completion of the $1.6 billion strategic financing in June 2026. The Company also benefited from the proceeds of approximately $104 million of pre-IPO convertible notes issued during 2025, which provided funding prior to the Company’s public listing.

As disclosed in Note 13, Convertible Notes, to the consolidated condensed financial statements, the Company continues to have outstanding note payables with terms that may require cash settlement, conversion into equity, or repayment upon maturity depending on future events. Other than scheduled repayments associated with these notes, no significant principal repayments are contractually required within the next 12 months. The Company continues to monitor its liquidity position and obligations in light of operational funding needs and market condition.

Management continuously evaluates the Company’s capital structure and may seek additional financing, including equity issuances, debt facilities, or hybrid instruments, to support the expansion of its GPU infrastructure and related platform capabilities. The Company has historically accessed external capital to fund growth and believes it will be able to continue doing so as needed.

The Company has incurred operating losses to date and expects to continue investing in scaling its infrastructure and operations. The Company also expects to incur significant capital expenditures in connection with the deployment of its AI infrastructure, including investments in GPU hardware, data center infrastructure, and related technology assets to support existing customer commitments and future growth opportunities. As of June 30, 2026, the Company’s material future cash requirements consisted primarily of obligations under finance leases, debt service requirements, and infrastructure-related purchase commitments. The Company expects to satisfy these obligations through a combination of cash generated from operations and available liquidity. Contractual purchase and infrastructure commitments make up the majority of the future spending and total approximately $6 billion as of June 30, 2026.

The Company is actively engaged in capital raising discussions with existing and prospective investors. Management believes that these efforts, together with operational cash flows and strategic investment plans, will provide sufficient liquidity to support the Company’s continued operations.

Cash flow analysis

The following table provides a summary of the cash flow statement for the six months ended June 30, 2026 and 2025:

	For the Six Months Ended
	June 30,
	2026	2025
Net cash provided by (used in) operating activities	$23,241,180	$(1,708,451)
Net cash provided by (used in) investing activities	$(263,314,000)	$55,708
Net cash provided by (used in) financing activities	$2,044,174,430	$(284,491)

Operating activities

Net cash provided by operating activities was $23,241 thousand for the six months ended June 30, 2026, compared with net cash used in operating activities of $1,708 thousand for the six months ended June 30, 2025. The improvement in operating cash flows was primarily attributable to increased receipts from the Company’s GPU infrastructure and cloud services business, including customer deposits, partially offset by payments for operating expenses, infrastructure-related costs, employee-related costs, and professional fees incurred to support the Company’s continued growth and expansion.

Net cash used in operating activities for the six months ended June 30, 2025 primarily reflected operating expenditures, including product development costs, equipment-related costs to support infrastructure expansion, and professional fees associated with strategic corporate activities. These cash outflows were only partially offset by cash receipts generated from the Company’s Filecoin data storage operations and its early-stage GPU cloud services business.

Investing activities

Net cash used in investing activities was $263,314 thousand for the six months ended June 30, 2026. The cash outflows primarily reflected deposits on capital expenditures, purchases of certificates of deposit, and the investment in Joint Venture interests. These outflows were partially offset by proceeds received from the sale of the Company’s investment in TCDC, the sale of NUAI common shares, and the repayment of the convertible promissory note receivable.

Net cash provided by investing activities was $56 thousand for the six months ended June 30, 2025. Investing cash flows during the period primarily reflected proceeds from the sale of digital assets, which were partially offset by capital expenditures.

Financing activities

Net cash provided by financing activities was $2,044,173 thousand for the six months ended June 30, 2026, compared with net cash used in financing activities of $284 thousand for the six months ended June 30, 2025. The significant increase in financing cash flows was primarily attributable to proceeds from the issuance of common stock, convertible notes, and pre-funded warrants in connection with the Company’s financing activities during the period. Financing cash inflows were partially offset by capital raising costs, repayments of note payable obligations, and payments of lease liabilities.

Net cash used in financing activities for the six months ended June 30, 2025 primarily reflected payments of lease liabilities.

Future cash requirements

The company is in a position of stable cash balance to continue its intrinsic operations and expansion of products. The Company also expects to raise further funds to acquire additional equipment and participation in joint venture requirements for further increase in business expansion.

US Taxes

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the United States. The legislation permanently extends certain expiring provisions of the Tax Cuts and Jobs Act, introduces changes to the international tax framework, and reinstates favorable tax treatment for select business-related provisions. The OBBBA includes multiple effective dates, with some measures applicable beginning in 2025 and others taking effect in subsequent periods. We are currently evaluating the potential impact of the OBBBA on our consolidated condensed financial statements.

Research and development, patents, and licenses

Our research and development, or R&D, program is focused on the software elements of computing and are in the initial stages of researching a range of programs to improve efficiency and accessibility of our products. We are currently only conducting research in Australia under the R&D Tax incentive scheme. We do not operate a separate division or forecast budget for R&D activities instead evaluating expenses occurred through the year on an arrears basis.

The R&D Tax Incentive in Australia is a government program that provides tax offsets to businesses investing in eligible research and development activities. Companies with an aggregated turnover below AUD$20 million receive a refundable tax offset of their corporate tax rate plus an 18.5% premium, while larger businesses receive a non-refundable offset based on their R&D intensity. To qualify, activities must involve systematic experimentation to generate new knowledge, adhering to scientific principles. Businesses must register their R&D activities with Department of Industry Science and Resources and then claim the offset through the Australian Taxation Office. The incentive is designed to support innovation, technology development, and business growth, but companies must ensure reporting and compliance to be eligible.

Off-Balance Sheet Arrangements

As of the reporting date, SharonAI has entered into certain contractual obligations that are not recognized on the balance sheet but may have a material effect on the Company’s financial condition, results of operations, or liquidity. These off-balance sheet arrangements primarily consist of data center colocation facility commitments and managed service agreements.

Colocation Facility Commitments

The Company has entered into colocation agreements for data center facilities under non-cancellable operating lease arrangements. These agreements are generally structured with five-year terms, with costs that fluctuate based on the quantity of deployed equipment and power usage. The Company’s future obligations under these agreements are contingent upon business expansion, changes in IT infrastructure needs, and energy consumption levels.

Although these commitments do not appear as liabilities on the balance sheet under applicable accounting standards, they represent a significant financial obligation that impacts future cash flows. If the Company’s colocation needs increase or energy prices rise, the total financial exposure under these agreements could materially increase. Conversely, the Company’s ability to reduce these commitments may be limited due to contract terms and renewal obligations.

Managed Service Agreements

The Company has multiple agreements for managed service equipment and associated services with third-party vendors. These agreements involve commitments totaling approximately $34,000 per month, with remaining contract durations ranging from 2 to 5 years. The Company’s obligations under these contracts include ongoing infrastructure support, equipment maintenance, and service-level agreements (SLAs).

Although these obligations do not meet the criteria for balance sheet recognition, they represent recurring financial commitments that impact operating expenses and liquidity. If the Company seeks to renegotiate, terminate, or scale these agreements, penalties or additional costs may be incurred.

Potential Effects on Liquidity and Financial Condition

The Company continuously evaluates its off-balance sheet arrangements to assess their impact on liquidity, financial position, and operational flexibility. Factors that could materially affect these commitments include:

●	Changes in power costs: Volatility in energy pricing could increase the total cost of colocation facility commitments.

●	Scalability of IT infrastructure: Higher-than-expected deployment of new equipment may lead to increased costs under colocation agreements.

●	Service provider risks: Changes in vendor pricing, contract renewals, or service disruptions could impact the cost-effectiveness of managed service agreements.

At this time, the Company does not believe that these off-balance sheet arrangements create material risks beyond those disclosed in its financial statements and risk factors. However, the Company will continue to monitor and manage these obligations in alignment with its operational and financial strategies.

Critical Accounting Estimates and Significant Judgements

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). In connection with the preparation of our consolidated financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Accounting for Reverse Recapitalization and Basis of Presentation

The business combination with Roth was accounted for as a reverse recapitalization under ASC 805-40, with SharonAI Inc. determined to be the accounting acquirer. As a result, the transaction was treated as a capital transaction rather than a business combination, and no goodwill or intangible assets were recognized.

This determination required significant judgment, particularly in identifying the accounting acquirer and evaluating the substance of the transaction. The consolidated financial statements reflect the historical financial position and results of operations of SharonAI Inc. prior to the transaction.

In addition, our consolidated financial statements have been prepared using the predecessor value method for entities under common control, which requires judgment in determining the appropriate basis of presentation.

Goodwill Impairment

Goodwill of $18.0 million arose from the acquisition of Distributed Storage Solutions Pty Ltd in June 2024 and is allocated to our single reporting unit.

We evaluate goodwill for impairment annually as of October 1, or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. During the second quarter of 2025, we approved the closure of our distributed storage operations, which constituted a triggering event. As a result, we performed an interim impairment assessment as of June 30, 2025.

Our impairment assessments require significant judgment in estimating the fair value of the reporting unit, which we determine using a discounted cash flow model. Key assumptions used in the analysis include projected future cash flows, expected growth rates, and discount rates. These assumptions are inherently uncertain and are based on management’s expectations regarding future operating performance and market conditions.

As of both June 30, 2025 and October 1, 2025, the estimated fair value of the reporting unit exceeded its carrying amount, and no impairment was recognized. Changes in key assumptions, particularly projected cash flows and discount rates, could result in a materially different outcome in future periods.

Fair Value of Convertible Notes

We have elected the fair value option for our convertible notes under ASC 825. These instruments are initially recorded at fair value and subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in earnings (other than changes attributable to instrument-specific credit risk, which are recorded in other comprehensive income).

The determination of fair value requires the use of valuation techniques and significant judgment, particularly when observable market data is limited. Key assumptions may include expected volatility, discount rates, and other inputs that are sensitive to changes in market conditions.

Because these estimates involve the use of unobservable inputs, changes in assumptions could result in significant fluctuations in the reported fair value of these instruments and related gains or losses in our consolidated statements of operations.

Share-Based Compensation

We account for share-based compensation in accordance with ASC 718. The fair value of stock-based awards is measured at the grant date and recognized as expense over the requisite service period.

The valuation of stock options requires the use of the Black-Scholes option pricing model, which involves significant judgment in determining key assumptions, including expected volatility, expected term, risk-free interest rate, and expected forfeiture rates. Restricted stock units are generally valued based on the market price of our common stock on the grant date.

These assumptions are inherently subjective and may differ from actual future results. Changes in these assumptions could have a material impact on the amount of share-based compensation expense recognized in future periods.

BUSINESS

Throughout this prospectus, the “Company,” “we,” “us,” “SharonAI” and “our” refers to SharonAI Holdings Inc. and its subsidiaries.

COMPANY OVERVIEW

Introduction

SharonAI Holdings Inc. is an Australian neocloud operator, purpose-built to power the next generation of AI and HPC. The Company’s infrastructure is architected from the ground up to meet the specific, intensive and complex demands of modern AI training and inference workloads, machine learning, and Generative AI.

The Company provides enterprise, government and research organizations with sovereign, low-latency access to advanced accelerated computing hardware, including NVIDIA’s B200, B300 and anticipated GB300 GPUs. Through strategic partnerships with global technology leaders NVIDIA, NEXTDC, Cisco, WWT, Lenovo, VAST and Megaport, the Company delivers an integrated AI ecosystem of solutions to customers without the complexity of them needing to manage their own physical infrastructure.

We believe that we are well positioned to capture this demand for AI and HPC services for the following reasons:

Access to advanced GPUs: We are a member of NPN as a NCP. This designation reflects our proven ability to support NVIDIA software frameworks and full-stack accelerated-computing solutions. We are one of three NCPs currently operating in Australia, part of a global network of cloud partners;

Access to Data Center Capacity in a Capital Efficient and Speed to Market Approach: Rather than incurring large capital expenditure and multi-year investment in building its own data centers, the Company deploys its infrastructure directly into the facilities of data center partners such as NEXTDC, under long-term contractual arrangements. This enables us to scale capacity at speed, through rapid provisioning of resilient, high-density compute capacity and surrounding infrastructure essential for AI workloads;

The Sovereign AI Advantage: As governments and regulated industries increasingly mandate data sovereignty, we serve as a trusted domestic partner. We provide a secure solution for organizations that must adhere to strict Australian privacy laws; and

Purpose-built AI Infrastructure that drives Cost Efficiency for Customers: Our platform is engineered specifically for modern AI and HPC workloads, integrating high-bandwidth networking, low-latency fabrics and storage optimized for large-scale model training and inference. We have demonstrated an ability to deliver higher efficiency and performance from advanced GPU infrastructure.

The demand for our specialized model has been evidenced by our engagement with global industry leaders. Recent commercial wins with high-growth AI native Canva and industry participant GMI Cloud US Inc., demonstrating our ability to serve customers that have large, sophisticated AI and HPC requirements.

Company history

SharonAI, the Company’s current operating and wholly-owned subsidiary, is a corporation formed in Delaware on February 15, 2024, with the intent to act as a holding company to acquire various assets focused on or in the HPC industry and the AI field of technology. It is currently one of Australia’s leading neoclouds, a cloud infrastructure provider that focuses on specialized, high-performance compute-especially GPU-heavy workloads for AI, machine learning, and HPC. HPC is a computing technology that uses clusters of processors or processor cores working in parallel to solve advanced computational problems across a wide range of scientific, engineering, finance, business and other fields. SharonAI is specifically focused on infrastructure and technology associated with the development and delivery of these HPC/AI services to users and applications which require both large amounts of GPU and CPU, combined with data storage. CPUs are general purpose processors while GPUs are optimized for parallel processing and were originally used for computer graphics. Data storage is used to store the large data sets common in HPC/AI and to back up information. SharonAI’s two main business lines are an AI/HPC cloud platform as described further below and the development and subsequent sale of data center assets in both Australia and the U.S.

Key milestones

In March of 2024, we formed two new wholly owned subsidiaries in Delaware, SharonAI Operations LLC, which is intended to be used for U.S. based operational activities as our operations expand to the U.S., and SharonAI Hosting LLC, which is intended to be used to hold assets that are acquired in the future and based in the U.S.

In April of 2024, we acquired 100% of the issued capital of Alternative Asset Management Pty Ltd ACN 645 215 194, an Australian company that was renamed SharonAI Pty Ltd (“SAIPL”) and which has a business operating distributed data storage a type of cloud storage that utilizes Web 3 technology to provide decentralized networks of independent nodes to securely store and retrieve data, ensuring redundancy, fault tolerance, and resistance to censorship while incentivizing storage providers with blockchain-based rewards. This acquisition was part of a transaction in which SAIPL also obtained certain assets from Digital Income Fund Pty Ltd ACN 643 155 328 as trustee for the Digital Income Fund ABN 12 771 427 247 (“DIF”), an Australian company which had storage servers and ancillary equipment for the operation of the distributed storage operations. In addition to these assets, SAIPL had acquired a Tier 3 designed modular data center, although it had not fully paid for the equipment at the time of acquisition.

In June 2024, we acquired a controlling interest in Distributed Storage Solutions Limited (“DSS”), an Australian company established in 2021 that specialized in distributed cloud data storage and HPC and AI infrastructure. This was a critical step in delivering storage infrastructure, technical expertise and accelerating deep industry relationships. DSS had been providing decentralized, enterprise-grade storage systems for customers for multiple years and brought us an operational team and strategic partnerships with NVIDIA and Lenovo.

Between June and December 2024, we acquired 192 NVIDIA L40S GPUs, materially expanding the company’s GPU fleet size. Over this time, we observed and confirmed positive unit economics for the GPU fleet which led to a decision to further expand into GPU compute. This involved planning for the next GPU form factor acquisition, which was a group of 160 NVIDIA H100s.

In December 2024, we completed testing using older models of NVIDIA GPUs to demonstrate that it could successfully deliver HPC use cases under NVIDIA reference architecture. This milestone led to us being certified as an NCP partner. We are one of three NCPs currently operating in Australia, part of a global network of cloud partners.

We continued to build proprietary technology beyond the provision of hardware and storage. In February 2025, we launched the SharonAI Cloud, an orchestration and automation platform, enabling self-provisions GPU compute for AI training, inference, Visual Effects (“VFX”) rendering and complex HPC workloads. This marked our transition from a purely supply hardware capacity to an AI infrastructure provider that allows customers to deploy GPU compute autonomously and at scale.

On January 28, 2025, Roth CH Acquisition Co., a publicly traded Cayman Islands company trading on the OTC Market (“Roth CH”), entered into a business combination agreement, with Roth CH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Roth CH (“Merger Sub”), SharonAI Inc. and Roth CH Holdings, Inc. (“Roth CH Holdings”) (such business combination agreement, the “BCA”). Roth CH merged with and into Roth CH Holdings on December 17, 2025 and was renamed “SharonAI Holdings Inc.” and became domesticated in the State of Delaware, and on December 18, 2025, the BCA was consummated and Merger Sub merged with and into SharonAI Inc. becoming the wholly owned subsidiary of the Company.

As a result of the BCA transaction described above, equity holders of SharonAI Inc. received the Company’s securities. Shares of SharonAI Holdings Inc. Class A Ordinary Common Stock began trading on the OTC Markets under the ticker symbol “SHAZ” on December 18, 2025.

In March 2025, we announced the development of a supercluster (“Supercluster”), which is an interconnected network of a material number of specialized processors and high-speed memory constructed on NVIDIA reference architecture, built to function as a single and powerful computer. Designed as a system of more than 1,000 GPUs hosted inside NEXTDC’s M3 data center, the Supercluster is dedicated to large-scale AI and HPC workloads.

In September 2025, SharonAI, through its subsidiary Distributed Storage Solutions Pty Ltd, entered into an indirect channel partner agreement with Cisco. Under the terms of the agreement, SharonAI can provide its customers with integration into Cisco’s hardware, software and cloud services. This allowed SharonAI to evolve from a pure infrastructure provider to a turnkey enterprise AI solution partner with direct channel access to Australia’s largest corporate and government customers through Cisco’s sales network.

In December 2025, we successfully completed a US$103 million pre-initial public offering (“Pre-IPO”) capital raising in the form of unsecured convertible notes, introducing new institutional and strategic investors. As part of this transaction Digital Alpha Advisors LLC, which has a strategic collaboration agreement with Cisco, invested in us via the unsecured convertible note and remains a strategic investors in the Company.

We had previously formed a 50:50 joint venture, Texas Critical Data Center LLC (“TCDC”), with New Era Energy & Digital Inc (‘New Era’) in January 2025, to fund and develop a data center site with a natural gas fired power plant in the Permian Basin of western Texas. SharonAI sold its 50% interest in TCDC to its joint venture partner, New Era, for a consideration of US$70 million, paid via a combination of cash, a secured convertible promissory note and equity in New Era. The transaction was completed in January 2026.

In December 2025, through our Australian subsidiary SharonAI Pty Ltd, we entered into an agreement with strategic partner NEXTDC to materially expand upon our existing data center footprint, including the Supercluster, with up to 50MW of additional capacity in NEXTDC’s data center facility, providing us with access to data center availability that will enable us to expand and deploy more than 20,000 NVIDIA B200, B300, or GB300 GPUs.

Over the course of 2025, we deployed the Supercluster network and Spine at the NEXTDC M3 Data Center, and also acquired 16 NVIDIA H200s, which were primarily used for customer latency testing and proof of concepts. We also broadened our strategic partner ecosystem through further partnerships with VAST and Megaport to position us as one of Australia’s leading Neoclouds.

On January 19, 2026, we announced a potential investment from Digital Alpha of up to $200 million and a strategic technology partnership with Cisco, subject to execution of definitive documentation which is expected to enable the Company to further accelerate customer deployments and expand our cloud infrastructure for enterprise AI and high-performance compute in Australia and Asia Pacific.

On January 22, 2026, Mr. Wolfgang Schubert, resigned as our Chief Executive Officer and from our board of directors (the “Board”). In connection with Mr. Schubert’s resignation as Chief Executive Officer of the Company, on January 22, 2026, the Board appointed Mr. James Manning, Non-Executive Chairman, director and greater than 10% stockholder of the Company, as our Chief Executive Officer.

On January 22, 2026, we announced that USD.AI had approved a debt facility of up to US$500 million for SharonAI, a subsidiary of the Company, subject to execution of definitive documentation. The facility is expected to enable us to access asset-backed, non-recourse financing through USD.AI’s on-chain credit system, which is expected to allow approved GPU deployments to be financed with stablecoin liquidity. The structure is designed to support capital-efficient expansion of AI infrastructure while reducing reliance on traditional bank and private credit markets.

In February 2026, we signed our first major customer contract with lighthouse customer, Canva and industry participant GMI Cloud US Inc. We are continuing the strong momentum and are aiming to convert our pipeline of customers into signed agreements to materially scale the business.

We believe that we are well positioned to win new customers and achieve significant scale in the Asia-Pacific region, supported by our product and service offering and sector tailwinds driven by anticipated structural demand for accelerated computing. This growth is underpinned by the strategic engagements which we have in place.

In February 2026, we listed on the NASDAQ Capital Markets, raising US$125 million in a concurrent underwritten public offering before costs. This transaction was a key strategic step that is expected to enable us to access the largest public capital market in the world, providing us with capital raising alternatives which could lower our weighted average cost of capital while minimizing near-term equity dilution.

On April 1, 2026, we announced a significant expansion of our AI Cloud services business, with the signing of an initial five-year, US$1.25BN TCV AI infrastructure agreement with ESDS Software Solutions Ltd. The customer has an option to extend for an additional 2 years. Under the terms of the contract, we will deploy an 8K B300 cluster within one of our existing data center providers in Australia, with revenue expected to commence in the third quarter of 2026.

On April 13, 2026, we announced the accelerated receipt of the remaining outstanding US$50 million Senior Secured Convertible Promissory Note, and receipt of a true-up share issuance from New Era Energy & Digital, Inc. (NASDAQ: NUAI). This accelerated receipt results in total proceeds of sale of SharonAI’s 50% ownership interest in TCDC to NUAI of US$74 million, US$4 million higher than the originally anticipated US$70 million.

On April 26, 2026, the Company entered into a Securities Purchase Agreement with certain qualified institutional buyers for the private placement of $350.0 million aggregate principal amount of 6.00% Convertible Senior Notes due 2031. The offering closed on May 20, 2026.

In May 2026, the Company entered into multiple long-term agreements with third-party data center infrastructure providers for approximately 29.6 MW of additional capacity to support future operations. The arrangements are expected to commence beginning in late 2026.

On May 13, 2026, the Company entered into an additional customer contract with a global technology company with major Asia-pacific presence with an aggregate total contract value of approximately $950 million.

On June 8, 2026, we entered into an agreement with NVIDIA to deploy 72MW AI factory and up to 40,000 Grace Blackwell GB300 GPUs in Australia. Under the terms of the agreement, NVIDIA and SharonAI are collaborating to enable 72 megawatts (MW) of new data center capacity in Australia. The companies will deploy NVIDIA’s DSX AI factory design, scaling up to 40,000 Grace Blackwell GB300 GPUs to serve growing demand from AI startups, enterprises, and university researchers. The collaboration is structured so that SharonAI can commit to large-scale NVIDIA infrastructure while aligning economics through a revenue-sharing and credit-support model. SharonAI will sell NVIDIA-powered cloud services, and NVIDIA will earn both standard product revenue and a share of the cloud revenue on the supported capacity. This structure accelerates adoption of NVIDIA platforms among customers that historically lacked access to capital-intensive AI infrastructure, while giving SharonAI a capital-efficient path to scale and providing NVIDIA with a recurring, usage-linked earnings stream.

On June 16, 2026, we expanded our partnership with VAST Data to Power AI Factories Across Australia and Asia-Pacific, where we will deploy 600PB of the VAST AI Operating System across its AI cloud infrastructure. This deployment represents one of the largest and most advanced sovereign AI data foundations in the Asia-Pacific region. It positions SharonAI at the forefront of Australia’s push to build independent, high-performance AI capability – keeping the nation’s most sensitive workloads, intellectual property, and strategic data firmly onshore while delivering the raw power needed for next-generation training, inference, and agentic AI systems. Using a proven benchmark of approximately 6PB of optimized AI storage per 1,000 GPUs for demanding large-scale workloads, the new 600PB VAST deployment provides the scalable data backbone equivalent to supporting the data needs of ~100,000 GPUs. This is a transformative leap that cements SharonAI’s AI Cloud platform as one of the most substantial sovereign AI clouds in Australia and Asia-Pacific.

Recent Developments

In June 2026, we announced a six-year strategic compute collaboration with NVIDIA pursuant to a Master Cloud Services Agreement and Order Form 1 dated June 8, 2026 (the “NVIDIA Agreement”), which has a contract value of up to $4.88 billion.

On June 17, 2026, we entered into securities purchase agreements with certain qualified institutional and accredited buyers relating to the private offering of approximately 6,719,896 shares of the Company’s Class A Ordinary Common Stock at a purchase price of $68.73 per share and pre-funded warrants at a price per pre-funded warrant of $68.7299 to purchase up to an aggregate of 6,374,823 shares of Class A Ordinary Common Stock for aggregate gross proceeds of approximately $900 million. The offering closed on June 22, 2026, and the net proceeds are expected to be used to support our previously announced six-year strategic compute collaboration with NVIDIA, where we intend to deploy one of Australia’s largest AI Factories including up to 40,000 Grace Blackwell GB300 GPUs as well as broader expansion plans.

On June 17, 2026, we entered into a securities purchase agreement with certain qualified institutional buyers relating to a private offering of $700 million aggregate principal amount of the Convertible Notes. The Convertible Notes are senior, unsecured obligations that mature on June 15, 2032, bear interest at a rate of 4.75% per year payable quarterly in arrears, and are convertible into shares of Class A Ordinary Common Stock at an initial conversion price of approximately $99.66 per share. The notes were issued on June 22, 2026 under an Indenture with U.S. Bank Trust Company, National Association, as trustee (in such capacity), and the offering closed on June 26, 2026, and the net proceeds are expected to be used to support the Company’s previously announced six-year strategic compute collaboration with NVIDIA, where the Company intends to deploy one of Australia’s largest AI Factories including up to 40,000 Grace Blackwell GB300 GPUs as well as broader expansion plans.

On July 16, 2026, we announced the signing of a cloud computing service agreement with a global Artificial Intelligence (“AI”) Lab valued at US$1.32 Billion over five years. Under the terms of the contract, we expect to deploy cloud computing solutions across data center infrastructure in New Zealand with revenue from the contract expected to commence across the first and second quarter of 2027.

Industry Overview

Cloud computing is at its core the delivery of compute and storage servers and software applications over the internet. It has gained popularity in part due to the flexibility around paying only for what customers need and outsourcing the acquisition and management of the infrastructure. Traditional cloud computing is based on CPUs but more recently, cloud GPU computing, or GPU-as-a-Service, has increased, propelled by demand for high-performance computing across a range of data-intensive and computationally complex applications. Enterprises and researchers increasingly rely on advanced GPUs to power AI, machine learning, data analytics, computer vision, scientific simulations, and other tasks that require large-scale parallel processing. This has led to growth in both the demand and supply of on-demand GPU resources. This combination of increasing workloads that demand parallel processing and evolving consumption models that make GPUs more accessible has caused industry growth, creating specialized GPU-as-a-Service and GPU cloud platforms including the competitors listed below. The AI industry also faces challenges, with concerns including bias and misuse as well as around the environmental impact of the growing data center industry.

Cloud storage is an integral part of cloud computing which increasingly deals with large data sets. One of the first modern cloud services offered was Amazon Web Services’ Simple Storage Service (S3). There are different use cases for storage, including high-performance storage optimized for rapid data access and backup storage for data that is accessed less frequently.

Data centers are used to host the compute and storage servers, providing security, electricity, cooling and network connectivity. According to a research report by CBRE, the rise of AI compute is driving demand for power-intensive infrastructure, including a premium on energy-efficiency capabilities such as liquid cooling over air cooling. In addition, tertiary and rural markets have seen increased deal activity for powered land. The recently announced Project Stargate highlights the strategic importance of data center infrastructure and President Trump announced plans by the government and private industry to invest up to $500 billion over the next four years in the U.S. as part of the project. The demand for data center infrastructure has also created challenges around the supply chain and the procurement of critical components, including on the power generation side.

Products and Services

We provide access to a range of accelerated computing infrastructure solutions specifically targeted towards AI and HPC applications for enterprises, hyperscalers, government and research institutions.

We offer three key solutions designed for AI and HPC:

1.	GPU-as-a-Service (“GPUaaS”);

2.	AI Studio (Platform-as-a-Service (“PaaS”)); and

3.	Cloud Storage Solutions.

GPU-as-a-Service

Our flagship infrastructure service provides scalable, on-demand access to high performance GPU cloud compute. For customers, this is more efficient for performance and affordability as the solution is designed to accelerate complex AI workloads and can be accessed on-demand without needing to own or maintain any physical hardware and infrastructure. The service is engineered to accelerate complex AI workloads across multiple use cases including:

Model Training: Large language model (‘LLM’) pre-training, fine-tuning and model adaptation;

Inference: LLM inference optimization, batch processing and real time inference;

Research Computing: Scientific simulations, genomics analysis, climate modelling; and

Visual Computing: 3D rendering, video processing and VFX.

Our current GPU offering includes NVIDIA L40s, A40, H100 NVL, H200, B200, and B300 processors, with additional AMD MI300X capabilities with each GPU type optimized for specific use cases.

AI Studio (Platform-as-a-service)

The SharonAI Studio is our proprietary PaaS combining cloud infrastructure with expert AI, ML and HPC operational support. The platform represents a key point of differentiation for us versus other domestic peers, providing leading platform capability spanning the complete AI infrastructure stack.

SharonAI Studio delivers end-to-end AI development and deployment capabilities through a unified interface, including:

Unified Development Environment: Interactive development frameworks (Jupyter, RStudio), multiple programming languages (Python, R, Julia);

Pre-configured AI Frameworks: CUDA, TensorRT, cuDNN, PyTorch, TensorFlow, ONNX which are required to efficiently build, train, optimize and run advanced AI workloads;

Specialized Capabilities: Inference optimization, LLM deployment, neural inference models, fine tuning frameworks;

Bare Metal, Virtual Machines, Containers, and Kubernetes: Full range of deployment options from bare metal GPU servers to containerized Kubernetes clusters;

Expert Support: Access to SharonAI’s AI systems administrators and cloud infrastructure engineers; and

NVIDIA AI Enterprise Software Stack: Deep integration with NVIDIA’s proprietary AI platform providing enterprise grade security and tooling.

SharonAI Studio has a deep integration of proprietary and partner features on a number of releases, such as the Megaport AI Exchange, enabling easier customer interaction with the platform and driving anticipated sales velocity. The platform enables customers to focus on AI outcomes rather than management of infrastructure complexity.

Cloud Storage Solutions

We provide highly scalable and cost-effective cloud storage designed for large scale AI and HPC datasets. Services include:

S3 Compatible Cloud Storage: High-capacity object storage with S3 API compatibility for seamless integration with existing workflows;

High Performance SSD Storage: Low latency storage optimized for training and inference workloads; and

Archive and Backup: Cost-effective long-term storage for historical data and compliance requirements.

Storage integrates with Our compute infrastructure through partnerships with leading storage providers including VAST, whose AI Operating System (InsightEngine) unifies storage, database, and runtime, bringing together all services needed to run AI pipelines at scale, including retrieval augmented generation capabilities. We are early to market in Australia with a locally hosted enterprise grade agentic AI and inference engine, courtesy of the partnership with VAST.

Target Customers

We target organizations undertaking advanced AI and HPC computing workloads, including enterprises, hyperscalers, government and research institutions. These customers operate at computational scales that demand deterministic performance, guaranteed uptime, sovereign data residency and the ability to scale rapidly. The SharonAI Cloud platform is engineered to meet these requirements through non-contended GPU resources and enterprise-grade orchestration tools to support mission-critical applications including complex AI training, real-time inference, scientific modelling and industry-specific analytics.

As we continue to broaden its commercial footprint, we are actively expanding relationships across a diverse set of potential customers. Its service offerings are designed to serve the full spectrum of AI users - from individual developers leveraging pre-configured ML environments, to enterprise and government customers that require secure, sovereign and production-ready GPU infrastructure.

The primary target customer segments are outlined below.

Types of Customers

Customer Type		Description	Use Cases
Enterprises	-	Corporations are integrating AI into their workflows and require scalable infrastructure for model training and inference	ML model training, inference, data analytics, generative AI applications

Hyperscalers	-	Large global cloud and internet platform companies that procure GPU and data center capacity in massive contiguous blocks to run and scale their own cloud services and AI workloads.	Building dedicated AI clusters, inference at scale, model serving

AI Labs	-	AI research firms dedicated to researching, developing and applying AI, and require scalable infrastructure for model training and inference	ML model training, inference, data analytics, generative AI applications

Research Institutes & Universities	-	Academic and scientific organizations conducting complex simulations and data-intensive research that depend on high-performance parallel processing capabilities	LLM development, model research, compute intensive proof of concepts

Governmental Authorities	-	Public sector bodies seeking sovereign cloud capabilities and secure infrastructure for sensitive computational tasks	High performance computing, climate modelling, genomics, scientific simulation

AI Start-ups and Developers	-	Early-stage companies and individual developers who need flexible, on-demand access to powerful GPU resources to build and test new applications without large capital outlays	Sovereign AI infrastructure, secure computing, defense applications

GPU Aggregators & Marketplaces	-	Platforms that aggregate GPU capacity from various providers to serve a broad user base. These customers provide SharonAI with immediate access to a wide demand pool	Immediate access to broad customer pools, spot and short-term market participants

Customer Value Proposition

We deliver a differentiated value proposition centered on high-performance accelerated compute, sovereign Australian infrastructure, a frictionless and developer-ready cloud experience, and enterprise-grade operational support. Together, these capabilities position the Company as a trusted GPUaaS provider for organizations seeking secure, scalable and high-throughput AI infrastructure.

Our customer value proposition:

-	High-performance compute: the Company’s GPU Supercluster, engineered to NVIDIA reference architecture provides advanced sovereign AI compute platforms, enabling large-scale training with high-bandwidth, low-latency interconnects. This is optimized for non-contended, dedicated GPU performance to enable mission-critical enterprise and research workloads;

-	Organizations sovereign proposition: sovereign data residency within NEXTDC Tier IV-certified data centers ensures physical security, interconnectivity and zero downtime. Our infrastructure is purpose-built for secure, compliant AI compute at scale for organizations that must adhere to strict Australian privacy laws;

-	Ease of use and speed: the SharonAI Cloud provides an API-first orchestration layer that enables customers to self-provision bare metal GPU nodes with minimal setup time. This dramatically reduces the time to train AI workloads. Pre-configured environments with popular frameworks in addition to NEXTDC’s AXON interconnection fabric provides fast, low-latency connectivity for customers looking to scale compute quickly; and

-	Specialized customer support capabilities: we provide customers with operational certainty, 100% uptime expectations and enterprise-grade support as they transition from experimentation to production, particularly in sectors requiring fine-grained permissions, strict compliance and specialized infrastructure guidance.

Customer Acquisition Strategy

We employ a multi-channel customer acquisition approach:

1.	NVIDIA Consumption Desk Referrals: NVIDIA actively refers customers with NCP capacity based on geographic requirements and workload fit;

2.	Cisco Channel Integration: Cisco’s ANZ enterprise sales team are intended sell SharonAI powered cloud services into the enterprise customer base by leveraging Cisco’s products and technologies, with strength in government contracts;

3.	Lenovo Partnership: Lenovo’s technical teams and sales organization support customer development;

4.	Direct Enterprise Sales: Our sales team targeting hyperscalers, large enterprises, government and AI labs alike; and

5.	Research & Education Partnerships: Academic partnerships provide reference customers and ecosystem credibility.

Compute Infrastructure

We work closely with NVIDIA to ensure compute infrastructure meets their stringent NVIDIA Cloud Partner reference architecture. This architectural design delivers maximum throughput and minimum latency across the entire cluster, ensuring no bottlenecks across compute, storage or network IO.

Critical AI, ML and HPC tasks rely on end-to-end latency and throughput guarantees. NVIDIA’s reference architecture ensures that valuable GPU compute time is not wasted over the course of large, complex workloads, particularly where large data transfers would typically slow down traditional cloud or enterprise networks.

NVIDIA’s non-blocking leaf and spine network design is architected specifically for the desired cluster size, and is delivered in entirety as the first step of a cluster build. This ensures that growth of the cluster from the first GPU to the last meet the required performance levels no matter what stage of the rollout, and compute resources are available as they come online without delay at maximum performance.

We collaborate with a number of GPU, technology and digital infrastructure providers to construct and deliver its compute infrastructure.

As a certified NCP, we are technically aligned with NVIDIA’s accelerated computing roadmap and is capable of deploying and operating high-performance GPU infrastructure at scale. We build our GPU cloud platform around NVIDIA’s latest generation of training and inference accelerators and leverages NVIDIA’s reference architectures to ensure optimal performance, efficiency and interoperability for enterprise and research customers.

Central to this partnership is the SharonAI Supercluster, a 1,016-GPU deployment built to NVIDIA reference architecture specifications and designed to support complex AI training workloads with high-bandwidth interconnects, low-latency communication and sovereign hosting requirements. This is co-located at NEXTDC’s M3 data center in Melbourne, Australia and currently features NVIDIA H200 GPUs interconnected with NVIDIA Quantum-2 InfiniBand networking for high-speed, low-latency performance required for large-scale model training and inference. The balance of this cluster is expected to consist of NVIDIA B200 GPUs expected to come online in the first half of 2026.

By utilizing NVIDIA-accelerated platforms and software frameworks, We integrate pre-configured ML environments, orchestration tooling and enterprise-grade APIs into its cloud, reducing time-to-deployment for customers and ensuring compatibility with the rapidly evolving NVIDIA AI software stack. This strategic alignment is designed to allow us to scale its GPU cloud footprint quickly and reliably, providing customers with the performance and flexibility required to operationalize generative AI pipelines, HPC applications and other latency-sensitive workloads.

We are also deploying a 1,024-unit NVIDIA B300 GPU cluster which will be located at NEXTDC’s S3 data center and expected to be coming online in the first half of 2026. This cluster is also built in partnership with Cisco and is expected to be Australia’s first Cisco Secure AI Factory.

GPU-as-a-Service Architecture

We operate a focused GPU-as-a-Service platform spanning the core layers of the AI infrastructure stack required to deliver compute capacity to end customers.

Unlike traditional hyperscalers that typically offer broad Infrastructure-as-a-Service (‘IaaS’) with AI as one component, Neoclouds like SharonAI are purpose built from inception for high density, low latency GPU compute. This specialization manifests in:

Reference Architecture Deployment: Building to NVIDIA’s proprietary specifications for optimal performance;

Thermal Design Optimization: Advanced cooling solutions (liquid to chip) supporting high density GPU clusters;

Network Architecture: Spine and leaf network topology with high bandwidth, low latency interconnects optimized for distributed training; and

AI Centric Software Stack: Orchestration layers, inference engines, and developer tools designed specifically for AI/ML workloads.

Hardware & Infrastructure Layer

We acquire, configures, and deploys specialized GPU and CPU hardware optimized for AI and HPC workloads. We partner with leading colocation and data center providers (for example NEXTDC, GreenSquare and DigiCo) to gain access to power, space, and network infrastructure. We currently operate 411 GPUs housed in 51 servers with over 59 petabytes of storage capacity across co-location data centers in Australia. This operational fleet is distinct from the larger, future deployment of B-Series and GB-Series NVIDIA GPUs outlined below which is expected to take the total number of GPUs by the Company deployed to approximately 2,435, which is almost 6 times the amount of GPUs since the second half of 2025.

SharonAI’s - Infrastructure Platform

At December 31, 2025, we had 411 GPUs deployed and generating revenue, with this operational fleet being distinct for the larger, future deployment of B-Series and GB-Series NVIDIA GPUs outlined below.

Existing GPU Fleet

GPU Model	Quantity Deployed	Release Year
NVIDIA A40	43	2020
NVIDIA L40	192	2022
NVIDIA H100	160	2022
NVIDIA H200 (SXM)	16	2024
Total	411

From the proceeds raised under the December 2025 Pre-IPO Convertible Note offering, we purchased the following GPU fleet:

GPU’s to be Deployed

GPU Model	Quantity	Release Year	Expected Delivery
NVIDIA B200	1,000	2024	1H 2026
NVIDIA B300	1,024	2025	1H 2026
Total	2,024

The NVIDIA GPUs are expected to be deployed as contiguous ‘Superclusters’ using the over 54MWs of available capacity secured by us across their Colocation Data Center portfolio in Australia.

Summary of GPUs and CPUs used in our platform

Model	Description	Key Features	Release Year	Image
NVIDIA L40s	- The NVIDIA L40s GPU provides high-performance visual computing capabilities within data center environments, facilitating the execution of diverse and demanding computational workloads. - Utilizing the NVIDIA Ada Lovelace architecture, the L40s is engineered to support a broad spectrum of applications, including 3D design, complex simulation, AI-enhanced graphics, and advanced data science.	- Built on the NVIDIA Ada Lovelace architecture - Delivers up to 1,466 TOPS (FP8 Tensore Core, with sparsity) - 48 gigabytes (“GB”) of GDDR6 memory - Use cases include generative AI, LLM inference, LLM fine-tuning and small-model training, NVIDIA omniverse enterprise, rendering, 3D graphics, streamlining, and video content	2022

NVIDIA A40	- The NVIDIA A40 is a high-performance data center GPU engineered on the NVIDIA Ampere architecture, integrating RT Cores, Tensor Cores, and CUDA Cores. - The unit features 48 GB of graphics memory, designed to facilitate the execution of complex visual computing and data-intensive workloads. - The hardware incorporates advanced NVIDIA RTX technology, providing professionals with the capacity for high-fidelity visualization and industrial innovation.	- Built on the NVIDIA Ampere architecture - 48GB of GDDR6 memory - Up to 299.4 TFLOPS (FP16 Tensor Core) - Used for virtual workstations, 3D rendering, AI training, data science, visual computing	2020

NVIDIA H100	- Engineered on the NVIDIA Hopper architecture, the H100 NVL is specifically optimized to facilitate the high-density computational scaling required for LLM’s and advanced artificial intelligence applications. - The hardware provides up to a 30-fold increase in AI inference performance compared to prior-generation architectures.	- Built on the NVIDIA Hopper architecture - Features 94GB of HBM3 memory - Up to 3,341 TFLOPS FP8 performance - Used for LLM inference, AI training, HPC, scientific computing	2022	-

NVIDIA H200	- The NVIDIA H200 features a significant onboard memory capacity of 141 GB, providing the hardware foundation necessary to store and process the vast data sets required for modern digital operations - The hardware is specifically engineered for professional AI and HPC environments, supporting reduced energy consumption and improved infrastructure sustainability.	- Built on NVIDIA Hopper architecture - 141GB of HBM3e memory - Up to 4 PetaFLOPs of FP8 performance - Used for AI inference, LLMs, scientific computing, HPC workloads	2024	-

AMD MI300X	- Engineered on the AMD CDNA 3 architecture, the AMD MI300X is designed to facilitate the high-density computational requirements of generative AI, LLM’s and HPC workloads. - Each unit features an onboard memory capacity of 192 GB, providing the hardware foundation necessary to process expansive datasets within a single accelerator environment while supporting optimized total cost of ownership for enterprise-grade AI deployments.	- Built on next-gen AMD CDNA 3 architecture - 192GB of HBM3 memory - Used for AI / ML training, generative AI, large language models, HPC	2023	-

NVIDIA B200	- Engineered on the NVIDIA Blackwell architecture, the B200 GPU incorporates 180 GB of HBM3e memory and advanced fifth generation Tensor Cores to facilitate large-scale artificial intelligence training, scientific simulations, and complex ML tasks. - The unit is designed for deployment within enterprise GPU clusters and AI infrastructure, providing the computational density required for high-speed AI inference and compute-intensive industrial applications.	- Built on next generation NVIDIA Blackwell architecture ‘Base GPU’ - 180GB of HBM3e memory - Delivers up to 9 PetaFLOPs of FP8 performance - Engineered for demanding AI training and inference workloads	2024

NVIDIA B300

-     The NVIDIA B300 is a next-generation data center GPU in the Blackwell Ultra series, engineered to accelerate demanding AI and large-scale compute workloads.

-     It features an expanded 288GB high-capacity HBM3e memory configuration and enhanced architecture optimized for AI inference and training at large scale. The B300 is designed for deployment in enterprise GPU clusters and hyperscale AI infrastructure.

-     Built on next generation NVIDIA Blackwell architecture ‘High-Spec GPU’

-     288GB of HBM3e memory

-     Delivers up to 72 PetaFLOPs of FP8 performance

-     Engineered for extreme-scale AI inference and reasoning

- 2025

NVIDIA GB300 (Anticipated)	- Engineered on the NVIDIA Blackwell Ultra architecture, the GB300 utilise a dual-reticle design incorporating over 20,000 CUDA and Tensor cores and 288 GB of HBM3e memory to facilitate high-capacity AI training and inference workloads - The hardware delivers a peak memory bandwidth of approximately 8 TB/s and achieves up to a 50% increase in performance compared to the predecessor GB200.	- Built on next generation NVIDIA Blackwell architecture Super Chip - System-level “AI Factory” deployments	2025

Network & Connectivity Layer

Network architecture is engineered to NVIDIA reference design specifications to ensure optimal performance of GPU clusters. The Company collaborates with NVIDIA, Cisco and Lenovo on network spine and leaf architecture design to maximize cluster efficiency and maintain low latency interconnects capable of supporting distributed training across thousands of GPUs.

Secure external access into the GPU clusters is handled by our orchestration and customer portal. Customers are identified by their chosen enterprise single sign-on (SSO) offering, and strict network isolation, multi tenancy controls and encrypted communications ensure connectivity is seamlessly secure.

Software & Orchestration Layer

Our orchestration and automation platform allow customers to deploy GPU compute autonomously and at scale. It provides us with the foundation for repeatable onboarding of enterprise customers, offering scaling up or down with guaranteed, non-contended resources and migration of workloads from simulation into production.

Proprietary inference engine and orchestration platform allow customers to consume AI capabilities via tokens or models, abstracted from the underlying GPU technology. This design enables:

●	Interoperability across different GPU types and design architectures (i.e. NVIDIA, AMD)

●	Ease of integration or migration of customer workloads from on-prem or cloud offerings into SharonAI

●	Extension of asset useful life through inference optimization, enabling older generation GPUs to remain economically viable for inference workloads even as newer chips are used to optimize training workloads.

●	Customer focus on AI outcomes (tokens, models, inference calls) rather than infrastructure management

Customer Access & Services Layer

Multiple customer access models including bare metal GPU servers, virtual servers, containers, and managed Kubernetes, as well as a host of preconfigured applications, environments, blueprints and tools. Customers may choose from either a simple “one-click deploy” interface or opt to use APIs to completely automate and rapidly scale up their utilisation easily.

Combined with expert AI/ML/HPC operational support and technical expertise through SharonAI Studio platform, a simple to use and evolving set of tools means customers can take their AI journey from early research and development through to mature production workloads across any inference or training requirement.

Integrated into the platform and secured by enterprise SSO is a documentation portal and service desk system, allowing customers to consult best-practice guides or reach out directly to our technical support staff for further assistance.

Funding for Compute Infrastructure

Our growth and investment in future GPU hardware acquisition and infrastructure development requires substantial capital. To fund this expansion strategy necessitates significant capital, the Company is pursuing a diversified financing strategy aimed at aligning hardware procurement with confirmed customer demand.

We intend to utilize a range of funding sources, including:

●	Customer prepayments;

●	Revenue share agreements;

●	Traditional debt facilities;

●	Equipment financing; and

●	Proceeds raised from the sale of equity and/or debt securities.

Our capital deployment model is designed to mitigate upfront cash requirements by utilizing customer commitments to partially fund hardware procurement where possible. The objective of this approach is to enhance capital efficiency and shorten the payback period for individual deployments.

Data Center Partnerships

We have agreements with data center operators to host our AI cloud platform. Our current operational footprint is in high-density, Tier III and IV facilities with NEXTDC, and GreenSquareDC., which support sovereign AI requirements and next-generation hardware deployments, and which offers industry-leading uptime, power density and interconnection.

This model is designed to enable us to focus on scaling core neocloud services rapidly without the capital intensity and long lead times which are typically associated with building large-scale data centers.

The data center agreements are long dated in nature and ensure that we have the energy and data center capacity to materially expand its GPU fleet and cloud offering to its customers.

NEXTDC

NEXTDC leading Australian independent data center operator, listed on the ASX with a market capitalization of approximately A$7.1 billion (at 14 July 2026). NEXTDC is an operator of Tier III and Tier IV data centers across the Asia-Pacific region, providing high-density infrastructure engineered for resilience, security, interconnection and 100% uptime across major cities. Its NVIDIA-certified ‘AI Factory’ facilities make NEXTDC a foundational enabler for sovereign AI compute, offering the high-power, liquid-cooled, ultra-low-latency environments required by advanced GPU clouds to deploy Superclusters and serve mission-critical enterprise and government AI workloads.

NEXTDC is our primary, non-exclusive co-location provider with an expansion agreement in place for up to 87MWs across is Melbourne and Sydney data centres. We consider access to large-scale data center capacity to be a key strategic competitive advantage.

Other Data Center Operators

GreenSquareDC

GreenSquareDC (GSDC) is an Australian owner, developer, and operator of large-scale sustainable data centers, focused on delivering high-density, energy-efficient infrastructure optimized for AI, cloud, and hyperscale workloads. The company is backed by Partners Group, with GreenSquareDC’s flagship facility is the SYD1 campus (also known as SYDGPU1), a brownfield redevelopment located in Sydney’s Norwest Business Park, designed to deliver up to 110MW of capacity upon full build-out. The facility supports high-density, liquid-cooled configurations.

Revenue Model

Target Customer Contract Framework

We generate revenue from fees paid by customers for access to its AI and HPC platform. Pricing is determined by the hardware resources allocated, including GPUs, CPU capacity, high-performance storage and interconnect bandwidth, as well as the customer’s selected consumption model. The Company offers both usage-based, on-demand services and term-based ‘take-or-pay’ contracts, allowing customers to procure compute through either elastic consumption or contracted capacity commitments. This structure reflects the operational characteristics of the SharonAI Cloud, a platform that provides self-provisioned bare-metal GPU servers, virtualized compute environments, and containerized workloads with non-contended performance and pre-configured AI frameworks.

Historically, revenue has been derived largely from usage-based, on-demand workloads, including customers accessed through marketplace aggregators, as the Company optimized and performance validated its infrastructure. During this phase, We deployed earlier-generation NVIDIA GPUs to demonstrate performance consistency under NVIDIA reference architectures as it sought admission to the NCP partner program. These early deployments enabled us to validate cluster stability, software orchestration, and workload isolation while building a track record with enterprise AI and research users.

As we prepare for scaled commercial operations, we have shifted its primary commercial contracting framework toward term-based offtake agreements on a ‘take or pay’ basis, which aligns customer commitments directly with the capital required to procure and deploy GPU capacity. This structure supports predictable, multi-year revenue and aligns infrastructure investment with visible demand. It also enables SharonAI to expand its GPU fleet, including next-generation NVIDIA H100 and planned H200, B200, B300 GPUs, as well as large-scale deployments such as its 1,016-GPU Supercluster at NEXTDC, while managing working capital requirements.

A key advantage of this term contract model is it leverages customer prepayments where available, to de-risk our procurement strategy. In an environment where high-density GPUs are supply-constrained, contracted customer offtake agreements provide the financial assurance necessary to secure GPUs at scale and to support underwriting of significant debt facilities, with the ‘take or pay’ structure providing minimum levels of revenues. For customers, term agreements ensure guaranteed access to scarce GPU capacity, dedicated infrastructure without performance degradation, sovereign hosting within Tier III or IV Australian data centers and accelerated deployment timelines compared to self-deployment. These capabilities are increasingly critical for organizations training LLMs, executing inference at scale or operating regulated workloads.

The typical contract lifecycle is described:

Illustrative Customer Contract Lifecyle

Contract Signing and Prepayment (Month 1): Upon execution of a term contract, the customer provides an initial prepayment or deposit. This financial commitment allows us to submit a purchase order for the specific GPU and network infrastructure required to service the contract. We target 10% to 20% of contract value in the form of a customer prepayment;

Procurement and Installation (Months 1-4): The hardware is typically delivered within approximately two to three months of the contract signing. Final payment for the equipment is made upon delivery, and the infrastructure is installed and configured over the subsequent two-to-four weeks;

Operational Phase and Revenue Recognition (Months 5-60): Once the infrastructure is operational (typically beginning in the fifth month), the Company generates monthly revenue for the duration of the contract term (e.g., 36 to 60 months). The customer makes corresponding monthly payments for the reserved capacity with the ‘take or pay’ provision ensuring 100% utilization rate recognition once fully deployed;

Post Contract Lifecycle (Years 3-6): The useful economic life of the GPU and network infrastructure is expected to extend for two or more years beyond the initial contract term to approximately 6 years. Upon the conclusion of the initial contract, the Company has multiple options to continue monetizing the fully-paid hardware including:

○	Re-contracting to same or new customer under subsequent multi-year agreement at potentially lower rates to reflect the age of the depreciated asset;
○	Capacity sold on spot or on-demand market through GPU aggregator platforms, capturing higher hourly rates for variable demand customers; or Older generation GPUs redeployed through our inference engine for token-based consumption.

Our software layer is a key differentiator with respect to extending the useful life of our GPU fleet post this initial contract lifecycle, with our inference engine enables token-based consumption abstracted from underlying GPU hardware (i.e. interoperability), supporting asset redeployment as technology evolves.

Strategic Partnerships

We have partnered with global leaders in AI and digital infrastructure, including NVIDIA, NEXTDC, Cisco, WWT, Lenovo, VAST and Megaport to ensure successful best practice and on time delivery of SharonAI’s products and services.

Strategic Delivery Partners

Partner	Nature of the Partnership
- NVIDIA is a manufacturer of the Company’s GPUs and is a key operational partner under NVIDIA’s NCP program.

- NEXTDC serves as the Company’s primary co-location data center provider, hosting our hardware infrastructure.

- Cisco provides the Company with AI-ready networking infrastructure, including access to Cisco Nexus HyperFabric AI and NVIDIA Spectrum-X-aligned architectures.

- Digital Alpha, a digital infrastructure investment firm with an exclusive technology partnership with Cisco is our strategic shareholder.

- WWT is a global technology solutions provider and a primary architect of the physical and networking infrastructure required for generative AI.

- Lenovo provides access to hardware procurement and lifecycle services as part of the TruScale program. This is through a financing facility to fund GPU hardware acquisition.

- VAST provides us with access to its InsightEngine and underlying VAST AI Operating System.

- Megaport provides us with access to its network, including over 1,000 data centers across 26 countries, to build secure private links between our workloads and their own locations.

NVIDIA

NVIDIA is the world leader in accelerated computing, having pioneered the GPU and built a full-stack computing platform that spans chips, systems, software, and services. Listed on the NASDAQ with a market capitalization of US$5.0 trillion (as of July 2026), its technologies power the global AI ecosystem that underpin the world’s AI factories.

For us, NVIDIA is a manufacturer of its GPUs, key operational and industry partner and also a strategic referral source, which is reflecting of the ongoing collaboration between the two companies.

GPU hardware

We are deploying several of NVIDIA’s GPUs (L40, A40, H100, H200, B200, B300, GB300) which are purpose-built for AI and HPC applications. We also deploy NVIDIA’s AI Enterprise software library of LLM’s, tools, and resources, which is designed to streamline the development and deployment of generative AI applications. Our proprietary orchestration platform complements this by automating the management of compute workloads and storage across the Company’s infrastructure.

The Company as a NVIDIA Cloud Partner

In December 2024, we were appointed as an NCP. We are one of three NCPs currently operating in Australia, part of a global network of partners. The NCP program comprises a network of partners authorized to offer certified hosted hardware and software solutions utilizing NVIDIA products in a cloud or managed services model. To maintain NCP status, We and other neoclouds are required to demonstrate the capability to build to NVIDIA’s reference designs and deploy proprietary architectures benchmarked for performance.

NVIDIA manages the total number of NCPs globally to ensure quality control and adherence to reference architecture standards. This rigorous certification process creates a barrier to entry for potential competitors. This status was granted following NVIDIA’s assessment of our position as a specialized provider of GPU compute in the Australian public cloud environment.

The NCP designation provides us with three key operational advantages:

●	Accessibility: we receive access to NVIDIA’s product roadmap, facilitating the evaluation and deployment of emerging GPU technologies;

●	Tailored Network Infrastructure: our engineering team collaborates with NVIDIA to align its proprietary orchestration software and physical infrastructure with NVIDIA’s technical specifications; and

●	Validation (Implicit and Explicit): The NCP designation indicates to enterprise customers that our platform performance meets NVIDIA’s standards for performance, reliability, and security in deploying AI workloads.

This translates into specific operational benefits, including:

●	Forecasting Integration: Visibility into NVIDIA’s 12-to-18-month rolling supply chain forecast, facilitating improved infrastructure planning and allocation decisions;

●	Preferential GPU Access: Facilitated access to new GPU generations, including the B200 and B300 processors based on NVIDIA’s Blackwell architecture, which is optimized for AI workloads;

●	Customer Referrals: Access to the NVIDIA consumption desk, a mechanism through which NVIDIA refers qualified customers to partners with available capacity;

●	Technical Support: Ongoing support to ensure deployment aligns with NVIDIA’s reference architecture, including specific requirements regarding file systems, storage, networking, and cooling solutions; and

●	OEM Relationships: Facilitated engagement with OEMs such as Cisco, Lenovo, Dell, and Super Micro to support server procurement and integration. Leveraging its arrangements with NVIDIA and NEXTDC, We have commenced the deployment of a GPU cluster connected via InfiniBand and based on the NVIDIA Reference Architecture. This cluster is designed to support HPC and AI workloads.

NEXTDC

NEXTDC is our primary operator of Tier III and Tier IV data centers across the Asia-Pacific, providing high-density infrastructure engineered for resilience, security, interconnection and 100% uptime across major cities. Its NVIDIA-certified ‘AI Factory’ facilities make NEXTDC a foundational enabler for sovereign AI compute, offering the high-power, liquid-cooled, ultra-low-latency environments required by advanced GPU clouds to deploy Superclusters and serve mission-critical enterprise and government AI workloads.

NEXTDC is our primary, non-exclusive host with an agreement for up to 87MWs across is Melbourne and Sydney data centres. We consider access to large-scale data center capacity to be a key strategic competitive advantage.

The NEXTDC partnership provides us with access to:

Tier IV Data Center Infrastructure: World class facilities with industry leading Power Usage Effectiveness (‘PUE’) of 1.10 to 1.5, meaning that approximately 10% to 50% of power is used for cooling/auxiliary, whilst approximately 72% to 90% of power goes directly to compute, lowering operating costs and providing us with a strong competitive advantage as its pays significantly less for electricity, which is typically one of the largest operating expenses for a neocloud provider;

DTA Certified Strategic Sites: Australian Federal Government Digital Transformation Agency certification for sovereign government workloads;

Global Connectivity: Low latency subsea cable network providing connectivity to Singapore (81ms), Hong Kong (130ms), US West (165ms), and Europe (265ms); and

Proven Hyperscale Support: Track record supporting major cloud providers with mission critical infrastructure.

The Company is currently in discussions with NEXTDC regarding potential future partnerships, including the option to participate in NEXTDC’s publicly disclosed development pipeline which targets 3.5GW of capacity (NEXTDC Limited, 1H26 Results Presentation (ASX Announcement, 25 February 2026), page 32 https://www.nextdc.com/investor-center/). NEXTDC is an important relationship for the Company, and the Company has additionally established strong relationships with other data center operators.

Cisco

Cisco is a global technology leader that supplies networking hardware, software, telecoms equipment, and security and collaboration solutions to enterprises, service providers and data center environments. Listed on the NASDAQ with a market capitalizations of US$450 billion (as of July 2026), its unified architecture for AI makes Cisco a foundational infrastructure partner for AI providers as it delivers the high-bandwidth, low-latency, and resilient interconnect fabric required to support modern GPU clusters and AI workloads.

We are a strategic partner of Cisco. Digital Alpha, a digital infrastructure investment firm focused on building premium digital platforms through an exclusive technology partnership with Cisco, also became one of our investors in December 2025/January 2026.

The objective of this three-way partnership is to combine our AI capabilities with Cisco’s market reach to generate revenue opportunities across the enterprise and government sectors.

Under the terms of the partnership, the parties have agreed to collaborate on the following initiatives:

Technical Guidance: Cisco will provide insights and guidance on architecting and deploying enterprise-grade cloud and AI solutions.

Pipeline Targets: We intend to build a sales pipeline leveraging Cisco’s products and technologies.

Market Access: Cisco will support our go-to-market strategy, facilitating engagement with large-scale enterprise and government customers.

In addition to the collaboration, we are a member of the Cisco 360 Partner Program. This designation authorizes us to build, sell, and manage integrated Cisco solutions.

The program includes a performance-based incentive structure. Subject to meeting specific eligibility criteria, we are entitled to receive a fixed percentage rebate calculated on the revenue generated from the sale of eligible Cisco solutions. This structure is designed to align the Company’s incentives with the adoption of Cisco’s network technologies.

WWT

WWT is a global technology solutions provider that offers consulting, supply chain and IT services in areas like AI, Security and Data in over 60 locations globally and is one of the largest private companies in the US. WWT is a primary architect of the physical and networking infrastructure required for generative AI and helps clients and partners conceptualize, test and validate innovative technology solutions for business outcomes and then deploys them at scale through its global warehousing, distribution and integration capabilities.

In January 2026, we signed an agreement for WWT to be an important delivery partner for execution of its AI Cloud Services.

Lenovo

Lenovo is a Hong-Kong-based multinational corporation that designs, builds, and delivers a broad portfolio of hardware, technology and infrastructure solutions across client, edge, cloud, network and intelligence segments. Listed on the HKSE at a market cap of HK$992 billion (as of July 2026), its expanding Infrastructure Solutions Group provides GPU-dense servers and data-center platforms such as Lenovo TruScale.

Lenovo has been a primary supplier of compute and storage equipment for us via our subsidiary Distributed Storage Solutions since 2021. We are also a participant of the Lenovo TruScale program, a strategic engagement that provides access to hardware procurement and lifecycle services.

Through the TruScale program, the Company has established a financing facility to fund GPU hardware acquisitions. This facility is structured to reduce upfront capital expenditure and improve working capital efficiency by matching payment obligations with the asset’s useful life.

Utilizing this facility, we have executed an agreement to acquire 125 servers, comprising a total of 1,000 NVIDIA B200 GPUs.

We consider this to be a key enabler of our growth strategy, allowing compute equipment to scale rapidly in alignment with the availability of data center capacity and customer demand.

VAST

VAST is a New York headquartered, privately held technology company that provides an AI-focused data infrastructure platform. Built around its AI Operating System, VAST consolidates high-performance storage, data management, and compute orchestration into a single coherent architecture to meet the demands of large-scale AI and deep-learning workloads.

We have established a relationship with VAST to integrate its AI Operating System to serve enterprise and government customers with inference at any scale. Our technology will be able to leverage VAST’s InsightEngine, an end-to-end ingestion, embedding, indexing and retrieval system that lets organizations continuously ingest structured, unstructured and streaming data in real time, feeding inference systems by delivering low-latency search for workflows at scale.

This collaboration will allow our customers to ingest, process and analyze massive volumes of throughput with low-latency inference to assist organizations in moving from AI experimentation to production with repeatable, enterprise-grade workflows.

Megaport

Megaport is a leading Australian global Network-as-a-Service (“NaaS”) provider listed on the ASX with a market capitalization of approximately A$4.36 billion (as of July 2026). Megaport’s NaaS underpins the connectivity layer of the AI ecosystem by enabling fast, private and scalable links between data centers, GPU cloud providers and major hyperscale clouds. Through its software-defined networking platform, Megaport offers on-demand, high-performance connectivity across data centers globally, supporting low-latency AI workloads and multi-cloud architectures for enterprises. Its infrastructure plays a critical role as AI deployments increasingly require rapid data movement between GPUaaS platforms, cloud storage, and distributed compute environments.

In October 2025, we agreed to a collaboration with Megaport under a reseller arrangement to enhance its go-to-market strategy. This arrangement enables Megaport’s enterprise, government and research customers in over 1,000 data centers across 26 countries to privately connect to the SharonAI Cloud.

This collaboration allows our customers to utilize connectivity options including Amazon’s AWS Direct Connect, Microsoft’s Azure ExpressRoute and Australia’s own AARNet to reduce costs and increase reliability to enterprise, academic and AI workloads. Customers can also directly utilize Megaport’s expansive network to build secure private links between our workloads and their own locations, which can be used for expanding global connectivity or ensuring domestic sovereignty and data security for compliance and legal requirements.

Growth Strategy

Dependencies Underpinning Demand for Our Products and Services

The Company’s success will be determined by four critical dependencies that define the AI/HPC infrastructure ecosystem which will generate strong demand for our solutions into the future:

Pillar 1 - Demand for GPU computing;

Pillar 2 - Access to the supply of chips;

Pillar 3 - Access to data center capacity and the supply of power; and

Pillar 4 - Our proprietary cloud platform.

These pillars position us to capture substantial value from the exponential growth in AI computing workloads globally.

Key Pillars Underpinning Our Growth

Feature	Detail
Pillar 1: Demand for GPU Computing	-	The demand for GPU compute capacity is experiencing a significant structural surge. This rapid acceleration is driven by the adoption of Generative AI, large language models, and advanced machine learning being increasingly integrated into workloads across a wide range of customer segments, including enterprise and government.

	-	NVIDIA noted in their Q3 November 2025 result that its GPU installed base of new and previous generations are fully utilized as demand for AI infrastructure continues to exceed expectations, with compute growing 56% year-on-year. Supply of GPUs globally is currently backlogged, as NVIDIA has announced its cloud GPUs, including the Blackwell series, are sold out, with massive orders booked through 2026.

	-	As demand for GPU compute continues to accelerate across training and inference to outstrip supply, neoclouds are meeting an unmet need by providing unmet GPU-as-a-Service. Neocloud revenue is expected to grow at a compound annual growth rate (CAGR) of 23% over the next six years from 2024 to 2030.

Pillar 2: Supply of Chips	-	We are a NVIDIA Cloud Partner, which provides it with preferential access to NVIDIA’s GPUs. This includes new generations of chips such as the B200 and B300 processors based on NVIDIA’s Blackwell architecture, which are optimized for AI workloads.

	-	NVIDIA manages the total number of NCPs globally to ensure quality control and adherence to reference architecture standards in GPU construction. The rigorous certification process required to be inducted as a NCP restricts the supply of neocloud distribution channels and provides us with the benefit of barriers to entry.

Pillar 3: Data Center Capacity & Access to Power	-	Power capacity through its data center partnerships with top-tier facilities in Australia, which are critical to neocloud deployment especially for sovereign AI purposes. Currently, we partner with NEXTDC, GreenSquare and DigiCo to host its GPU Supercluster and GPU Fleets.

	-	Notably, we have entered into a strategic engagement with NEXTDC, Australia’s leading independent data center operator, to provide access to up to 54MW of capacity. This arrangement is designed to support our expansion pipeline through 2026.

	-	We retain the flexibility to enter into agreements with other data center operators. We are currently in negotiations with multiple parties to secure additional sources of power and co-location capacity to support future growth.

Pillar 4: SharonAI’s Proprietary Platform	-	SharonAI’s AI Cloud platform for orchestration and automation is engineered to extract higher efficiency and performance from advanced GPU infrastructure than traditional cloud environments. The platform integrates dedicated, non-contended GPU orchestration, high-throughput data pipelines, and pre-configured AI frameworks to minimize idle time and compress deployment cycles. This allows deterministic performance so that customers can achieve more output per GPU and materially improve their total cost of computation.

	-	This proprietary approach creates a structural advantage that is difficult for competitors to replicate as it originates from our proprietary, integrated software stack and ecosystem alignment with key operating partners including NVIDIA, NEXTDC, Cisco, WWT, Lenovo, VAST and Megaport.

	-	This high performance platform which is more accessible for broader customer segments, such as enterprise and government organizations, will allow SharonAI to capture market share and value from the growth in computing workloads globally.

Approach to Capture Demand for Our Products and Services

Our growth strategy focuses on scaling its specialized HPC infrastructure to address the increasing demand for AI capabilities. The Company’s objective is to establish itself as a leading HPC and AI infrastructure providers by executing a strategy built on four key pillars:

1.	Rapid Capacity Expansion - Rapidly scale specialized AI and high-performance computing infrastructure by deploying advanced GPU clusters in strategic data center locations across Australia and Asia Pacific.;

2.	Securing Customer Demand - Establish long-term contracted revenue streams by partnering with enterprise, government, and hyperscale clients seeking sovereign and low-latency AI compute solutions across the region.;

3.	Capital-Efficient Deployment - Maximize return on invested capital by leveraging phased build-out strategies, and strategic co-location partnerships to reduce upfront expenditure and accelerate time to revenue.; and

4.	Technological Leadership - Maintain a competitive edge by integrating next-generation GPU architectures, advanced liquid cooling systems, and energy-efficient infrastructure to deliver best-in-class AI compute performance at scale.

We are undertaking a significant expansion of its compute capacity utilizing funds obtained in recent financings. This phase involves the development of a specialized AI supercluster utilizing advanced GPU architectures.

We intend to continue deploying next-generation chip clusters to meet evolving customer demand, with a focus on capturing high-value AI workloads.

The strategy is designed to sustain a competitive advantage through strategic partnerships and operational efficiency:

●	NCP Status: Our certified NCP status provides access to NVIDIA’s latest technologies, technical support, and go-to-market collaboration. In a supply-constrained environment, this relationship facilitates access to the hardware required to meet customer demand;

●	Infrastructure Efficiency: Relationships with leading data center operators provide access to facilities with favorable power and cooling cost structures. This contributes to a cost-efficient operating model; and

●	Continuous Innovation: We intend to maintain market leadership by continuously evaluating and deploying the next generation of AI accelerators, ensuring customers have access to high-performance infrastructure.

Intellectual Property

We rely on trademark and trade secret laws, as well as employee and third-party non-disclosure, confidentiality and other types of contractual arrangements to establish, maintain and enforce our intellectual property rights, including with respect to our proprietary rights related to our products.

As of the date of this prospectus, we have the following trademark:

Trademark	Country	Date of registration	Registration No.
SharonAI	United States of America	September 16, 2025	7943687
SharonAI	Australia	April 3, 2025	2481068

We believe that the trademarks that we use in our business are important for building our brand image and brand recognition. Therefore, we will develop marketing strategies, including advertising and branding campaigns, accordingly.

Competition

The HPC/AI cloud industry is dynamic and global. Many of the industry participants are larger operators of facilities, with access to both large energy infrastructure and supply of the appropriate compute and storage equipment required to operate cloud platforms at scale. Some of the larger operators of cloud platforms are also developers or owners of data centers besides specialized data center operators.

We will compete with them directly for the acquisition of new compute and storage equipment, access to energy infrastructure and raising capital. Digital infrastructure providers, including us, also compete with more traditional industries, for example, when obtaining the lowest cost of electricity, or access to sites with reliable sources of power. Many digital infrastructure operators are not publicly operated, and therefore data is not readily available.

Public reporting companies operating cloud platforms and/or data centers used by cloud platforms include:

●	Bit Digital, Inc.

●	Hive Digital Technologies Ltd.

●	IREN Limited

●	Applied Digital Corporation

●	Core Scientific Inc

●	Hut 8 Corp.

●	BitDeer Technologies Group

●	DigitalOcean Holdings, Inc.

●	Nebius Group N.V.

●	Amazon.com Inc.

●	Alphabet Inc.

●	Microsoft Corp.

●	Coreweave, Inc.

Government Regulations and Environment

Our business is subject to regulation by various federal, state, local, and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety and environmental laws, including those related to energy usage and energy efficiency requirements, privacy and data protection laws, AI, financial services laws, anti-bribery laws, sanctions, national security, import and export controls, anti-boycott, federal securities laws, and tax laws and regulations.

For example, governmental authorities have in the past sought to restrict data center development based on environmental considerations and have imposed moratoria on data center development, citing concerns about energy usage, requiring new data centers to meet energy efficiency requirements. We may face higher costs from any laws requiring enhanced energy efficiency measures, changes to cooling systems, caps on energy usage, land use restrictions, limitations on back-up power sources, or other environmental requirements.

In certain foreign jurisdictions, these regulatory requirements may be more stringent than those in the United States. These laws and regulations are subject to change over time and thus we must continue to monitor and dedicate resources to ensure continued compliance. In particular, the global AI regulatory environment continues to evolve as regulators and lawmakers have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Non-compliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions and jail time for responsible employees and managers. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results, financial condition, and future prospects could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results, financial condition, and future prospects.

Our sustainability initiatives, goals, or commitments could be difficult to achieve or costly to implement. Moreover, compliance with recently adopted and potential upcoming ESG requirements, including California legislation that requires various climate-related disclosures, the European Union’s Corporate Sustainability Reporting Directive and Corporate Sustainability Due Diligence Directive, and the United Kingdom’s Streamlined Energy and Carbon Reporting framework will require the dedication of significant time and resources. In addition, we may also be required to comply with the SEC’s comprehensive climate change disclosure rules, which have been stayed pending judicial review. Additionally, if our competitors’ corporate social responsibility performance is perceived to be better than ours, potential, or current investors may elect to invest with our competitors instead. Our business may face increased scrutiny related to these activities and our related disclosures, including from the investment community, and our failure to achieve progress or manage the dynamic public sentiment and legal landscape in these areas on a timely basis, or at all, could adversely affect our reputation, business, and financial performance.

Employees

Our employees are critical to our success. As of July 30, 2026, we had 70 employees, board members, advisors and contractors based in Australia and the United States. We further rely on the extensive expertise of our external advisers, including legal, audit, financial and compliance consultants, who may be engaged on an hourly basis, or on a project basis.

The table below breaks down our full-time personnel by function as of July 30, 2026:

Function	Number of Employees	% of Total
Executive	7	9%
General Operations	63	91%
Total	70	100%

Corporate Information

We were incorporated in the state of Delaware on February 15, 2024 under the name SharonAI, and now include the businesses of DSS, which is 99% owned, and AAM (now SharonAI Pty Ltd) which is 100% owned, which date back to 2021. On December 17, 2025, we completed the Business Combination with Roth CH Acquisition Co, in accordance with the terms of the Business Combination Agreement dated January 28, 2025, as amended, by and among us, Roth CH Acquisition Co., and Roth CH Holdings, Inc., Roth CH Merger Sub, Inc. pursuant to which Roth CH Acquisition Co. merged with and into The Company with the Company as the surviving corporation (the “Domestication Merger”) and Merger Sub has merged with and into SharonAI with the SharonAI as the surviving corporation (the “Acquisition Merger” and collectively with the Domestication Merger the “Business Combination”).

Our principal executive offices are located at 745 Fifth Avenue, Suite 500, New York, NY 10151. Our contact email is info@sharonai.com, and our website is www.sharonai.com. The information contained on our website is not included in, nor incorporated by reference into, this prospectus.

Available Information

Our website address is www.sharonai.com. The contents of, or information accessible through, our website is not part of this prospectus, and our website address is included in this document as an inactive textual reference only. We make our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, available free of charge on our website as soon as reasonably practicable after we file such reports with, or furnish such reports to, the SEC. The public may read and copy the materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an internet site that contains reports, proxy and information statements and other information. The address of the SEC’s website is www.sec.gov. The information contained in the SEC’s website is not intended to be a part of this filing.

MANAGEMENT OF THE COMPANY

The business and affairs of the Company are managed by or under the direction of the board of directors of the Company. The following persons are serving as executive officers and directors of the Company as of the date hereof.

Name	Age	Position
Andrew Penn	63	Director, Chairman
James Manning	42	Chief Executive Officer, Director
Tim Broadfoot	34	Chief Financial Officer, Treasurer
Andrew Leece	41	Chief Operating Officer
Daniel Mons	47	Chief Technology Officer
Nicholas Hughes Jones	40	Head of Corporate Development
Melissa Anastasiou	54	Chief Legal Officer, Corporate Secretary
Alastair Cairns	54	Director
Peter Woodward	53	Director
Alexander Andrew Kelton	69	Director
Benjamin Adams	55	Director

Executive Officers

James Manning

James Manning has served as our Chief Executive Officer since January 22, 2026, a Director and the Chairman of the Company since consummation of the Business Combination and of SharonAI Inc. since February 15, 2024. After its acquisition by SharonAI, Mr. Manning has also continued to serve as the Chairman of Distributed Storage Solutions Limited ACN 646 979 222, until September 2024, an Australian company that operates HPC/AI and distributed storage operations, a position he started January 2021, before its acquisition by SharonAI. Mr. Manning has over 20 years’ experience across corporate finance, accounting, business, asset management and operations in both public and private companies. He has spent the last 5 years focused on digital asset infrastructure, with a keen focus on the energy requirements for data center development. Mr. Manning currently serves as Managing Director at Vertua Limited, a listed investment company, a position he has held since June 2014. He was the founder and CEO of Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, until May of 2023. He is also the Chairman of Defender Asset Management Pty Ltd, a diversified asset manager, a position he has held since September 2015.

Mr. Manning has a Master of Business (Finance) and a Masters in Property Development from the University of Technology Sydney, as well a Bachelor of Accounting from Australian Catholic University. He is a Fellow of the Institute of Company Directors (FAICD), and a member of Institute of Public Accountants (IPA).

Timothy Broadfoot

Timothy Broadfoot has served as the Chief Financial Officer of the Company since consummation of the Business Combination and of SharonAI Inc. since July 1 2024. After its acquisition by SharonAI, Mr. Broadfoot has also continued to serve as the Chief Financial Officer of Distributed Storage Solutions Limited ACN 646 979 222, an Australian company that operates HPC/AI and distributed storage operations, a position he started May 1 2024, before its acquisition by SharonAI. He has over a decade of experience across corporate finance, accounting, business, asset management and operations in both public and private companies. Mr. Broadfoot currently serves as a Responsible Manager for Defender Asset Management Pty Ltd, a diversified asset manager, from 2022. Mr. Broadfoot also previously served as Chief Corporate Officer for Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, from 2020 until 2024, where he was responsible for building and managing over 120MW of data center infrastructure across the USA and Australia. Mr. Broadfoot has a Bachelors of Commerce (Finance) from the University of Western Australia.

Andrew Leece

Andrew Leece has served as Chief Operating Officer of the Company since consummation of the Business Combination and of SharonAI Inc. since February 15, 2024. After its acquisition by SharonAI, Mr. Leece has also continued to serve as the Chief Executive Officer of Distributed Storage Solutions Limited ACN 646 979 222, an Australian company that operates HPC/AI and distributed storage operations, a position he started in 2021, before its acquisition by SharonAI. He also served as Chief Executive Officer at AirOne Media, Inc., a digital aircraft sales and finance platform, from 2017 until 2021. He began his career with Macquarie Bank (ASX:MQG), with a tenure spanning 2007 to 2015, where he gained significant experience in Corporate and Asset Finance. He then embarked on various entrepreneurial endeavors including technologies developed for the Aviation industry. Andrew has been a director of ISI Australia, a leading provider of mainframe computing managed services since 2018.

Daniel Mons

Daniel Mons has served as the Chief Technology Officer of the Company since consummation of the Business Combination and of SharonAI Inc. since May 17, 2025. He has over 20 years’ experience in high performance computing encompassing infrastructure design, systems architecture, information security and cluster administration. Prior to joining SharonAI, he worked at Queensland State Government’s Department of Environment, Science, Energy and Innovation’s “ASDI,” Cutting Edge, Eyecon and Sunsuper building and managing HPC environments. He is proficient across Linux and open source technologies, security, encryption, networking and virtualization, and has a Bachelor of Science (Computer Science) from the University of Queensland.

Nicholas Hughes-Jones

Nicholas Hughes-Jones has served as Senior Vice President, Business Development of SharonAI Inc. from February 15, 2024 to May 2025. Mr. Hughes-Jones consulted to the Company from July to December 2025 and then rejoined the Company in January 2026 as Head of Corporate Development. He has over 18 years’ experience in financial markets and technology industries across corporate finance, funds management and senior executive roles at listed and unlisted energy infrastructure and technology companies. His experience includes serving as Chief Investment Officer of Defender Asset Management Pty Ltd, a diversified asset manager, from 2022 until 2024. He served as the Chief Commercial Officer of Mawson Infrastructure Group Inc. (NASDAQ:MIGI), a digital infrastructure platform developer and operator, from October of 2021 until November of 2022, where he helped build over 100 modular data centers across 200MW of energy infrastructure in the USA and Australia. He also served as Senior Advisor at Bell Financial Group (ASX:BFG), a brokerage and financial advisory services firm, from 2016 until 2021. He also served as Institutional Equities Dealer at Southern Cross Equities, an institutional equities and equity capital markets firm, from 2011 until 2016. Mr. Hughes-Jones has a Commerce Degree (majors in Corporate Finance and Business Law) from the University of Sydney.

Melissa Anastasiou

Melissa Anastasiou has served as our Chief Legal Officer since July 23, 2026. Ms. Anastasiou served as Executive Group General Counsel of Spark New Zealand (SPK – NZX and ASX, New Zealand’s largest telecommunications and digital services provider, from 2018 to 2025. She received her LLB from Victoria University at Wellington.

Directors

Andrew Penn

Andrew Penn has been a Director of the Company since May of 2026. Since December 2023, Mr. Penn has served as Non-Executive Director of Coles Group Limited (ASX: COL) and is Chair of its Audit and Risk Committee. He is also Chair of Visit Victoria since October 2024, a Senior Adviser with McKinsey & Company since February 2024, a Special Advisor to Quintessence Labs since January 2024 and an Advisor to the Office of National Intelligence since March 2025. Mr. Penn previously served as Chief Executive Officer and Managing Director of Telstra Corporation Limited (ASX: TLS) from 2015 to 2022, leading one of Australia’s largest telecommunications and technology companies through major strategic, operational, and technology transformation. Prior to Telstra, he was Chief Executive Officer of AXA Asia Pacific Holdings from 2006 to 2011, overseeing a large-scale financial services business across multiple Asia-Pacific markets. Mr. Penn has also served as Chair of the Expert Advisory Boards for Australia’s 2020 and 2023 National Cyber Security Strategies, reflecting significant experience in cyber risk governance and national digital resilience. In recognition of his contributions, he was appointed an Officer of the Order of Australia (AO) in the 2023 Australia Day Honours for distinguished service to business, charitable organizations, youth, and the arts.

James Manning - see biography above under “Executive Officers”

Alastair Cairns

Alastair Cairns has been a Director of the Company since consummation of the Business Combination and of SharonAI Inc. since September of 2024. Previously, Mr. Cairns served as the Head of Asset Management, North America, at Linedata, a European listed financial software company, a position he held from July 2024 to November 2025. Previously, he was head of insights and marketplace at Addepar, a provider of reporting and analytics software to wealth managers, from 2017 until 2022. Prior to Addepar, he held executive positions at Credit Suisse from 2007 until 2016 in strategy, product and sales, in asset management and private banking. Alastair began his career at McKinsey & Company, where he rose to partner in the financial services practice. He holds degrees in Physics and Economics from Queen’s University in Canada and a Masters in Economics from the University of Chicago.

Peter Woodward

Peter Woodward has been a Director of the Company since consummation of the Business Combination Mr. Woodward is the founder of MHW Capital Management, LLC, a position he has held since September 2005. From 1996 to 2005, Mr. Woodward was the Managing Director for Regan Fund Management, LLC. He served as the President and Chief Executive Officer and Director of Cartesian, Inc. from June 2015 to July 2018, and currently serves as Chairman of the Board and Chairman of the Audit Committee for TSS, Inc., as Chairman of the Board and Chairman of the Audit Committee for Precision Optics Corporation, and as the CEO of Innovative Power, LLC. Prior to founding MHW Capital Management, Mr. Woodward served as an economist for the Council of Economic Advisors at the White House. Mr. Woodward holds a BA in economics from Colgate University and a Masters of International Affairs with a concentration in international economics and finance from Columbia University. He is also a Chartered Financial Analyst.

Alexander Andrew Kelton

Alexander Andrew Kelton has been a Director of the Company since January 12, 2026. Mr. Kelton is a global business leader and professional board director with approximately 40 years’ experience in the information and communications technology arena. He has held senior roles in the United Kingdom, Europe, India, Australasia and the United States of America. Mr. Kelton currently serves as the Non-Executive Chairman at Leading Edge Data Centers, Non-Executive Chairman of Locate Technologies (ASX:LOC) and Non-Executive Director of Superloop. Mr. Kelton previously served as Chief Executive Officer of Superloop (ASX:SLC), Non-Executive Director of Megaport (ASX:MP1), Executive Vice President of T-Mobile (NASDAQ:TMUS), Managing Director of Telstra International (ASX:TLS) and Senior Vice President of Docusign (NASDAQ:DOCU).

Benjamin Adams

Benjamin Adams has been a Director of the Company since February 22, 2026. Mr. Adams is a public company general counsel, board and CEO adviser and global regulatory leader. He currently serves as the Executive Vice President, Chief Legal Officer and Corporate Secretary of The Western Union Company (NYSE: WU) where he advises its board of directors and board committees on corporate governance, fiduciary duties, SEC disclosure, executive compensation and enterprise risk while also leading Western Union’s global legal, regulatory, public policy, ethics and compliance, Intellectual Property and privacy functions. Mr. Adams previously served as the Vice President, Legal at PayPal Inc. (NASDAQ: PYPL), as Assistant General Counsel, Head of Legal Global Consumer Group at Microsoft Corporation (NASDAQ: MSFT), and as Head of Legal, Americas Region at Nokia Corporation (NYSE: NOK). Prior to going in-house, Mr. Adams was an attorney the law firm of Gibson, Dunn & Crutcher LLP.

Our executive officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our executive officers and directors. There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or securityholder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Board Composition

The Company’s business and affairs are managed under the direction of the Company’s board of directors (the “Board”). There are currently six members on the Board, each in Class I, Class II or Class III, consisting of James Manning, Peter Woodward, Alastair Cairns, Alexander Andrew Kelton, Benjamin Adams and Andrew Penn, with James Manning and Alexander Andrew Kelton serving as Class III directors until the 2028 annual meeting and until their successor have been duly elected and qualified or until his earlier resignation, removal or death, with Peter Woodward and Andrew Penn serving as a Class II directors until the 2027 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, and with Alastair Cairns and Benjamin Adams serving as Class I directors until the 2026 annual meeting and until his respective successor has been duly elected and qualified or until his earlier resignation, removal or death.

Role of the Board in Risk Oversight

Our Board will have extensive involvement in the oversight of risk management related to the Company and its business and will accomplish this oversight through the regular reporting to the Board by the Audit and Risk Management Committee. The Audit and Risk Management Committee will represent the Board by periodically reviewing its accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit and Risk Management Committee will review and discuss all significant areas of our business and summarize for our Board all areas of risk and the appropriate mitigating factors. In addition, our Board will receive periodic detailed operating performance reviews from management.

Director Independence

The Company’s securities are listed on the Nasdaq Capital Market. The Company has adopted the independence standards of the Nasdaq Capital Market to determine the independence of its directors and those directors serving on any committee of the Board. Under Nasdaq Listing Rule 5605(a)(2), a director will qualify as an independent director if, in the opinion of the Board, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Alastair Cairns, Peter Woodward, Alexander Andrew Kelton, Andrew Penn and Benjamin Adams are our independent directors, as defined under the rules promulgated by the NASDAQ. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that our Board of Directors will believe are no less favorable to us than could be obtained from independent parties. None of the independent directors has any relationship with us besides serving on our Board of Directors.

The Company has determined that each of the directors is qualified to serve as one of our directors based on a review of the experience, qualifications, attributes and skills of each director. In reaching this determination, we have considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment and to interact effectively with the other directors; and willingness and ability to commit the time necessary to perform the duties of a director.

Board Committees

The standing committees of the our Board will consist of an Audit and Risk Management Committee, a compensation committee and a nominating and corporate governance committee. Our Board may from time to time establish other committees.

Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board will provide appropriate risk oversight of our activities.

Audit and Risk Management Committee

We have established an Audit and Risk Management Committee of the Board of Directors consisting of Peter Woodward, Alastair Cairns and Alexander Andrew Kelton, who are independent directors under Nasdaq’s listing standards.

Peter Woodward is the chairperson of the Audit and Risk Management Committee. The Audit and Risk Management Committee’s duties, which are specified in our Audit and Risk Management Committee Charter, include, but are not limited to:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;

●	reviewing with management, the independent and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

●	overseeing the establishment, implementation and ongoing effectiveness of the Company’s risk management framework for both financial and non-financial risks, including reviewing at least annually the adequacy of that framework, identifying major or emerging risk areas, reviewing management reports on material risks and risk incidents, overseeing compliance with material laws, regulations and policies, and providing risk management updates to the Board;

●	establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, auditing or other breaches of Company policies;

●	managing audit arrangements and auditor independence, including considering whether an internal audit function is required and, if such a function is established, overseeing its structure and operations and approving its procedures where delegated by the Board; and

●	recommending to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K for filing with the SEC and in financial statements and reports to be lodged with ASX, and producing the Audit and Risk Management Committee report required to be included in the Company’s proxy statement.

Financial Experts on Audit and Risk Management Committee

Pursuant to Nasdaq rules, the Audit and Risk Management Committee will at all times be composed exclusively of independent directors who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background results in the individual’s financial sophistication. The Board of Directors of the Company believes that Peter Woodward qualifies as an “audit committee financial expert,” as defined under the rules and regulations of Nasdaq and the SEC.

Corporate Governance and Nominating Committee

We have established a corporate governance and nominating committee of the Board of Directors, consisting of Peter Woodward, Alastair Cairns and Alexander Andrew Kelton. Alastair Cairns is the chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Company’s Board of Directors. The corporate governance and nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The corporate governance and nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

We have established a compensation committee of its Board of Directors, consisting of Peter Woodward, Alastair Cairns and Alexander Andrew Kelton. Alexander Andrew Kelton is the chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and making recommendations to the Board regarding the compensation of all other executive officers, and all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	reviewing and making recommendations to the Board regarding incentive compensation plans and equity-based plans, and where appropriate or required, recommending such plans for approval by the stockholders of the Company, including the ability to adopt, amend and terminate such plans;

●	reviewing and discussing with management the Company’s Compensation Discussion and Analysis (“CD&A”) and related executive compensation information, recommending that the CD&A and related executive compensation information be included in the Company’s annual report on Form 10-K and proxy statement, and producing the compensation committee report on executive officer compensation required to be included in the Company’s proxy statement or annual report on Form 10-K;

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. The compensation committee is not required to implement or act consistently with the advice or recommendations of any such adviser, and the authority granted under the Charter shall not affect the ability or obligation of the compensation committee to exercise its own judgment in fulfilment of its duties. In retaining or seeking advice from compensation consultants, outside counsel and other advisers (other than the Company’s in-house counsel), the compensation committee must take into consideration the factors specified in the rules and regulations of the SEC and Nasdaq; provided, however, that the compensation committee is not required to assess the independence of any adviser acting in a role limited to consulting on any broad-based plan that does not discriminate in favor of executive officers or directors and is generally available to all salaried employees, or providing information that is not customized for a particular company or that is customized based on parameters not developed by the adviser.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, the members of our Compensation Committee were Peter Woodward, Alastair Cairns, and Alexander Andrew Kelton, each of whom is an independent director.

None of the members of our Compensation Committee is or has been an officer or employee of the Company. During the fiscal year ended December 31, 2025:

●	None of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee;

●	None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of any other entity that has one or more executive officers who serve on our Board of Directors; and

●	No member of our Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at sharonai.com under the ‘Investors’ section. Our Code of Ethics and Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct by posting such information on the website address and location specified above.

Insider Trading Policy

We have adopted an insider trading policy applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq Capital Market listing standards. Our insider trading policy was filed as Exhibit 19.1 to our most recent Annual Report on Form 10-K.

Director and Officer Indemnification Agreements

The Company has entered into agreements with each of its executive officers and Directors, whereby we will agree to indemnify each of them to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by any of them in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to their performance of services for us or any of our subsidiaries. Any fees or other necessary expenses incurred by any of them in defending any such action, suit, investigation or proceeding shall be paid by us in advance, subject to our right to seek repayment from them directors shall serve until the next 2025 annual meeting of stockholders.

Delinquent Section 16(a) Reports

Not applicable as no officers or directors of the Company were required to filed Section 16(a) Reports in the year ended December 31, 2025.

Changes to securityholder director nomination procedures.

None.

EXECUTIVE COMPENSATION

The following table provides certain information regarding compensation awarded to, earned by or paid to persons serving as our named executive officers during the year ended December 31, 2025.

Summary Compensation Table

Introduction

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The discussion below sets forth the material components of the executive compensation program for our executive officers who were our “named executive officers” and are “named executive officers” of the Company following the consummation of the Business Combination.

Summary Compensation Table

The following table sets forth compensation that our named executive officers earned during the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary (3)(4)(5)	Bonus	Stock Awards(1)(10)	Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All Other Compensation		Total
		($)	($)	($)	($)	($)	($)		($)
Wolf Schubert	2024	129,133	0	313,053	0	0	7,503	(7)	449,689
Chief Executive Officer	2025	276,818	25,363		0	0	0		302,181

Tim Broadfoot	2024	105,000	0	419,250	0	0	48,969	(2)(6)	573,219
Chief Financial Officer	2025	110,250	25,000		0	0	85,995		221,245

Andrew Leece	2024	170,100	0	419,250	0	0	33,127	(2)(8)	622,477
Chief Operating Officer	2025	169,352	25,000		0	0	18,879		213,231

Nicholas Hughes-Jones	2024	94,500	0	419,250	0	0	53,914	(2)(6)(8)	567,664
SVP Business Development(9)	2025	45,676	0		0	0	1,131,711		1,177,387

(1)	Stock awards are granted and represented at fair value based on the grant date but have not satisfied vesting conditions at the date of this report. Each RSU has a key business performance target that must be met and subsequent to achievement of this metric, vests after 12 months.
(2)	Includes Superannuation, a compulsory Australian defined benefit retirement scheme for employees
(3)	AUD amounts are displayed in USD at an exchange rate of USD 0.63: AUD 1
(4)	Salaries of executives that were employed by DSS prior to the acquisition of DSS are included in this FY24 table.
(5)	Please see the section entitled “Executive Employment Agreements” below
(6)	Amounts that are included in the engagement of the executive but paid under a contracting agreement
(7)	Includes amounts reimbursed or paid to US employees towards health fund fees.
(8)	Includes additional fees paid to named executive officers and director fees of DSS in the period
(9)	2025 Grants have not been granted at the date of this report

Narrative to Summary Compensation Table

Executive Employment Agreements

James Manning

Since January 22, 2026, Mr. Manning has served as our Chief Executive Officer. In connection with Mr. Manning’s appointment as Chief Executive Officer, Mr. Manning entered into a Employment Offer Letter dated January 22, 2026, with the Company’s subsidiary, SharonAI Pty Ltd (the “New Manning Agreement”). Pursuant to the New Manning Agreement, Mr. Manning will receive an additional annual base salary of AUD$200,000 and will be eligible to participate the Company’s discretionary bonus scheme and in the Company’s discretionary share scheme, as well as superannuation contributions in line with the minimum compulsory contribution rate required to be paid. The New Manning Agreement was included as Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. In addition to Mr. Manning’s employment agreement, SharonAI and SharonAI Pty Ltd have entered into an independent contractor agreement-corporate with James Manning and Manning Group Pty Ltd ATF MG Office Trust (“Manning Consulting Agreement”). Pursuant to the Manning Consultant Agreement, Mr. Manning, SharonAI’s Non-Executive Chairman, director, and key person provides certain services to SharonAI and SharonAI Pty Ltd relating to commercial opportunity development, discovery of future data center sites, future data center acquisition and construction advisory, transaction advisory services and key relationship introduction and development. In consideration for these services, Manning Group Pty Ltd ATF MG Office Trust is entitled to receive an annual remuneration of AUD$334,500 (approximately $211,000 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Manning Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice. On April 30, 2026 and effective May 1, 2026, SharonAI Australia and the Company terminated the Manning Consulting Agreement between SharonAI Australia and Manning Group Pty Ltd ATF MG Office Trust (ACN 620 362 174) pursuant to a Deed of Termination and Release.

On April 30, 2026, the Company and its wholly-owned, indirect subsidiary, SharonAI Pty Ltd (ACN 645 215 194) (“SharonAI Australia”), entered an employment agreement effective as of May 1, 2026 with James Manning (the “Manning Employment Agreement”), pursuant to which Mr. Manning is employed as the Chief Executive Officer on a full-time basis. Pursuant to the Manning Employment Agreement, Mr. Manning will receive an annual base salary of AUD$704,225 (equivalent to approximately US$ 500,000 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive award of up to 200% of his base remuneration (payable in cash and/or restricted stock units (“RSUs”)), is eligible for a long-term incentive award of up to 150% of his base remuneration in the form of RSUs, and is eligible for a one-time listing award of 25% of his base remuneration in the form of RSUs. The Manning Employment Agreement also provides that Mr. Manning will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling each executive to statutory leaves under applicable law, and to minimum entitlements of the National Employment Standards which are intended to apply to all private sector employees regardless of whether they are covered by a modern award, agreement or contract. The Manning Employment Agreements requires that either 3 months’ notice or salary be provided to terminate the executive without cause. The Manning Employment Agreements each contain customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

Wolfgang Schubert

Mr. Schubert served as our Chief Executive Officer from the consummation of the Business Combination until January 22, 2026, and had an employment agreement with SharonAI Operations LLC, a subsidiary of SharonAI, during that time. Pursuant to the employment agreement with Mr. Schubert (the “Schubert Employment Agreement”), Mr. Schubert received an annual base salary of USD$200,000 with ratcheting mechanisms in place pending future corporate events, the first of which was achieved resulting in his annual base salary being increased to USD$220,000. Mr. Schubert also received or was promised four grants of equity awards under SharonAI’s Equity Incentive Award Plan which would have granted or vested upon the satisfaction of certain performance criteria and events. If all such criteria and events were satisfied, the total would have been for a total of five percent (5.00%) of the equity post-money valuation of all classes of equity of the Company. Mr. Schubert was also entitled to participate in prospective bonus plans, benefit programs or other incentive plans approved by the Board of Directors. The Schubert Employment Agreement was included collectively as Exhibits 10.17 and 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. On January 22, 2026, Mr. Schubert resigned as Chief Executive Officer and accordingly at such time his employment agreement was terminated.

Andrew Leece

Since the consummation of the Business Combination, Mr. Leece is our Chief Operating Officer. SharonAI Pty Ltd (“SharonAI Pty Ltd”), an Australian subsidiary of SharonAI, has entered into an employment agreement which appointed him as Chief Operating Officer of SharonAI (“Leece Employment Agreement”). Pursuant to the Leece Employment Agreement, Mr. Leece is entitled to receive an annual base salary of USD$300,000 and the other standard employment benefits given to employees in Australia (such as superannuation, long service leave, personal or carer’s leave, compassionate leave and relocation benefits), and annual leave of up to 4 weeks. Mr. Leece is also entitled to participate in SharonAI’s prospective bonus plans, share plans or other incentive plans if they are approved by the Board of Directors. Short term incentives will be forfeited if Mr. Leece terminates his employment before the end of the vesting period. If his role changes or a Change of Control event occurs, the short term incentives will be at the discretion of the Board of Directors, or in accordance with their terms.

On April 30, 2026, the Company and its wholly-owned indirect subsidiary SharonAI Australia, entered into an employment agreement, effective as of May 1, 2026 with Andrew Leece (the “Leece Employment Agreement”), pursuant to which Mr. Leece is employed as Chief Operations Officer on a full-time basis. Pursuant to the Leece Employment Agreement, Mr. Leece will receive an annual base salary of AUD$563,380 (equivalent to approximately US$ 400,000 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive award of up to 100% of his base remuneration (payable in cash and/or RSUs), is eligible for a long-term incentive award of up to 125% of his base remuneration in the form of RSUs, and is eligible for a one-time listing award of 50% of his base remuneration in the form of RSUs. The Leece Employment Agreement also provides that Mr. Leece will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling each executive to statutory leaves under applicable law, and to minimum entitlements of the National Employment Standards which are intended to apply to all private sector employees regardless of whether they are covered by a modern award, agreement or contract. The Leece Employment Agreement requires that either 3 months’ notice or salary be provided to terminate the executive without cause. The Leece Employment Agreements each contain customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

Daniel Mons

Since the consummation off the Business Combination in December 2025, Mr. Mons is our Chief Technology Officer. SharonAI Pty Ltd and Mr. Mons entered into an employment agreement which appointed him as CTO of the Company (“CTO Agreement”) with an effective date of November 4, 2024, until terminated in accordance with the termination provisions in the CTO Agreement. Pursuant to the CTO Agreement, Mr. Mons is entitled to receive an annual base remuneration of USD$200,000 and the other standard employment benefits given to employees in Australia (such as superannuation, long service leave, personal or carer’s leave, compassionate leave and relocation benefits), and annual leave of up to 4 weeks. Mr. Mons is also entitled to participate in SharonAI’s prospective bonus plans, share plans or other incentive plans if they are approved by the Board of Directors. Short term incentives will be forfeited if Mr. Mons terminates his employment before the end of the vesting period. If his role changes or a Change of Control event occurs, the short term incentives will be at the discretion of the Board of Directors, or in accordance with their terms.

Timothy Broadfoot

Since the consummation of the Business Combination in December 2025, Mr. Broadfoot is our Chief Financial Officer. SharonAI Pty Ltd has entered into an employment agreement and consulting agreement with Mr. Broadfoot and Broadfoot Group Pty Ltd which appointed Mr. Broadfoot as Chief Financial Officer of SharonAI (respectively, the “Broadfoot Employment Agreement” and the “Broadfoot Consulting Agreement”). Pursuant to the Broadfoot Employment Agreement and Broadfoot Consulting agreement, Mr. Broadfoot is entitled to receive an annual base remuneration of USD$300,000 and the other standard employment benefits given to employees in Australia (such as superannuation, long service leave, personal or carer’s leave, compassionate leave and relocation benefits), and annual leave of up to 4 weeks. Mr. Broadfoot is also entitled to participate in SharonAI’s prospective bonus plans, share plans or other incentive plans if they are approved by the Board of Directors. Short term incentives will be forfeited if Mr. Broadfoot terminated his employment before the end of the vesting period. If his role changes or a Change of Control event occurs, the short term incentives will be at the discretion of the Board of Directors, or in accordance with their terms. On April 30, 2026 and effective May 1, 2026, SharonAI Australia and the Company terminated the Broadfoot Consulting Agreement between SharonAI Australia and Broadfoot Group Pty Ltd pursuant to a Deed of Termination and Release.

On April 30, 2026, the Company and its wholly-owned indirect subsidiary, SharonAI Australia, entered into an employment agreement, effective as of May 1, 2026 with Tim Broadfoot (the “Broadfoot Employment Agreement”), pursuant to which Mr. Broadfoot is employed as Chief Financial Officer on a full-time basis. Pursuant to the Broadfoot Employment Agreement, Mr. Broadfoot will receive an annual base salary of AUD$634,000 (equivalent to approximately US$ 450,140 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive award of up to 125% of his base remuneration (payable in cash and/or RSUs), is eligible for a long-term incentive award of 100% of his base remuneration in the form of RSUs, and is eligible for a one-time listing award of 25% of his base remuneration in the form of RSUs The Broadfoot Employment Agreement also provides that Mr. Broadfoot will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling each executive to statutory leaves under applicable law, and to minimum entitlements of the National Employment Standards which are intended to apply to all private sector employees regardless of whether they are covered by a modern award, agreement or contract. The Broadfoot Employment Agreement requires that either 3 months’ notice or salary be provided to terminate the executive without cause. The Broadfoot Employment Agreements each contain customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations. On July 22, 2026, Mr. Broadfoot agreed to resign as Chief Financial Officer effective August 24, 2026, and his employment agreement with terminate August 31, 2026.

Nicholas Hughes-Jones

Since the consummation of the Business Combination in December 2025, Nicholas Hughes-Jones is the Senior Vice President, Business Development. SharonAI Pty Ltd and Mr. Hughes Jones and Inbocalupo Consulting Pty Ltd entered into contracting agreements which appointed him as Head of Corporate Development of the Company (“HCD Agreement”) with an effective date of 1 March, 2024, until terminated in accordance with the termination provisions in the HCD Agreement. Pursuant to the HDC Agreement, Mr. Hughes-Jones is entitled to receive remuneration based on works performed as agreed by the company from time to time. Mr. Hughes-Jones is also entitled to participate in SharonAI’s prospective bonus plans, share plans or other incentive plans if they are approved by the Board of Directors. Short term incentives will be forfeited if Mr. Hughes-Jones terminates his employment before the end of the vesting period. If his role changes or a Change of Control event occurs, the short term incentives will be at the discretion of the Board of Directors, or in accordance with their terms. On April 30, 2026 and effective May 1, 2026, SharonAI Australia and the Company terminated the Inbocalupo Consulting Agreement between SharonAI Australia and Inbocalupo Consulting Pty Ltd pursuant to a Deed of Termination and Release.

On April 30, 2026, the Company and its wholly-owned indirect subsidiary, SharonAI Australia, entered into an employment agreement, effective as of May 1, 2026 with Nick Hughes-Jones (the “Hughes-Jones Employment Agreement”), pursuant to which Mr. Hughes-Jones is employed as Senior Vice President of Business Development of SharonAI Australia on a full-time basis. Pursuant to the Hughes-Jones Employment Agreement, Mr. Hughes-Jones will receive an annual base salary of AUD$563,380 (equivalent to approximately US$ 400,000 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive award of up to 100% of his base remuneration (payable in cash and/or RSUs), is eligible for a long-term incentive award of up to 125% of his base remuneration in the form of RSUs, and is eligible for a one-time listing award of 50% of his base remuneration in the form of RSUs. The Hughes-Jones Employment Agreement also provides that Mr. Hughes-Jones will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling each executive to statutory leaves under applicable law, and to minimum entitlements of the National Employment Standards which are intended to apply to all private sector employees regardless of whether they are covered by a modern award, agreement or contract. The Hughes-Jones Employment Agreement requires that either 3 months’ notice or salary be provided to terminate the executive without cause. The Hughes-Jones Employment Agreements each contain customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

Tim Flahvin

On December 29, 2025, SharonAI Australia entered into an executive employment contract with Tim Flahvin (the “Flahvin Employment Agreement”), pursuant to which Mr. Flahvin was employed as the General Counsel on a full-time basis, which was not deemed to be an executive officer position at such time. Pursuant to the Flahvin Employment Agreement, Mr. Flahvin received an annual base salary of AUD$350,000 (equivalent to approximately US$ 248,500 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a short-term incentive cash bonus of up to AUD$50,000 (equivalent to approximately US$ 35,00 based on a current exchange rate of $1 AUD to $0.71 US), is eligible for a long-term incentive award of up to 50% of his base remuneration in the form of restricted stock units (“RSUs”), and is entitled to receive an annual base award of AUD$175,000 (equivalent to approximately US$ 124,250 based on a current exchange rate of $1 AUD to $0.71 US) in the form of RSUs.

In addition to the compensation provided above, the Flahvin Employment Agreement provided that Mr. Flahvin will receive superannuation contributions in line with the minimum compulsory contribution rate required to be paid by the employer, in accordance with applicable legislation, as well as entitling him to statutory leaves under applicable law.

Mr. Flahvin must be provided the following notice of his termination without cause or is entitled to receive his compensation for such period:

Period of Service:	Period of Notice/Compensation:
1 year or less	4 weeks
Over 1 year and up to the completion of 3 years	8 weeks
Over 3 years and up to the completion of 5 years	8 weeks
Over 5 years	12 weeks

Provided that an additional weeks’ notice/compensation will be provided if Mr. Flahvin is over the age of 45 and has completed at least 2 years of continuous service on the date that the notice of termination is provided.

The Flahvin Employment Agreement contained customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

On March 30, 2026, the Company determined Tim Flahvin to be an executive officer of the Company and on April 30, 2026, SharonAI Australia entered into an Employment Contract Alteration Agreement with Tim Flahvin, effective May 1, 2026, pursuant to which the parties agreed to vary the Flahvin Employment Agreement to provide for an annual base salary of AUD$330,895 (equivalent to approximately US$ 235,000 based on a current exchange rate of $1 AUD to $0.71 US) rather than AUD$350,000, a base RSU award of AUD$259,155 (equivalent to approximately US$ 184,000 based on a current exchange rate of $1 AUD to $0.71 US), which completely replaced the both the annual base award of AUD$175,000 and the long-term incentive award of up to 50% of his base remuneration, and a short-term incentive award of AUD$100,000 (equivalent to approximately US$ 71,000 based on a current exchange rate of $1 AUD to $0.71 US) rather than up to AUD$50,000. Mr. Flahvin resigned on July 23, 2026, at which time this agreement was terminated.

Anuj Goel

Effective August 24, 2026, Mr. Goel will be our Chief Financial Officer. On July 22, 2026, the Company entered into an employment agreement (the “Goel Employment Agreement”) between the Company’s subsidiary, SharonAI Pty Ltd, and Anuj Goel as a guarantor of the agreement, pursuant to which Mr. Goel will serve as Chief Financial Officer of the Company commencing August 24, 2026. Pursuant to the Goel Employment Agreement, Mr. Goel will receive (i) an annual base salary of AUD$650,000 (which is the USD equivalent of approximately USD$455,000 based on an exchange rate of AUD/USD $0.70), which may be increased from time to time at the discretion of the Company, (ii) eligibility to receive an annual short-term incentive award of up to 100% of his base salary, payable in cash and/or restricted stock units, at the discretion of the Company, and (iii) eligibility to receive an annual long-term incentive award of up to 200% of his base salary, payable in restricted stock units, at the discretion of the Company. In connection with his appointment, Mr. Goel was granted a sign-on award of restricted stock units with an aggregate grant value of AUD$1,352,000 (which is the USD equivalent of approximately $946,400 based on an exchange rate of AUD/USD $0.70), which vest in annual tranches over a five-year period from June 2027 through June 2031, subject to Mr. Goel’s continued employment with the Company on each applicable vesting date.

Mr. Goel will also be entitled to vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. The Goel Employment Agreement is for an indefinite term, subject to an initial probationary period of six months. Either party may terminate the Employment Agreement by providing three months’ written notice (or, in the case of the Company, payment in lieu of such notice). The Company may also terminate the Employment Agreement immediately without notice for cause, including for serious misconduct, material breach or other grounds specified therein. During the probationary period, either party may terminate the Goel Employment Agreement by providing one week’s written notice (or, in the case of the Company, payment of one week’s wages in lieu of notice). Upon the termination of Mr. Goel’s employment, Mr. Goel will be entitled to receive accrued but unpaid salary, superannuation contributions and any accrued but unused annual leave entitlements, in each case less applicable tax withholdings. The Goel Employment Agreement also contains customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised options	Option exercise price ($)	Option expiration date	Number of Shares, units of stock that have not Vested (#)	Market value of Shares, units of stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Vested (#)	Market value of Shares, units of stock that have Vested ($)
Wolfgang Schubert	-	-	-	-	-	72,960	$313,053	-	-
Nicholas Hughes-Jones	-	-	-	-	-	97,710	$419,250	-	-
Andrew Leece	-	-	-	-	-	97,710	$419,250	-	-
Timothy Broadfoot	-	-	-	-	-	97,710	$419,250	-	-

Equity Award Grant Timing

We do not have a written policy in place regarding the timing of the grant and issuance of stock options in relation to the release of material non-public information. Historically, we have granted stock option awards on an annual basis and as may otherwise be deemed appropriate by our Board or compensation committee from time to time based on the facts and circumstances, as applicable. We have not intentionally timed the grant of stock options in anticipation of the release of material nonpublic information, nor have we intentionally timed the release of material nonpublic information based on stock option grant dates. During fiscal year 2025, we did not grant any stock options (or similar awards) to our named executive officers for the fiscal year ended December 31, 2025 during the period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Retirement Benefits

Our employees that are located in Australia participate in a Superannuation defined benefit scheme. Superannuation is Australia’s mandatory retirement savings system, requiring employers to contribute 12% into a regulated fund. Contributions receive concessional tax treatment, with employer payments taxed at 15% within the fund. Superannuation is typically preserved until retirement age (55-60), with limited early access exceptions. Funds are regulated by the Australian Prudential Regulation Authority, the Australian Securities and Investments Commission, and the Australian Taxation Office, and offer various investment options, often including insurance coverage. Withdrawals can be taken as a lump sum or income stream, subject to tax rules. Legislative changes may affect contribution limits, taxation, and access conditions.

Separation Payments

Please see the section entitled “Executive Compensation - Executive Employment Agreements” for a description of the material terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer of SharonAI at, following, or in connection with the resignation, retirement or other termination of such named executive officer, or a change in control of SharonAI or a change in the named executive officer’s responsibilities following a change in control, with respect to each named executive officer.

Pursuant to the Schubert Employment Agreement, if Mr. Schubert is terminated without cause during the term of the agreement, he will be entitled to receive his accrued benefits and a continuation of his salary for nine (9) months. If the Company does not renew the Schubert Employment Agreement for the second year, then Mr. Schubert will be entitled to receive his accrued benefits and a continuation of his salary for six (6) months. The Schubert Employment Agreement were included collectively as Exhibits 10.17 and 10.18 to Company’s Annual Report on Form 10-K for the year ended December 31, 2025. On January 22, 2026, Mr. Schubert resigned as Chief Executive Officer and accordingly at such time his employment agreement was terminated.

Recovery of Erroneously Awarded Compensation

In December 2025, the Board of Directors adopted the SharonAI Holdings Inc. Policy on Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), effective December 18, 2025, in accordance with Section 10D of the Securities Exchange Act of 1934, as amended, Rule 10D-1 promulgated thereunder, and the applicable listing standards of The Nasdaq Stock Market. The Clawback Policy applies to current and former “Senior Executives” of the Company, as defined therein, and provides for the reasonably prompt recovery of “Erroneously Awarded Compensation” — that is, the amount of Incentive-Based Compensation received by a covered Senior Executive that exceeds the amount that would have been received had such compensation been calculated based on restated financial results — in the event the Company is required to prepare an Accounting Restatement due to material noncompliance with any financial reporting requirement under U.S. securities laws. Recovery is required regardless of whether the Senior Executive engaged in any misconduct and regardless of whether the Senior Executive is currently employed by the Company. The Clawback Policy covers Incentive-Based Compensation received on or after the Effective Date during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement. The Clawback Policy is administered by the Compensation Committee of the Board of Directors. A copy of the Clawback Policy was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2025.

During the fiscal year ended December 31, 2025, the Company was not required to prepare an Accounting Restatement that triggered any recovery obligation under the Clawback Policy, and there was no outstanding balance of erroneously awarded compensation remaining to be recovered as of December 31, 2025.

Director Compensation

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2025.

Name and Principal Position	Fees earned or paid in cash	Stock awards(2)	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation		Total
	($)	($)	($)	($)	($)	($)		($)
James Manning
Non-Executive Chairman	-	-	-	-	-	210,735	(1)	210,735

Alastair Cairns
Director	25,000	-	-	-	-	-		25,000

Brent Lanier
Director	25,000	-	-	-	-	-		25,000

Wolf Schubert(3)
Director	-	-	-	-	-	-		-

(1)	Includes consulting contracts with MG Office Trust
(2)	Stock awards for 2025 have yet to be granted
(3)	Excludes compensation already listed in the executive remuneration table

Please see the section entitled “-Director and Officer Indemnification Agreements” for a description of material factors necessary to an understanding of the director compensation disclosed in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership our Class A Ordinary Common Stock and Class B Super Common Stock as of August 10, 2026:

●	each person who is known to be the beneficial owner with more than 5% of voting control of the Company’s Class A Ordinary Common Stock and Class B Super Common Stock; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, SARs or warrants held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days of August 10, 2026.

The beneficial ownership of the Company’s Common Stock is based on 35,803,505 shares of common stock consisting of 35,667,164 shares of Class A Ordinary Common Stock and 136,341 shares of Class B Super Common Stock as of August 10, 2026.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name	Shares of Class A Ordinary Common Stock Beneficially Held		Percent of Class A Ordinary Common Stock	Shares of Class B Super Common Stock Beneficially Held	Percent of Class B Ordinary Common Stock	Percent of Voting Control(6)
Directors, and Other Named Executive Officers
Alastair Cairns	25,784	(5)	*	-	-	*
Andrew Leece	1,459,710	(1)	4.09%	45,447	33.33%	15.2	%(7)
James Manning	1,478,199	(2)	4.14%	45,447	33.33%	15.2	%(7)
Timothy Broadfoot	212,643	(3)	* %	-	-	*
Wolfgang Schubert	167,602		* %	-	-	*
Peter Woodward	7,870	(8)	*	-	-	*
Nicholas Hughes Jones	1,353,236	(4)	3.79%	45,447	33.33%	15.0	%(7)
Alexander Andrew Kelton	8,640	(9)	*	-	-	*
Benjamin Adams	7,038	(10)	*	-	-	*
Melissa Anastasiou	-		*	-	-	*
Dan Mons	15,350		*	-	-	*
Andrew Penn	7,576	(11)
All officers and directors as a group (11 persons)	4,743,648		12.03%	136,341	100.00%	45.4%
						*
5% Holders
Situational Awareness Partners LP(12)	7,563,030	(13)	19.99%	-	-	9.39%
Andrew Leece	1,459,710		4.09%	45,447	33.33%	15.2	%(7)
Strat Cap No.1 Pty Ltd	-		-	45,447	33.33%	12.65%
James Manning	1,478,199		4.14%	45,447	33.33%	15.2	%(7)
MG No.1 Pty Ltd	-		-	45,447	33.33%	12.65%
Nicholas Hughes-Jones	1,353,236		3.79%	45,447	33.33%	15.0	%(7)
Inbocalupo No. 1 Pty Ltd	-		-	45,447	33.33%	12.65%
Two Seas Capital	1,875,774		5.26	-	-	3.26%

*	Less than 1%
(1)	Holdings include related parties of Andrew Leece being, Strat Cap No.1 Pty Ltd, Strat Capital Pty Ltd ATF AJ Digital Trust and Strat Capital Pty Ltd ATF Alpha Juliett Trust. Holdings include 45,477 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock.
(2)	Holdings include related parties of James Manning being, , Defender Capital Pty Ltd, MCH Equities Pty Ltd ATF MCH Equities Fund, Manning Capital Holdings Pty Ltd ATF The Manning Capital Holdings Unit Trust, Manning Group Pty Ltd ATF MG Office Trust and MG No.1 Pty Ltd. Holdings include 45,477 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock.
(3)	Holdings include related parties of Timothy Broadfoot being Broadfoot Group Pty Ltd ATF for Broadfoot Family Trust and DSS AI Pty Ltd,.
(4)	Holdings include related parties of Nicholas Hughes Jones being, Inbocalupo No.1 Pty Ltd and Inbocalupo Pty Ltd ATF Inbocalupo Trust. Holdings include 45,447 shares of Class B Super Common Stock and the remainder of shares held are shares of Class A Ordinary Common Stock.
(5)	Includes 25,784 options and RSU’s that are exercisable or vest within 60 days of August 10, 2026
(6)	Although shares of Class A Ordinary Common Stock and Class B Super Common Stock have identical economic rights, each holder of shares of Common Stock shall be entitled to one (1) vote for each share of Class A Ordinary Common Stock held and one hundred and sixty (160) votes for each share of Class B Super Common Stock held, which is why a difference between the percentage of Common Stock and percentage of voting control is shown separately.
(7)	Shares held includes 45,447 shares of Class B Super Common Stock..
(8)	Includes 7,870 options and RSU’s that are exercisable or vest within 60 days of August 10, 2026
(9)	Includes 8,640 options and RSU’s that are exercisable or vest within 60 days of August 10, 2026
(10)	Includes 7,038 options and RSU’s that are exercisable or vest within 60 days of August 10, 2026
(11)	Includes 7,576 options and RSU’s that are exercisable or vest within 60 days of August 10, 2026
(12)	The natural person with voting and investment control over these shares is Leopold Aschenbrenner. The address is 77 Federal Street, Floor 4, San Francisco, CA 94107.
(13)	Includes (i) 5,396,127 shares of Class A Ordinary Stock and (ii) 2,166,903 shares of Class A Ordinary Common Stock underlying presently exercisable pre-funded warrants. Excludes 507,920 shares of Class A Ordinary Common Stock underlying presently exercisable pre-funded warrants as the exercise of these pre-funded warrants is subject to a 19.99% beneficial ownership limitation of the Company’s outstanding shares of Class A Ordinary common stock

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2024 and 2025 Equity Incentive Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock units	Weighted average exercise price of outstanding options and restricted stock units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2024 Equity compensation plans approved by securityholders	569,458	$0.54	-
2024 Equity compensation plans not approved by securityholders	-	-	-
2025 Equity compensation plans approved by securityholders	-	-	1,200,000
2025 Equity compensation plans not approved by securityholders	-	-	-
Total	569,458	$0.54	1,200,000

Upon consummation of the Business Combination, all outstanding options to purchase stock of SharonAI under our 2024 Equity Incentive Plan, all outstanding warrants issued by SharonAI, and all other awards issued under our 2024 Equity Incentive Plan, vested or unvested, or any other security convertible into or exchangeable for any such security (each a “SharonAI Stock Right”), will be cancelled, extinguished and converted into a right to acquire (each, a “Converted Stock Right”), subject to substantially the same terms and conditions as were applicable under such SharonAI Stock Right (including expiration date, vesting conditions, and exercise provisions), the number of Company Class A Ordinary Common Stock shares (rounded up to the nearest whole share), determined by multiplying the number of shares of capital stock of SharonAI subject to such SharonAI Stock Right as of immediately prior to the consummation of the Business Combination by the Conversion Ratio (set forth in the Business Combination Agreement), with an exercise price per Company Class A Ordinary Common Stock shares (rounded down to the nearest whole cent), if applicable, equal to the exercise price per share of capital stock of SharonAI of such SharonAI Stock Right divided by the Conversion Ratio, in accordance with, and subject to, the contingencies set forth in the Business Combination Agreement. Upon consummation of the Business Combination, the Company will assume all obligations of SharonAI with respect to each Converted Stock Rights.

SharonAI Inc. 2025 Omnibus Equity Incentive Plan

The following is a summary of the material features of the 2025 Omnibus Equity Incentive Plan (the “2025 Plan”). This summary is qualified in its entirety by the full text of the 2025 Plan, a copy of which was included as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

On December 14, 2025, the board of directors and the stockholders of the Company approved the 2025 Plan to incentivize employees, officers, directors and consultants of the Company and its affiliates. The number of shares of common stock that are reserved and available for issuance under the 2025 Plan is equal to 1,200,000 shares. No more than 1,200,000 shares of our common stock shall be issued pursuant to the exercise of incentive stock options. The 2025 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. The 2025 Plan shall terminate on the tenth anniversary of the date of adoption by the Board of Directors. Subject to certain restrictions, the Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations.

SharonAI Inc. 2024 Omnibus Equity Incentive Plan

The Company has adopted the 2024 SharonAI Omnibus Equity Incentive Plan (the “2024 Plan”). There will be no new awards under the 2024 Plan. All new awards will be made under the 2025 Plan. On May 6, 2024, the board of directors and the stockholders of the Company approved the 2024 Plan to incentivize employees, officers, directors and consultants of the Company and its affiliates. The number of shares of common stock that are reserved and available for issuance under the 2024 Plan is equal to 300,000. No more than 300,000 shares of our common stock shall be issued pursuant to the exercise of incentive stock options. The 2024 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of cash, stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, stock appreciation units and other stock or cash-based awards. Historically, we have granted restricted stock units under the 2024 Plan that were subject to time-vesting. The 2024 Plan shall terminate on the tenth anniversary of the date of adoption by the Board of Directors. Subject to certain restrictions, the Board of Directors may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, rules or regulations. Since the adoption of the SharonAI Holdings Inc. 2025 Plan, we do not intend to grant any more awards under the 2024 Plan.

New Plan Benefits

Future grants under the 2025 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. Pursuant to that certain Business Combination Agreement, dated January 28, 2025 and as amended on May 23, 2025, by and between Roth CH and SharonAI, The Company shall assume obligations with respect to outstanding equity awards under the 2024 Omnibus Equity Incentive Plan of SharonAI (“Prior Plan”) and such obligations will not be covered under the 2025 Plan. Such outstanding equity awards under the Prior Plan are summarized in the table below.

2024 Omnibus Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Units
Tim Broadfoot, Chief Financial Officer	$651,665.00	97,710
Andrew Leece, Chief Operating Officer	$651,665.00	97,710
Nicholas Hughes-Jones, SVP Business Development	$651,665.00	97,710
Daniel Mons, Chief Technology Officer	$30,310.00	4,545
Executive Group	$2,471,901.74	370,635
Non-Executive Director Group	$900,362.44	135,003
Non-Executive Officer Employee Group	$69,713.00	10,453
Advisors and contractors	$324,984.00	53,399

Internal Revenue Code Section 162(m)

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to certain of our service providers, as provided for in Section 162(m). Therefore, we may not be able to fully deduct certain compensation derived from 2025 Plan awards by such service providers from our taxable income.

The Company Income Tax Effects

Except as described above, we will generally be entitled to an income tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Accounting Treatment

As required by Financial Accounting Standards Board Accounting Standards Codification, “Share-Based Payment,” upon the grant of options, SARs, restricted shares, RSUs and other stock-based awards pursuant to the 2025 Plan, for financial reporting purposes, we will incur compensation expense that will be recognized over the vesting period of the options, SARs, restricted shares, RSUs or other stock-based award. We are not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which options, SARs, restricted shares, RSUs or other stock-based awards are granted and the prices of our common stock in the future.

Director and Officer Indemnification Agreements

The Company has entered into agreements with each of its executive officers and Directors, whereby the Company will agree to indemnify each of them to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by any of them in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to their performance of services for the Company or any subsidiary of the Company. Any fees or other necessary expenses incurred by any of them in defending any such action, suit, investigation or proceeding shall be paid by the Company in advance, subject to the Company’s right to seek repayment from them a determination is made that the applicable officer or Director was not entitled to indemnification.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2022 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Policy for Approval of Related Party Transactions

The Audit and Risk Management Committee of our Board has adopted a Related Party Transactions Policy (the “Policy”) setting forth the policies and procedures for the review and approval or ratification of “Related Party Transactions.” A “Related Party Transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which a Financial Benefit is provided to a Related Party. “Financial Benefit” includes, without limitation: giving or providing a Related Party finance or property; buying an asset from or selling an asset to a Related Party; leasing an asset from or to a Related Party; supplying services to or receiving services from a Related Party; issuing or allocating securities or granting an option to a Related Party; and taking up or releasing an obligation of a Related Party. “Related parties” under this Policy include: (i) any entity that controls the Company; (ii) any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement) an executive officer, director or nominee for director of the Company, any shareholder owning more than 5% of any class of the Company’s voting securities, or an Immediate Family Member of any such person; (iii) any entity controlled by a Related Party (including a trust for which any Group entity acts in a trustee capacity); (iv) any entity or person that was a Related Party in the previous six months; (v) any entity or person that believes it will become a Related Party in the future; and (vi) any entity acting in concert with a Related Party. Pursuant to the Policy, the Audit and Risk Management Committee will consider, among other factors, (a) the relevant facts and circumstances of each Related Party Transaction, including whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (b) whether the transaction was undertaken in the ordinary course of business, (c) whether the transaction was initiated by the Company or the Related Party, (d) the purpose of and potential benefits to the Company of the transaction, (e) the approximate dollar value of the amount involved, (f) the Related Party’s interest in the transaction, and (g) any other information that would be material to investors in light of the circumstances of the particular transaction. The Policy does not permit any director or executive officer to participate in the discussion of, or vote regarding, a Related Party Transaction in which he or she is the Related Party, provided that such director or executive officer shall provide all material information concerning the transaction to the Committee. Where it is impractical or undesirable to wait until a Committee meeting, the chairman of the Committee may review and approve a Related Party Transaction, with any such approval to be reported to the Committee at its next regularly scheduled meeting. Notwithstanding the foregoing, unless a Related Party Transaction constitutes an arm’s length transaction (being a transaction on terms that would be reasonable if the parties were dealing at arm’s length, or on terms less favorable to the Related Party), a Company entity may only give a Financial Benefit to a Related Party where prior shareholder approval has been obtained and the Financial Benefit is given within 15 months of that approval, in accordance with the Corporations Act 2001 (Cth) and the ASX Listing Rules. In addition, under the ASX Listing Rules, shareholder approval is required to acquire a substantial asset (being an asset representing 5% or more of the equity interests of the Company) from, or dispose of a substantial asset to, a Related Party. The Policy also provides for standing pre-approval of certain categories of transactions, including employment of executive officers, director compensation, certain transactions with other companies, certain charitable contributions, transactions where all shareholders receive proportional benefits, transactions involving competitive bids, regulated transactions, certain banking-related services, and indemnification. All Related Party Transactions must also comply with the Company’s existing policies and procedures, including the Code of Ethics and Business Conduct.

Certain Relationships and Related Person Transactions — SharonAI

In connection with Mr. Schubert’s resignation as Chief Executive Officer of the Company, on January 22, 2026, the Board appointed James Manning, Non-Executive Chairman, director and greater than 10% stockholder of the Company, as Chief Executive Officer. In connection with Mr. Manning’s appointment as Chief Executive Officer, Mr. Manning entered into an Employment Offer Letter dated January 22, 2026, with the Company’s subsidiary, SharonAI Pty Ltd (the “New Manning Agreement”). Pursuant to the New Manning Agreement, Mr. Manning will receive an additional annual base salary of AUD$200,000 and will be eligible to participate the Company’s discretionary bonus scheme and in the Company’s discretionary share scheme, as well as superannuation contributions in line with the minimum compulsory contribution rate required to be paid.

SharonAI and SharonAI Pty Ltd have entered into an independent contractor agreement-corporate with James Manning and Manning Group Pty Ltd ATF MG Office Trust (“Manning Consulting Agreement”). Pursuant to the Manning Consultant Agreement, Mr. Manning, SharonAI’s Non-Executive Chairman, director and greater than 10% stockholder, as the key person, provides certain services to SharonAI and SharonAI Pty Ltd relating to commercial opportunity development, discovery of future data center sites, future data center acquisition and construction advisory, transaction advisory services and key relationship introduction and development. In consideration for these services, Manning Group Pty Ltd ATF MG Office Trust is entitled to receive an annual remuneration of AUD$334,500 (approximately $211,000 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Manning Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice. On April 30, 2026 and effective May 1, 2026, SharonAI Australia and the Company terminated the Manning Consulting Agreement between SharonAI Australia and Manning Group Pty Ltd ATF MG Office Trust (ACN 620 362 174) pursuant to a Deed of Termination and Release.

SharonAI Pty Ltd has entered into an independent contractor agreement with Nicholas Hughes Jones related entity Inbocalupo Consulting Pty Ltd (“Inbocalupo Consulting Agreement”). Pursuant to the Inbocalupo Consultant Agreement and combined with Mr. Hughes-Jones employment agreement, Mr. Hughes-Jones who until July 2025 was SharonAI’s Senior Vice President Business Development and is a currently the Company’s Head of Business Development and a current greater than 10% stockholder, as the key person, provides certain services to SharonAI and SharonAI Pty Ltd relating to business development services. In consideration for these services, Inbocalupo Consulting Pty Ltd is entitled to receive an annual remuneration of AUD$133,800 (approximately $84,294 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Inbocalupo Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice. On April 30, 2026 and effective May 1, 2026, SharonAI Australia and the Company terminated the Inbocalupo Consulting Agreement between SharonAI Australia and Inbocalupo Consulting Pty Ltd pursuant to a Deed of Termination and Release.

SharonAI Pty Ltd has entered into an independent contractor agreement with Broadfoot Group Pty Ltd (“Broadfoot Consulting Agreement”). Pursuant to the Broadfoot Consultant Agreement, Mr. Broadfoot, SharonAI’s Chief Financial Officer, Treasurer, Corporate Secretary, and Mrs. Broadfoot, as the key persons, provides certain services to SharonAI and SharonAI Pty Ltd relating to Chief Financial Officer support and executive assistant services to the CFO. In consideration for these services, Broadfoot Group Pty Ltd is entitled to receive an annual remuneration of AUD$111,500 (approximately $70,245 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Broadfoot Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice. On April 30, 2026 and effective May 1, 2026, SharonAI Australia and the Company terminated the Broadfoot Consulting Agreement between SharonAI Australia and Broadfoot Group Pty Ltd pursuant to a Deed of Termination and Release.

James Manning, Nicholas Hughes-Jones and Andrew Leece were the sole three shareholders of Alternative Asset Management Pty Ltd/SharonAI Pty Ltd (“SAIPL”) prior to SharonAI’s acquisition of all of the shares of SAIPL on April 29, 2024. In consideration for their shares of SAIPL, each of Messrs. Manning, Hughes-Jones and Leece were issued 70,000 shares of SharonAI common stock at a fair value of $70,000.

James Manning was a unitholder of Digital Income Fund Pty Ltd (“DIF”) prior to SAIPL acquiring the assets of DIF on April 29, 2024. In consideration for the assets of DIF, DIF was issued 55,000 shares of SharonAI common stock, 17,600 shares of which were transferred to Mr. Manning upon DIF’s liquidation. The 17,600 shares were issued at a fair value of $390,016.

James Manning, Nicholas Hughes-Jones and Andrew Leece were shareholders of Distributed Storage Solutions Limited ACN 646 979 222 (“DSS”) prior to SharonAI’s acquisition of DSS in June of 2024. In consideration for their shares of DSS, Mr. Manning was issued 49,215 shares of SharonAI common stock at a fair value of $1,919,366, Mr. Hughes-Jones was issued 27,478 shares of SharonAI common stock at a fair value of $1,071,623, and Mr. Leece was issued 43,401 shares of SharonAI common stock at a fair value of $1,692,639.

During 2024, the Company paid storage services expense to Flynt ICS Pty Ltd (“Flynt”). Flynt is a subsidiary of Vertua Limited and was affiliated to the Company at such time through common ownership by James Manning. For the year ended December 31, 2024, the Company paid Flynt $167,638 in services expenses.

Between January, 2024, and May, 2024, the SharonAI received approximately $419,590 in outstanding loans from various entities affiliated with members of SharonAI’s management and board of directors, including: (a) Woodville Super Pty Ltd, an affiliate of James Manning, Director; (b) Manning Capital Holdings Pty Ltd, an affiliate of James Manning, Director; (c) Strat Capital Pty Ltd (Alpha Juliett), an affiliate of Andrew Leece, Chief Operating Officer; and (d) Inbocalupo Pty Ltd, an affiliate of Nick Hughes-Jones, the former Senior Vice President Business Development. These debts were converted into equity of SharonAI as part of a private placement conducted by SharonAI at the same price that stock was sold to other investors in the offering. The following chart shows the amount of debt from each lender and the shares into which the debt was converted.

	USD Amount outstanding	Subscription price per share post adjustment in SharonAI Holdings Inc	Shares received upon conversion post adjustment in SharonAI Holdings Inc Class A Ordinary Common Stock
Woodville Super Pty Ltd	$66,370.00	4.29	15,470
Manning Capital Holdings Pty Ltd	$84,555.00	4.29	19,706
Strat Capital Pty Ltd (Alpha Juliett)	$117,740.00	4.29	27,440
Inbocalupo Pty Ltd	$150,925.00	4.29	35,175
Total:	$419,590.00		97,791

The Company’s Relationships and Related Party Transactions

Amended and Restated Registration Rights Agreement

The Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with certain existing stockholders of the Company (the “Holders”) with respect to their shares of the Company before or pursuant to the Business Combination, and including the shares issuable on conversion of the warrants issued to the Sponsor in connection with the Roth CH’s initial public offering and any shares issuable on conversion of preferred stock or loans. Pursuant to the Registration Rights Agreement, within thirty (30) days of the Closing, the Company was required to file, and has filed, with the SEC a registration statement for a shelf registration on Form S-1 (the “Shelf”), covering the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) on a delayed or continuous basis as permitted by Rule 415 under the Securities Act and the Company was required to use its reasonable best efforts to have such Shelf declared effective as soon as practicable after the filing thereof, and the Shelf has been declared effective. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by filing a subsequent shelf registration statement and cause the same to become effective as soon as practicable after such filing and such subsequent shelf registration statement shall be subject to the terms of the Registration Rights Agreement; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Holders. In addition, the Holders have certain “piggyback” registration rights that require the Company to include such securities in registration statements that the Company otherwise files. The Registration Rights Agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Schubert Separation Agreement and Consulting Agreement

On January 22, 2026, Mr. Wolfgang Schubert resigned as the Company’s Chief Executive Officer and as a director. In connection with such resignation, Mr. Schubert entered into the Separation Agreement dated January 22, 2026, with SharonAI Operations. Pursuant to the Separation Agreement, Mr. Schubert received 318,240 restricted stock units. Mr. Schubert has continued with the Company as a consultant pursuant to the Consulting Agreement dated January 22, 2026, pursuant to which Mr. Schubert received a one-time grant of $50,000 of restricted stock units and will receive $8,334 per month. Mr. Schubert’s resignation was not the result of any dispute or disagreement with the Company or management and was not a reflection on the Company’s results of operations.

Broadfoot Separation Agreement and Consulting Agreement

On July 22, 2026, in connection with Timothy Broadfoot’s resignation as Chief Financial Officer effective August 24, 2026 and the termination of his employment agreement, the Company, SharonAI Australia, and Mr. Broadfoot entered into a Deed of Release (the “Broadfoot Separation Deed”), pursuant to which the parties agreed to resolve all matters relating to Mr. Broadfoot’s employment and the termination thereof.

Pursuant to the Broadfoot Separation Deed, Mr. Broadfoot is entitled to receive (i) accrued wages and superannuation, (ii) a discretionary short-term incentive payment of AUD$405,166 (which is the USD equivalent of approximately $283,616 based on an exchange rate of AUD/USD $0.70), and (iii) payment in lieu of any accrued but unused annual leave, in each case less applicable tax withholdings. In addition, the Broadfoot Separation Deed provides that 93,194 unvested restricted stock units previously granted to Mr. Broadfoot under the Company’s 2024 Omnibus Equity Incentive Plan and 2025 Omnibus Equity Incentive Plan will remain outstanding and continue to vest and be settled in accordance with the terms set forth in Schedule 2 of the Broadfoot Separation Deed, including applicable performance vesting conditions, notwithstanding the termination of Mr. Broadfoot’s employment, subject to Mr. Broadfoot’s continued compliance with the restrictive covenants set forth in his employment contract.

The Broadfoot Separation Deed also provides that Mr. Broadfoot will provide consulting services to the Company and its affiliates pursuant to a separate consultancy agreement (the “Broadfoot Consulting Agreement”), effective concurrently with the Broadfoot Separation Deed. The Broadfoot Separation Deed contains mutual releases, mutual non-disparagement obligations, confidentiality provisions and an acknowledgment that Mr. Broadfoot will continue to be bound by the restrictive covenants and continuing obligations under his employment contract.

Indemnification Agreements

The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) contains provisions limiting the liability of the members of the Company’s board of directors, and the Company’s amended and restated bylaws provide that the Company will indemnify each of the members of the Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Company’s bylaws also provide the board of directors with discretion to indemnify employees and agents of the Company.

The Company enters into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and the Company’s amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

DESCRIPTION OF CAPITAL STOCK

The following summary sets forth the material terms of the Company’s securities. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Company’s amended and restated bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the Charter and the Company’s amended and restated bylaws (“Bylaws”) in their entirety for a complete description of the rights and preferences of our securities.

General

The Charter authorizes the issuance of up 100,136,141 shares of common stock, par value $0.0001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). 100,000,000 shares of the Common Stock have been designated as Class A Ordinary Common Stock and 136,341 shares of the Common Stock have been designated as Class B Super Common Stock. As of the date hereof, the Company has 35,667,164 shares of Class A Ordinary Common Stock issued and outstanding, 136,341 shares of Class B Super Common Stock issued and outstanding, and no shares of the Preferred Stock issued and outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to the Company’s Amended and Restated Certificate of Incorporation in the form attached to hereto as Exhibit 3.1.

Common Stock

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Company’s Board of Directors upon any issuance of the Preferred Stock of any series. Each holder of shares of Common Stock shall be entitled to one vote for each share of Class A Ordinary Common Stock held and one hundred and sixty votes for each share of Class B Super Common Stock held. Holders of the Company’s Common Stock have no cumulative voting rights. Further, holders of the Company’s Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of the Company’s Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of Preferred Stock. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to receive such dividends and distributions and other distributions in cash, stock or property of the corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor.

At all meetings of stockholders, unless otherwise required by law, the Charter, or the Bylaws, a majority in voting power of the shares of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.

Preferred Stock

The Preferred Stock may be issued without stockholder approval, from time to time in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof, as determined by the Company’s Board of Directors. The Company’s Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of the Company’s Common Stock and the voting and other rights of the holders of the Company’s Common Stock.

Preferred stock may be issued from time to time, in one or more series, as authorized by the Board of Directors, without stockholder approval. As of the date of this prospectus, we have no Preferred Stock designated or issued.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

The provisions of Delaware law, the Charter and the Bylaws of the Company could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

The Charter provides that subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class being nearly as possible to one third of the total number of directors constituting the entire Board of Directors. Terms for directors are generally three years.

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board of Directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum for Certain Lawsuits

The Charter provides that unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Special meeting of stockholders

Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chair of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors or (iv) by the Secretary following receipt of written demand from stockholders holding, at least 25% of the voting power of the outstanding shares of the corporation.

Stockholder Action by Written Consent

The Bylaws permit our stockholders to act by written consent.

Advance notice requirements for stockholder proposals and director nominations

The Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing, as well as additional information.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued Common Stock and Preferred Stock is available for future issuances without stockholder approval, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Our transfer agent and registrar is Continental Stock Transfer & Trust Company, whose address is 1 State Street Plaza, 30th Floor, New York, NY 10004.

Listing

Our Class A Ordinary Common Stock is listed on the Nasdaq Capital Market under the symbol “SHAZ.”

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may dispose of their securities by one or more of, or a combination of, the following methods:

●	distributions to members, partners, stockholders or other equityholders of the Selling Securityholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On, and effective as of, January 6, 2026, the Audit Committee (the “Committee”) of the Board of Directors of the Company approved the dismissal of CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company’s independent registered public accounting firm. Also on, and effective as of, January 6, 2026, the Committee approved the engagement of HoganTaylor LLP (“HoganTaylor”) as the Company’s independent registered public accounting firm for the Company’s fiscal year 2025 audit.

As previously disclosed, CBIZ CPAs acquired the attest business of Marcum, LLP (“Marcum”), the Company’s prior independent registered public accounting firm, effective November 1, 2024. Marcum continued to serve as the Company’s independent registered public accounting firm through May 23, 2025. On May 23, 2025, the Company terminated its relationship with Marcum as the Company’s independent registered accounting firm and, with the approval of the Committee, engaged CBIZ CPAs as the Company’s independent registered public accounting firm. CBIZ CPAs did not issue any audit report during the period of its engagement.

From May 23, 2025 through January 6, 2026, the date of CBIZ CPAs’ dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to such disagreement in its reports, if such reports had been issued, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

During the fiscal year ended December 31, 2024 neither the Company, nor anyone on behalf of the Company, consulted HoganTaylor regarding: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that HoganTaylor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

Sheppard Mullin Richter & Hampton, LLP will pass upon the validity of the securities of offered hereby.

EXPERTS

The consolidated financial statements of SharonAI Holdings Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, included in this prospectus, have been included in reliance on the report of HoganTaylor LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. If you would like additional copies of this prospectus, or if you have questions about the Business Combination, you should contact via phone or in writing:

SharonAI Holdings Inc.

745 Fifth Ave, Suite 500

New York, NY 10151

Tel. No. (347) 212-5075

Attention: James Manning, Chief Executive Officer

E-mail: james@sharonai.com

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:

Unaudited Financial Statements:

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

SharonAI Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SharonAI Holdings Inc. and its subsidiaries (the Company) as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HoganTaylor LLP

We have served as the Company’s auditor since 2025.

Tulsa, Oklahoma
March 31, 2026

F-2

SHARONAI HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2025 and December 31, 2024

(Expressed in US dollars, except for the number of shares)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$71,073,024	$4,424,805
Certificates of deposits	-	770,799
Trade and other receivables	749,677	984,547
Convertible note proceeds receivable	15,171,072	-
Assets held for sale	1,135,490	-
Other current assets	288,191	30,018
Total current assets	88,417,454	6,210,169
Property and equipment, net	15,207,775	4,576,105
Right of use assets, net	7,140,877	935,336
Digital assets	-	721,664
Intangible assets, net	-	1,658,963
Certificates of deposits	915,397	-
Other long-term assets	3,414,432	-
Goodwill	18,044,215	18,044,215
TOTAL ASSETS	$133,140,150	$32,146,452
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Trade and other payables	$3,433,320	$957,829
Warrant liability	890,000	-
Note payable	2,254,968	5,435
Convertible notes	129,017,286	-
Finance lease liabilities, current portion	1,072,820	186,620
Other current liabilities	2,701,932	-
Total current liabilities	139,370,326	1,149,884
Finance lease liabilities, net of current portion	3,918,081	760,087
Deferred tax liabilities	-	327,535
TOTAL LIABILITIES	143,288,407	2,237,506
Stockholders’ equity:
Series A Preferred Stock (0 and 15,000 shares issued and outstanding as of December 31, 2025 and December 31,2024, respectively)	-	2
Series B Convertible Preferred Stock (0 and 27,000 shares issued and outstanding as of December 31, 2025 and December 31,2024, respectively)	-	3
Common Stock- Class A (11,832,164 and 1,067,213 shares issued and outstanding as of December 31, 2025 and December 31,2024, respectively)	1,183	107
Common Stock- Class B (136,341 and 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024)	14	-
Additional paid-in capital	33,861,613	33,304,160
Accumulated deficit	(43,529,190)	(3,905,281)
Accumulated other comprehensive income (loss)	(372,992)	423,858
Noncontrolling interest	(108,885)	86,096
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(10,148,257)	29,908,945
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$133,140,150	$32,146,452

See Accompanying Notes to Consolidated Financial Statements.

F-3

SHARONAI HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2025 and 2024

(Expressed in US dollars, except for the number of shares)

	For the Years Ended
	December 31,
	2025	2024
Revenue	$1,566,631	$438,292
Cost of Revenue	1,465,824	719,993
Gross profit (loss)	100,807	(281,701)
Share based compensation	1,761,785	253,728
Selling, general and administrative expenses	12,116,600	2,368,745
Other expenses	1,024,166	2,047,133
Other income	(1,015,803)	(921,322)
Loss from operations	(13,785,941)	(4,029,985)
Non-operating income (expense):
Change in fair value of digital assets	(406,345)	157,923
Change in fair value of warrants	445,000	-
Change in fair value of convertible notes	(26,030,635)	-
Interest expense, net	(253,334)	(19,028)
Loss before income taxes	(40,031,255)	(3,891,090)
Income tax benefit (expense)	216,234	(32,908)
Net Loss	$(39,815,021)	$(3,923,998)
Net loss attributable to non-controlling interest	(191,112)	(18,717)
Net Loss Attributable to SharonAI Holdings Inc.	$(39,623,909)	$(3,905,281)

Other comprehensive income (loss)
Foreign currency translation adjustments	(800,719)	424,883
Other comprehensive income (loss)	(800,719)	424,883
Other comprehensive income (loss) attributable to noncontrolling interest	(3,869)	1,025
Other comprehensive income (loss) attributable to SharonAI Holdings Inc.	(796,850)	423,858
Comprehensive loss attributable to SharonAI Holdings Inc.	$(40,420,759)	$(3,481,423)

Net loss per share, basic and diluted	$(4.04)	$(0.77)
Weighted average number of shares outstanding	9,804,075	5,056,870

See Accompanying Notes to Consolidated Financial Statements.

F-4

SHARONAI HOLDINGS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2025 and 2024

(Expressed in U.S. dollars, except for the number of shares)

	Series A Preferred		Series B Preferred		Common Stock- Class A		Common Stock- Class B		Options Reserve		Additional Paid-In Capital	Accumulated deficit	Accumulated Comprehensive Income (Loss) (AOCI)	Total SharonAI Inc.’s Equity	Non Controlling Interest	Total Stockholders’ Equity
	#	$	#	$	#	$	#	$	#	$	$	$	$	$	$	$
Balance at December 31, 2023	-	-	-	-	2,727	-	-	-	-	-	204	-	-	204	-	204
Issuance of Series A preferred stock	15,000	2	-	-	-	-	-	-	-	-	14,998	-	-	15,000	-	15,000
Issuance of Series B preferred stock	-	-	27,000	3	-	-	-	-	-	-	26,997	-	-	27,000	-	27,000
Issuance of common stock	-	-	-	-	2,337,567	26	-	-	-	-	10,640,694	-	-	10,640,719	-	10,640,719
Capital raising costs	-	-	-	-	-	-	-	-	-	-	(593,059)	-	-	(593,059)	-	(593,059)
AAM share exchange, net	-	-	-	-	1,906,018	21	-	-	-	-	(21)	-	-	-	-	-
Acquisition of DIF	-	-	-	-	499,909	6	-	-	-	-	1,256,040	-	-	1,256,046	-	1,256,046
Acquisition of DSS	-	-	-	-	4,840,633	53	-	-	8,195	-	20,865,114	-	-	20,865,167	766,256	21,631,423
Conversion of SAFE securities	-	-	-	-	31,276	-	-	-	-	-	176,999	-	-	176,999	-	176,999
Purchase of noncontrolling interest	-	-	-	-	84,912	1	-	-	-	-	662,467	-	-	662,468	(662,468)	-
Share based compensation	-	-	-	-	-	-	-	-	57,294	-	253,728	-	-	253,728	-	253,728
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,905,281)	-	(3,905,281)	(18,717)	(3,923,998)
Equity adjustment from Foreign Currency Translation (CTA)	-	-	-	-	-	-	-	-	-	-	-	-	423,858	423,858	1,025	424,883
Balance at December 31, 2024	15,000	2	27,000	3	9,703,042	107	-	-	65,489	-	33,304,160	(3,905,281)	423,858	29,822,849	86,096	29,908,945
Conversion of 45,203,220 Roth Class A ordinary shares and 75,000 Roth Class B ordinary shares into 905,566 SharonAI Holdings Inc. Class A ordinary common stock	-	-	-	-	905,566	-	-	-	-	-	-	-	-	-	-	-
Conversion of $270,000 of related party debt converted in 2,249,999 Roth Class A ordinary shares and subsequently into 45,000 SharonAI Holdings Inc. Class A Ordinary Common stock	-	-	-	-	45,000	-	-	-	-	-	-	-	-	-	-	-
Conversion of SAI Preferred A shares into Class B common stock	(15,000)	(2)	-	-	-	-	136,341	14	-	-	(12)	-	-	-	-	-
Conversion of SAI Preferred B shares into Class A common stock	-	-	(27,000)	(3)	736,230	74	-	-	-	-	(71)	-	-	-	-	-
Consolidation of Roth CH and elimination of pre-acquisition equity balances with corresponding adjustment to additional paid-in capital	-	-	-	-	-	957	-	-	-	-	(3,935,503)	-	-	(3,934,546)	-	(3,934,546)
Issuance of common stock upon exercise of warrants	-	-	-	-	67,325	7	-	-	-	-	481,292	-	-	481,299	-	481,299
Issuance and immediate conversion on closing of $2,250,000 of convertible note instruments converted in to 375,001 Class A ordinary shares	-	-	-	-	375,001	38	-	-	-	-	2,249,962	-	-	2,250,000	-	2,250,000
Share based compensation	-	-	-	-	-	-	-	-	-	-	1,761,785	-	-	1,761,785	-	1,761,785
Net income	-	-	-	-	-	-	-	-	-	-	-	(39,623,909)	-	(39,623,909)	(191,112)	(39,815,021)
Equity adjustment from Foreign Currency Translation (CTA)	-	-	-	-	-	-	-	-	-	-	-	-	(796,850)	(796,850)	(3,869)	(800,719)
Balance at December 31, 2025	-	-	-	-	11,832,164	1,183	136,341	14	65,489	-	33,861,613	(43,529,190)	(372,992)	(10,039,372)	(108,885)	(10,148,257)

See Accompanying Notes to Consolidated Financial Statements.

F-5

SHARONAI HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2025 and 2024

(Expressed in US dollars)

	For the Years Ended
	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period, including noncontrolling interest	$(39,815,021)	$(3,923,998)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,052,411	566,110
Share based compensation	1,761,785	253,728
Change in fair value of digital assets	406,345	(157,923)
Intangible assets (FIL) revenue	(133,235)	(219,763)
Intangible assets (FIL) cost of revenue	141,338	118,497
Amortization of Intangible assets	1,650,000	564,671
Income tax (benefit) expense	(216,234)	32,908
Unrealized (gains) losses on foreign currency exchange	(1,106,756)	956,560
Change in fair value of convertible notes	26,030,635	-
Change in fair value of warranty liability	(445,000)	-
Gain on sale of fixed property and equipment	(945,662)	(273,273)
Bad debt expense	73,434	-
Debt issuance costs	5,935,530	-
Changes in assets and liabilities:
Trade and other receivables	181,427	(759,340)
Other current assets	(239,242)	27,285
Other long-term assets	8,963	-
Trade and other payables	(531,597)	608,545
Other current liabilities	2,551,932	-
Net cash flows from/(used in) operating activities	(2,638,947)	(2,205,993)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash received from DSS acquisition	-	55,836
Purchase of certificates of deposit	(86,828)	(264,363)
Payment for the purchase of property and equipment	(10,950,712)	(2,947,244)
Proceeds from sales of digital assets	339,412	119,268
Investment - Texas Critical Data Centers JV	(3,414,432)	-
Cash received as initial deposit related to the sale of TCDC investment	150,000	-
Proceeds from sale of property and equipment	156,965	-
Net cash flows from/(used in) investing activities	(13,805,595)	(3,036,503)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of issuance costs	481,299	10,184,394
Issuance costs related to capital raise	(5,731,313)	(622,231)
Proceeds from debt issuance with related parties	-	419,601
Proceeds from issuance of preferred shares	-	42,000
Cash received from convertible note issuance	89,221,502	-
Payment for lease liabilities	(3,176,273)	-
Proceeds from issuance of note payable	2,249,124	-
Net cash flows from/(used in) financing activities	83,044,339	10,023,764
Effect of exchange rates changes on cash and cash equivalents	48,422	(356,667)
Net cash increase/(decreases) in cash and cash equivalents	66,648,219	4,424,601
Cash and cash equivalents at beginning of period	4,424,805	204
Cash and cash equivalents at end of period	$71,073,024	$4,424,805

Refer to Note 19 for the supplemental cash flows information.

See Accompanying Notes to Consolidated Financial Statements.

F-6

SHARONAI HOLDINGS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business

Unless otherwise stated in this Notes to Consolidated Financial Statements, references to “we,” “us,” “our,” “Company” or “our Company” are to SharonAI Holdings Inc. and its subsidiaries.

The consolidated financial statements cover SharonAI Holdings Inc. (“the Company” or “SAI”) and its controlled entities (“the Group”). SAI is a digital infrastructure provider, incorporated in Delaware, United States on February 15, 2024.

On April 29, 2024, SAI and Alternative Asset Management Pty Ltd (“AAM”), who had identical ownership interest as SAI, completed a share exchange. AAM did not have business operations but owned certain mining assets. Pursuant to the transaction there was no change in relative voting interest amongst the existing shareholders of both entities. See Note 2(b) for additional reporting considerations for the share exchange.

On June 30, 2024, SAI acquired the majority equity interest of Distributed Storage Solutions Limited (“DSS”). DSS is a cloud storage provider providing robust data storage infrastructure in the Filecoin network with additional focus on high performance computers (HPC) and artificial intelligence, which was determined to be a business combination.

In January of 2025, SAI formed a 50:50 joint venture with New Era Helium, Inc., named Texas Critical Data Centers LLC (“TCDC”), to fund, develop, and construct a planned 250MW net-zero energy data center behind the meter with a natural gas-fired power plant within the Permian Basin in Western Texas. New Era Helium, Inc. is a Nasdaq listed industrial gas company that is expected to provide a portion of the natural gas required by the power plant.

On January 28, 2025, the Company entered into a Business Combination Agreement (“BCA”) with Roth CH Acquisition Co. (“Roth”) and subsequently on October 21, 2025 filed an S-4 registration statement in participation with Roth with the Securities and Exchange Commission (“SEC”).

On June 9, 2025, the Company made a strategic decision to cease its participation in the operations associated with the Filecoin ecosystem in order to focus its resources and efforts on the continued growth of its high-performance GPU-as-a-Service (GPUaaS) business. This decision aligns with the Company’s long-term strategy to concentrate on providing scalable, on-demand computing infrastructure for artificial intelligence, research, and other data-intensive applications.

As of June 30, 2025, all activities related to the Company’s prior Filecoin-related operations had been fully wound down. This transition reflects a broader shift toward infrastructure services with more predictable and scalable revenue opportunities and supports the Company’s goal of building a focused, capital-efficient technology services platform.

On December 17, 2025, the Company completed its previously announced business combination pursuant to the Business Combination Agreement dated January 28, 2025, as amended, with Roth and Roth CH Holdings Inc. In connection with the closing, Roth domesticated from the Cayman Islands to the State of Delaware by merging into Roth CH Holdings Inc., which subsequently changed its name to SharonAI Holdings Inc. Immediately following the domestication, SharonAI Inc. merged with a subsidiary of SharonAI Holdings Inc., with SharonAI Inc. surviving the merger as a wholly owned subsidiary of SharonAI Holdings Inc. As a result of the transaction, former equity holders of SharonAI Inc. received an aggregate of 10,506,472 shares of Class A Ordinary Common Stock and 136,341 shares of Class B Super Common Stock of SharonAI Holdings Inc., subject to the terms and conditions of the Business Combination Agreement. In connection with the business combination, the Company assumed approximately $3.9 million of liabilities, consisting primarily of accounts payable and accrued expenses, accrued liabilities, and warrant liabilities.

For accounting purposes, the transaction was treated as a reverse recapitalization, with SharonAI Inc. determined to be the accounting acquirer and Roth treated as the acquired entity. See Note 2 to the consolidated financial statements for additional information regarding the accounting treatment of the business combination.

Following the closing of the business combination, the common stock and warrants of SharonAI Holdings Inc. began trading on the OTC Market under the ticker symbols “SHAZ” and “SHAZW,” respectively.

Note 2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements include the balances and results of operations of the Company and have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

Principles of consolidation

Pursuant to the share exchange with the holders of AAM’s equity, which had the same ownership structure as SAI before and after the share exchange, the Group financial statements have been prepared on a consolidated basis by applying the predecessor value method as if the AAM share exchange had been completed at the beginning of the earliest reporting period.

The consolidated statements of profit or loss and other comprehensive income (loss), consolidated statements of changes in equity and consolidated statements of cash flows of SAI and AAM for the relevant periods include the results and cash flows of SAI and AAM from the earliest date presented.

F-7

The consolidated balance sheets as of December 31, 2025 and December 31, 2024 have been prepared to present the assets and liabilities of the subsidiaries using the existing book values from the common shareholders’ perspective. No adjustments are made to reflect fair values, or to recognize any new assets or liabilities as a result of the share exchange.

On December 17, 2025, the Company completed a business combination with Roth pursuant to the Business Combination Agreement. Following the transaction, SharonAI Inc. became a wholly owned subsidiary of SharonAI Holdings Inc. For accounting purposes, the transaction was treated as a reverse recapitalization in accordance with Accounting Standards Codification (ASC) 805-40, Business Combinations- Reverse Acquisitions. Under this method of accounting, SharonAI Inc. was determined to be the accounting acquirer and Roth was treated as the acquired entity for financial reporting purposes. Accordingly, the transaction was accounted for as a capital transaction, with no recognition of goodwill or other intangible assets. The net assets of Roth were recorded at historical cost, and the consolidated financial statements reflect the historical financial position and results of operations of SharonAI Inc. prior to the transaction.

On December 23, 2025, we (i) effected a 1-for-50 reverse stock split of its outstanding common stock, including both shares of its Class A Ordinary Common Stock and Class B Super Common Stock, and (ii) reduce its authorized common stock to 100,136,341 shares, being 100,000,000 shares of Class A Ordinary Common Stock and 136,341 shares of Class B Super Common Stock. In addition to reducing the shares of common stock outstanding, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options, warrants and unit purchase options and conversion of convertible notes outstanding immediately prior to the reverse stock split, with a proportional increase in the respective exercise/conversion prices. All share and per share information, including share-based compensation, throughout this prospectus has been retroactively adjusted to reflect the stock split.

Certain reclassifications have been made to the prior period consolidated  financial statements to conform to the current year presentation. These reclassifications had no impact on the previously reported net loss and accumulated deficit.

For all other business combinations, the Group’s consolidated financial statements include the financial position and performance of controlled entities from the date on which control is obtained until the date that control is lost. For all periods presented, the consolidated financial statements include the Group.

All inter-company transactions are eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and related disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

Foreign currency translation

The financial statements of the Group’s subsidiaries with functional currencies other than the U.S. dollar are translated into U.S. dollars using period-end exchange rates for assets and liabilities, historical exchange rates for stockholders’ equity and weighted average exchange rates for operating results. Translation gains and losses are included in accumulated other comprehensive (loss) income in stockholders’ equity. Foreign currency transaction gains and losses are included in other expenses in the consolidated statements of operations and comprehensive loss. The Company recorded realized foreign currency transaction loss of $2 thousand and an unrealized foreign currency transaction loss of $799 thousand for the years ended December 31, 2025 and realized foreign currency transaction gain of $40 thousand and an unrealized foreign currency transaction loss of $971 thousand for the December 31, 2024. These are included in other expenses, in the consolidated statements of operations and comprehensive loss.

Acquisitions

The Company evaluates acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the fair value is concentrated in a single identifiable asset, the transaction is accounted for as an asset acquisition. If not, further determination is required as to whether or not the Company has acquired inputs and processes that have the ability to create outputs, which would meet the definition of a business. Significant judgment is required in the application of the test to determine whether an acquisition is a business combination or an acquisition of assets.

Acquisitions meeting the definition of business combinations are accounted for using the acquisition method of accounting, which requires that the purchase price be allocated to the net assets acquired at their respective fair values. In a business combination, any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

The Company measures and recognizes asset acquisitions that are not deemed to be business combinations based on the cost to acquire the assets, which includes pre-acquisition direct costs recorded in accrued professional and consulting fees. Goodwill is not recognized in asset acquisitions.

Revenue recognition

The Group recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

i.	identify the contract with a customer;
ii.	identify the performance obligations in the contract;
iii.	determine the transaction price;
iv.	allocate the transaction price to the performance obligation in the contract
v.	recognize revenue when the entity satisfies a performance obligation.

Below is a discussion of how the Group’s revenues are earned and the Group’s accounting policies pertaining to revenue recognition under ASC 606 and other required disclosures.

F-8

Digital asset - mining revenue

The Group provided data storage services in exchange for non-cash consideration in the form of a digital asset.

The Group’s performance obligations to provide the data storage services arises in the Filecoin (“FIL”) network when a customer in this network digitally requests the service from data storage providers such as the Group.

The Group satisfies this performance obligation when it proves delivery of data storage services on the FIL blockchain by undertaking daily computations that validate the successful delivery of the data storage services to the end FIL customer. Upon selection as the storage provider and successful validation, the Group receives its share of network block rewards, and therefore recognizes revenue at that point in time, for the satisfactory completion of this performance obligation.

The relative share of network block rewards in Filecoin is determined by the amount of “sealed” or proven storage that the Group has in the network. The more data the Group stores the higher the probability of winning block rewards.

Block rewards are deposited into the Group’s digital wallets immediately upon completing the validation (WinningPoSt) computations.

In the second quarter of 2025, the Company discontinued its Filecoin-related activities as part of a strategic shift in operations.

Revenue from provision of GPU infrastructure

The Group earns revenues from the provision of GPU infrastructure as a service to customers via a marketplace. Revenue from provision of GPU infrastructure for the Group is recognized on a weekly basis as the performance obligation of the supplied GPU IaaS is met. The Group satisfies this performance obligation when it has the required equipment available to the customer for the period.

Cost of revenue

Cost of revenue consists primarily of expenses that are directly related to providing the Group’s service to its paying customers. These primarily consist of material costs related to digital currency mining and provision of GPU infrastructure services.

Income tax benefit (expense)

The income tax benefit (expense) recognized in the consolidated statements of operations and comprehensive loss comprises current income tax expense plus deferred tax expense.

Current tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (loss) for the year and is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates and laws that have been enacted by the end of the reporting period. Current tax liabilities (assets) are measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

Deferred tax is provided on temporary differences which are determined by comparing the carrying amounts of tax bases of assets and liabilities to the carrying amounts in the consolidated financial statements.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognized for all deductible temporary differences and unused tax losses to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and losses can be utilized.

F-9

Tax positions taken or expected to be taken in the course of preparing the Group’s tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. There are no uncertain tax positions that require accrual or disclosure to the financial statements as of December 31, 2025, or December 31, 2024. The Group’s policy is to recognize interest and penalties related to income tax matters in income tax expense. The Group had no material accruals for interest or penalties related to income tax matters as of December 31, 2025, or December 31, 2024. Generally, the Group’s tax returns are subject to examinations by local Australian tax authorities for tax filings for all years since inception.

Cash and cash equivalents

Cash and cash equivalents comprise cash in bank, demand deposits and short-term investments which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Warrant Liabilities

The Company accounts for the warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements from equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgement, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. See Note 7 for valuation methodology of warrants.

Financial instruments

Financial instruments are recognized initially on the date that the Group becomes party to the contractual provisions of the instrument. The carrying amounts cash and cash equivalents and certificates of deposit approximate fair value due to the short-term nature of these instruments.

The Company has elected the fair value option for its convertible notes in accordance with ASC 825. These instruments are initially recorded at fair value and subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in earnings, except for changes attributable to instrument-specific credit risk, which are recognized in other comprehensive income. Refer to Note 9- Convertible Notes and Note 18- Fair Value Measurements for additional information, including the fair value hierarchy classification.

Goods and services tax (GST)

Revenue, expenses and assets are recognized net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO).

Receivables and payables are stated inclusive of GST.

Cash flows in the consolidated statements of cash flows are included on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

Property and equipment

Property and equipment is stated at cost, net of accumulated depreciation. When an item is sold or retired, the costs and related accumulated depreciation are eliminated, and the resulting gain or loss, if any, is credited or charged to income in the consolidated statements of operations and comprehensive loss. The Group provides for depreciation using the straight-line method over the estimated useful lives of the respective assets.

A summary of estimated useful lives is as follows:

Fixed asset class	Useful life
Used Computer Equipment	1 year
Computer Equipment	2-5 years
Other Equipment	5 years

Other Equipment above includes modular data centers, electrical equipment, cooling infrastructure equipment, telecommunication modules and sundry building and storage. Major improvements are capitalized while replacement, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed as incurred.

Intangible assets

Intangible assets are recognized at fair value when acquired, either separately or as part of a business combination, in accordance with ASC 805. Identifiable intangibles are those that are either separable or arise from contractual or legal rights. Internally generated intangible assets, such as brands or customer relationships, are generally expensed as incurred, with the exception of certain software development costs, which may be capitalized once technological feasibility is established, per ASC 350-40.

Finite-lived intangible assets are amortized over their estimated useful lives, typically on a straight-line basis, reflecting the consumption of economic benefits. Useful lives are based on legal, contractual, or economic factors and are generally between 1 to 20 years. Residual values are assumed to be zero unless a third-party commitment exists. Amortization begins when the asset is available for use and any changes in useful life or method are accounted for prospectively.

Intangible assets with indefinite lives, such as trademarks or perpetual licenses, are not amortized but are tested for impairment at least annually, or more frequently if indicators of impairment arise, in accordance with ASC 350. Goodwill, which arises in business combinations, is also not amortized but tested for impairment annually at the reporting unit level or when triggering events occur. An optional qualitative assessment may be performed before a quantitative test. Intangible assets with indefinite lives and goodwill are evaluated at the beginning of the fourth quarter annually in line with company policy.

Finite-lived intangible assets are assessed for impairment under ASC 360-10 if events suggest their carrying amount may not be recoverable. If undiscounted future cash flows are less than the carrying amount, an impairment loss is recognized as equal to the excess of carrying value over fair value. For indefinite-lived intangibles and goodwill, impairment losses are recorded when the carrying amount exceeds fair value, with goodwill impairment limited to the carrying amount of goodwill.

F-10

During the second quarter of 2025, the Company discontinued its Filecoin operations. As a result of this strategic decision, the Company determined that the intangible assets associated with Filecoin-related technology no longer had any future economic benefit. In accordance with ASC 350, Intangibles- Goodwill and Other, the carrying amount of these intangible assets was fully amortized.

Digital assets

The Group purchased or mined digital assets or received digital assets as consideration for the delivery of its services. The Group accounted for all digital assets held as crypto assets, a subset of indefinite-lived intangible assets in accordance with ASC 350-60, Intangibles- Goodwill and Other- Crypto Assets. The Group has ownership of and control over the digital assets and may use third-party custodial services to secure it.

The digital assets are initially recorded at cost if purchased or fair value if received in mining revenue operations and are subsequently remeasured on the consolidated balance sheet at fair value. Cost is determined based on the cash consideration paid net of the transaction costs. The Group remeasures on a monthly basis the fair value of the digital assets determined by observable market rates.

The Group recognized a loss of $406 thousand from the fair value measurement of digital assets during the year ended December 31, 2025, and a gain of $158 thousand for the fair value measurement of digital assets during the year ended December 31, 2024. Gains and losses from the remeasurement of digital assets are included in net income and are presented separately from other intangible assets.

At times, the Group may settle various payables and accrued liabilities in digital assets within the normal course of operations. Gains and losses arising from transactions settled with digital assets are included as a component of other income or selling, general, and administrative expenses within the accompanying consolidated statements of operations and comprehensive loss.

The Group’s digital assets consisted primarily of Filecoin crypto-currency.

Goodwill

Goodwill of $18.0 million arose from the acquisition of Distributed Storage Solutions Pty Ltd in June 2024 and is allocated to the Group’s single reporting unit, which is also its sole operating segment focused on high-performance computing services.

During the second quarter of 2025, the Group approved the closure of its distributed storage operations, which constituted a triggering event. An interim impairment test was performed as of June 30, 2025, and no impairment was recognized.

The Group performs its annual goodwill impairment test as of October 1 in accordance with ASC 350-20. Accordingly, a quantitative impairment assessment was performed as of October 1, 2025 using a discounted cash flow model. The analysis indicated that the fair value of the reporting unit significantly exceeded its carrying amount.

Management also assessed whether events or changes in circumstances between October 1, 2025 and December 31, 2025 indicated impairment and concluded that no additional impairment indicators were present.

Accordingly, no goodwill impairment was recognized for the year ended December 31, 2025. Management will continue to monitor for impairment indicators in future periods in accordance with ASC 350-20.

Equity-settled compensation

The Group follows ASC 718-10, Compensation-Stock Compensation. The Group offers equity-settled stock-based compensation employee share and option plans. The fair value of the equity to which employees become entitled is measured at grant date and recognized as an expense over the vesting period, with a corresponding increase to equity.

Vesting conditions are taken into account when considering the number of options expected to vest. At the end of each reporting period, the Group revises its estimate of the number of options which are expected to vest. Revisions to the prior period estimates are recognized in profit or loss and equity.

The Group has the following types of equity settled transactions:

Options

The Group issues options to board members. The options are measured at fair value based on the Black-Scholes option pricing model on the grant date and are expensed immediately where there are no conditions attached, or over the vesting period.

Restricted Stock Units

The Group issues restricted stock units to employees. These units are measured at fair value based on observable market bid prices on the grant date and are expensed immediately where there are no conditions attached, or over the vesting period.

Recently Adopted and Issued Accounting Standards

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendment improves income tax disclosure requirements by requiring public entities, on an annual basis, to provide disclosure of defined categories in the income tax reconciliation, as well as disclosure of income taxes paid, disaggregated by jurisdiction. This guidance is effective for annual reporting periods in fiscal years beginning after December 15, 2024. As of December 31, 2025, the Company has adopted ASU 2023-09 prospectively and has enhanced its income tax disclosures included herein, to comply with the requirements. The adoption did not have an impact on the Company’s financial statements.

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

F-11

Note 3. Revenue and Other Income

	For the Years Ended
	December 31,
	2025	2024
Revenue
Digital Asset Mining Revenue	$128,842	$232,510
Provision of GPU Infrastructure services	1,436,420	205,043
Other revenue	1,369	739
Total Revenue	$1,566,631	$438,292

Other income

	For the Years Ended
	December 31,
	2025	2024
Other income
Gain on Disposal of Fixed Assets	$961,713	$-
Fixed asset donation	-	273,273
Other Income	54,090	-
Research and development Grants	-	648,049
Other Income	$1,015,803	$921,322

The sale of fixed asset in first quarter is for the sale of the tier 3 by design modular data center and ancillary infrastructure equipment owned by SharonAI Pty Ltd. The assets were located in Australia and were sold to a private Australian company with proceeds due in May 2025. The assets were sold for a total of $1,257 thousand (AUD$2,000 thousand) including Goods and Service Tax (GST). A gain on sale of $809 thousand was recognized from the sale.

On June 20, 2025, the Company repossessed the Modular Data Center (MDC) following the buyer default on the previously recognized sale transaction. In accordance with ASC 360, the MDC was re-recognized as an asset held for sale and measured at its fair value less costs to sell (FVLCTS). As of June 30, 2025, management determined the FVLCTS of the modular data center to be $1,109 thousand (AUD$1,700 thousand), based on a cost approach adjusted for obsolescence, market corroboration from non-binding offers, and consideration of the asset’s specialized nature and limited liquidity. In the absence of a completed sale, management performed an updated valuation analysis as of December 31, 2025 to reassess the asset’s fair value. As of December 31, 2025, the Company engaged an independent third-party valuation specialist who estimated the MDC’s value. Management evaluated this valuation in the context of the requirements for measuring assets held for sale under ASC 360, including consideration of expected selling costs, market liquidity, and the likelihood of achieving the appraised value in an orderly transaction within a reasonable period. Based on this assessment and corroborating market evidence, management concluded that the previously determined fair value less costs to sell of $1,135 thousand (AUD$1,700 thousand) remained the most representative estimate of the amount expected to be realized from a sale as of December 31, 2025. Accordingly, the carrying value of the MDC was not adjusted at year-end.

On June 30, 2025, the Company completed the sale of a set of storage servers for total consideration of $153 thousand (AUD$235 thousand). The assets, which were previously classified as property and equipment, were fully depreciated and no longer in active use at the time of sale. As a result, the entire sale proceeds were recognized as a gain on disposal in the consolidated statement of operations for the year ended December 31, 2025.

On October 15, 2025, the Company received a settlement payment of $54 thousand (AUD$82 thousand) from the buyer in connection with the failed MDC sale transaction. The settlement was recognized as other income in the consolidated statement of operations for the year ended December 31, 2025.

Note 4. Income Tax

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendment improves income tax disclosure requirements by requiring public entities, on an annual basis, to provide disclosure of defined categories in the income tax reconciliation, as well as disclosure of income taxes paid, disaggregated by jurisdiction. This guidance is effective for annual reporting periods in fiscal years beginning after December 15, 2024. As of December 31, 2025, the Company has adopted ASU 2023-09 prospectively and has enhanced its income tax disclosures included herein, to comply with the requirements. The adoption did not have an impact on the Company’s financial statements.

Income (loss) before income taxes consists of the following:

	For the Years Ended
	December 31,
	2025	2024
United States	$(5,560,443)	$865,102
Foreign	(34,470,812)	(4,756,192)
Income (loss) before income taxes	$(40,031,255)	$(3,891,090)

The Company is subject to income taxes in U.S. federal, state, and foreign jurisdictions. The provision (benefit) for income taxes in the accompanying consolidated financial statements is comprised of the following:

	For the Years Ended
	December 31,
	2025	2024
Current taxes:
Federal	$-	$-
State	-	40,714
Foreign	-	99,299
Total current taxes	-	140,013

Deferred taxes:
Federal	-	-
State	-	-
Foreign	(216,234)	(107,105)
Total deferred taxes	(216,234)	(107,105)
Income tax expense (benefit)	$(216,234)	$32,908

F-12

A reconciliation of the U.S. federal statutory income tax rate of 21% to the Company’s effective income tax rate, post the adoption of ASU 2023-09, is as follows:

	For the Years Ended
	2025	2024
Income tax expense (benefit) using U.S. federal statutory rate	21.0%	21.0%
State income taxes, net of federal benefit	0.1%	5.0%
Foreign tax effects
Australia
Statutory tax rate difference	3.6%	1.0%
Fair value loss on convertible notes	-16.2%	0.0%
Change in valuation allowance	-9.2%	0.0%
Capital loss carryforwards	3.7%	0.0%
Other	-0.4%	0.0%
Nontaxable or nondeductible items	-0.6%	0.0%
Changes in valuation allowance	-1.5%	-19.0%
Permanent Difference	0.0%	-3.0%
Research and development tax incentive	0.0%	-5.0%
Other	0.0%	0.0%
Income tax expense (benefit) and effective tax rate	0.5%	0.0%

For the year ended December 31, 2025, state income taxes in New York and New York City make up the majority (greater than 50%) of the state income taxes, net of federal benefit category.

The Company’s effective tax rate for the year ended December 31, 2025 differs from the U.S. statutory rate primarily due to the change in valuation allowance maintained against certain deferred tax assets and the nonrecognition of fair value loss on convertible notes.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. These differences are measured using the enacted statutory tax rates that are expected to be in effect for the years in which differences are expected to reverse. Deferred tax assets and liabilities were determined based on the difference between financial statement and tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse.

	December 31,	December 31,
	2025	2024
Net operating loss carryforward	$4,337,890	$303,257
Unrealized Gain (Loss)	-	293,707
Capitalized transaction costs	1,829,760	77,225
Accrued expenses	36,117	78,878
Stock based compensation	378,290	65,208
Lease liabilities	1,247,725	-
Total deferred tax assets	7,829,782	818,275
Less valuation allowance	(5,283,165)	(733,310)
Net deferred tax asset	2,546,617	84,965

Intangibles	-	(412,500)
Right-of -use asset	(1,785,219)	-
Other deferred tax liabilities	(761,398)	-
Total deferred tax liabilities	(2,546,617)	(412,500)

Net deferred tax liability	$-	$(327,535)

F-13

The Company’s valuation allowance increased by $4,549,855, primarily as a result of current year losses and an increase in capitalized legal expenses against which a valuation allowance is maintained during the year ended December 31, 2025. In assessing the ability to realize the Company’s net deferred tax assets, management considers various factors including taxable income in carryback years, future reversals of existing taxable temporary differences, tax planning strategies, and future taxable income projections to determine whether it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Management has determined that the uncertainty regarding realizing certain deferred tax assets is sufficient to warrant the need for a valuation allowance against its worldwide net deferred tax assets after consideration of the reversals of existing taxable temporary differences.

As of December 31, 2025, the Company had $3,224,739 of federal and $5,939,808 of state net operating loss carryforwards. The federal net operating losses have an indefinite life and can be utilized to offset 80% of future taxable income, while the state net operating losses will begin to expire in 2044. As of December 31, 2025, the Company had Australian net operating loss carryforwards and capital loss carryforwards of $7,198,497 and $6,003,699, respectively, that can be carried forward indefinitely.

As of December 31, 2025, the Company had no recorded liabilities for uncertain tax positions. As of December 31, 2025, the Company had no accrued interest or penalties related to uncertain tax positions. The Company’s accounting policy is to recognize interest and penalties related to uncertain tax positions in income tax expense.

The Company files income tax returns in the United States, various US state jurisdictions, and Australia. The Company is not currently under examination by the Internal Revenue Service or any other jurisdiction. All tax years remain open to tax examination. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may be adjusted upon examination by the Internal Revenue Service or other tax authorities to the extent utilized in a future period.

The Company has not provided U.S. deferred income taxes or foreign withholding taxes on unremitted earnings of foreign subsidiaries, as such amounts are considered to be indefinitely reinvested. Any accumulated earnings in foreign subsidiaries are primarily utilized to fund working capital requirements as the Group continues to expand operations.

The Company did not make any income tax payments (net of refunds received) during the year ended December 31, 2025.

Note 5. Certificates of Deposits

At December 31, 2025, the Company held certificates of deposits (CDs) totaling $915 thousand which are restricted due to their use as collateral for bank guarantees issued for equipment managed service contracts. The CDs have either a 6-month or 12-month term and are maintained in a bank account in the Company’s name. Interest earned on the CDs is accrued to the Company. Under the terms of the service contracts, the supplier may claim the funds in the event of a material default by the Company in fulfilling its payment obligations. These arrangements do not transfer ownership or control of the CDs but restrict their use for the duration of the CD term. Additionally, in conjunction with the Company’s new service contracts in 2025, the supplier required the Company to maintain these CD’s throughout the duration of the contract period, or until the supplier agrees to release them. This resulted in a long-term restriction on the CDs.

Note 6. Trade and Other Receivables

	December 31,	December 31,
	2025	2024
Trade receivables	$44,142	$15,799
Research and development grant receivable	-	891,482
GST receivable	705,535	77,266
Total trade and other receivables	$749,677	$984,547

Note 7. Convertible note proceeds receivable

During December 2025, the Company received the majority of the committed proceeds under the AU Convertible Notes agreement. As of December 31, 2025, approximately $15,171 thousand of proceeds remained contractually receivable from investors and is presented as Convertible Notes Proceeds Receivable within current assets in the consolidated balance sheets.

The outstanding receivable was collected in January 2026 in accordance with the contractual funding terms. Management evaluated collectability at December 31, 2025 and concluded that no allowance was required, as the amount was contractually committed and subsequently received after year end.

F-14

Note 8. Property and Equipment

	December 31,	December 31,
	2025	2024
Computer equipment
At cost	$16,863,167	$4,640,967
Accumulated Depreciation	(1,666,017)	(407,672)
Total Computer Equipment	15,197,150	4,233,295
Other equipment
At cost	11,828	380,900
Accumulated Depreciation	(1,203)	(38,090)
Total Office Equipment	10,625	342,810
Total property and equipment, net	$15,207,775	$4,576,105

Right of use assets
At cost	8,236,479	1,011,179
Accumulated Depreciation	(1,095,602)	(75,843)
Total right of use, net	7,140,877	935,336
Total property and equipment, net	$22,348,652	$5,511,441

Depreciation expense related to computer equipment amounted to $2,043 thousand for the year ended December 31, 2025 and $460 thousand for the year ended December 31, 2024. Foreign currency translation adjustments of $198 thousand were recognized for the same period.

Note 9. Digital Assets

The following table provides details of the activities related to our digital assets for the year ended December 31, 2025 and December 31, 2024.

	December 31,	December 31,
	2025	2024
Balance at beginning of the period	$721,664	$-
Acquisitions	-	535,697
Disposals	(351,755)	(119,268)
Earned FIL revenue	133,235	219,763
FIL cost of revenue	(141,338)	(118,497)
Change in fair value of digital assets	(406,345)	157,923
Unrealized gain (loss) on foreign currency translation	44,539	46,046
Balance at the end of period	$-	$721,664

As of December 31, 2025, the Company no longer holds any digital assets. All previously held digital assets were disposed of or sold during the period.

F-15

Note 10. Intangible Assets

	For the Years Ended
	December 31,
	2025	2024
Finite-Lived Intangible Assets
Balance at beginning of the period	$8,963	$-
Acquired Definite-Lived Intangible Assets	-	24,369
Amortization of Definite-Lived Intangible Assets	(8,963)	(15,406)
Balance at the end of period	$-	$8,963

Technology
Balance at beginning of the period	$1,650,000	$-
Technology acquired	-	2,200,000
Accumulated amortization	(1,650,000)	(550,000)
Balance at the end of period	$-	$1,650,000

Finite-Lived Intangible Assets

Finite-lived intangible assets include digital asset deals contracts which are paid in Filecoin tokens and are amortized over the life of the contract. As part of the Company’s decision to discontinue its Filecoin operations in the second quarter of 2025, the related finite-lived intangible asset was fully amortized during the period.

Technology

The acquired technology relates to the DSS acquisition in June 2024. As part of the Company’s decision to discontinue its Filecoin operations in the second quarter of 2025, management evaluated the recoverability of intangible assets related to Filecoin-related technology. Based on this assessment and in accordance with ASC 350, Intangibles- Goodwill and Other, the Company concluded that this intangible asset no longer had any future economic benefit. Accordingly, their full carrying amount was fully amortized during the period.

Note 11. Note Payable

On July 15, 2025, the Company entered into a Convertible Promissory Note Agreement with YA II PN, Ltd. for proceeds of $500,000. On October 1, 2025, the Company issued a second tranche under the agreement for additional proceeds of $2,000,000. The notes bear interest at 10% per annum, increasing to 18% upon an event of default, and mature on July 15, 2026.

The notes include a contingent conversion feature linked to the closing of the Company’s Business Combination Agreement (“BCA”). Prior to the closing of the BCA, which was expected by December 31, 2025, the conversion price was fixed at $60.62 per share, resulting in a fixed and determinable number of shares. The Company concluded that the conversion feature qualified for the own-equity scope exception and did not require bifurcation. Accordingly, the notes were accounted for as a single debt instrument at amortized cost.

Monthly cash payments were required to commence only upon the occurrence of specified triggering events, including failure to close the BCA by the stated deadline or the occurrence of an amortization event, and would continue until the outstanding principal and accrued interest were repaid.

On December 15, 2025, the Company entered into an amendment to the notes and related agreements. The amendment temporarily suspended certain obligations of the parties from December 15, 2025 through January 20, 2026. In connection with the amendment, the Company agreed to make (i) an initial payment of $350,000 in December 2025, consisting of partial principal repayment, a redemption premium, and accrued interest, and (ii) a final payment on or before the end of the suspension period equal to the remaining outstanding principal, applicable redemption premiums, accrued interest, and a contractual fee of $250,000. Upon payment of the final amount, all obligations under the agreements were fully satisfied and the agreements terminated.

F-16

At December 31, 2025, the outstanding balance of the notes was classified as a current liability in the consolidated balance sheets. Subsequent to year end and prior to the issuance of these consolidated financial statements, the Company completed the final payment required under the amendment, and extinguished the note. As a result, all amounts due under the amended agreements have been paid and no further obligations remain outstanding.

Note 12. Convertible Notes

On December 17, 2025, the Company issued $2.25 million of convertible notes bearing interest at 10% per annum and maturing December 17, 2026. The notes automatically convert into Class A Ordinary Common Stock at $6.00 per share.

On December 19, 2025, SharonAI, Inc. and SharonAI Pty Ltd (collectively, the Company) entered into a Convertible Note Agreement with several institutional investors and issued unsecured redeemable convertible notes with an aggregate principal amount of $103.4 million.

The Convertible Notes bear interest at 12.0% per annum if an initial public offering (IPO) does not occur within four months of issuance, increasing to 15.0% per annum if an IPO has not occurred within 12 months. Interest accrues daily and is payable upon conversion in shares unless the notes are redeemed earlier. The Convertible Notes mature 24 months from the issue date.

The Convertible Notes automatically convert into common stock upon an IPO at a discount to the IPO price, or mandatorily convert upon certain corporate transactions, each subject to a valuation cap. At maturity, investors may elect to convert the notes into common stock or require cash redemption of the outstanding principal and accrued interest. The notes are also redeemable upon the occurrence of an event of default.

The Company elected to account for the Convertible Notes under the fair value option in accordance with ASC 825. Upon issuance, the Convertible Notes were recorded at a fair value of $129.4 million as a noncurrent liability. Transaction costs were recognized in earnings as incurred. The difference between the fair value of the Convertible Notes and the cash proceeds received was recognized as an expense following its issuance. The Convertible Notes are subsequently remeasured at fair value each reporting period, with changes in fair value recognized in earnings, except for changes attributable to instrument-specific credit risk, which are recognized in other comprehensive income. There was no change in fair value from the issuance date through December 31, 2025.

Note 13. Common Stocks

The Company has two classes of common stock: Class A Ordinary Common Stock and Class B Super Common Stock. Both classes have identical economic rights, including rights to dividends and distributions. However, the classes differ in voting rights. Each share of Class A Ordinary Common Stock entitles the holder to one (1) vote per share, while each share of Class B Super Common Stock entitles the holder to one hundred sixty (160) votes per share.

Note 14. Warrant Liabilities

The Company accounts for the 22,250,000 warrants that were assumed from Roth as part of the BCA (representing 11,500,000 Public Warrants and 10,750,000 Private Placement Warrants exercisable for 230,000 shares of Class A Ordinary Common Stock and 214,982 shares of Class A Ordinary Common Stock, respectively) which are exercisable of 444,982 shares of Class A Ordinary Common Stock in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrants do not meet the criteria to be considered indexed to the Company’s stock due to settlement provisions that result in holders of warrants receiving variable settlement amounts determined by the reference table. Additionally, an event that is not within the entity’s control could require net cash settlement, thus precluding equity classification. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each consolidated balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statement of operations.

F-17

Warrants - Public Warrants may only be exercised for a whole number of Class A ordinary shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless holders purchase at least two Units, they will not be able to receive or trade a whole warrant. The Public Warrants will become exercisable 30 days after the completion of an initial business combination.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable, and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a Public Warrant unless the Class A ordinary shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of an initial business combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement filed in connection with its IPO or a new registration statement covering registration under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of an initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the 60th day after the closing of an initial business combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. This registration statement was filed with the SEC on January 16, 2026 and declared effective by the SEC on February 13, 2026.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $900.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary share equals or exceeds $900.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $500.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.10 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary share;

●	if, and only if, the last reported sale price of the Class A ordinary share equals or exceeds $500.00 per share (as adjusted per share sub-divisions, share dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company send the notice of redemption to the warrant holders; and

●	if the last reported sale price of the Class A ordinary share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $900.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

F-18

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities (excluding the forward purchase securities) for capital raising purposes in connection with the closing of an initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial business combination on the date of the consummation of an initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $900.00 per share redemption trigger price described above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $500.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $500.00 per share redemption trigger price described above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $200.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or saleable until 30 days after the completion of an initial business combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of Class A ordinary shares as described above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $900.00”). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

Note 15. Leases

The Company leases GPU and associated computer and networking equipment under non-cancelable finance lease agreements. Lease terms generally range from 3 to 5 years and may include options to extend or terminate the lease. Lease agreements may contain both lease and non-lease components, which the Company accounts for as a single lease component for all asset classes under a practical expedient election. The Company also elected the short-term lease exemption for all leases with original terms of 12 months or less, whereby such leases are not recognized on the consolidated balance sheet.

Lease cost

The components of lease cost were as follows:

	For the Years Ended
	December 31,
	2025	2024
Description
Finance lease - interest	$319,944	$25,275
Finance lease - amortization	3,211,697	89,748
Total Lease Cost	$3,531,641	$115,023

Maturity analysis of lease liabilities

Future minimum lease payments as of December 31, 2025 are as follows:

	December 31,	December 31,
	2025	2024
Description
2025	$-	$230,044
2026	1,324,782	230,044
2027	1,324,782	230,044
2028	1,324,782	230,044
2029	1,201,139	115,022
2030	379,091	-
Total	5,554,576	1,035,198
Less: Imputed interest	563,675	88,492
Present value of lease liabilities	$4,990,901	$946,706

F-19

Other information

	December 31,	December 31,
	2025	2024
Weighted-average remaining lease term (years)	3.9	4.5
Weighted-average discount rate:	5.72%	5.19%
ROU assets obtained in exchange for ROU Liability	$8,236,478	$1,057,779
Operating cash impact of finance leases	$3,463,635	$26,847

Note 16. Share-Based Compensation

The Group grants Options and Restricted Stock Units (RSUs) under the 2024 Equity Incentive Plan (the “2024 Plan”) to Board Members, Advisory Board Members, Employees and Contractors. The grants have a combination of performance based and time-based hurdles and vesting periods. On January 16, 2025, the Group granted 48,484 options which have a contractual term of 10 years. The options have an exercise price of $6.71 per share and convert on a 1:1 basis. The Group ascertains the fair value of the Options and RSUs using a Black-Scholes pricing model. The fair value of equity to which employees become entitled is measured at grant date and recognized as an expense over the vesting period, along with a corresponding increase to equity. As of December 31, 2025, the Group has the following share-based compensation:

Stock Options

Share-based compensation expense of $1,762 thousand has been recognized in the period ending December 31, 2025, for options based on the pro rata expense of the service-based options over the vesting period. As of December 31, 2025, 1900 options had vested.

Stock Option Activity

Activity	Number of Options	Weighted-Average Exercise Price post adjustment in SharonAI Holdings Inc	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2024	41,958	6.71	8.92	-
Granted	48,484	6.71	9.00	-
Exercised	-	6.71	-	-
Forfeited	-	6.71	-	-
Outstanding at December 31, 2025	90,442	6.71	8.96	-
Exercisable at December 31, 2025	22,727	6.71	9.50	-

Restricted Stock Units (RSUs)

Share-based compensation expense of $529 thousand has been recognized in the period ending December 31, 2025, for the performance-based RSUs based on the portion of hurdles being met and pro rata time-based vesting conditions being satisfied during the period.

Activity	Performance-Based RSUs	Weighted-Average Grant Date Fair Value
Balance at December 31, 2024	478,806	3,193,353.00
Granted[1]	79,295	528,851.00
Vested[2]	(243,180)	(1,621,867.00)
Vested in prior periods	(39,357.00)	(262,487.00)
Forfeited	-	-
Unvested at December 31, 2025	275,564	1,837,850.00

(1)	The company is contractually obligated to issue these RSU’s at 1 January 2025, however, the RSU’s have yet to be documented and granted.
(2)	RSU’s listed as vested are not exercisable but representative of the pro-rata portion of the RSU grant vested in the period

At December 31, 2025, compensation costs related to these unvested stock-based compensation awards not yet recognized in the consolidated statements of operations was $1,837,850.

F-20

Note 17. Employee Benefit Plan

The Group’s employees that are located in Australia participate in a Superannuation defined benefit scheme. Superannuation is Australia’s mandatory retirement savings system, requiring employers to contribute 11.5% of an employee’s earnings into a regulated fund. Contributions receive concessional tax treatment, with employer payments taxed at 15% within the fund. Superannuation is typically preserved until retirement age (55-60), with limited early access exceptions. Funds are regulated by Australian Prudential Regulation Authority, Australian Securities and Investments Commission, and the Australian Taxation Office, and offer various investment options, often including insurance coverage. Withdrawals can be taken as a lump sum or income stream, subject to tax rules. Legislative changes may affect contribution limits, taxation, and access conditions.

Note 18. Fair Value Measurement

The Group measures the following assets and liabilities at fair value on a recurring basis:

The Group’s recurring fair value measurements include the following:

●	Intangible assets - indefinite-lived digital assets
●	Convertible notes - measured at fair value under the fair value option
●	Warrant liability - measured at fair value

Fair value hierarchy

ASC Topic 820, Fair Value Measurement and Disclosures (“ASC Topic 820”) requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 established a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quote prices for similar assets or liabilities in active markets; quoted prices for identical assets in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The table below shows the assigned level for each asset and liability held at fair value by the Group:

Fair value hierarchy	Level 1	Level 2	Level 3	Total
As of December 31, 2025
Recurring fair value measurements
Digital Assets	-	-	-	-
Convertible notes	-	-	$129,017,286	$129,017,286
Warrant liability	$890,000			$890,000
As of December 31, 2024
Recurring fair value measurements
Digital assets	$721,664	-	-	$721,664

The Group’s assets held at fair value comprise of indefinite lived cryptocurrency (digital assets) classified at level 1. See Note 9 for support.

The Group elected the fair value option for its convertible notes. The fair value of the convertible notes is determined using valuation techniques that include significant unobservable inputs, including assumptions related to expected volatility, discount rates, and the probability and timing of conversion. Accordingly, the convertible notes are classified within Level 3 of the fair value hierarchy.

The warrants are classified within Level 1 as they are valued using quoted market prices in an active market.

There were no transfers between Levels 1, 2, or 3 during the years ended December 31, 2025 and 2024.

Note 19. Supplemental Disclosure of Cash Flow Information

	For the Years Ended
	December 31,
	2025	2024
Supplemental information:
Cash paid for interest	$25,275	$2,827
Non-cash transactions:
Director issued common stock upon termination	-	15,000
Acquisition of a business through the issuance of common stocks and warrants	-	20,865,167
Settlement of related party notes payable with the issuance of common stock	-	419,601
Settlement of liabilities through the issuance of common stock	-	176,999
Acquisition of assets through the issuance of common stock	-	1,256,040
Assets held for Sale- rerecognize MDC	1,105,000	-
Bad debt expense related to MDC sale	(1,180,620)	-
ROU assets obtained in exchange for lease liability	8,153,736	1,061,831
Debt issuance converted to stock	-	(419,601)
Issuance of convertible notes receivable	15,171,072	-
Roth CH Acquisition Corp merger	$3,934,546	$-

F-21

Note 20. Commitments

Unconditional Purchase Obligation

In connection with the termination of its data center services arrangement under the Digital Storage Solutions (DSS) agreement, the Company entered into a contractual commitment with Andrew Sjoquist Enterprises (ASE), a managed service provider. Under the termination arrangement, the Company is required to utilize services from ASE totaling approximately AUD$400 thousand over the next five years.

The commitment is noncancelable and qualifies as an Unconditional Purchase Obligation under ASC 440-10-50. As of December 31, 2025, no liability has been recognized, as the obligation represents future purchases of services expected to benefit the Company. The Company will disclose in future periods any material changes or if the commitment becomes onerous.

Data Center Services Commitment

The Group has entered into service orders with NEXTDC pursuant to a Master Services Agreement dated 1 November 2022 for the provision of data center whitespace and power capacity. During the year, the Group activated additional contracted power capacity of 600kW and amended its existing allocation.

At December 31, 2025, the Group has remaining contracted capacity of 40MW under phased deployment arrangements. Service commencement dates and establishment fees are subject to agreement in accordance with the underlying service orders. Monthly recurring fees are based on contracted kilowatt capacity.

Note 21. Net Loss per Share

Basic net income (loss) per share is computed by dividing net income (loss) applicable to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted net income (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity using the treasury method or the if-converted method, if applicable. The calculation of diluted net income (loss) per share gives effect to common share equivalents; however, potential common shares are excluded if their effect is anti-dilutive. Convertible Series B Preferred Stock issued and outstanding, and share-based options are considered common share equivalents and are only included in the calculation of diluted earnings per common share when net income is reported and their effect is dilutive.

The following securities were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive:

●	Stock options and RSU’s: 558,101 shares
●	Warrants: 444,982 shares

A reconciliation of the numerators and denominators is as follows:

	For the Years Ended
	December 31,
	2025	2024
Numerator:
Net loss available to common shareholders	$(39,815,021)	$(3,923,998)
Less: Net loss attributable to the noncontrolling interest	(191,112)	(18,717)
Net loss attributable to common shareholders	$(39,623,909)	$(3,905,281)
Denominator:
Basic and diluted weighted average number of common shares outstanding	9,804,075	5,056,870
Basic and diluted net loss per common share outstanding	$(4.04)	$(0.77)

Note 22. Segment Information

The Company operates in one operating segment, and therefore one reportable segment, focused on the provision of High Performance Compute Services (HPC). The determination of a single business segment is consistent with the consolidated financial information regularly provided to the Group’s chief operating decision maker (“CODM”), who is the Chief Executive Officer.

F-22

The Group’s method for measuring profitability on a reportable segment basis is operating profit or loss, which the CODM uses to assess performance for the Group and in deciding how to allocate resources. The CODM does not review disaggregated assets by segment. The Group adopted ASU 2023-07 in December 2024. The most significant provision was for the Group to disclose significant segment expenses that are regularly provided to the CODM. The Group’s CODM periodically reviews cost of revenues and selling, general and administrative expenses, excluding share-based compensation, by segment and treats them as significant segment expenses.

The following table presents segment expenses, other segment items, and segment operating loss for the period:

	For the Years Ended
	December 31,
	2025	2024
Revenue	$1,566,631	$438,292
Less: Segment Expenses
Costs of revenue	1,465,824	719,993
Selling, general and administrative expenses	12,116,600	2,368,745
Other segment items(1)	2,785,951	2,300,861
Loss (gain) on sale/ exchange of equipment	(1,015,803)	(921,322)
Segment expenses	15,352,572	4,468,277
Segment loss from operations	$(13,785,941)	$(4,029,985)

(1)	Other segment items for the reportable segment include share-based compensation and other expenses.

Note 23. Transactions with Related Parties

SharonAI and SharonAI Pty Ltd have entered into an independent contractor agreement-corporate with James Manning and Manning Group Pty Ltd ATF MG Office Trust (“Manning Consulting Agreement”). Pursuant to the Manning Consultant Agreement, Mr. Manning, SharonAI’s Non-Executive Chairman, director and greater than 10% stockholder, as the key person, provides certain services to SharonAI and SharonAI Pty Ltd relating to commercial opportunity development, discovery of future data center sites, future data center acquisition and construction advisory, transaction advisory services and key relationship introduction and development. In consideration for these services, Manning Group Pty Ltd ATF MG Office Trust is entitled to receive an annual remuneration of AUD$334,500 (approximately $211,000 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Manning Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice.

SharonAI Pty Ltd has entered into an independent contractor agreement with Nicholas Hughes Jones related entity Inbocalupo Consulting Pty Ltd (“Inbocalupo Consulting Agreement”). Pursuant to the Inbocalupo Consultant Agreement and combined with Mr. Hughes-Jones employment agreement, Mr. Hughes-Jones who until July 2025 was SharonAI’s Senior Vice President Business Development and is a currently the Company’s Head of Business Development and a current greater than 10% stockholder, as the key person, provides certain services to SharonAI and SharonAI Pty Ltd relating to business development services. In consideration for these services, Inbocalupo Consulting Pty Ltd is entitled to receive an annual remuneration of AUD$133,800 (approximately $84,294 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Inbocalupo Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice.

SharonAI Pty Ltd has entered into an independent contractor agreement with Broadfoot Group Pty Ltd (“Broadfoot Consulting Agreement”). Pursuant to the Broadfoot Consultant Agreement, Mr. Broadfoot, SharonAI’s Chief Financial Officer, Treasurer, Corporate Secretary, and Mrs. Broadfoot, as the key persons, provides certain services to SharonAI and SharonAI Pty Ltd relating to Chief Financial Officer support and executive assistant services to the CFO. In consideration for these services, Broadfoot Group Pty Ltd is entitled to receive an annual remuneration of AUD$111,500 (approximately $70,245 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Broadfoot Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice.

James Manning, Nicholas Hughes-Jones (who until July 2025 was SharonAI’s Senior Vice President Business Development) and Andrew Leece were the sole three shareholders of Alternative Asset Management Pty Ltd/SharonAI Pty Ltd (“SAIPL”) prior to SharonAI’s acquisition of all of the shares of SAIPL on April 29, 2024. In consideration for their shares of SAIPL, each of Messrs. Manning, Hughes-Jones and Leece were issued 70,000 shares of SharonAI common stock (636,248 post adjustments of SharonAI Holding Inc Class A Ordinary Common Stock) at a fair value of $70,000.

James Manning was a unitholder of Digital Income Fund Pty Ltd (“DIF”) prior to SAIPL acquiring the assets of DIF on April 29, 2024. In consideration for the assets of DIF, DIF was issued 55,000 shares of SharonAI common stock (499,909 post adjustment in SharonAI Holdings Inc Class A Ordinary Common Stock), 17,600 shares (159,971 post adjustment in SharonAI Holdings Inc Class A Ordinary Common Stock) of which were transferred to Mr. Manning upon DIF’s liquidation. The shares were issued at a fair value of $390,016.

James Manning, Nicholas Hughes-Jones and Andrew Leece were shareholders of Distributed Storage Solutions Limited ACN 646 979 222 (“DSS”) prior to SharonAI’s acquisition of DSS in June of 2024. In consideration for their shares of DSS, Mr. Manning was issued 49,215 shares of SharonAI common stock (447,328 post adjustment in SharonAI Holdings Inc Class A Ordinary Common Stock) at a fair value of $1,919,366, Mr. Hughes-Jones was issued 27,478 shares of SharonAI common stock (249,754 post adjustment in SharonAI Holdings Inc Class A Ordinary Common Stock) at a fair value of $1,071,623, and Mr. Leece was issued 43,401 shares of SharonAI common stock (394,483 post adjustment in SharonAI Holdings Inc Class A Ordinary Common Stock) at a fair value of $1,692,639.

F-23

During 2024, the Group paid storage services expense to Flynt ICS Pty Ltd (“Flynt”). Flynt is a subsidiary of Vertua Limited and affiliated to the Group through common ownership by James Manning. For the year ended December 31, 2024 and 2025, the Group paid Flynt $167,638 and $92,722.12 respectively in services expenses.

Between January, 2024, and May, 2024, the SharonAI received approximately $419,590 in outstanding loans from various entities affiliated with members of SharonAI’s management and board of directors, including: (a) Woodville Super Pty Ltd, an affiliate of James Manning, Director; (b) Manning Capital Holdings Pty Ltd, an affiliate of James Manning, Director; (c) Strat Capital Pty Ltd (Alpha Juliett), an affiliate of Andrew Leece, Chief Operating Officer; and (d) Inbocalupo Pty Ltd, an affiliate of Nick Hughes-Jones, the former Senior Vice President Business Development. These debts were converted into equity of SharonAI as part of a private placement conducted by SharonAI at the same price that stock was sold to other investors in the offering. The following chart shows the amount of debt from each lender and the shares into which the debt was converted.

	USD Amount outstanding	Subscription price per share post adjustment in SharonAI Holdings Inc	Shares received upon conversion post adjustment in SharonAI Holdings Inc Class A Ordinary Common Stock
Woodville Super Pty Ltd	$66,370.00	4.29	15,470
Manning Capital Holdings Pty Ltd	$84,555.00	4.29	19,706
Strat Capital Pty Ltd (Alpha Juliett)	$117,740.00	4.29	27,440
Inbocalupo Pty Ltd	$150,925.00	4.29	35,175
Total:	$419,590.00		97,791

Note 24. Subsequent Events

The Company evaluated subsequent events from December 31, 2025 through the date the consolidated financial statements were issued in accordance with ASC 855, Subsequent Events. The following events occurred subsequent to December 31, 2025:

Termination of Yorkville Agreements

On December 15, 2025, the Company entered into an amendment to its agreements with Yorkville Advisors (the “YA Amendment”), which provided for the temporary suspension of certain obligations during a defined suspension period.

In January 2026, the Company completed all required payments under the YA Amendment, including principal, redemption premium, accrued interest, and related fees. As a result, all obligations under the Yorkville agreements were satisfied in full, and the agreements were terminated. No continuing liabilities remain under these arrangements.

IPO and NASDAQ Listing

In February 2026, SharonAI Holdings, Inc. completed its initial public offering and listed its common stock on the Nasdaq Stock Market. The offering generated gross proceeds of approximately $125 million, prior to deducting underwriting discounts and other offering expenses. The Company intends to use future proceeds from potential capital raises, if any, primarily for GPU acquisitions and related infrastructure deployment.

Sale of TCDC Investment

Subsequent to December 31, 2025, the Company completed the sale of its 50% membership interest in Texas Critical Data Centers, LLC (“TCDC”) to New Era Energy & Digital Inc. (“NUAI”).

On December 19, 2025, the Company entered into a binding term sheet with NUAI outlining the key terms of the transaction. The definitive agreements were executed in January 2026, at which time legal ownership of the TCDC membership interest was transferred.

Total consideration for the transaction is contractually valued at $70.0 million, consisting of cash consideration, equity in NUAI, and a secured convertible promissory note. As of December 31, 2025, the Company received a non-refundable deposit of $150,000, which is recorded as a deposit liability in the consolidated balance sheet.

The Company will recognize the sale of the investment and the related gain in the first quarter of 2026, upon completion of the transaction.

F-24

SHARONAI HOLDINGS INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$1,861,347,822	$71,073,024
Trade and other receivables	28,458,817	749,677
Convertible note proceeds receivable	-	15,171,072
Assets held for sale	1,170,289	1,135,490
Other current assets	47,196,444	288,191
Total current assets	1,938,173,372	88,417,454
Property and equipment, net	26,323,307	15,207,775
Right of use assets, net	6,889,203	7,140,877
Equipment, software and lease prepayments	302,647,678	-
Certificates of deposits	12,748,105	915,397
Other long-term assets	16,512,329	3,414,432
Goodwill	18,044,215	18,044,215
TOTAL ASSETS	$2,321,338,209	$133,140,150
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Trade and other payables	$32,407,955	$3,433,320
Customer deposits	143,879,911	-
Warrant liability	6,145,450	890,000
Note payable	6,025	2,254,968
Convertible notes, current portion	20,059	129,017,286
Finance lease liabilities, current portion	1,176,406	1,072,820
Other current liabilities	-	2,701,932
Total current liabilities	183,635,806	139,370,326
Convertible notes, non-current	1,006,515,000	-
Finance lease liabilities, non-current	3,640,024	3,918,081
TOTAL LIABILITIES	1,193,790,830	143,288,407
Stockholders’ equity (deficit):
Common Stock- Class A ($0.0001 par value, 100,000,000 shares authorized; 35,667,164 and 11,832,164 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	3,567	1,183
Common Stock- Class B ($0.0001 par value, 136,341 shares authorized; 136,341 shares issued and outstanding as of June 30, 2026 and December 31, 2025)	14	14
Additional paid-in capital	1,624,995,090	33,861,613
Accumulated deficit	(491,747,880)	(43,529,190)
Accumulated other comprehensive loss	(3,418,013)	(372,992)
Noncontrolling interest	(2,285,399)	(108,885)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	1,127,547,379	(10,148,257)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,321,338,209	$133,140,150

See accompanying Notes to Consolidated Condensed Financial Statements.

F-25

SHARONAI HOLDINGS INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$1,931,381	$376,984	$2,225,396	$702,077
Cost of revenue	761,755	398,266	1,287,572	711,648
Gross profit (loss)	1,169,626	(21,282)	937,824	(9,571)
Share-based compensation	2,670,588	489,345	3,052,746	956,968
Selling, general and administrative expenses	8,685,424	1,083,093	12,700,643	2,090,523
Other expenses	14,597,792	1,169,712	12,787,838	1,676,132
Gain on disposal of property and equipment	-	(153,199)	-	(961,713)
Loss from operations	(24,784,178)	(2,610,233)	(27,603,403)	(3,771,481)
Non-operating income (expense), net:
Change in fair value of digital assets	-	(62,657)	-	(391,090)
Change in fair value of warrant liabilities	(6,138,775)	-	(5,255,450)	-
Change in fair value of convertible notes	(400,440,855)	-	(470,668,608)	-
Change in fair value of share-based payment	334,502	-	334,502	-
Gain on investment in NUAI shares	6,493,245	-	4,984,130	-
Gain on sale of investment in TCDC	856	-	65,920,568	-
Interest expense, net	(4,527,540)	(43,521)	(3,267,654)	(55,912)
Loss before income taxes	(429,062,745)	(2,716,411)	(435,555,915)	(4,218,483)
Income tax (expense) benefit	(1,305,951)	127,579	(14,824,603)	190,161
Net loss	(430,368,696)	(2,588,832)	(450,380,518)	(4,028,322)
Net loss attributable to non-controlling interest	(2,065,770)	(12,426)	(2,161,826)	(19,336)
Net loss attributable to SharonAI Holdings Inc.	$(428,302,926)	$(2,576,406)	$(448,218,692)	$(4,008,986)
Net loss per share, basic and diluted	$(22.84)	$(0.27)	$(27.38)	$(0.41)
Weighted-average number of shares outstanding	18,755,220	9,703,042	16,370,481	9,703,042

See accompanying Notes to Consolidated Condensed Financial Statements.

F-26

SHARONAI HOLDINGS INC.

CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net loss	$(430,368,696)	$(2,588,832)	$(450,380,518)	$(4,028,322)
Net loss attributable to non-controlling interest	(2,065,770)	(12,426)	(2,161,826)	(19,336)
Net loss attributable to SharonAI Holdings Inc.	(428,302,926)	(2,576,406)	(448,218,692)	(4,008,986)

Foreign currency translation adjustments	(1,968,468)	(243,954)	(3,059,707)	(349,468)
Other comprehensive loss	(1,968,468)	(243,954)	(3,059,707)	(349,468)
Other comprehensive loss attributable to noncontrolling interest	(9,449)	(1,188)	(14,686)	(1,694)
Other comprehensive loss attributable to SharonAI Holdings Inc.	(1,959,019)	(242,766)	(3,045,021)	(347,774)
Comprehensive loss attributable to SharonAI Holdings Inc.	$(430,261,945)	$(2,819,172)	$(451,263,713)	$(4,356,760)

See accompanying Notes to Consolidated Condensed Financial Statements.

F-27

SHARONAI HOLDINGS INC.

CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

Three Months Ended June 30, 2026

	Common Stock- Class A		Common Stock- Class B		Options Reserve		Additional Paid-In Capital	Accumulated deficit	Accumulated Comprehensive Loss (AOCI)	Total SharonAI Holdings Inc.’s Equity	Non Controlling Interest	Total Stockholders’ Equity
	#	$	#	$	#	$	$	$	$	$	$	$
Balance at March 31, 2026	15,998,830	1,600	136,341	14	65,489	-	153,743,335	(63,444,954)	(1,458,994)	88,841,001	(210,180)	88,630,821
Issuance of common stock	18,941,573	1,894	-	-	-	-	1,068,440,294	-	-	1,068,442,188	-	1,068,442,188
Issuance of pre-funded warrants	-	-	-	-	-	-	438,141,548	-	-	438,141,548	-	438,141,548
Offering costs	-	-	-	-	-	-	(38,000,602)	-	-	(38,000,602)	-	(38,000,602)
Share based compensation	726,761	73	-	-	-	-	2,670,515	-	-	2,670,588	-	2,670,588
Net loss	-	-	-	-	-	-	-	(428,302,926)	-	(428,302,926)	(2,065,770)	(430,368,696)
Equity adjustment from Foreign Currency Translation (CTA)	-	-	-	-	-	-	-	-	(1,959,019)	(1,959,019)	(9,449)	(1,968,468)
Balance at June 30, 2026	35,667,164	3,567	136,341	14	65,489	-	1,624,995,090	(491,747,880)	(3,418,013)	1,129,832,778	(2,285,399)	1,127,547,379

Three Months Ended June 30, 2025

	Series A Preferred		Series B Preferred		Common Stock- Class A		Options Reserve		Additional Paid-In Capital	Accumulated deficit	Accumulated Comprehensive Loss (AOCI)	Total SharonAI Holdings Inc.’s Equity	Non Controlling Interest	Total Stockholders’ Equity
	#	$	#	$	#	$	#	$	$	$	$	$	$	$
Balance at March 31, 2025	15,000	2	27,000	3	9,703,042	107	62,654	-	33,771,783	(5,337,861)	318,850	28,752,884	78,680	28,831,564
Share based compensation	-	-	-	-	-	-	-	-	489,345	-	-	489,345	-	489,345
Net loss	-	-	-	-	-	-	-	-	-	(2,576,406)	-	(2,576,406)	(12,426)	(2,588,832)
Equity adjustment from Foreign Currency Translation (CTA)	-	-	-	-	-	-	-	-	-	-	(242,766)	(242,766)	(1,188)	(243,954)
Balance at June 30, 2025	15,000	2	27,000	3	9,703,042	107	62,654	-	34,261,128	(7,914,267)	76,084	26,423,057	65,066	26,488,123

Six Months Ended June 30, 2026

	Common Stock- Class A		Common Stock- Class B		Options Reserve		Additional Paid-In Capital	Accumulated deficit	Accumulated Comprehensive Loss (AOCI)	Total SharonAI Holdings Inc.’s Equity	Non Controlling Interest	Total Stockholders’ Equity
	#	$	#	$	#	$	$	$	$	$	$	$
Balance at December 31, 2025	11,832,164	1,183	136,341	14	65,489	-	33,861,613	(43,529,190)	(372,992)	(10,039,372)	(108,885)	(10,148,257)
Issuance of common stock	23,108,239	2,311	-	-	-	-	1,193,439,857	-	-	1,193,442,168	-	1,193,442,168
Issuance of pre-funded warrants	-	-	-	-	-	-	438,141,548	-	-	438,141,548	-	438,141,548
Offering costs	-	-	-	-	-	-	(43,500,601)	-	-	(43,500,601)	-	(43,500,601)
Share based compensation	726,761	73	-	-	-	-	3,052,673	-	-	3,052,746	-	3,052,746
Net loss	-	-	-	-	-	-	-	(448,218,690)	-	(448,218,690)	(2,161,828)	(450,380,518)
Equity adjustment from Foreign Currency Translation (CTA)	-	-	-	-	-	-	-	-	(3,045,021)	(3,045,021)	(14,686)	(3,059,707)
Balance at June 30, 2026	35,667,164	3,567	136,341	14	65,489	-	1,624,995,090	(491,747,880)	(3,418,013)	1,129,832,778	(2,285,399)	1,127,547,379

Six Months Ended June 30, 2025

	Series A Preferred		Series B Preferred		Common Stock- Class A		Options Reserve		Additional Paid-In Capital	Accumulated deficit	Accumulated Comprehensive Loss (AOCI)	Total SharonAI Holdings Inc.’s Equity	Non Controlling Interest	Total Stockholders’ Equity
	#	$	#	$	#	$	#	$	$	$	$	$	$	$
Balance at December 31, 2024	15,000	2	27,000	3	9,703,042	107	65,489	-	33,304,160	(3,905,281)	423,858	29,822,849	86,096	29,908,945
Share based compensation	-	-	-	-	-	-	(2,835)	-	956,968	-	-	956,968	-	956,968
Net loss	-	-	-	-	-	-	-	-	-	(4,008,986)	-	(4,008,986)	(19,336)	(4,028,322)
Equity adjustment from Foreign Currency Translation (CTA)	-	-	-	-	-	-	-	-	-	-	(347,774)	(347,774)	(1,694)	(349,468)
Balance at June 30, 2025	15,000	2	27,000	3	9,703,042	107	62,654	-	34,261,128	(7,914,267)	76,084	26,423,057	65,066	26,488,123

See accompanying Notes to Consolidated Condensed Financial Statements.

F-28

SHARONAI HOLDINGS INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period, including noncontrolling interest	$(450,380,518)	$(4,028,322)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,199,299	803,955
Share based compensation	3,052,746	956,968
Change in fair value of digital assets	-	391,090
Intangible assets (FIL) revenue	-	(130,154)
Intangible assets (FIL) cost of revenue	-	138,070
Accelerated amortization of Intangible assets	-	1,650,000
Deferred tax liability	-	89,050
Unrealized (gains) losses on foreign currency exchange	11,122,667	(731,755)
Change in fair value of warrant liability	5,255,450	-
Change in fair value of convertible notes	470,668,608	-
Gain on investment in NUAI shares	(4,984,130)	-
Gain on sale of investment in TCDC	(65,920,568)	-
Gain on sale of property and equipment	-	(961,713)
Bad debt expense	-	76,748
Changes in assets and liabilities:
Trade and other receivables	(26,712,905)	932,259
Customer deposits	143,879,911	-
Other current assets	(95,762,765)	(24,689)
Other long-term assets	(2,212,252)	9,355
Trade and other payables	24,231,858	(879,313)
Income tax payable	7,803,779	-
Net cash provided by (used in) operating activities	23,241,180	(1,708,451)
CASH FLOWS FROM INVESTING ACTIVITIES
Advance payments for property and equipment	(310,665,524)	-
Purchase of certificates of deposit	(11,804,654)	-
Payment for the purchase of property and equipment	(12,541,952)	(37,343)
Investment in a joint venture	(3,136,000)	-
Cash proceeds from sale of TCDC investment	9,850,000	-
Proceeds from sale of NUAI Shares	14,984,130	-
Proceeds from convertible note receivable	50,000,000	-
Proceeds from sales of digital assets	-	93,051
Net cash provided by (used in) investing activities	(263,314,000)	55,708
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	586,858,433	-
Cash received from convertible note issuance	1,065,636,015	-
Issuance costs related to capital raise	(43,500,602)	-
Proceeds from exercise of warrants	370	-
Proceeds from issuance of pre-funded warrants	438,141,548	-
Payment for lease liabilities	(712,210)	(284,491)
Repayment of note payable	(2,249,124)	-
Net cash provided by (used in) financing activities	2,044,174,430	(284,491)
Effect of exchange rate changes on cash and cash equivalents	(13,826,812)	(81,793)
Net cash increase/(decreases) in cash and cash equivalents	1,790,274,798	(2,019,027)
Cash and cash equivalents at beginning of period	71,073,024	4,424,805
Cash and cash equivalents at end of period	$1,861,347,822	$2,405,778

Refer to Note 19 for the supplemental cash flows information.

See accompanying Notes to Consolidated Condensed Financial Statements.

F-29

SHARONAI HOLDINGS INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Description of Business

Unless otherwise stated in this Notes to Consolidated Condensed Financial Statements, references to “we,” “us,” “our,” “Company” or “our Company” are to SharonAI Holdings Inc. and its subsidiaries.

The consolidated condensed financial statements cover SharonAI Holdings Inc. (“the Company” or “SAI”) and its controlled entities (“the Group”).

SharonAI Inc. (“SA Inc.”) is a digital infrastructure provider, incorporated in the state of Delaware in the United States of America on February 15, 2024.

On April 29, 2024, SA Inc. and Alternative Asset Management Pty Ltd (“AAM”), who had identical ownership interest as SA Inc., completed a share exchange. AAM did not have business operations but owned digital infrastructure assets, including GPU servers and related equipment that had historically supported cryptocurrency mining activities and were subsequently utilized in the Company’s AI and high-performance computing (“HPC”) infrastructure business. Pursuant to the transaction there was no change in relative voting interest amongst the existing shareholders of both entities. See Note 2- principles of consolidation for additional reporting considerations for the share exchange.

On June 30, 2024, SA Inc. acquired the majority equity interest of Distributed Storage Solutions Limited (“DSS”). DSS is a cloud storage provider providing robust data storage infrastructure in the Filecoin network with additional focus on high performance computing (“HPC”) and artificial intelligence (“AI”), which was determined to be a business combination.

In January of 2025, SA Inc. formed a 50:50 joint venture with New Era Energy & Digital Inc. (“NUAI”), named Texas Critical Data Centers LLC (“TCDC”), to fund, develop, and construct a planned 250MW net-zero energy data center behind the meter with a natural gas-fired power plant within the Permian Basin in Western Texas. New Era Energy & Digital Inc. is a Nasdaq listed industrial gas company that is expected to provide a portion of the natural gas required by the power plant. On January 13, 2026, the Company completed the sale of its 50% ownership interest in TCDC to NUAI. Upon completion of the transaction, the Company ceased to have an ownership interest in TCDC or participate in the joint venture.

On January 28, 2025, the Company entered into a Business Combination Agreement (“BCA”) with Roth CH Acquisition Co. (“Roth”) and subsequently on October 21, 2025 filed an S-4 registration statement in participation with Roth with the Securities and Exchange Commission (“SEC”).

On June 9, 2025, the Company made a strategic decision to cease its participation in the operations associated with the Filecoin ecosystem in order to focus its resources and efforts on the continued growth of its high-performance GPU-as-a-Service (GPUaaS) business. This decision aligns with the Company’s long-term strategy to concentrate on providing scalable, on-demand computing infrastructure for AI, research, and other data-intensive applications.

As of June 30, 2025, all activities related to the Company’s prior Filecoin-related operations had been fully wound down. This transition reflects a broader shift toward infrastructure services with more predictable and scalable revenue opportunities and supports the Company’s goal of building a focused, capital-efficient technology services platform.

On December 17, 2025, the Company completed its previously announced business combination pursuant to the Business Combination Agreement dated January 28, 2025, as amended, with Roth and Roth CH Holdings Inc. In connection with the closing, Roth domesticated from the Cayman Islands to the State of Delaware by merging into Roth CH Holdings Inc., which subsequently changed its name to SharonAI Holdings Inc. Immediately following the domestication, SharonAI Inc. merged with a subsidiary of SharonAI Holdings Inc., with SharonAI Inc. surviving the merger as a wholly owned subsidiary of SharonAI Holdings Inc. As a result of the transaction, former equity holders of SharonAI Inc. received an aggregate of 10,506,472 shares of Class A Ordinary Common Stock and 136,341 shares of Class B Super Common Stock of SharonAI Holdings Inc., subject to the terms and conditions of the Business Combination Agreement. In connection with the business combination, the Company assumed approximately $3.9 million of liabilities, consisting primarily of current liabilities and warrant liabilities.

F-30

For accounting purposes, the transaction was treated as a reverse recapitalization, with SharonAI Inc. determined to be the accounting acquirer and Roth treated as the acquired entity. See Note 2 - principles of consolidation to the consolidated condensed financial statements for additional information regarding the accounting treatment of the business combination.

Following the closing of the business combination, the Class A Ordinary Common Stock and warrants of SharonAI Holdings Inc. began trading on the OTC Market under the ticker symbols “SHAZ” and “SHAZW,” respectively.

In February 2026, SharonAI Holdings Inc. completed its initial public offering and listed its Class A Ordinary Common Stock on the Nasdaq Stock Market.

Note 2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with U.S. GAAP for interim financial information and the applicable rules and regulations of the SEC. Accordingly, they do not include all of the information and disclosures required for complete annual financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. These unaudited consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Principles of consolidation

On December 17, 2025, the Company completed a business combination with Roth pursuant to the Business Combination Agreement. Following the transaction, SharonAI Inc. became a wholly owned subsidiary of SharonAI Holdings Inc. For accounting purposes, the transaction was treated as a reverse recapitalization in accordance with Accounting Standards Codification (ASC) 805-40, Business Combinations- Reverse Acquisitions. Under this method of accounting, SharonAI Inc. was determined to be the accounting acquirer and Roth was treated as the acquired entity for financial reporting purposes. Accordingly, the transaction was accounted for as a capital transaction, with no recognition of goodwill or other intangible assets. The net assets of Roth were recorded at historical cost, and the consolidated financial statements reflect the historical financial position and results of operations of SharonAI Inc. prior to the transaction.

On December 23, 2025, we (i) effected a 1-for-50 reverse stock split of our outstanding common stock, including both shares of its Class A Ordinary Common Stock and Class B Super Common Stock, and (ii) reduced our authorized common stock to 100,136,341 shares, being 100,000,000 shares of Class A Ordinary Common Stock and 136,341 shares of Class B Super Common Stock. In addition to reducing the shares of common stock outstanding, the reverse stock split effected a reduction in the number of shares of common stock issuable upon the exercise of stock options, warrants and unit purchase options and conversion of convertible notes outstanding immediately prior to the reverse stock split, with a proportional increase in the respective exercise/conversion prices. All share and per share information, including share-based compensation, throughout this Quarterly Report on Form 10-Q has been retroactively adjusted to reflect the reverse stock split.

F-31

For all other business combinations, the Group’s consolidated financial statements include the financial position and performance of controlled entities from the date on which control is obtained until the date that control is lost. For all periods presented, the consolidated financial statements include the Group.

All inter-company transactions are eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to the prior period consolidated financial statements to conform to the current year presentation. These reclassifications had no impact on the previously reported net loss and accumulated deficit

Use of estimates

The preparation of consolidated condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and related disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

Foreign currency translation

The financial statements of the Group’s subsidiaries with functional currencies other than the U.S. dollar are translated into U.S. dollars using period-end exchange rates for assets and liabilities, historical exchange rates for stockholders’ equity and weighted average exchange rates for operating results. Translation gains and losses are included in accumulated other comprehensive (loss) income in stockholders’ equity.

Financial instruments

Financial instruments are recognized initially on the date that the Group becomes party to the contractual provisions of the instrument. The carrying amounts cash and cash equivalents and certificates of deposit approximate fair value due to the short-term nature of these instruments.

The Company has elected the fair value option for its December 2025 convertible notes in accordance with ASC 825. These instruments are initially recorded at fair value and subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in earnings, except for changes attributable to instrument-specific credit risk, which are recognized in other comprehensive income. Refer to Note 13- Convertible Notes and Note 18- Fair Value Measurements for additional information, including the fair value hierarchy classification.

Note 3. Revenue

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue
Digital asset mining revenue	$-	$48,209	$-	$128,842
Provision of GPU Infrastructure services	1,931,381	328,273	2,225,393	572,244
Other	-	502	3	991
Total Revenue	$1,931,381	$376,984	$2,225,396	$702,077

The Company generates revenue primarily from the provision of GPU infrastructure services. Revenue is recognized in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised services is transferred to customers in an amount that reflects the consideration the Company expects to receive.

Revenue from GPU infrastructure services is generally recognized over time as customers simultaneously receive and consume the benefits of the Company’s computing infrastructure services. The Company measures progress using the passage of time or usage of the contracted services, as appropriate under the terms of each customer agreement.

For the comparative 2025 periods, revenue also included digital asset mining activities, which ceased during 2025 following the Company’s strategic transition to GPU infrastructure services.

F-32

Note 4. Income Tax

The Company’s effective income tax rate was (0.30%) and 4.7% for the three months ended June 30, 2026 and 2025, respectively, and (3.40%) and 4.5% for the six months ended June 30, 2026 and 2025 respectively.

The effective income tax rate for the three and six months ended June 30, 2026 differed from the 21.0% federal statutory rate primarily due to the nonrecognition of fair value loss on convertible notes, the US federal and state tax expense associated with the sale of the Company’s 50% interest in TCDC, and the change in valuation allowance maintained against certain deferred tax assets. The effective income tax rate for the three and six months ended June 30, 2025 differed from the 21.0% federal statutory rate primarily due to the change in valuation allowance maintained against certain deferred tax assets, state income taxes, and the impact of research and development tax incentives.

Note 5. Certificates of Deposit

At June 30, 2026, the Company held certificates of deposit (CDs) totaling $12,748 thousand which are restricted due to their use as collateral for bank guarantees issued for equipment managed service contracts. The CDs have either a 6-month or 12-month term and are maintained in a bank account in the Company’s name. Interest earned on the CDs is accrued to the Company. Under the terms of the service contracts, the supplier may claim the funds in the event of a material default by the Company in fulfilling its payment obligations. These arrangements do not transfer ownership or control of the CDs but restrict their use for the duration of the CD term. Additionally, in conjunction with the Company’s new service contracts in 2025, the supplier required the Company to maintain these CD’s throughout the duration of the contract period, or until the supplier agrees to release them. This resulted in a long-term restriction on the CDs.

Note 6. Trade and Other Receivables

	June 30,	December 31,
	2026	2025
Trade receivables	$1,158,480	$44,142
Goods and services tax (GST) receivable	27,300,337	705,535
Total trade and other receivables	$28,458,817	$749,677

F-33

Note 7. Convertible notes receivable

In January 2026, in connection with the sale of the Company’s 50% membership interest in Texas Critical Data Centers, LLC (“TCDC”), the Company received a $50 million senior secured convertible promissory note from New Era Energy & Digital Inc. (“NUAI”). The note bore interest at 10.0% per annum and matured on June 30, 2026. Under the terms of the agreement, the Company may elect to convert up to 20% of the outstanding principal into shares of NUAI common stock based on a contractual conversion formula. The note is secured by NUAI’s ownership interest in TCDC and guaranteed by TCDC.

The Company recorded the note at fair value upon issuance, which approximated its principal amount, and subsequently accounts for the instrument at amortized cost under ASC 310. Management evaluated the embedded conversion feature under ASC 815 and concluded that the estimated fair value of the embedded derivative was not material to the consolidated condensed financial statements. For the three months ended June 30, 2026, the Company recognized approximately $329 thousand of interest income related to the note.

On April 24, 2026, NUAI repaid the full outstanding principal balance and accrued interest in cash, and no conversion rights were exercised.

Note 8. Investment in NUAI shares

As part of the consideration received from the sale of Texas Critical Data Centers, LLC (“TCDC”), the Company received common shares of New Era Energy & Digital Inc. (“NUAI”), which were initially measured at fair value based on the quoted market price on the transaction date. Management concluded that no liquidity or marketability discount was necessary as the shares were traded in an active market with sufficient trading volume to support orderly disposition without materially impacting market price. The investment is subsequently remeasured using quoted market prices in an active market, with changes in fair value recognized in earnings.

On May 14, 2026, the Company sold all of its NUAI common shares for $14,984 thousand, with the proceeds received and recorded as cash held in trust. The carrying amount of the investment immediately prior to the sale was $8,490 thousand, resulting in a realized gain on sale of $6,493 thousand.

Note 9. Property and Equipment and Right of Use Assets

	June 30,	December 31,
	2026	2025
Computer equipment
At cost	$21,171,492	$16,863,167
Accumulated depreciation	(3,675,250)	(1,666,017)
Total computer equipment	17,496,242	15,197,150
Electrical equipment
At cost	8,712,037	-
Accumulated depreciation	(343,641)	-
Total electrical equipment	8,368,396	-
Capitalized software
At cost	336,543	-
Accumulated amortization	(8,080)	-
Total capitalized software	328,463	-
Other equipment
At cost	145,331	11,829
Accumulated depreciation	(15,125)	(1,204)
Total other equipment	130,206	10,625
Total property and equipment, net	$26,323,307	$15,207,775

Right of use assets
At cost	8,873,684	8,236,478
Accumulated amortization	(1,984,481)	(1,095,601)
Total right of use assets, net	6,889,203	7,140,877

Depreciation and amortization expense related to property and equipment amounted to $1,881 thousand and $3,199 thousand for the three and six months ended June 30, 2026, respectively, and $422 thousand and $804 thousand for the three and six months ended June 30, 2025, respectively. Foreign currency translation adjustments related to property and equipment were $28 thousand and ($64) thousand were recognized for the three and six-month ended June 30, 2026, respectively, and $79 thousand and $242 thousand for the three and six months ended June 30, 2025, respectively.

F-34

Note 10. Equipment, Software and Lease Prepayments

Equipment, software and lease prepayments represent advance payments for goods and services to be received in future periods. As of June 30, 2026, prepayments primarily relate to deposits and milestone payments for high-performance computing equipment with WWT Australia Pty Ltd, down payments under an Equipment-as-a-Service (EaaS)/Device-as-a-Service (DaaS) arrangement with Lenovo Global Financial Services (Australia & New Zealand) Pty Limited, and prepayments to Dicker Data Limited for VAST Data software.

As of June 30, 2026, equipment, software and lease prepayments consisted of:

●	WWT Australia Pty Ltd – $256,186 thousand
●	Lenovo Global Financial Services (Australia & New Zealand) Pty Limited – $33,094 thousand
●	Dicker Data Limited (VAST Data software) – $13,368 thousand

Prepayments associated with hardware, software, and managed services arrangements will be recognized as property and equipment, capitalized software, or leases as the underlying assets are delivered and placed into service or as services are rendered.

Note 11. Other expenses

Other expenses consisted primarily of depreciation and amortization expense and foreign currency transaction gains and losses.

For the three months ended June 30, 2026, other expenses totaled $14,598 thousand, primarily comprising $1,881 thousand of depreciation and amortization expense and $14,329 thousand of net unrealized foreign currency transaction losses, partially offset by $1,612 thousand of net realized foreign currency transaction gains.

For the six months ended June 30, 2026, other expenses totaled $12,788 thousand, primarily comprising $3,199 thousand of depreciation and amortization expense and $11,123 thousand of net unrealized foreign currency transaction losses, partially offset by $1,534 thousand of net realized foreign currency transaction gains.

For the three months ended June 30, 2025, other expenses totaled $1,170 thousand, primarily comprising $1,802 thousand of depreciation and amortization expense, partially offset by $632 thousand of net unrealized foreign currency transaction gains, and other immaterial expenses.

For the six months ended June 30, 2025, other expenses totaled $1,676 thousand, primarily comprising $2,463 thousand of depreciation and amortization expense, partially offset by $787 thousand of net unrealized foreign currency transaction gains, and other immaterial expenses.

Note 12. Warrant Liability

The Company accounts for the 22,250,000 warrants that were assumed from Roth as part of the BCA (representing 11,500,000 Public Warrants and 10,750,000 Private Placement Warrants exercisable for 230,000 shares of Class A Ordinary Common Stock and 214,982 shares of Class A Ordinary Common Stock, respectively) which are exercisable of 444,982 shares of Class A Ordinary Common Stock in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrants do not meet the criteria to be considered indexed to the Company’s stock due to settlement provisions that result in holders of warrants receiving variable settlement amounts determined by the reference table. Additionally, an event that is not within the entity’s control could require net cash settlement, thus precluding equity classification. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each consolidated balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated condensed statement of operations.

F-35

Note 13. Convertible Notes

The following table summarizes the carrying amounts of the Company’s convertible notes as of June 30, 2026 and December 31, 2025.

	June 30,	December 31,
	2026	2025
Description
December 2025 convertible notes- current	$20,059	129,017,286
May 2026 convertible notes- noncurrent	334,515,000	-
June 2026 convertible notes- noncurrent	672,000,000	-
Total	$1,006,535,059	$129,017,286

December 2025 Convertible Notes

On December 17, 2025, the Company issued $2.25 million of convertible notes bearing interest at 10% per annum and maturing December 17, 2026. The notes automatically converted into Class A Ordinary Common Stock at $6.00 per share.

On December 19, 2025, SharonAI, Inc. and SharonAI Pty Ltd (collectively, the “Company”) issued unsecured redeemable convertible notes with an aggregate principal amount of approximately $103.7 million to several institutional investors.

The Convertible Notes accrue interest at 12.0% per annum if an initial public offering (“IPO”) does not occur within four months of issuance, increasing to 15.0% per annum if an IPO has not occurred within 12 months. The notes mature 24 months from the issue date and automatically convert upon an IPO or certain corporate transactions, subject to specified terms.

The Company elected the fair value option under ASC 825 for the Convertible Notes. The notes are initially recorded at fair value and subsequently remeasured at each reporting date, with changes in fair value recognized in earnings, except for changes attributable to instrument-specific credit risk, which are recognized in other comprehensive income.

On June 11, 2026, the Company issued 8,430,784 shares of its Class A Ordinary Common Stock, par value $0.0001 per share (the “Conversion Shares”) upon conversion of an aggregate principal amount of approximately $103.6 million of unsecured, redeemable, convertible notes (the “Notes”), together with $2.08 million of accrued and unpaid interest thereon pursuant to the terms of that certain Convertible Note Agreement (the “Agreement”), dated December 19, 2025, by and among SharonAI, Inc., SharonAI Pty Ltd and certain investors (the “Noteholders”). The Company assumed the obligations of SharonAI, Inc. under the Agreement promptly following the closing of the Business Combination Agreement, dated January 28, 2025. The number of Conversion Shares issued was determined in accordance with the conversion formula set forth in Section 4.6 of the Agreement, which provides that the conversion price is equal to the lower of (i) the applicable Discount Rate multiplied by the relevant transaction price and (ii) the applicable Valuation Cap (each as defined in the Agreement). Application of this formula resulted in an effective conversion price of $12.53 per share.

During the six months ended June 30, 2026, the Company recognized $2,081 thousand in accrued interest expense related to the Convertible Notes prior to conversion. Upon conversion in June 2026, the accrued interest was settled through the issuance of 165,749 common shares, with an aggregate fair value of $11,852 thousand based on the market price of $71.51 per share on the conversion date.

May 2026 Convertible Notes

On May 18, 2026, the Company issued $350 million aggregate principal amount of 6.00% Convertible Senior Notes due May 1, 2031. These notes bear interest at 6.00% per annum, payable quarterly in arrears, and mature on May 1, 2031, unless earlier converted or repurchased in accordance with their terms.

These notes are convertible into the Company’s Class A ordinary common stock at an initial conversion price of $48.24 per share, subject to customary anti-dilution adjustments and other terms specified in the Indenture (the “May 2026 Indenture”) dated May 18, 2026 between the Company and U.S. Bank Trust Company, National Association, as trustee (The “Trustee”). Beginning eighteen months after issuance, the Company may require conversion upon the satisfaction of specified market-based conditions. Upon certain fundamental changes, holders may require the Company to repurchase the notes at 100% of the principal amount, plus accrued and unpaid interest.

The Company evaluated the embedded features of the May 2026 Convertible Senior Notes under ASC 815 and concluded that the conversion feature qualifies for the equity scope exception and does not require bifurcation. Accordingly, these notes are accounted for as a single debt instrument. Debt issuance costs are recorded as a direct deduction from the carrying amount of the notes and are amortized to interest expense using the effective interest method over the contractual term of the notes.

F-36

June 2026 Convertible Notes

On June 22, 2026, the Company issued $700 million aggregate principal amount of 4.75% Convertible Senior Notes due June 15, 2032 in a private placement. These notes bear interest at 4.75% per annum, payable semi-annually in arrears, and mature on June 15, 2032, unless earlier converted, redeemed or repurchased in accordance with their terms.

The notes are convertible into the Company’s Class A ordinary common stock at an initial conversion price of approximately $99.66 per share, subject to customary anti-dilution adjustments and other terms specified in the Indenture dated June 22, 2026 between the Company and the Trustee (the “June 2026 Indenture”). The Company evaluated the embedded features of the notes under ASC 815 and concluded that the conversion feature qualifies for the equity scope exception and does not require bifurcation. Accordingly, the notes are accounted for as a single debt instrument. Debt issuance costs are recorded as a direct deduction from the carrying amount of the notes and are amortized to interest expense using the effective interest method over the contractual term of the notes.

 Note 14. Leases

The Company leases GPU and associated computer and networking equipment under non-cancelable finance lease agreements. Lease terms generally range from 3 to 5 years and may include options to extend or terminate the lease. Lease agreements may contain both lease and non-lease components, which the Company accounts for as a single lease component for all asset classes under a practical expedient election. The Company also elected the short-term lease exemption for all leases with original terms of 12 months or less, whereby such leases are not recognized on the consolidated balance sheet.

Lease cost

The components of lease cost were as follows:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Description
Finance lease - interest	$68,067	$51,174	$170,855	$70,929
Finance lease - amortization	$441,623	$124,534	$711,085	$266,156
Total Lease Cost	$509,690	$175,708	$881,940	$337,085

Maturity analysis of lease liabilities

Future minimum lease payments at June 30, 2026 and December 31, 2025 are as follows:

	June 30,	December 31,
	2026	2025
Description
2026	876,839	1,324,782
2027	1,416,988	1,324,782
2028	1,416,988	1,324,782
2029	1,289,556	1,201,139
2030	442,314	379,091
2031	21,502	-
Total	5,464,187	5,554,576
Less: Imputed interest	647,757	563,675
Present value of lease liabilities	$4,816,430	$4,990,901

F-37

Other information

	June 30,	December 31,
	2026	2025
Weighted-average remaining lease term (years)	3.9	3.9
Weighted-average discount rate	5.87%	5.72%
ROU assets obtained in exchange for ROU Liability	$384,785	$8,236,478
Operating cash impact of finance leases	$712,210	$3,463,635

Note 15. Pre-funded Warrants

On June 17, 2026, the Company entered into Securities Purchase Agreements with certain qualified institutional and accredited investors in connection with a private placement of 6,719,896 shares of Class A common stock and 6,374,823 pre-funded warrants to purchase shares of Class A common stock (the “Pre-Funded Warrants”). The Company received aggregate gross proceeds of approximately $900 million before deducting placement agent fees and other offering costs.

Each Pre-Funded Warrant was issued at a purchase price of $68.2799 and is exercisable for one share of the Company’s Class A common stock at a nominal exercise price of $0.0001 per share. The Pre-Funded Warrants became exercisable on June 22, 2026 and remain exercisable until exercised in full.

The exercise of the Pre-Funded Warrants is subject to certain beneficial ownership limitations. Prior to obtaining stockholder approval, a holder generally may not exercise the warrants to the extent such exercise would result in beneficial ownership exceeding 9.99% of the Company’s outstanding common stock, subject to specified increases upon satisfaction of certain conditions and removal of the limitation following stockholder approval.

Management evaluated the Pre-Funded Warrants under ASC 480, Distinguishing Liabilities from Equity, and ASC 815-40, Derivatives and Hedging- Contracts in Entity’s Own Equity, and concluded that the Pre-Funded Warrants qualify for equity classification. Accordingly, the proceeds allocated to the Pre-Funded Warrants, net of the related allocated issuance costs, were recorded within additional paid-in capital. Offering costs were allocated between the common shares issued and the Pre-Funded Warrants based on their relative fair values.

For earnings per share purposes, the Pre-Funded Warrants are included in the calculation of basic earnings per share because the exercise price is nominal and there are no substantive exercise contingencies.

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Note 16. Share-Based Compensation

The Group grants Options and Restricted Stock Units (RSUs) under the 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) and has historical grants registered under the 2024 Equity Incentive Plan (the “2024 Plan”) to Board Members, Advisory Board Members, Employees and Contractors. The grants have a combination of performance-based and time-based hurdles and vesting periods. On January 16, 2025, the Group granted 48,484 options which have a contractual term of 10 years. The options have an exercise price of $6.71 per share and convert on a 1:1 basis. The Group ascertains the fair value of the Options using a Black-Scholes pricing model. The grant-date fair value of restricted stock units (“RSUs”) is based on the closing market price of the Company’s common stock on the grant date. The grant-date fair value is recognized as share-based compensation expense over the requisite service (vesting) period, with a corresponding increase to equity.

As of June 30, 2026, 27,067 options had vested.

Stock Option Activity

Activity	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2025	90,442	6.71	9.00	-
Granted	-	6.71
Exercised	-	6.71
Forfeited	(56,252)	6.71
Outstanding at June 30, 2026	34,190	6.71	8.50	$2,665,069
Exercisable at June 30, 2026	27,067	6.71		$2,109,840

Restricted Stock Units (RSUs)

Activity	Performance-Based RSUs	Weighted-Average Grant Date Aggregate Fair Value
Balance as of December 31, 2025	275,564	1,837,850
Granted	1,335,978	10,607,665
Vested[1]	(525,776)	(1,219,800)
Vested in prior periods	72	167
Forfeited	(163,228)	(1,088,731)
Unvested at June 30, 2026	922,610	10,137,151

(1)	RSUs listed as vested are not exercisable but representative of the pro-rata portion of the RSU grant vested in the period

At June 30, 2026, compensation costs related to these unvested stock-based compensation awards not yet recognized in the consolidated condensed statements of operations was $8,105 thousand, which is expected to be recognized over a weighted-average period of 1.25 years,

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Note 17. Employee Benefit Plan

The Group’s employees that are located in Australia participate in a Superannuation defined contribution scheme. Superannuation is Australia’s mandatory retirement savings system, requiring employers to contribute 12% (11.5% prior to 1 July 2025) of an employee’s earnings into a regulated fund. Contributions receive concessional tax treatment, with employer payments taxed at 15% within the fund. Superannuation is typically preserved until retirement age (55–60), with limited early access exceptions. Funds are regulated by Australian Prudential Regulation Authority, Australian Securities and Investments Commission, and the Australian Taxation Office, and offer various investment options, often including insurance coverage. Withdrawals can be taken as a lump sum or income stream, subject to tax rules. Legislative changes may affect contribution limits, taxation, and access conditions. The Group recognized superannuation expense of $128 thousand and $193 thousand for the three and six months ended June 30, 2026, respectively, compared with $25 thousand and $46 thousand for the three and six months ended June 30, 2025, respectively.

Note 18. Fair Value Measurement

The Group measures the following assets and liabilities at fair value on a recurring basis:

The Group’s recurring fair value measurements include the following:

●	Convertible notes – measured at fair value under the fair value option

●	Warrant liability – measured at fair value

Fair value hierarchy

ASC Topic 820, Fair Value Measurement and Disclosures (“ASC Topic 820”) requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 established a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quote prices for similar assets or liabilities in active markets; quoted prices for identical assets in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

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The table below shows the assigned level for each asset and liability held at fair value by the Group:

Fair value hierarchy	Level 1	Level 2	Level 3	Total
As of June 30, 2026
Recurring fair value measurements
Convertible notes	$-	-	$20,059	$20,059
Warrant liability	6,145,450	-	-	6,145,450
As of December 31, 2025
Recurring fair value measurements
Convertible notes	-	-	129,017,286	129,017,286
Warrant liability	890,000	-	-	890,000

The Group elected the fair value option for its December 2025 convertible notes. The fair value of the convertible notes was determined using valuation techniques appropriate for the remaining outstanding instruments at the measurement date. The valuation incorporated significant unobservable inputs, including assumptions related to the remaining conversion features, market conditions, and other factors specific to the instruments. Because these inputs required significant management judgment, the convertible notes were classified within Level 3 of the fair value hierarchy. The following table presents the rollforward of the Level 3 convertible notes, including fair value adjustments recognized in earnings, contractual interest expense, conversions into common shares, and foreign currency translation effects during the period.

Level 3 December 2025 Convertible Notes	For the Six Months Ended June 30, 2026
Balance at January 1, 2026	129,017,286
Fair value adjustments recognized in earnings	470,668,608
Contractual interest expense recognized before conversion	2,081,202
Conversions into common shares	(602,870,303)
Effect of currency translation	1,123,267
Balance at June 30, 2026	20,059

At June 30, 2026, the Company had outstanding Convertible Senior Notes measured at amortized cost using the effective interest method. The estimated fair value of the notes approximated their carrying amount as of June 30, 2026. The estimated fair value is classified within Level 2 of the fair value hierarchy because it is based on observable market inputs for similar debt instruments.

The warrant liability is classified within Level 1, as it is measured using quoted market prices in an active market.

There were no transfers between Levels 1, 2, or 3 during the quarter ended June 30, 2026 or year ended December 31, 2025.

Note 19. Supplemental Disclosure of Cash Flow Information

	For the Six Months Ended
	June 30,
	2026	2025
Supplemental information:
Cash paid for interest	$4,735,985	$66,932
Cash paid for taxes	7,000,000	9,320
Non-cash investing and financing activities:
ROU assets obtained in exchange for lease liability	-	2,452,332
Gain on sale of modular data centre (MDC)	-	808,513
Gain on sale of storage servers	-	153,144
Assets held for Sale- rerecognize MDC	-	1,105,000
Bad debt expense related to MDC sale	-	(1,180,620)
Issuance of common stock for settlement of trade and other payables	3,713,063	-
Conversion of convertible notes through the issuance of common shares	602,870,303	-

Note 20. Commitments

Hardware Procurement

In connection with the $1.26 billion customer services arrangement with ESDS Software Solution Limited entered into during the quarter ended March 31, 2026, the Company expects to incur capital expenditures of approximately $720.0 million for the purchase of equipment and related infrastructure required to support the contracted services. As of June 30, 2026, the Company had commenced procurement activities, with certain amounts paid and recorded as prepayments. The remaining commitments relate to equipment to be procured over the course of the project. Management expects these capital expenditures to be incurred as equipment purchases and related contractual commitments continue to be executed over the course of the project.

In May 2026, the Company entered into a cloud computing infrastructure agreement with a global technology company with a major Asia-Pacific presence, valued at approximately $950 million over five years. In connection with this agreement, the Company has committed to procure additional high-performance computing hardware and related infrastructure for approximately $400m of which approximately 20% deposit has been paid. As of June 30, 2026, the related hardware had not yet been delivered, and accordingly, no liability has been recognized for the undelivered equipment.

In June 2026, the Company entered into a six-year AI infrastructure compute collaboration with NVIDIA (NASDAQ: NVDA).In connection with this agreement, the Company has committed to procure additional high-performance computing hardware and related infrastructure for approximately $4 billion.

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Data Center Services Commitment

At June 30, 2026, the Company has remaining contracted capacity of 132 MW, including a 15 MW commitment under a long-term data center services agreement entered into in March 2026 with GreenSquareDC Entity for a facility located in Australia. The 15 MW arrangement has an initial term of 120 months from the Ready-for-Service date (targeted September 26, 2026), with monthly recurring fees based on contracted kilowatt capacity.

In July 2026, the Company executed an amended and restated service order with NEXTDC for 72 MW of data center capacity in Australia. The arrangement represents a total contractual commitment of approximately $623 million over the term of the agreement and includes one-time establishment fees and ongoing monthly recurring charges based on contracted capacity. The capacity is scheduled to be deployed in five phases commencing in April 2027 through August 2027.

The Company has also secured additional data center capacity in New Zealand for 14MW to support the deployment of cloud computing infrastructure under a long-term customer service agreement with commencement expected in Q1 2027.

As of June 30, 2026, no liability has been recognized because services have not commenced.

Lenovo Managed Services Commitment

On December 12, 2025, the Company entered into a Statement of Work with Lenovo Global Financial Services (Australia & New Zealand) Pty Limited for managed infrastructure services. The arrangement has a term of 60 months from commencement and provides for monthly service fees based on contracted infrastructure and services.

As of June 30, 2026, the Company has made an upfront payment representing approximately 50% of the total contract value, which has been recorded as a prepayment. The remaining unpaid portion represents a future service commitment. No expense has been recognized as services have not yet commenced. The arrangement represents a contractual commitment subject to certain conditions precedent.

ASE Managed Services

In connection with the termination of its data center services arrangement under the Distributed Storage Solutions (DSS) agreement, the Company entered into a noncancelable commitment with Andrew Sjoquist Enterprises (ASE), a managed service provider, totaling approximately AUD$400 thousand over five years.

The commitment qualifies as an unconditional purchase obligation under ASC 440-10-50. As of June 30, 2026, no liability has been recognized, as the obligation represents future services to be received.

See additional capital asset purchase commitments entered into subsequent to period end in Note 26.

Note 21. Net Income (loss) per share

Basic net income (loss) per share is computed by dividing net income (loss) applicable to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted net income (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity using the treasury method or the if-converted method, if applicable. The calculation of diluted net income (loss) per share gives effect to common share equivalents; however, potential common shares are excluded if their effect is anti-dilutive. Share-based options, warrants, and convertible notes are considered common share equivalents and are only included in the calculation of diluted earnings per common share when net income is reported and their effect is dilutive.

The following securities were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive:

●	Stock options and RSUs: 1,139,093 shares

●	Warrants: 6,891,805 shares

●	Convertible notes: 14,281,632 shares

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A reconciliation of the numerators and denominators is as follows:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Numerator:
Net loss attributable to common shareholders	$(428,302,926)	$(2,576,406)	$(448,218,692)	$(4,008,986)
Denominator:
Basic and diluted weighted average number of common shares outstanding	18,755,220	9,703,042	16,370,481	9,703,042
Basic and diluted net loss per common share outstanding	$(22.84)	$(0.27)	$(27.38)	$(0.41)

Note 22. Segment Information

The Company operates in one operating segment, and therefore one reportable segment, focused on the provision of High Performance Compute Services. The Company is also developing data center assets to support its long-term growth strategy. The determination of a single business segment is consistent with the consolidated financial information regularly provided to the Group’s chief operating decision maker (“CODM”), who is the Chief Executive Officer.

The Group’s method for measuring profitability on a reportable segment basis is operating profit or loss, which the CODM uses to assess performance for the Group and in deciding how to allocate resources. The CODM does not review disaggregated assets by segment. The Group adopted ASU 2023-07 in December 2024. The most significant provision was for the Group to disclose significant segment expenses that are regularly provided to the CODM. The Group’s CODM periodically reviews cost of revenues and selling, general and administrative expenses, excluding share-based compensation, by segment and treats them as significant segment expenses.

For the interim 2026 and 2025 periods presented, all revenue and expenses reflected in the loss from operations as presented in the consolidated condensed statement of operations represents the sole segment’s revenue and operating loss.

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Note 23. Transactions with Related Parties

SharonAI and SharonAI Pty Ltd have entered into an independent contractor agreement-corporate with James Manning and Manning Group Pty Ltd ATF MG Office Trust (“Manning Consulting Agreement”). Pursuant to the Manning Consultant Agreement, Mr. Manning, SharonAI’s Chief Executive Officer, director and greater than 10% stockholder, as the key person, provides certain services to SharonAI and SharonAI Pty Ltd relating to commercial opportunity development, discovery of future data center sites, future data center acquisition and construction advisory, transaction advisory services and key relationship introduction and development. In consideration for these services, Manning Group Pty Ltd ATF MG Office Trust is entitled to receive an annual remuneration of AUD$334,500 (approximately $211,000 based on a conversion rate of $1.00AUD to $0.63USD), exclusive of Australian goods and services taxes. The Manning Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice. This agreement was terminated in April 2026 with no notice period or payment.

SharonAI Pty Ltd has entered into an independent contractor agreement with Nicholas Hughes Jones related entity Inbocalupo Consulting Pty Ltd (“Inbocalupo Consulting Agreement”). Pursuant to the Inbocalupo Consultant Agreement and combined with Mr. Hughes-Jones employment agreement, Mr. Hughes-Jones who until July 2025 was SharonAI’s Senior Vice President Business Development and is a currently the Company’s Head of Business Development and a current greater than 10% stockholder, as the key person, provides certain services to SharonAI and SharonAI Pty Ltd relating to business development services. In consideration for these services, Inbocalupo Consulting Pty Ltd is entitled to receive an annual remuneration as adjusted on 1 January 2026 of AUD$236,923 (approximately $165,846 based on a conversion rate of $1.00AUD to $0.70 USD), exclusive of Australian goods and services taxes. The Inbocalupo Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice. This agreement was terminated in April 2026 with no notice period or payment.

SharonAI Pty Ltd has entered into an independent contractor agreement with Broadfoot Group Pty Ltd (“Broadfoot Consulting Agreement”). Pursuant to the Broadfoot Consultant Agreement, Mr. Broadfoot, SharonAI’s Chief Financial Officer, Treasurer, Corporate Secretary, and Mrs. Broadfoot, as the key persons, provides certain services to SharonAI and SharonAI Pty Ltd relating to Chief Financial Officer support and executive assistant services to the CFO. In consideration for these services, Broadfoot Group Pty Ltd is entitled to receive an annual remuneration as adjusted on 1 January 2026 of AUD$236,923 (approximately $165,846 based on a conversion rate of $1.00AUD to $0.70 USD), exclusive of Australian goods and services taxes. The Broadfoot Consulting Agreement has an ongoing term that can be terminated by either side upon three (3) months’ notice. This agreement was terminated in April 2026 with no notice period or payment.

On April 22, 2026, the Company issued 90,893 shares of its Class A Ordinary Common Stock to Inbocalupo Pty Ltd (as trustee for the Inbocalupo Trust) in consideration for, and as full and final satisfaction of, the Company’s reimbursement obligation arising under the reimbursement provisions of the Independent Contractor Agreement dated October 14, 2024, for the 90,893 Class A Ordinary Common Stock transferred by Inbocalupo Pty Ltd (as trustee for the Inbocalupo Trust). The issuance of the shares of Class A Ordinary Common Stock was made in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and/or Rule 506 promulgated hereunder. Inbocalupo Pty Ltd (as trustee for the Inbocalupo Trust) is owned by and affiliated with Nicholas Hughes-Jones, the Company’s Head of Corporate Development.

Convertible Note Financing Participation

In December 2025, the Company completed a convertible note financing as part of its capital raise program. Certain related parties participated in this financing.

●	Manning Capital Pty Ltd, an entity affiliated with the Company’s Chief Executive Officer and greater than 10% stockholder, subscribed for approximately AUD$700,000 (US$465,500) of convertible notes.

●	Inbocalupo Pty Ltd, an entity affiliated with the Company’s Head of Business Development and greater than 10% stockholder, subscribed for approximately AUD$1,250,000 (US$831,250) of convertible notes.

●	Strat Capital Pty Ltd ATF Alpha Juliett Trust, an entity affiliated with Andrew Leece, the Company’s Chief Operating Officer, subscribed for approximately AUD$250,000 (US$166,250) of convertible notes.

The notes were issued on the same terms and conditions as those offered to unrelated third-party investors.

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First Equity Tax

The Company engaged First Equity Tax to provide audit and related compliance services required in connection with certain private local subsidiaries of the Company, SharonAI Pty Ltd and Distributed Storage Solutions Pty Ltd. First Equity Tax is considered a related party due to an indirect relationship with the Company’s Chief Executive Officer.

During the three and six months ended June 30, 2026, the Company recognized expenses of $44 thousand and $44 thousand, respectively, in connection with services provided by First Equity Tax.

Bare Media Holdings

The Company engaged Bare Media Holdings for a discrete investor communications project. Bare Media Holdings is considered a related party due to an indirect relationship with the Company’s Chief Executive Officer.

During the three and six months ended June 30, 2026, the Company recognized expenses of $10 thousand and $12 thousand, respectively, in connection with the project. The engagement related to a single project and was not ongoing as of June 30, 2026.

Shift Advisory

The Company engaged Shift Advisory, an entity directly related to the Company’s Chief Revenue Officer, initially to provide outsourced Chief Revenue Officer services prior to the individual’s employment by the Company. Following the commencement of the individual’s employment, Shift Advisory continued to provide limited advisory services relating to the Company’s revenue processes and related operational matters.

During the three and six months ended June 30, 2026, the Company recognized expenses of $134 thousand and $227 thousand, respectively, for services provided by Shift Advisory.

Expenses associated with these related-party arrangements were recorded within general and administrative expenses in the Company’s consolidated condensed statements of operations.

Note 24. Subsequent Events

Cloud Computing Service Agreement

Subsequent to June 30, 2026, the Company entered into a cloud computing service agreement with a global artificial intelligence (“AI”) laboratory with an aggregate contract value of approximately $1.32 billion over a five-year term.

Under the agreement, the Company expects to deploy cloud computing solutions across data center infrastructure located in New Zealand. Revenue under the agreement is expected to commence during the first and second quarters of 2027 as the related infrastructure becomes operational and services are delivered.

The agreement supports the continued expansion of the Company’s AI Factory platform and is expected to utilize a portion of the Company’s contracted AI computing capacity. As of the date of the agreement, the Company had total AI Factory capacity of approximately 132MW, of which 116MW had been contracted to end customers, with deployment of more than 62,000 NVIDIA GPUs expected by mid-2027.

In connection with the execution of this agreement, the Company has entered into purchase commitments with hardware and infrastructure vendors totaling approximately $765.1 million to procure equipment and related infrastructure necessary to support the deployment of the contracted AI computing capacity. As of the date of issuance of these condensed consolidated financial statements, these commitments had not been recognized as liabilities because the related goods and services had not yet been received.

Cloud Computing Service Agreement

Subsequent to June 30, 2026, the Company entered into a five-year cloud computing service agreement with a global artificial intelligence (“AI”) platform with an aggregate contract value of approximately $373 million. Revenue under the agreement is expected to commence during the first quarter of 2027, subject to deployment of the required infrastructure. The initial deployment is expected to utilize 2,048 NVIDIA Blackwell Ultra B300 GPUs.

In connection with the deployment, the Company also entered into commitments to procure the required computing infrastructure, including equipment with an aggregate purchase commitment of approximately $217.2 million (inclusive of estimated taxes), which will be recognized as the related assets are received and the purchase obligations become payable.

The Company concluded that this represents a non-recognized subsequent event, and accordingly, no adjustment to the June 30, 2026 condensed consolidated financial statements has been made.

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SHARONAI HOLDINGS INC.

$691,700,000 Principal Amount of 4.75% Convertible Senior Notes due 2032

and

Up to 26,017,577 Shares of Class A Ordinary Common Stock

PROSPECTUS

August 14, 2026.